FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130755

The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED JUNE 2, 2006,
MAY BE AMENDED OR COMPLETED PRIOR TO SALE

Free Writing Prospectus
(to accompany Prospectus dated June     , 2006)

$2,452,793,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Banc of America Commercial Mortgage Trust 2006-2
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2006-2

Consider carefully the risk factors beginning on page S-29 in this free writing prospectus (which is also referred to herein as this ‘‘prospectus supplement’’) and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Series 2006-2 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates;

•	junior certificates consisting of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the ARD Loan; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing July 10, 2006, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the mortgage loans.
The trust's assets will consist primarily of 160 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance as of Delivery Date(1)	Approximate Initial Pass-Through Rate as of Delivery Date	Assumed Final Distribution Date(2)	Ratings Fitch/ S&P(3)	Rated Final Distribution Date(4)
Class A-1(5)	$104,000,000	%(6)	March 10, 2011	AAA/AAA	May 10, 2045
Class A-2(5)	$68,600,000	%(6)	June 10, 2011	AAA/AAA	May 10, 2045
Class A-3(5)	$145,000,000	%(6)	February 10, 2014	AAA/AAA	May 10, 2045
Class A-AB(5)	$118,565,000	%(6)	July 10, 2015	AAA/AAA	May 10, 2045
Class A-4(5)	$1,269,250,000	%(6)	May 10, 2016	AAA/AAA	May 10, 2045
Class A-1A(5)	$183,944,000	%(6)	May 10, 2016	AAA/AAA	May 10, 2045
Class A-M	$269,908,000	%(6)	June 10, 2016	AAA/AAA	May 10, 2045
Class A-J	$215,927,000	%(6)	June 10, 2016	AAA/AAA	May 10, 2045
Class B	$50,608,000	%(6)	June 10, 2016	AA/AA	May 10, 2045
Class C	$26,991,000	%(6)	June 10, 2016	AA−/AA−	May 10, 2045

(Footnotes to table on page S-5)

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Barclays Capital Inc. will be acting as co-lead managers. Banc of America Securities LLC and Bear Stearns & Co. Inc. will be acting as joint bookrunners with respect to the Class A-1A, Class A-1, Class A-3, Class A-M, Class A-J and Class C Certificates. Banc of America Securities LLC will be the sole bookrunner with respect to all other classes of certificates. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Barclays Capital Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Greenwich Capital Markets, Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June [    ], 2006. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately [           ]% of the initial principal amount of the offered certificates, plus accrued interest from June 1, 2006 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC	Bear, Stearns & Co. Inc.

Barclays Capital

Goldman, Sachs & Co.	Morgan Stanley	RBS Greenwich Capital

June     , 2006

Banc of America Commercial Mortgage Inc.

Commercial Mortgage Pass-Through Certificates, Series 2006-2
Geographic Overview of Mortgage Pool

Washington
7 properties
$66,244,631
2.5% of total
Oregon
5 properties
$45,204,223
1.7% of total
Nevada
2 properties
$133,883,333
5.0% of total
California
30 properties
$334,072,614
12.4% of total
Arizona
2 properties
$17,185,000
0.6% of total
Colorado
3 properties
$52,150,000
1.9% of total
New Mexico
1 property
$1,555,000
0.1% of total
Kansas
3 properties
$26,000,000
1.0% of total
Oklahoma
3 properties
$24,080,000
0.9% of total
Texas
7 properties
$33,574,695
1.2% of total
Iowa
6 properties
$32,859,766
1.2% of total
Minnesota
4 properties
$45,540,866
1.7% of total
Wisconsin
4 properties
$35,963,178
1.3% of total
Illinois
15 properties
$408,852,621
15.1% of total
Indiana
7 properties
$207,258,782
7.7% of total
Michigan
7 properties
$49,093,455
1.8% of total
Ohio
8 properties
$32,561,122
1.2% of total
Pennsylvania
6 properties
$44,392,226
1.6% of total
New York
17 properties
$326,576,034
12.1% of total
New Hampshire
1 property
$10,850,000
0.4% of total
Massachusetts
4 properties
$129,508,441
4.8% of total
Connecticut
1 property
$1,092,474
0.0% of total
New Jersey
3 properties
$25,785,117
1.0% of total
Maryland
2 properties
$81,100,000
3.0% of total
West Virginia
1 property
$4,157,802
0.2% of total
Virginia
5 properties
$136,289,862
5.0% of total
North Carolina
5 properties
$51,976,613
1.9% of total
South Carolina
4 properties
$30,346,113
1.1% of total
Georgia
7 properties
$176,256,339
6.5% of total
Florida
11 properties
$94,463,212
3.5% of total
Tennessee
1 property
$20,540,849
0.8% of total
Kentucky
1 property
$7,680,000
0.3% of total
Mississippi
1 property
$4,173,650
0.2% of total
Louisiana
2 properties
$7,816,439
0.3% of total
Other 2.2%
Mixed Use 2.0%
Industrial 2.8%
Self Storage 1.7%
Multifamily 7.4%
Hotel 10.5%
Retail 39.6%
Office 33.8%
< 1.0% of Initial Pool Balance
1.0% – 5.0% of Initial Pool Balance
5.1% - 10.0% of Initial Pool Balance
> 10.0% of Initial Pool Balance

Note regarding pie chart and map on opposite page: numbers may not total to 100% due to rounding.

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this free writing prospectus relates is 333-130755.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-6
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	S-6
EUROPEAN ECONOMIC AREA	S-8
UNITED KINGDOM	S-8
NOTICE TO UNITED KINGDOM INVESTORS	S-8
EXECUTIVE SUMMARY	S-10
SUMMARY OF PROSPECTUS SUPPLEMENT	S-12
RISK FACTORS	S-29
Risks Related to the Certificates	S-29
Risks Related to the Mortgage Loans	S-36
DESCRIPTION OF THE MORTGAGE POOL	S-62
General	S-62
Certain Terms and Conditions of the Mortgage Loans	S-64
Due Dates	S-64
Mortgage Rates; Calculations of Interest	S-64
Hyperamortization	S-65
Amortization of Principal	S-65
Prepayment Provisions	S-65
Defeasance	S-68
Release or Substitution of Properties	S-69
‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions	S-71
Desert Passage Whole Loan	S-72
277 Park Avenue Whole Loan	S-74
Ten Largest Mortgage Loans	S-75
Additional Mortgage Loan Information	S-76
General	S-76
Delinquencies	S-76
Tenant Matters	S-76
Ground Leases and Other Non-Fee Interests	S-76
Additional Financing	S-77
Lender/Borrower Relationships	S-81
Certain Underwriting Matters	S-81
Environmental Assessments	S-81
Generally	S-82
Property Condition Assessments	S-83
Appraisals and Market Studies	S-83
Zoning and Building Code Compliance	S-84
Hazard, Liability and Other Insurance	S-84
Changes in Mortgage Pool Characteristics	S-85
Assignment of the Mortgage Loans; Repurchases and Substitutions	S-85
Representations and Warranties; Repurchases and Substitutions	S-88
THE SPONSORS	S-91
THE DEPOSITOR	S-95
THE ISSUING ENTITY	S-95
THE TRUSTEE	S-96
OTHER ORIGINATORS	S-97
THE SERVICERS	S-98
The Master Servicer	S-98
The Special Servicer	S-98
Other Servicers	S-100
COMPENSATION AND EXPENSES	S-100
SERVICING OF THE MORTGAGE LOANS	S-108
General	S-108
Modifications, Waivers, Amendments and Consents	S-110
Asset Status Reports	S-113
Defaulted Mortgage Loans; Purchase Option	S-114
REO Properties	S-116
Inspections; Collection of Operating Information	S-117
Termination of the Special Servicer	S-117
DESCRIPTION OF THE CERTIFICATES	S-118
General	S-118
Registration and Denominations	S-118
Certificate Balances and Notional Amounts	S-119

Pass-Through Rates	S-120
Distributions	S-120
General	S-120
The Available Distribution Amount	S-121
Application of the Available Distribution Amount	S-121
Excess Liquidation Proceeds	S-127
Distributable Certificate Interest	S-127
Principal Distribution Amount	S-128
Class A-AB Planned Principal Balance	S-129
Excess Interest	S-129
Distributions of Prepayment Premiums	S-129
Treatment of REO Properties	S-130
Credit Support; Allocation of Losses and Certain Expenses	S-130
Excess Interest Distribution Account	S-131
Interest Reserve Account	S-132
P&I Advances	S-132
Appraisal Reductions	S-135
Reports to Certificateholders; Certain Available Information	S-136
Trustee Reports	S-136
Servicer Reports	S-137
Other Information	S-139
Voting Rights	S-140
Termination; Retirement of Certificates	S-140
YIELD AND MATURITY CONSIDERATIONS	S-142
Yield Considerations	S-142
General	S-142
Rate and Timing of Principal Payments	S-142
Losses and Shortfalls	S-143
Certain Relevant Factors	S-144
Weighted Average Lives	S-144
CERTAIN LEGAL ASPECT OF THE MORTGAGE LOANS	S-150
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-150
General	S-150
Discount and Premium; Prepayment Premiums	S-151
Characterization of Investments in Offered Certificates	S-151
Possible Taxes on Income From Foreclosure Property	S-152
Reporting and Other Administrative Matters	S-152
CERTAIN ERISA CONSIDERATIONS	S-152
LEGAL INVESTMENT	S-155
LEGAL MATTERS	S-155
RATINGS	S-155
GLOSSARY OF PRINCIPAL DEFINITIONS	S-157
ANNEX A CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX B CERTAIN IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS; MULTIFAMILY SCHEDULE	B-1
ANNEX C CLASS A-AB PLANNED PRINCIPAL BALANCE TABLE	C-1
ANNEX D-1 AMORTIZATION SCHEDULE OF THE DESERT PASSAGE NOTE A-3 MORTGAGE LOAN	D-1-1
ANNEX D-2 AMORTIZATION SCHEDULE OF THE 55 & 215 WEST 125TH STREET MORTGAGE LOAN	D-2-1
ANNEX E SIGNIFICANT MORTGAGE LOAN DESCRIPTIONS	E-1

Footnotes to Table on Cover of this Free Writing Prospectus

(1)	Subject to a variance of plus or minus 5.0%.

(2)	As of the delivery date, the ‘‘assumed final distribution date’’ with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

(3)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch Ratings and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)	The ‘‘rated final distribution date’’ for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See ‘‘Ratings’’ in this prospectus supplement.

(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 137 mortgage loans, representing approximately 93.2% of the initial pool balance. Loan group 2 will consist of 23 mortgage loans, representing approximately 6.8% of the initial pool balance. Loan group 2 will include approximately 92.2% of the initial principal balance of all the mortgage loans secured by multifamily properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(6)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates will accrue at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus (which we also refer to herein as this ‘‘prospectus supplement’’), which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-2 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-10 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-12 of this prospectus supplement and gives a brief introduction of the key features of the Series 2006-2 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-29 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Glossary of Principal Definitions’’ beginning on page S-157 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘Glossary’’ beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until September [    ], 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the appendices. Forward looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the

‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this free writing prospectus (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class R-II Certificates) that will be sold to investors in private transactions. This free writing prospectus is also referred to herein as this ‘‘prospectus supplement’’. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A ‘‘Glossary of Principal Definitions’’ is included at the end of this prospectus supplement. A ‘‘Glossary’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus.

Class	Ratings Fitch/S&P(1)	Certificate Balance or Notional Amount(2)		Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date	Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	AAA/AAA	$104,000,000		3.853%	30.000%	Fixed(5)	%(5)	3.00	1-57
A-2(4)	AAA/AAA	$68,600,000		2.542%	30.000%	Fixed(5)	%(5)	4.84	57-60
A-3(4)	AAA/AAA	$145,000,000		5.372%	30.000%	Fixed(5)	%(5)	6.83	79-92
A-AB(4)	AAA/AAA	$118,565,000		4.393%	30.000%	Fixed(5)	%(5)	7.06	60-109
A-4(4)	AAA/AAA	$1,269,250,000		47.025%	30.000%	Fixed(5)	%(5)	9.64	109-119
A-1A(4)	AAA/AAA	$183,944,000		6.815%	30.000%	Fixed(5)	%(5)	8.68	1-119
A-M	AAA/AAA	$269,908,000		10.000%	20.000%	Fixed(5)	%(5)	9.90	119-120
A-J	AAA/AAA	$215,927,000		8.000%	12.000%	Fixed(5)	%(5)	9.97	120-120
B	AA/AA	$50,608,000		1.875%	10.125%	Fixed(5)	%(5)	9.97	120-120
C	AA−/AA−	$26,991,000		1.000%	9.125%	Fixed(5)	%(5)	9.97	120-120
Private Certificates — Not Offered Hereby(6)
D	A/A	$40,486,000		1.500%	7.625%	Fixed(5)	%(5)	9.97	120-120
E	A−/A−	$26,991,000		1.000%	6.625%	Fixed(5)	%(5)	9.97	120-120
F	BBB+/BBB+	$30,364,000		1.125%	5.500%	Fixed(5)	%(5)	9.97	120-120
G	BBB/BBB	$26,991,000		1.000%	4.500%	Fixed(5)	%(5)	9.97	120-120
H	BBB−/BBB−	$33,739,000		1.250%	3.250%	Fixed(5)	%(5)	10.39	120-129
J	BB+/BB+	$10,121,000		0.375%	2.875%	Fixed(5)	%(5)	10.72	129-129
K	BB/BB	$13,496,000		0.500%	2.375%	Fixed(5)	%(5)	10.72	129-129
L	BB−/BB−	$10,121,000		0.375%	2.000%	Fixed(5)	%(5)	10.72	129-129
M	B+/B+	$3,374,000		0.125%	1.875%	Fixed(5)	%(5)	10.72	129-129
N	B/B	$6,748,000		0.250%	1.625%	Fixed(5)	%(5)	10.72	129-129
O	B−/B−	$6,748,000		0.250%	1.375%	Fixed(5)	%(5)	11.19	129-143
P	NR/NR	$37,112,457		1.375%	0.000%	Fixed(5)	%(5)	11.90	143-178
XW	AAA/AAA	$2,699,084,457	(7)	N/A	N/A	Variable Rate(7)	%(7)	(7)	N/A

(1)	Ratings shown are those of Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)	As of the delivery date. Subject to a variance of plus or minus 5.0%.

(3)	Based on the maturity assumptions (as defined under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of each mortgage loan with an anticipated repayment date, the related anticipated repayment date).

(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 137 mortgage loans, representing approximately 93.2% of the initial pool balance. Loan group 2 will consist of 23 mortgage loans, representing approximately 6.8% of the initial pool balance. Loan group 2 will include approximately 92.2% of the initial principal balance of all the mortgage loans secured by multifamily properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(5)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

(6)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7)	The Class XW Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XW Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘Description of the Certificates-Pass-Through Rates’’ in this prospectus supplement.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table on page S-10 of this prospectus supplement.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘Glossary of Principal Definitions’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$2,699,084,458	$2,515,140,454	$183,944,004
Number of mortgage loans	160	137	23
Number of mortgaged properties	186	162	24
Number of balloon mortgage loans(2)	143	121	22
Number of fully amortizing loans	1	1	0
Number of ARD loans(3)	1	1	0
Number of full period interest only mortgage loans(3)	16	15	1
Number of partial interest only, balloon loans	53	46	7
Number of partial interest only, ARD loans	0	0	0
Average cut-off date balance	$16,869,278	$18,358,689	$7,997,565
Range of cut-off date balances	$565,000 to $206,000,000	$565,000 to $206,000,000	$1,372,302 to $28,973,228
Weighted average mortgage rate	5.802%	5.812%	5.676%
Weighted average remaining lock-out period(4)	96	96	95
Range of remaining terms to maturity (months)(5)	52 to 178	52 to 178	60 to 119
Weighted average remaining term to maturity (months)(5)	114	114	111
Weighted average underwritten debt service coverage ratio	1.40x	1.41x	1.31x
Weighted average cut-off date loan-to-value ratio	69.9%	69.7%	72.2%

(1)	Subject to a variance of plus or minus 5.0%.

(2)	Excludes mortgage loans (including anticipated repayment date mortgage loans) that are interest only until maturity or until the anticipated repayment date.

(3)	One mortgage loan, Loan No. 59147 (such loan numbers are set forth in Annex A to this prospectus supplement), representing 1.9% of the initial pool balance (2.0% of the group 1 balance), respectively, is an ARD Loan and an interest only mortgage loan which results in such mortgage loan appearing in each category.

(4)	Excludes three mortgage loans that have no lockout period.

(5)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-2.

Relevant Parties and Dates

Sponsors

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘The Mortgage Loan Program’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Bank of America originated and will be the mortgage loan seller with respect to 66 mortgage loans, representing 67.8% of the initial pool balance.

Bear Stearns Commercial Mortgage, Inc.

Bear Stearns Commercial Mortgage, Inc. originated and will be the mortgage loan seller with respect to 13 mortgage loans, representing 11.8% of the initial pool balance.

See ‘‘The Sponsors—Bear Stearns Commercial Mortgage, Inc.’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Barclays Capital Real Estate Inc.

Barclays Capital Real Estate Inc. originated and will be the mortgage loan seller with respect to 32 mortgage loans, representing 10.8% of the initial pool balance.

See ‘‘The Sponsors—Barclays Capital Real Estate Inc.’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Other Originators

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC, which is not a sponsor, originated 49 underlying mortgage loans, representing 9.5% of the initial pool balance. See ‘‘Other Originators’’ in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage

Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘The Depositor’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2006-2, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Trustee

LaSalle Bank National Association, a national banking association. See ‘‘The Trustee’’ in this prospectus supplement.

REMIC Administrator

LaSalle Bank National Association. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘The Pooling and Servicing Agreements—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan (identified as Loan No. 59264 on Annex A to this prospectus supplement), which will be serviced by the master servicer designated in the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan (identified as Loan No. 59147 on Annex A to this prospectus supplement), which will be serviced by the master servicer designated in the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6. See ‘‘The Servicers—The Master Servicer’’ in this prospectus supplement.

Special Servicer

LNR Partners, Inc., a Florida corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan (identified as Loan No. 59264 on Annex A to this prospectus supplement), which will be serviced by Midland Loan Services, Inc. pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan (identified as Loan No. 59147 on Annex A to this prospectus supplement), which will be specially serviced by Midland Loan Services, Inc. , pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6. See ‘‘The Servicers—The Special Servicer’’ in this prospectus supplement.

Other Significant Servicer

Wachovia Bank, National Association, is the primary servicer with respect to mortgage loans representing 10.7% of the initial pool balance. See ‘‘The Servicers—Other Servicers’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Banc of America, National Association or its affiliates may also provide financing to the other originators of the Mortgage Loans. In this regard, Bank of America, National Association and Bridger Commercial Funding LLC (‘‘Bridger’’) are parties to a mortgage loan purchase arrangement providing for the funding and/or acquisition by Bank of America, National Association from time to time of commercial mortgage loans originated by Bridger in accordance with Bank of America, National Association's underwriting standards. All of the mortgage loans originated by Bridger that are included in the mortgage pool were acquired by Bank of America pursuant to such arrangement. Banc of America Strategic Investments Corporation (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation, owns a minority interest in Bridger Commercial Funding LLC. Bank of America Corporation is also the parent company of Bank of America, National Association, the master servicer and a sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. Bank of America, National Association, is also the master servicer under each of the Desert Passage Pooling Agreement and the 277 Park Avenue Pooling Agreement discussed in this prospectus supplement. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

It is also anticipated that an affiliate of Bank of America, National Association will retain or otherwise be the initial holder of the Class R-I, Class R-II and one or more other certificates; however such entity will have the right to dispose of such certificates at any time.

Cut-off Date

June 1, 2006.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about June [    ], 2006.

Distribution Dates

The tenth day of each month or, if any such tenth day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in July 2006.

Determination Date

The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in July 2006.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the 277 Park Avenue Pooling Agreement, in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Each mortgage loan seller will sell each of its mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘Description of the Mortgage Pool’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans (except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the 277 Park Avenue Pooling Agreement) pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 160 commercial and multifamily mortgage loans. With respect to these mortgage loans, 137 of the mortgage loans are in loan group 1 and 23 of the mortgage loans are in loan group 2. One hundred-fifteen of these mortgage loans (which include 95 mortgage loans in loan group 1 and 20 mortgage loans in loan group 2) were (a) originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. Thirteen of the mortgage loans (which include 13 mortgage loans in loan group 1) were originated by Bear Stearns Commercial Mortgage, Inc. Thirty-two of the mortgage loans (which include 29 mortgage loans in loan group 1 and three mortgage loans in loan group 2) were originated by Barclays Capital Real Estate Inc. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $2,699,084,458, which is referred to as the initial pool balance, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $2,515,140,454, which is referred to as the ‘‘group 1 balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $183,944,004, which is referred to as the ‘‘group 2 balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table on page S-17. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘Description of the Mortgage Pool’’. In addition, Annex A contains information on each mortgage loan in the mortgage pool on an individual basis, and Annex B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	4.495% to 6.920%	4.495% to 6.920%	5.000% to 6.277%
Weighted average per annum mortgage rate	5.802%	5.812%	5.676%
Range of remaining terms to stated maturity (months)(1)	52 to 178	52 to 178	60 to 119
Weighted average remaining term to stated maturity (months)(1)	114	114	111
Range of remaining amortization terms (months)(2)	178 to 360	178 to 360	296 to 360
Weighted average remaining amortization term (months)(2)	349	348	356
Range of remaining lock-out periods (months)(3)	21 to 140	21 to 140	31 to 117
Range of cut-off date loan-to-value ratios	15.5% to 83.3%	15.5% to 83.3%	57.9% to 80%
Weighted average cut-off date loan-to-value ratio	69.9%	69.7%	72.2%
Range of maturity date loan-to-value ratios(1)(4)	15.5% to 79.6%	15.5% to 79.6%	48.7% to 78.6%
Weighted average maturity date loan-to-value ratio(1)(4)	62.9%	62.8%	63.3%
Range of underwritten debt service coverage ratios	1.03x to 5.23x	1.03x to 5.23x	1.20x to 1.57x
Weighted average underwritten debt service coverage ratio	1.40x	1.41x	1.31x

(1)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.

(3)	Three mortgage loans, Loan Nos. 20061403, 46162 and 44743, do not have lockout periods and are open to prepayment immediately.

(4)	Excludes mortgage loans that are fully amortizing.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Illinois	15	$408,852,621	15.1%	16.3%	0.0%
California	30	$334,072,614	12.4%	13.3%	0.0%
New York	17	$326,576,034	12.1%	13.0%	0.0%
Indiana	7	$207,258,782	7.7%	8.2%	0.0%
Georgia	7	$176,256,339	6.5%	6.5%	6.4%
Virginia	5	$136,289,862	5.0%	5.4%	0.7%
Nevada	2	$133,883,333	5.0%	5.3%	0.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining mortgaged properties are located throughout 27 other states with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

One hundred forty-three of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial or multifamily rental property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Retail	79	$1,067,799,442	39.6%	42.5%	0.0%
Office	31	$911,915,946	33.8%	36.3%	0.0%
Hotel	14	$282,966,205	10.5%	11.3%	0.0%
Multifamily	27	$199,477,561	7.4%	0.6%	100.0%
Industrial	13	$76,874,827	2.8%	3.1%	0.0%
Other	1	$59,675,588	2.2%	2.4%	0.0%
Mixed Use	6	$53,142,244	2.0%	2.1%	0.0%
Self Storage	15	$47,232,644	1.7%	1.9%	0.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

For more detailed statistical information regarding the mortgage pool, see Annex A to this prospectus supplement.

One mortgage loan referred to as the Desert Passage Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3. Only the Desert Passage Pari Passu Note A-3 is included in the trust fund. The aggregate principal balances as of the cut-off date of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 are $131,883,334, $131,883,333 and $131,883,333, respectively. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Desert Passage Pari Passu Note A-3 Mortgage Loan are references only to the Desert Passage Pari Passu Note A-3 (and exclude the Desert Passage Pari Passu Note A-1 and the Desert Passage Pari Passu Note A-2). See ‘‘Description of the Mortgage Pool—Desert Passage Whole Loan’’ in this prospectus supplement.

One mortgage loan referred to as the 277 Park Avenue Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3. Only the 277 Park Avenue Pari Passu Note A-3 is included in the trust fund. The aggregate principal balances as of the cut-off date of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3 are $260,000,000, $190,000,000 and $50,000,000, respectively. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan are references only to the 277 Park Avenue Pari Passu Note A-3 (and exclude the 277 Park Avenue Pari Passu Note A-1 and the 277 Park Avenue Pari Passu Note A-2). See ‘‘Description of the Mortgage Pool—277 Park Avenue Whole Loan’’ in this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘Description of the Mortgage Pool—Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘Glossary of Principal

Definitions’’ in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth in Annex A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $565,000 to $206,000,000, and the average cut-off date balance is $16,869,278; (b) in loan group 1 range from $565,000 to $206,000,000, and the average cut-off date balance is $18,358,689; and (c) in loan group 2 range from $1,372,302 to $28,973,228, and the average cut-off date balance is $7,997,565.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of ten classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2006-2, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates. As of the delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2006-2 consists of a total of 26 classes of certificates, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XW, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I and Class R-II. The pass-through rates applicable to each of the Class XW, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-10 of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B and Class C Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Certificate Registration.    The certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in

Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘Description of the Certificates—Book Entry Registration of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Book Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the Glossary of Principal Definitions).

See ‘‘Description of the Certificates—Distributions’’, ‘‘—Pass-Through Rates’’ and ‘‘—Certain Calculations with Respect to Individual Mortgage Loans’’ in this prospectus supplement.

Class XW Certificates

Notional Amount

The Class XW Certificates will not have a certificate balance. For purposes of calculating the amount of accrued interest, however, the Class XW Certificates will have a notional amount.

The notional amount of the Class XW Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The initial notional amount of the Class XW Certificates will be approximately $2,699,084,457, although it may be as much as 5.0% larger or smaller.

For a more detailed discussion of the notional amount of the Class XW Certificates, see ‘‘Description of the Certificates—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Pass-Through Rate

The pass-through rate applicable to the Class XW Certificates for the initial distribution date will equal approximately [        ]% per annum. The pass-through rate for the Class XW Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the excess, if any, of (1) the weighted average net mortgage rate, over (2) the weighted average of the pass-through rates applicable to all the classes of Sequential Pay Certificates.

For a more detailed discussion of the rate applicable to the Class XW Certificates, see ‘‘Description of the Certificates—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Distributions

Distribution on the certificates will occur monthly on each Distribution Date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘Compensation and Expenses’’.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 137 mortgage loans, representing approximately 93.2% of the initial pool balance, and loan group 2 will consist of 23 mortgage loans, representing approximately 6.8% of the initial pool balance. Loan group 2 will include approximately

92.2% of the initial principal balance of the mortgage loans secured by multifamily properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘Description of the Certificates—Distributions—The Available Distribution Amount’’ in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XW Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates pro rata in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently, (A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on Annex C to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to zero; and (vi) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates,

and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M: To Class A-M as follows: (a) interest on Class A-M in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-M until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse Class A-M for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J: To Class A-J in a manner analogous to Class A-M allocations of the fourth step.

Sixth, Class B: To Class B in a manner analogous to the Class A-M allocations of the fourth step.

Seventh, Class C: To Class C in a manner analogous to the Class A-M allocations of the fourth step.

Finally, Private Certificates: To the Private Certificates (other than the Class XW Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-AB Certificates), among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘Description of the Certificates—Distributions—The Available Distribution Amount’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class's interest entitlement can be found in ‘‘Description of the Certificates— Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0259% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.0008% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

With respect to the mortgage loans that are serviced under separate pooling agreements, only certain of the fees and expenses described above are payable on such mortgage loans under the pooling and servicing agreement but generally the service providers under those other pooling and servicing agreements are entitled to payment of similar fees and expenses.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘Compensation and Expenses’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘—Distributions—Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lock-out period during which voluntary principal prepayments are prohibited, followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. Three of the mortgage loans do not have a lockout period and are voluntarily prepayable as of the first monthly payment date after the closing date accompanied by a prepayment premium. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘Yield and Maturity Considerations’'’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates, for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates, the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-M, Class A-J, Class B and Class C Certificates in that order of priority.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related mortgage loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding sections, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘Description of the Certificates—P&I Advances’’ and ‘‘Servicing of the Mortgage Loans— Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class V and Class XW Certificates. However, the notional amount of the Class XW Certificates (which is used to calculate interest due on the Class XW Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XW Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

(2)	The Class A-AB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

(3)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—The Available Distribution Amount’’ in this prospectus supplement.

(4)	The Class XW Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See ‘‘Description of the Certificates—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II and Class V Certificates), including the Class XW Certificates (provided, however, that the Class A-1 through Class H Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth herein, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code and the grantor trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class [ ] Certificates will be issued at a premium, that the Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [ ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Fitch	S&P
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-AB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA
Class B	AA	AA
Class C	AA−	AA−

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest. See ‘‘Ratings’’ in this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘Risk Factors’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans— General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates or hold certain companion mortgage loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion mortgage loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer or affiliates thereof may be holders of such non-offered certificates and/or companion mortgage loans. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion or subordinate mortgage loan or interests therein. In addition, the master servicer is an originator of the mortgage loans and a sponsor. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as a sponsor in such other capacities. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by a mortgage loan seller or an affiliate thereof. A mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. A mortgage loan seller, the underwriters or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

A mortgage loan seller may hold mezzanine debt related to a borrower that is not held in the trust fund. In addition, one of the mortgage loan sellers has a future funding obligation in respect of a subordinate companion mortgage loan that is not held by the trust fund.

In addition, the mortgage loan sellers, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion mortgage loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller or mortgage loan sellers. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘Risk Factors—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The terms of five mortgage loans, representing 16.5% of the initial pool balance (five mortgage loans representing 17.7% of the group 1 balance), in connection with a partial release of the related mortgaged property, permit

(a) a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral, (b) the payment of a prepayment premium or yield maintenance charge, as applicable or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See ‘‘Description of the Mortgage Pool—Release or Substitution of Properties’’ in this prospectus supplement.

The Borrower's Form of Entity May Cause Special Risks	See generally ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 23 sets containing, in the aggregate, 53 mortgage loans and representing 27.0% of the initial pool balance (21 sets, 49 mortgage loans representing 27.4% of the group 1 balance and two sets, four mortgage loans representing 21.1% of the group 2 balance), are made to affiliated borrowers. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 20 mortgage loans, representing 10.1% of the initial pool balance (16 mortgage loans representing 8.8% of the group 1 balance and four mortgage loans representing 27.8% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A or Class XW Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower alphabetical designation. For example, the Class P Certificates will not receive principal or interest on a distribution date until the Class O Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class P Certificates then to the Class O Certificates and so on, in reverse alphabetical order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement are based on the assumptions described in such section under ‘‘—Weighted Average Lives’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘Risk Factors—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only, Balloon Loans(1)	53	$1,137,131,984	42.1%	42.2%	40.8%
Balloon Loans	90	1,041,824,999	38.6	37.7	51.5
Interest Only Loans	15	469,035,000	17.4	18.1	7.7
Interest Only, ARD Loan	1	50,000,000	1.9	2.0	0.0
Fully Amortizing Loan	1	1,092,474	0.0	0.0	0.0
Total	160	$2,699,084,458	100.0%	100.0%	100.0%

(1)	Interest only for the first 12 to 84 months of their respective terms.

One hundred forty-three of the mortgage loans, excluding those mortgage loans that are interest only until maturity or the anticipated repayment date, representing 80.7% of the initial pool balance (121 mortgage loans representing 79.9% of the group 1 balance and 22 mortgage loans representing 92.3% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from March 2011 through May 2018 unless the mortgage loan is previously prepaid. Sixteen of the mortgage loans, representing 19.2% of the initial pool balance (15 mortgage loans representing 20.1% of the group 1 balance and one mortgage loan representing 7.7% of the group 2 balance), will provide for payments of interest only until maturity or the anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower's equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated with Balloon Payments’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsors, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks	The table on page S-18 summarizes the various property types that secure the mortgage loans. See generally ‘‘Risk Factors—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Special Risks Particular to Health Clubs	Health club facilities secure one of the mortgage loans representing 2.2% of the initial pool balance (one mortgage loan representing 2.4% of the group 1 balance). Health club facilities present risks not associated with other properties. Several factors may adversely affect the value and successful operation of a health club facility, including:

•	the physical attributes of the health club facility (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the facility to users;

•	the quality and philosophy of management;

•	management's ability to control membership growth and attrition;

•	competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

Subordinate Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	29	39.7%	42.4%	2.8%
Existing	8	14.3%	14.2%	15.0%

(1)	One mortgage loan, Loan No. 59264, has existing mezzanine debt and allows for future mezzanine debt.

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the members or partners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related mortgage loan documents. With respect to the eight mortgage loans that have existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related mortgage loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or cure the default.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower's ability to make any balloon payment due at maturity or at the related anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property. Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	5	7.1%	7.3%	4.3%
Unsecured(3)(5)	10	15.1%	15.1%	15.0%
Future
Secured(6)	7	1.1%	1.0%	3.4%
Unsecured(5)(6)	31	41.1%	43.9%	2.8%

(1)	Two mortgage loans, Loan Nos. 59264 and 20051406, have existing additional debt and allow future debt which results in such mortgage loans appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.

(2)	Existing and future categories include mezzanine debt.

(3)	Two mortgage loans, Loan Nos. 59264 and 59147, have existing secured and existing unsecured debt which results in such mortgage loans appearing in both the ‘‘Existing Secured’’ and ‘‘Existing Unsecured’’ categories.

(4)	Includes two loans, Loan Nos. 59264 and 59147, that have pari passu debt.

(5)	Excludes unsecured trade payables.

(6)	Loan No. 17779, 14233 and 14237 permit future secured and unsecured debt.

Certain information about the Desert Passage Pari Passu Note A-3 Mortgage Loan, and the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance(s) as of the Cut-off Date
Desert Passage Note A-3 Mortgage Loan	59264	4.9%	5.2%	$131,883,333	$263,766,667	40,000,000
277 Park Avenue Note A-3 Mortgage Loan	59147	1.9%	2.0%	$50,000,000	$450,000,000	$200,000,000

See ‘‘Description of the Mortgage Pool— Desert Passage Whole Loan’’, ‘‘ and ‘‘—277 Park Avenue Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the accompanying prospectus.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then—

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that—

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘Description of the Mortgage Pool— General’’ in this prospectus supplement, the mortgage pool includes five sets of cross-collateralized mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
59781 and 59782	2	0.4%	0.4%	0.0%
59648 and 59649	2	0.3	0.3	0.0
17886 and 17890	2	0.3	0.0	4.3
59202 and 59203	2	0.2	0.2	0.0
15830 and 16734	2	0.2	0.2	0.0
Total	10	1.4%	1.2%	4.3%

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related mortgage loan documents. Cross- collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 8.0% of the initial pool balance (one such set comprising 8.6% of the group 1 balance and another such set comprising 16.8% of the group 2 balance). In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower.

For example, one group of affiliated borrowers, the borrowers under Loan Nos. 20061601, 20061602, 20061603 and 20061604, representing 1.1% of the initial pool balance (1.2% of the Group 1 Balance), lease the related mortgaged property to the same single tenant.

There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in Annex A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area's economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in states with concentrations of 5.0% or more of the initial pool balance as of the cut-off date is as set forth in the following table:

States	Number of Mortgaged Properties	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
Illinois	15	15.1%	16.3%	0.0%
California	30	12.4%	13.3%	0.0%
New York	17	12.1%	13.0%	0.0%
Indiana	7	7.7%	8.2%	0.0%
Georgia	7	6.5%	6.5%	6.4%
Virginia	5	5.0%	5.4%	0.7%
Nevada	2	5.0%	5.3%	0.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

Certain State-Specific Considerations—Illinois	Fifteen of the mortgaged properties, securing mortgage loans representing 15.1% of the initial pool balance (representing 16.3% of the group 1 balance), are located in Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is usually accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than seven days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legislation.’’ Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances, the lender may have a receiver appointed.

Certain State-Specific Considerations—California	Thirty of the mortgaged properties, securing mortgage loans representing 12.4% of the initial pool balance (representing 13.3% of the group 1 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale or by a court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—One-Action Rules May Limit Remedies’’ in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 34 mortgage loans, representing 71.2% of the initial pool balance (31 mortgage loans representing 73.4% of the group 1 balance and three mortgage loans representing 40.5% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 7.6% of the initial pool balance (8.2% of the group 1 balance), and five sets of cross-collateralized mortgage loans represent in the aggregate approximately 1.4% of the initial pool balance (four sets of eight mortgage loans representing 1.2% of the group 1 balance; and one set of two mortgage loans representing 4.3% of the group 2 balance); and

•	the ten largest mortgage loans have cut-off date balances that represent in the aggregate 42.7% of the initial pool balance (ten mortgage loans representing 45.8% of the group 1 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XW, Class V, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	With respect to 127 of the mortgage loans, representing 81.9% of the initial pool balance (107 mortgage loans representing 81.9% of the group 1 balance and 20 mortgage loans representing 81.4% of the group 2 balance), as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final one to seven scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance.

In addition, 30 of the mortgage loans, representing 16.7% of the initial pool balance (27 mortgage loans representing 16.5% of the group 1 balance and three mortgage loans representing 18.6% of the group 2 balance), (a) have an initial lock-out period, (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

In addition, three mortgage loans, representing 1.4% of the initial pool balance (1.6% of the group 1 balance) have no lockout period and permit prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium for an initial period of time followed by an open period.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Certificates— Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the Desert Passage Controlling Holder (with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan), the 277 Park Avenue Controlling Holder (with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See Annex A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Twelve mortgaged properties, securing mortgage loans representing 13.7% of the initial pool balance (14.7% of the group 1 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘Risk Factors—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that seven mortgage loans, representing 5.6% of the initial pool balance (six mortgage loans representing 4.9% of the group 1 balance and one mortgage loan representing 15.8% of the group 2 balance), are each secured by a property (or a portion of a property) that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. See ‘‘Risk Factors—

Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘Description of the Mortgage Pool’’ and in Annex A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

All of the mortgage loans other than Loan No. 58607 and Loan No. 58608, representing 1.1% of the initial pool balance (16.8% of the group 2 balance), were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain properties may allow for the substitution of a part or all of the mortgaged property, subject to various conditions. See ‘‘Description of the Mortgage Pool—Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 46 mortgaged properties, securing mortgage loans representing approximately 16.9% of the initial pool balance (18.2% of the group 1 balance), the mortgaged property is leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘Risk Factors—Particular Property Types Present Special Risks—Retail Properties’’, ‘‘—Office Properties’’, ‘‘—Industrial Properties’’ and ‘‘—Other Properties’’ in the accompanying prospectus.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Tenancies in Common May Hinder or Delay Recovery	With respect to 20 mortgage loans, representing 10.1% of the initial pool balance (16 mortgage loans representing 8.8% of the group 1 balance and four mortgage loans representing 27.8% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘Risk Factors—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing 14 mortgage loans, representing 10.5% of the initial pool balance (14 mortgage loans representing 11.3% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘Risk

Factors—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The mortgage loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in California, Washington, Texas, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. In particular, although it is too soon to assess the full impact of recent hurricanes on the United States and local economies, in the short term, the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms like recent hurricanes can also lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor's certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to five mortgage loans (identified as Loan Nos. 15830, 17816, 17750, 18045 and 16858 on Annex A to this prospectus supplement), representing approximately 0.5% of the initial pool balance (five mortgage loans representing 0.5% of the group 1 balance), the related loan documents either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower's obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘The Sponsors’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘The Pooling and Servicing

Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could adversely affect the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related mortgage loan seller and the related mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement.

See ‘‘Risk Factors’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 160 Mortgage Loans secured by first liens on 186 commercial and multifamily properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 137 Mortgage Loans with an aggregate principal balance of $2,515,140,454 (the Group 1 Balance) representing approximately 93.2% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 23 Mortgage Loans with an aggregate principal balance of $183,944,004 (the Group 2 Balance) (or approximately 92.2% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties), representing approximately 6.8% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $2,699,084,458, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances) with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan includes only the Desert Passage Pari Passu Note A-3 (and excludes the Desert Passage Pari Passu Note A-1 and the Desert Passage Pari Passu Note A-2); and (ii) 277 Park Avenue Pari Passu Note A-3 Mortgage Loan are references solely to the 277 Park Avenue Pari Passu Note A-3 (and excludes the 277 Park Avenue Pari Passu Note A-1 and the 277 Park Avenue Pari Passu Note A-2). See ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented herein is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a manufactured housing community or complex consisting of five or more rental living units) (24 Mortgage Loans, representing 7.1% of the Initial Pool Balance (one Mortgage Loan representing 0.4% of the Group 1 Balance and 23 Mortgage Loans representing 100.0% of the Group 2 Balance)). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, health club or a mixed use property) (135 Mortgage Loans, representing 92.6% of the Initial Pool Balance and 99.3% of the Group 1 Balance). One Mortgage Loan (representing 0.3% of the Initial Pool Balance and 0.3% of the Group 1 Balance) is secured by both a Multifamily Mortgaged Property and a Commercial Mortgaged Property.

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

There are five sets of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Crossed Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
59781 and 59782	2	$9,931,613	0.4%	0.4%	0.0%
59648 and 59649	2	8,380,000	0.3	0.3	0.0
17886 and 17890	2	7,938,038	0.3	0.0	4.3
59202 and 59203	2	6,271,732	0.2	0.2	0.0
15830 and 16734	2	5,289,882	0.2	0.2	0.0
Total	10	$37,811,265	1.4%	1.2%	4.3%

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collaterization and cross-default arrangements. See Annex A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘Risk Factors—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower’s obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Your Investment Is Not Insured or Guaranteed’’ in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

States	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
Illinois	15	$408,852,621	15.1%	16.3%	0.0%
California	30	$334,072,614	12.4%	13.3%	0.0%
New York	17	$326,576,034	12.1%	13.0%	0.0%
Indiana	7	$207,258,782	7.7%	8.2%	0.0%
Georgia	7	$176,256,339	6.5%	6.5%	6.4%
Virginia	5	$136,289,862	5.0%	5.4%	0.7%
Nevada	2	$133,883,333	5.0%	5.3%	0.0%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 27 other states with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, each Mortgage Loan Seller will transfer its Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See ‘‘The Sponsors’’ and ‘‘Other Originators’’ in this prospectus supplement.

The Mortgage Loans were originated between December 2004 and June 2006. Bank of America, National Association originated 66 of the Mortgage Loans, which represent 67.8% of the Initial Pool

Balance (59 Mortgage Loans representing 68.7% of the Group 1 Balance and seven Mortgage Loans representing 55.9% of the Group 2 Balance), and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described in the accompanying prospectus under ‘‘Bank of America, National Association, as Sponsor’’.

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America, National Association	115	132	$2,087,466,448	77.3%	76.5%	89.4%
Bear Stearns Commercial Mortgage, Inc.	13	19	319,086,282	11.8	12.7	0.0
Barclays Capital Real Estate Inc.	32	35	292,531,728	10.8	10.9	10.6
Total	160	186	$2,699,084,458	100.0%	100.0%	100.0%

The Mortgage Loans were selected by the Mortgage Loan Sellers, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the certificates, from each Mortgage Loan Seller’s portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table in the Executive Summary.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 16 Mortgage Loans that are interest only until maturity or the anticipated repayment date and represent 19.2% of the Initial Pool Balance (15 Mortgage Loans representing 20.1% of the Group 1 Balance and one Mortgage Loan representing 7.7% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 53 Mortgage Loans, representing 42.1% of the Initial Pool Balance (46 Mortgage Loans representing 42.2% of the Group 1 Balance and seven Mortgage Loans representing 40.8% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on an ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
4.495% - 4.999%	1	$50,000,000	1.9%	2.0%	0.0%
5.000% - 5.249%	4	70,572,220	2.6	1.6	16.8
5.250% - 5.499%	13	320,645,723	11.9	12.6	2.7
5.500% - 5.749%	41	600,356,776	22.2	21.0	38.8
5.750% - 5.999%	49	839,699,348	31.1	32.1	17.1
6.000% - 6.249%	31	643,531,454	23.8	23.8	23.9
6.250% - 6.499%	18	162,082,514	6.0	6.4	0.7
6.500% - 6.920%	3	12,196,423	0.5	0.5	0.0
Total	160	$2,699,084,458	100.0%	100.0%	100.0%

One hundred forty-three of the Mortgage Loans, representing 80.7% of the Initial Pool Balance (121 Mortgage Loans representing 79.9% of the Group 1 Balance and 22 Mortgage Loans representing 92.3% of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Hyperamortization.    One of the Mortgage Loans, an ARD Loan, which represents 1.9% of the Initial Pool Balance (2.0% of the Group 1 Balance), provides for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, an ARD Loan will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the difference in rate of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage Loan documents.

Amortization of Principal.    One hundred forty-three Mortgage Loans are Balloon Loans, which represent 80.7% of the Initial Pool Balance (121 Mortgage Loans representing 79.9% of the Group 1 Balance and 22 Mortgage Loans representing 92.3% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates, unless prepaid prior thereto. In addition, 16 of the Mortgage Loans (including the Interest Only, Hyper Am Mortgage Loan), representing 19.2% of the Initial Pool Balance (20.1% of the Group 1 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement. One Mortgage Loan, representing 0.0% of the Initial Pool Balance (0.0% of the Group 1 Balance), is Fully Amortizing.

Prepayment Provisions.     The Mortgage Loans generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lock-out Period during which voluntary principal prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

Three Mortgage Loans, representing 1.4% of the Initial Pool Balance, do not have a lockout period and are prepayable as of the first monthly payment date after the closing date accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

The periods applicable to any particular Mortgage Loan are indicated in Annex A under the heading ‘‘Prepayment Penalty Description (Payments)’’. For example, Loan No. 59202 is indicated as LO(48)/GRTR1%PPMTorYM(69)/OPEN(3), meaning that such Mortgage Loan has a Lock-out Period for the first 48 payments, has a period for the following 69 payments during which a 1%

prepayment premium or a yield maintenance charge applies, followed by an Open Period of three payments, including the payment due on the maturity date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 21 to 140 scheduled monthly payments (21 to 140 scheduled monthly payments in Loan Group 1 and 31 to 117 scheduled monthly payments in Loan Group 2). As of the Cut-off Date the weighted average remaining Lock-out Period was 95 scheduled monthly payments (95 scheduled monthly payments in Loan Group 1 and 95 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from one to 60 scheduled monthly payments (one to 60 for Loan Group 1 and two to seven for Loan Group 2) prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was four scheduled monthly payments (four scheduled monthly payments in Loan Group 1 and four scheduled monthly payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

With respect to one Holdback Loan (Loan No. 20061306), representing 1.6% of the Initial Pool Balance (1.7% of the Group 1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents prior to November 1, 2008, an upfront reserve in the amount of $2,500,000 may, at the lender's option (subject to the next sentence), either (i) be retained as additional collateral for the Mortgage Loan, and/or (ii) be applied to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Prepayment Premium), or in lieu of a partial prepayment, be applied to partially defease the Mortgage Loan. In addition, after the expiration of the lock-out period, the borrower may require the lender to partially defease the Mortgage Loan. In connection with any partial defeasance, (y) no portion of the mortgaged property will be released, and (z) the borrower will be required to pay all related costs and expenses. If the reserve amount is applied as a prepayment of the related Mortgage Loan, the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted.

With respect to one Mortgage Loan (Loan No. 17917), representing 1.5% of the Initial Pool Balance (1.6% of the Group 1 Balance), the related borrower posted a letter of credit in the original face amount of $3,600,000 (the ‘‘Earnout L/C’’) with the lender. If the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents within two years after the closing of the Mortgage Loan, the Earnout L/C will be drawn and the draw proceeds will be applied to reduce the outstanding principal balance of the Mortgage Loan in an amount up to the face amount of the Earnout L/C or, if less, an amount that, upon application of such draw proceeds, will cause the property to satisfy a specified debt service coverage ratio. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower or a guarantor and will not be payable out of the funds available under the Earnout L/C. In addition, the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from the prepayment.

With respect to one Mortgage Loan (Loan No. 20061440), representing 0.9% of the Initial Pool Balance (1.0% of the Group 1 Balance), the related borrower posted a letter of credit in the original face amount of $1,250,000 (the ‘‘Earnout L/C’’) with the lender. In the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents at any time prior to April 19, 2009, the Earnout L/C will be drawn and the draw proceeds will be applied to reduce the outstanding principal balance of the Mortgage Loan in an amount up to the face amount of the Earnout L/C or, if less, an amount that upon application of such draw proceeds will cause the property to satisfy a specified debt service coverage ratio (with the borrower obligated to pay any related Prepayment Premium to the extent that the funds available under the Earnout L/C are insufficient). Any funds available under the Earnout L/C after satisfaction of the specified debt service coverage ratio and payment of any related Prepayment Premium will be released to the borrower.

With respect to one Holdback Loan (Loan No. 20051335), representing 0.3% of the Initial Pool Balance (0.3% of the Group 1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents prior to May 15, 2008, an upfront reserve in the amount of $800,000 may, at the lender's option, (i) be applied to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Prepayment Premium), in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan.

With respect to one Mortgage Loan (Loan No. 14954), representing 0.3% of the Initial Pool Balance (3.9% of the Group 2 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $800,000, which reserve will, if the borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents within one year after the closing of the Mortgage Loan, be applied to reduce the outstanding principal balance of the Mortgage Loan. Only a portion of the reserve funds will be applied to the pay down the Mortgage Loan (and the remainder of the reserve funds will be released to the borrower) if the reduced principal balance of the Mortgage Loan will result in the satisfaction of the economic performance criteria. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower or a guarantor and will not be payable out of the reserve funds. In addition, the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from the prepayment.

With respect to one Holdback Loan (Loan No. 20061346), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents prior to June 1, 2008, an upfront reserve in the amount of $300,000 may, at the lender's option, (i) be applied to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Prepayment Premium), in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan.

With respect to one Mortgage Loan (Loan No. 14898), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $765,000, which reserve will, if the borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents within two years after the closing of the Mortgage Loan, be applied to reduce the outstanding principal balance of the Mortgage Loan. Only a portion of the reserve funds will be applied to the pay down the Mortgage Loan (and the remainder of the reserve funds will be released to the borrower) if the reduced principal balance of the Mortgage Loan will result in the satisfaction of the economic performance criteria. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower or a guarantor and will not be payable out of the reserve funds. In addition, the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from the prepayment.

With respect to one Mortgage Loan (Loan No. 17207), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $630,000, which reserve will, if the borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents within two years after the closing of the Mortgage Loan, be applied to reduce the outstanding principal balance of the Mortgage Loan. Only a portion of the reserve funds will be applied to the pay down the Mortgage Loan (and the remainder of the reserve funds will be released to the borrower) if the reduced principal balance of the Mortgage Loan will result in the satisfaction of the economic performance criteria. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower or a guarantor and will not be payable out of the reserve funds. In addition, the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from the prepayment.

With respect to one Mortgage Loan (Loan No. 14237), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $230,000, which reserve will, if the borrower does not satisfy certain economic performance and other criteria specified in the related Mortgage Loan documents within one year after the closing of the Mortgage Loan, be applied to reduce the outstanding principal balance of the Mortgage Loan. Only a portion of the reserve funds will be applied to the pay down the Mortgage Loan (and the remainder of the reserve funds will be released to the borrower) if the reduced principal balance of the Mortgage Loan will result in the satisfaction of the economic performance criteria. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower or a guarantor and will not be payable out of the reserve funds. In addition, the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from the prepayment.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see Annex A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    One hundred twenty-eight of the Mortgage Loans (including one Mortgage Loan that permits the exercise of either a defeasance option or prepayment with a yield maintenance payment), representing 85.5% of the Initial Pool Balance (108 Mortgage Loans representing 85.8% of the Group 1 Balance and 20 Mortgage Loans representing 81.4% of the Group 2 Balance), permit the applicable borrower at any time after the related Defeasance Lock-Out Period, which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

Release or Substitution of Properties

In the case of one Mortgage Loan (Loan No. 59814), representing 4.8% of the Initial Pool Balance (5.2% of the Group 1 Balance), the Mortgage Loan documents permit the related borrower to obtain the release of an individual property subject to satisfaction of, among other things, (i) payment of a release amount (as described in the Mortgage Loan documents), which will be deemed a voluntary prepayment of a portion of the Mortgage Loan, and will include any applicable prepayment premium (ii) after giving effect to such release, the debt service coverage ratio for the properties then remaining will be equal to or exceed the greater of (A) the debt service coverage ratio as of the closing date or (B) the debt service coverage ratio immediately prior to the release, and (iii) the applicable allocated loan amount of such individual property when added to the allocated loan amounts of all properties released prior to or simultaneously with such individual property may not exceed 15% of the original principal amount of the Mortgage Loan in any given twelve consecutive month period and may not exceed 40% of the original principal amount of such loan over the life of the loan. The substitution of another property in conjunction with a release is permitted under the Mortgage Loan documents, provided that no such substitution may occur after the date that is three months prior to the maturity date of the Mortgage Loan, subject to satisfaction of, among other things: (a) the substitute property must be a property as to which the borrower will hold indefeasible fee or ground leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances, leases and easements, restrictive covenants and other title exceptions which do not have a material adverse effect (as would be determined by a prudent mortgage lender) on the utility or value of such property for its current use, (b) receipt by the mortgagee of and the applicable rating agencies of an MAI appraisal of the substitute property dated no more than 90 days prior to the substitution by a nationally recognized and independent appraiser, indicating an appraised value of the substitute property that is at least equal to or greater than the appraised value of the substituted property determined by the mortgagee as of the closing date of the Mortgage Loan, (c) receipt by the mortgagee of historical calculations of EBITDA and proforma calculations of EBITDA, each certified by an officer of the borrower, reflecting that the proforma annualized EBITDA for the substitute property is equal to or greater than the higher of (i) EBITDA for the trailing 12 month period for the substituted property as of the closing date and (ii) EBITDA for the trailing 12 month period for the substituted property immediately prior to the substitution thereof and (d) the applicable allocated loan amount of such individual property when added to the allocated loan amounts of all properties released prior to or simultaneously with such individual property is less than 15% of the original principal amount of the Mortgage Loan in any given 12 consecutive month period and is less than 25% of the original principal amount of such loan over the life of the Mortgage Loan.

In the case of one Mortgage Loan (Loan No. 3400081), representing 3.6% of the Initial Pool Balance (3.9% of the Group 1 Balance), the Mortgage Loan documents permit the related borrower to obtain the release of an individual parcel subject to satisfaction of, among other things: the released parcel is not necessary for the borrower's operation or use of the remaining portion of the Mortgaged Property; (b) no event of default exists; (c) after giving effect to the release, the absence of any adverse effect on the debt-service-coverage ratio; and (d) the released parcel is non-income producing and (A) vacant and unimproved or (B) improved, upon prior written consent by the mortgagee (subject to the delivery of a REMIC opinion). The substitution of another parcel in conjunction with such a release is permitted subject to, without limitation, satisfaction of the conditions required for a release with respect to the released parcel and the substitute parcel.

In the case of one Mortgage Loan (Loan No. 3219706), representing 1.8% of the Initial Pool Balance (1.9% of the Group 1 Balance), the Mortgage Loan documents permit the related borrower to obtain the release of an individual property subject to satisfaction of among other things, (i) 30 days prior written notice of its request to obtain a release; (ii) submission of a partial release of lien for the underlying Mortgaged Property; and (iii) payment by borrower to lender of all out-of-pocket costs incurred by the lender in connection with such release.

In the case of one Mortgage Loan (Loan No. 3219704), representing 6.2% of the Initial Pool Balance (6.7% of the Group 1 Balance), the Mortgage Loan documents permit the related borrower to obtain the release of an individual property (and substitute another retail property) subject to satisfaction of, among other things, (i) 60 days prior written notice of its request to obtain a release; (ii) the payment of a release price of $100,000; and (iii) payment by borrower to lender of all out-of-pocket costs incurred by the lender in connection with such release. The substituted property in conjunction with a release is subject to satisfaction of, among other things, (y) an appraisal of the substituted property that is not less than 110% of (A) the appraised value of the released property and (B) the fair market value of the released property as of the date of substitution; and (z) confirmation from the rating agencies that such substitution will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Mortgage Loan.

In the case of one Mortgage Loan (Loan No. 46147), representing 0.9% of the Initial Pool Balance (1.0% of the Group 1 Balance), which is secured by more than one Mortgaged Property, the Mortgage Loan documents permit the related borrower to obtain the release of an individual property subject to satisfaction of, among other things, (i) the payment of a release price equal to 125% of the original allocated loan amount for such property; (ii) after giving effect to the release, maintaining a minimum debt-service-coverage ratio equal to the greater of (A) 1.30x to 1.00x and (B) the debt-service-coverage ratio of the Mortgage Property immediately prior to the release; and (iii) after giving effect to the release, a maximum loan-to-value ratio of 75%.

In the case of one Mortgage Loan (Loan No. 45591), representing 3.6% of the Initial Pool Balance (3.9% of the Group 1 Balance), which is secured by more than one Mortgaged Property, the Mortgage Loan documents permit the related borrower to obtain the release of an individual property subject to satisfaction of, among other things, (i) the payment of a release price equal to the allocated loan amount for each individual property plus 15% of such allocated loan amount; (ii) after giving effect to the release, maintaining a minimum debt-service-coverage ratio equal to or greater than (A) the debt-service-coverage ratio immediately prior to the release and (B) 1.05x to 1.00x; (iii) after giving effect to the release, maintaining a maximum loan-to-value ratio equal to the lesser of (A) the loan-to-value ratio immediately prior to the release or (B) 80%; (iv) payment by borrower to lender of all out-of-pocket costs incurred by the lender in connection with such release; and (v) evidence of continued compliance with the single-purpose entity requirements and bankruptcy remoteness of the borrower after such release.

In the case of one Mortgage Loan (Loan No. 45772), representing 1.0% of the Initial Pool Balance (1.0% of the Group 1 Balance), which is secured by more than one Mortgaged Property, the Mortgage Loan documents permit the related borrower to obtain the release of an individual property subject to satisfaction of, among other things, (i) the amount of the outstanding principal balance of the loan to be released must equal or exceed, depending on which individual property is released, either $16,500,000, $5,568,000 or $9,132,000; (ii) after giving effect to the release, maintaining a minimum debt-service-coverage ratio equal to the greater of (A) the debt-service-coverage ratio immediately prior to the release or (B) 1.25x to 1.00x; (iii) after giving effect to the release, maintaining a maximum loan-to-value ratio equal to the lesser of (A) the loan-to-value ratio immediately prior to the release or (B) 75%; and (iv) payment by borrower to lender of all out-of-pocket costs incurred by the lender in connection with such release.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the 277 Park Avenue Pooling Agreement) upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Controlling Holder, any mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on- encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than a Whole Loan; provided that a Control Appraisal Period does not exist with respect to the related Whole Loan as described below) unless the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan has approved such waiver and consent (except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the 277 Park Avenue Pooling Agreement), which approval will be deemed given if the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder, the related Controlling Holder or such holder of a mezzanine loan.

With respect to each Whole Loan, if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling Holder is required with respect to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provision, such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the 277 Park Avenue Pooling Agreement) with an outstanding principal balance of greater than $5,000,000 that (i) represents greater than 5.0% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan (except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, the servicing of which is governed by the 277 Park Avenue Pooling Agreement) that represents greater than 2.0% of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance, has an outstanding principal balance of greater than $20,000,000, or does not meet certain loan-to-value or debt service coverage thresholds specified in the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-encumbrance’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgaged Loan could be delayed. See ‘‘The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

Desert Passage Whole Loan

The Desert Passage Pari Passu Note A-3, Loan No. 59264, representing 4.9% of the Initial Pool Balance (5.2% of the Group 1 Balance), is one of three Mortgage Loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Desert Passage Mortgaged Property’’) comprised of three pari passu notes with aggregate principal balances as of the Cut-off Date of $131,883,334, $131,883,333 and $131,883,333 (the ‘‘Desert Passage Pari Passu Note A-1’’, ‘‘Desert Passage Pari Passu Note A-2’’ and the ‘‘Desert Passage Pari Passu Note A-3’’, respectively). Each of the Desert Passage Pari Passu Note A-1 and the Desert Passage Pari Passu Note A-2 is pari passu in right of payment to the Desert Passage Pari Passu Note A-3. Only the Desert Passage Pari Passu Note A-3 Mortgage Loan is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Desert Passage Whole Loan’’ refers to the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3.

The Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 have the same maturity date and amortization term.

An intercreditor agreement (the ‘‘Desert Passage Intercreditor Agreement’’) among the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder (the ‘‘Desert Passage Pari Passu Noteholders’’) sets forth the rights of the noteholders. The Desert Passage Intercreditor Agreement generally provides that the mortgage loans that comprise the Desert Passage Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the ‘‘Desert Passage

Pooling Agreement’’) by Bank of America, National Association (the ‘‘Desert Passage Master Servicer’’) and Midland Loan Services, Inc. (the ‘‘Desert Passage Special Servicer’’), as applicable, according to the servicing standard specified therein.

The Desert Passage Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Desert Passage Whole Loan will be allocated pro rata among the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3. Pursuant to the terms of the Desert Passage Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Desert Passage Intercreditor Agreement, all payments and proceeds received with respect to the Desert Passage Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, to (A) the Desert Passage Pari Passu Note A-1 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Desert Passage Pari Passu Note A-1, (B) the Desert Passage Pari Passu Note A-2 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Desert Passage Pari Passu Note A-2, and (C) the Desert Passage Pari Passu Note A-3 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Desert Passage Pari Passu Note A-3;

(ii) second, to each of the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, of all principal payments collected on the Desert Passage Whole Loan, to be applied in reduction of the outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to advance interest or additional trust fund expenses, or payable to any party other than a holder of a Desert Passage pari passu note, in each case pursuant to the Desert Passage Pooling Agreement, to the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the Desert Passage Whole Loan, to the extent not applied to advance interest or additional trust fund expenses, or payable to any party other than a holder of a Desert Passage pari passu note, in each case pursuant to the Desert Passage Pooling Agreement, to the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Desert Passage pari passu note pursuant to the Desert Passage Pooling Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3).

If the Desert Passage Master Servicer, the Desert Passage Special Servicer or the Desert Passage Trustee makes any servicing advance that becomes a nonrecoverable advance or pays any fees, costs or expenses that related directly to the servicing of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the Desert Passage Pooling Agreement (including master servicing fees, special servicing fees, liquidation fees and workout fees) and such party is unable to recover any proportionate share of such advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such servicing advance, fees, costs or expenses, including interest thereon. If any of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Desert Passage Master Servicer, the Desert Passage Special Servicer or the Desert Passage Trustee, as the case may be, may seek the entire unpaid balance of such advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

277 Park Avenue Whole Loan

The 277 Park Avenue Pari Passu Note A-3, Loan No. 59147, representing 1.9% of the Initial Pool Balance (2.0% of the Group 1 Balance), is one of three Mortgage Loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘277 Park Avenue Mortgaged Property’’) comprised of three pari passu notes with aggregate principal balances as of the Cut-off Date of $260,000,000, $190,000,000 and $50,000,000 (the ‘‘277 Park Avenue Pari Passu Note A-1’’, ‘‘277 Park Avenue Pari Passu Note A-2’’ and the ‘‘277 Park Avenue Pari Passu Note A-3’’, respectively). Each of the 277 Park Avenue Pari Passu Note A-1 and the 277 Park Avenue Pari Passu Note A-2 is pari passu in right of payment to the 277 Park Avenue Pari Passu Note A-3. Only the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘277 Park Avenue Whole Loan’’ refers to the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3.

The 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3 have the same maturity date and amortization term.

An intercreditor agreement (the ‘‘277 Park Avenue Intercreditor Agreement’’) among the 277 Park Avenue Pari Passu Note A-1 Holder, the 277 Park Avenue Pari Passu Note A-2 Holder and the 277 Park Avenue Pari Passu Note A-3 Holder (the ‘‘277 Park Avenue Pari Passu Noteholders’’) sets forth the rights of the noteholders. The 277 Park Avenue Intercreditor Agreement generally provides that the mortgage loans that comprise the 277 Park Avenue Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6 (the ‘‘277 Park Avenue Pooling Agreement’’) by Bank of America, National Association (the ‘‘277 Park Avenue Master Servicer’’) and LNR Partners, Inc. (the ‘‘277 Park Avenue Special Servicer’’), as applicable, according to the servicing standard specified therein.

The 277 Park Avenue Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the 277 Park Avenue Whole Loan will be allocated pro rata among the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3. Pursuant to the terms of the 277 Park Avenue Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the 277 Park Avenue Intercreditor Agreement, all payments and proceeds received with respect to the 277 Park Avenue Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3, to (A) the 277 Park Avenue Pari Passu Note A-1 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 277 Park Avenue Pari Passu Note A-1, (B) the 277 Park Avenue Pari Passu Note A-2 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 277 Park

Avenue Pari Passu Note A-2, and (C) the 277 Park Avenue Pari Passu Note A-3 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 277 Park Avenue Pari Passu Note A-3;

(ii) second, to each of the 277 Park Avenue Pari Passu Note A-1 Holder, the 277 Park Avenue Pari Passu Note A-2 Holder and the 277 Park Avenue Pari Passu Note A-3 Holder, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3, of all principal payments collected on the 277 Park Avenue Whole Loan, to be applied in reduction of the outstanding principal balances of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to advance interest or additional trust fund expenses, or payable to any party other than a holder of a 277 Park Avenue pari passu note, in each case pursuant to the 277 Park Avenue Pooling Agreement, to the 277 Park Avenue Pari Passu Note A-1 Holder, the 277 Park Avenue Pari Passu Note A-2 Holder and the 277 Park Avenue Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the 277 Park Avenue Whole Loan, to the extent not applied to advance interest or additional trust fund expenses, or payable to any party other than a holder of a 277 Park Avenue pari passu note, in each case pursuant to the 277 Park Avenue Pooling Agreement, to the 277 Park Avenue Pari Passu Note A-1 Holder, the 277 Park Avenue Pari Passu Note A-2 Holder and the 277 Park Avenue Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a 277 Park Avenue pari passu note pursuant to the 277 Park Avenue Pooling Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the 277 Park Avenue Pari Passu Note A-1 Holder, the 277 Park Avenue Pari Passu Note A-2 Holder and the 277 Park Avenue Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3).

If the 277 Park Avenue Master Servicer, the 277 Park Avenue Special Servicer or the 277 Park Avenue Trustee makes any servicing advance that becomes a nonrecoverable advance or pays any fees, costs or expenses that related directly to the servicing of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the 277 Park Avenue Pooling Agreement (including master servicing fees, special servicing fees, liquidation fees and workout fees) and such party is unable to recover any proportionate share of such advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such servicing advance, fees, costs or expenses, including interest thereon. If any of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the 277 Park Avenue Master Servicer, the 277 Park Avenue Special Servicer or the 277 Park Avenue Trustee, as the case may be, may seek the entire unpaid balance of such advance, fees, costs or expenses, including interest thereon, from general collections in the related trust’s collection account.

Ten Largest Mortgage Loans

Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained under terms under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans or set of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	Property Type	Cut-off Date Balance Per SF/Key	Cut-off Date LTV Ratio	Maturity Date LTV Ratio	Underwritten DSCR	Mortgage Rate
181 West Madison Street	$206,000,000	7.6%	8.2%	Office	$219	69.6%	64.2%	1.10x	6.033	%(1)
Eastland Mall	168,000,000	6.2	6.7	Retail	$237	79.6%	79.6%	1.35x	5.794%
Desert Passage	131,883,333	4.9	5.2	Retail	$801	72.6%	65.3%	1.29x	5.464	%(1)
Bon-Ton Department Stores Portfolio	129,658,386	4.8	5.2	Retail	$78	79.2%	62.1%	1.23x	6.213	%(1)
150 East 52nd Street	100,000,000	3.7	4.0	Office	$335	78.7%	78.7%	1.28x	5.819	%(1)
55 & 215 West 125th Street	98,250,000	3.6	3.9	Office	$265	74.9%	66.4%	1.18x	5.815	%(1)
Faneuil Hall	97,802,947	3.6	3.9	Retail	$263	56.8%	51.1%	1.58x	5.570	%(1)
Savannah Marriott	82,725,000	3.1	3.3	Hotel	$213,760	75.0%	64.2%	1.43x	6.232%
Embassy Suites Chicago	75,000,000	2.8	3.0	Hotel	$204,918	65.8%	57.7%	1.44x	5.577	%(1)
Dominion Tower	63,650,000	2.4	2.5	Office	$158	66.3%	62.0%	1.21x	5.894%
Total/Wtd Avg:	$1,152,969,666	42.7%	45.8%			72.6%	66.1%	1.29x	5.854%

(1)	Interest rate rounded to three decimals places.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans (counting a crossed pool as an individual Mortgage Loan for this purpose) detailed above can be found in Annex E to this prospectus supplement. All numerical and statistical information presented herein is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans other than Loan Nos. 58607 and 58608, representing 1.1% of the Initial Pool Balance (16.8% of the Group 2 Balance) were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Sixty-one of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 39.5% of the Initial Pool Balance (42.4% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 1.9% of the Initial Pool Balance (2.1% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

Ground Leases and Other Non-Fee Interests.    Twelve Mortgaged Properties, which represent 13.7% of the Initial Pool Balance (14.7% of the Group 1 Balance), are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Additional Financing.    The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	5	7.1%	7.3%	4.3%
Unsecured(3)(5)	10	15.1%	15.1%	15.0%
Future
Secured(6)	7	1.1%	1.0%	3.4%
Unsecured(5)(6)	29	40.8%	43.5%	2.8%

(1)	Two Mortgage Loans, Loan Nos. 59264 and 20051406, have existing additional debt, and allow future debt, which results in such Mortgage Loans appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.

(2)	Existing and future categories include mezzanine debt.

(3)	Two Mortgage Loans, Loan No. 59264 and 59147, have existing secured and existing unsecured debt which results in such mortgage loan appearing in both ‘‘Existing Secured’’ and ‘‘Existing Unsecured’’ categories.

(4)	Includes two Mortgage Loans, Loan Nos. 59264 and 59147, that have other pari passu secured debt in the amount of $263,766,667 and $450,000,000, respectively.

(5)	Excludes unsecured trade payables.

(6)	Loan No. 17779, 14233 and 14237 permit future secured and unsecured debt.

One Mortgage Loan (Loan No. 59264), representing 4.9% of the Initial Pool Balance (5.2% of the Group 1 Balance), has existing pari passu secured debt in the approximate amount of $263,766,667 secured by a lien on the mortgaged property.

One Mortgage Loan (Loan No. 59147), representing 1.9% of the Initial Pool Balance (2.0% of the Group 1 Balance), has existing pari passu secured debt in the approximate amount of $450,000,000 secured by a lien on the mortgaged property.

One Mortgage Loan (Loan No. 17886), representing 0.2% of the Initial Pool Balance (3.4% of the Group 2 Balance), has existing subordinate debt in the approximate amount of $280,000 secured by a second lien on the mortgaged property.

One Mortgage Loan (Loan No. 17890), representing 0.1% of the Initial Pool Balance (1.0% of the Group 2 Balance), has existing subordinate debt in the approximate amount of $75,000 secured by a second lien on the mortgaged property.

One Mortgage Loan (Loan No. 14800), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), has existing subordinate debt in the approximate amount of $95,000 secured by a second lien on the mortgaged property.

In the case of one Mortgage Loan (Loan No. 59264), representing 4.9% of the Initial Pool Balance (5.2% of the Group 1 Balance), the related borrower or the owners of the related borrower are permitted to incur subordinate indebtedness once during the term of the Mortgage Loan, secured by either the beneficial ownership interests in the related borrower or a second mortgage lien against the related Mortgaged Property that is subject and subordinate to the related Mortgage, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the principal amount of such subordinate indebtedness may not exceed an amount that, when added to the then outstanding principal balance of the Mortgage Loan, results in (A) a loan-to-value ratio greater than 75% and (B) a debt service coverage ratio less than 1.25x, (ii) the net operating income of the property based on executed leases with current tenants is not less than $42,000,000, and (iii) the borrower shall have previously qualified for the release of all funds held in the up-front performance reserve account.

In the case of one Mortgage Loan (Loan No. 20051406), representing 1.3% of the Initial Pool Balance (1.4% of the Group 1 Balance), the related borrower is permitted to incur unsecured subordinate debt from its affiliate up to a maximum amount of $600,000, subject to a subordination agreement acceptable to the lender.

One Mortgage Loan (Loan No. 20061538), representing 0.3% of the Initial Pool Balance (0.3% of the Group 1 Balance), has existing subordinate debt from an affiliate in the approximate amount of $2,050,000 that is payable from the related mortgaged property's excess net cash flow.

In the case of one Mortgage Loan (Loan No. 59434), representing 0.4% of the Initial Pool Balance (0.4% of the Group 1 Balance), the related borrower or the owners of the related borrower are permitted to incur subordinate indebtedness in the form of a line of credit secured by a pledge of the indirect equity interests, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) that no event of default has occurred or is occurring, (ii) that the line of credit is secured by all or substantially all of the indirect equity interests, and (iii) thirty days prior written notice.

In the case of one Mortgage Loan (Loan No. 15599), representing 0.2% of the Initial Pool Balance (2.7% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents including, among other things, (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio, (ii) a maximum loan-to-value ratio and (iii) the borrower and the holder of the subordinate debt executing a subordination agreement in form and content required by the lender in its discretion.

In the case of one Mortgage Loan (Loan No. 14233), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur additional debt that may, subject to the lender's consent, be secured by either (a) a subordinate mortgage encumbering the related Mortgaged Property or (b) a pledge of the non-controlling interests in the borrower. The lender's consent to the additional debt is subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents including, among other things, (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio, (ii) a maximum loan-to-value ratio and (iii) the holder of the additional debt executing an intercreditor and subordination agreement satisfactory to the lender.

In the case of one Mortgage Loan (Loan No. 17207), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents including, among other things, (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio, (ii) a maximum loan-to-value ratio and (iii) the borrower and the holder of the subordinate debt executing a subordination agreement in form and content required by the lender in its reasonable discretion.

In the case of one Mortgage Loan (Loan No. 14237), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the related borrower is permitted to incur additional debt that may, subject to the lender's consent, be secured by either (a) a subordinate mortgage encumbering the related Mortgaged Property or (b) a pledge of the non-controlling interests in the borrower. The lender's consent to the additional debt is subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents including, among other things, (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio, (ii) a maximum loan-to-value ratio and (iii) the holder of the additional debt executing an intercreditor and subordination agreement satisfactory to the lender.

In the case of one Mortgage Loan (Loan No. 17124), representing 0.1% of the Initial Pool Balance (0.7% of the Group 2 Balance), the related borrower is permitted to incur additional debt that may, subject to the lender's consent, be secured by the related Mortgaged Property. The lender's consent to the additional debt is subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents including, among other things, (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio, (ii) a maximum loan-to-value ratio and (iii) the holder of the additional debt executing an intercreditor and subordination agreement satisfactory to the lender.

In the case of one Mortgage Loan (Loan No. 17779), representing 0.0% of the Initial Pool Balance (0.0% of the Group 1 Balance), the related borrower is permitted to incur subordinate unsecured debt or subordinate debt secured by the related Mortgaged Property, in both cases subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents including, among other things, (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio, (ii) a maximum loan-to-value ratio and (iii) the holder of the subordinate debt executing a subordination agreement in form and content required by the lender in its reasonable discretion.

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	29	39.7%	42.4%	2.8%
Existing	8	14.3%	14.2%	15.0%

(1)	One Mortgage Loan, Loan No. 59264, has existing mezzanine debt and allows for future mezzanine debt.

One Mortgage Loan (Loan No. 59264), representing 4.9% of the Initial Pool Balance (5.2% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $40,000,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 45591), representing 3.6% of the Initial Pool Balance (3.9% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $4,750,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 59147), representing 1.9% of the Initial Pool Balance (2.0% of the Group 1 Balance), has existing senior and junior mezzanine debt each in the approximate amount of $100,000,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 20051406, representing 1.3% of the Initial Pool Balance (1.4% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $2,200,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 45772), representing 1.0% of the Initial Pool Balance (1.0% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $1,387,200 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 59666), representing 1.0% of the Initial Pool Balance (15.0% of the Group 2 Balance), has existing mezzanine debt in the approximate amount of $1,300,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 20051493), representing 0.5% of the Initial Pool Balance (0.6% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $5,000,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 20061509), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $250,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

In the case of 27 Mortgage Loans representing 39.4% of the Initial Pool Balance (26 mortgage loans representing 42.1% of the Group 1 Balance and one mortgage loan representing 2.8% of the Group 2 Balance), the direct and/or indirect owners of the borrowing entities are permitted to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to, certain loan-to-value tests, certain debt service coverage ratio tests and applicable rating agency ‘‘no downgrade’’ confirmations.

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or to take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

In the case of one Mortgage Loan (Loan No. 59264), representing 4.9% of the Initial Pool Balance (5.2% of the Group 1 Balance), the related borrower or the owners of the related borrower are permitted to incur subordinate indebtedness once during the term of the Mortgage Loan, secured by either the beneficial ownership interests in the related borrower or a second mortgage lien against the related Mortgaged Property that is subject and subordinate to the related Mortgage, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the principal amount of such subordinate indebtedness may not exceed an amount that, when added to the then outstanding principal balance of the Mortgage Loan, results in (A) a loan-to-value ratio greater than 75% and (B) a debt service coverage ratio less than 1.25x, (ii) the net operating income of the property based on executed leases with current tenants is not less than $42,000,000, and (iii) the borrower shall have previously qualified for the release of all funds held in the up-front performance reserve account.

Certain information about the Desert Passage Pari Passu Note A-3 Mortgage Loan and the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance(s) as of the Cut-off Date
Desert Passage Pari Passu Note A-3 Mortgage Loan	59264	4.9%	5.2%	$131,883,333	$263,766,667	$40,000,000
277 Park Avenue Pari Passu Note A-3 Mortgage Loan	59147	1.9%	2.0%	$50,000,000	$450,000,000	$200,000,000

The Desert Passage Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3. Only the Desert Passage Pari Passu Note A-3, representing approximately 4.9% of the Initial Pool Balance (5.2% of the Group 1 Balance), is included in the trust fund. The principal balances as of the cut-off date of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 are $131,883,334, $131,883,333 and $131,883,333, respectively. See ‘‘Description of the Mortgage Pool—Desert Passage Whole Loan’’ in this prospectus supplement.

The 277 Park Avenue Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3. Only the 277 Park Avenue Pari Passu Note A-3, representing approximately 1.9% of the Initial Pool Balance (2.0% of the Group 1 Balance), is included in the trust fund. The aggregate principal balances as of the cut-off date of the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3 are $260,000,000, $190,000,000 and $50,000,000, respectively. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan are references only to the 277 Park Avenue Pari Passu Note A-3 (and exclude the 277 Park Avenue Pari Passu Note A-1 and the 277 Park Avenue Pari Passu Note A-2). See ‘‘Description of the Mortgage Pool—277 Park Avenue Whole Loan’’ in this prospectus supplement.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the accompanying prospectus.

Lender/Borrower Relationships.    A Sponsor, a Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to such Mortgage Loan Seller, the Depositor or such other entities.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions May Reduce Cash Flow from a Mortgaged Property’’ for more information regarding the environmental condition of certain Mortgaged Properties.

No Mortgage Loan Seller will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

Generally.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsors, the Underwriters, the Master Servicer, the

Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in Annex A hereto, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Forty-four of the Mortgaged Properties (40 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1 and four of the Mortgaged Properties relating to Mortgage Loans in Loan Group 2), securing 21.5% of the Initial Pool Balance (20.5% of the Group 1 Balance and 34.4% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, California, Utah, Oregon, Idaho and Nevada. One Mortgaged Property, Loan Number 16072, representing 0.3% of the Initial Pool Balance (0.3% of the Group 1 Balance) securing one Mortgage Loan has a PML in excess of 20%.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans (other than with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan and the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, as to which only the related original Mortgage Note will be required to be delivered):

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

(11) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) other than with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan and the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial

Resolution Period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loans only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the Closing Date, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected property, provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Loan, to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the

Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to such Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if such Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then such Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as such Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See ‘‘The Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1)  the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2)  based on the related lender’s title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment), each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph (3) below, enforceable first lien on the related Mortgaged Property, prior to all other liens and encumbrances, except for Permitted Encumbrances;

(3)  the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such Mortgage Loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (a) and (b)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided by such Mortgage Loan documents;

(4)  no Mortgage Loan was, since origination, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

(5)  to the Mortgage Loan Seller’s knowledge, there is no valid defense, counterclaim or right of offset, abatement, diminution or rescission available to the related borrower with respect to any Mortgage Loan or Mortgage Note or other agreements executed in connection therewith;

(6)  to the Mortgage Loan Sellers’ knowledge, there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged Property;

(7)  in the case of each Mortgage Loan, the related Mortgaged Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

(8)  at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9)  in connection with the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10)  each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11)  the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12)  the terms of each Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

(13)  there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

(14)  the related borrower’s interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15)  no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under ‘‘—Certain Terms and Conditions of the Mortgage Loans — Hyperamortization’’ above; and

(16)  the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the related Mortgage Loan Seller discovers or is notified of a material document defect or a material breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that material document defect or material breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such material document defect or material breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such material document defect or material breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such material document defect or material breach within the Initial Resolution Period, the related Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for breaches or document defects as described under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to a Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the related Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSORS

Bank of America, National Association. Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘Bank of America, National Association, as Sponsor,’’ ‘‘The Mortgage Loan Program,’’ ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this securitization.

Bear Stearns Commercial Mortgage, Inc.

Overview     Bear Stearns Commercial Mortgage, Inc., a New York corporation (‘‘BSCMI’’) is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 11.8% of the initial mortgage pool balance. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-2000.

BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities (‘‘CMBS’’) securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of January 1, 2006, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear, Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the series of certificates issued under the ‘‘TOP’’ program, in which BSCMI, Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc. (the ‘‘BSCMSI Depositor’’), which is an affiliate of BSCMI, and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the ‘‘PWR’’ program, in which BSCMI, Prudential Mortgage Capital Funding,

LLC, Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor generally acts as depositor. As of January 1, 2006, BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $5 billion of commercial mortgage loans through the PWR program.

Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

General    All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

Mortgage Loan Analysis    The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

Loan Approval    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio    BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

Property Type	DSCR Guideline	LTV Ratio Guideline
Multifamily	1.20x	80%
Office	1.25x	75%
Anchored Retail	1.20x	80%
Unanchored Retail	1.30x	75%
Self-storage	1.30x	75%
Hotel	1.40x	70%
Industrial	1.25x	70%
Manufactured Housing Community	1.25x	75%

Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

Escrow Requirements    BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

Taxes and Insurance    Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

Replacement Reserves    Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

Property Type	Reserve Guideline
Multifamily	$250 per unit
Office	$0.20 per square foot
Retail	$0.15 per square foot
Self-storage	$0.15 per square foot
Hotel	5% of gross revenue
Industrial	$0.10 to $0.15 per square foot
Manufactured Housing Community	$50 per pad

Deferred Maintenance/Environmental Remediation    An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

Re-tenanting    In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Barclays Capital Real Estate Inc.

    Overview    Barclays Capital Real Estate Inc., a Delaware corporation (‘‘BCRE’’) formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE's telephone number is (212) 412-4000.

BCRE's primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. BCRE began originating and securitizing commercial mortgage loans in 2004. As of December 31, 2005, the total aggregate principal amount of mortgage loans originated by BCRE since 2004 was approximately $10 billion, of which approximately $3 billion has been securitized by third-party unaffiliated entities acting as depositor.

The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self storage properties, but also originates loans secured by manufactured housing, movie theatres, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

As a sponsor, BCRE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loans sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates in which J.P. Morgan Chase Commercial Mortgage Securities Corp. was the depositor and certain 2005 series of certificates issued under the Banc of America Commercial Mortgage Inc. and Credit Suisse First Boston Mortgage Securities Corp. programs.

The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the two years ending on December 31, 2005.

Year	Total BCRE Loans(1)(2)	Total BCRE Securitized Loans(1)(2)
2004	$3.0	$0.4
2005	$7.0	$2.6
Total	$10.0	$3.0

(1)	Approximate amounts in billions.

(2)	BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

BCRE's Underwriting Standards    Generally, all of the BCRE Mortgage Loans were originated by BCRE. In each case, the Mortgage Loans generally will have been underwritten in accordance with BCRE's general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each Mortgage Loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific Mortgage Loan. The underwriting criteria are general and there is no assurance that every Mortgage Loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every Mortgage Loan will comply in all respects with the general underwriting standards and guidelines set forth below.

Mortgage Loan Analysis    The underwriter for each Mortgage Loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

Debt Service Coverage Ratio and LTV Ratio    BCRE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, these requirements solely constitute guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE's underwriting standards generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

Escrow Requirements    BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BCRE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

Earnouts and Additional Collateral Loans    Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

Additional Debt    Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt. The combined debt service coverage and loan to value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

Loan Approval    Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more (depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank's credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

Servicing    BCRE currently contracts with third party servicers to service the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is 704-386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘The Trustee’’, ‘‘The Servicers’’ and ‘‘Servicing of the Mortgage Loans’’. Additional information may also be found in the accompanying prospectus under ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’. Such persons are only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of the Mortgage Loan Seller or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘Risk Factors—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

LaSalle Bank National Association will be the trustee and custodian under the Banc of America Commercial Mortgage Trust 2006-2. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee or paying agent numbers 425 with an outstanding certificate balance of approximately $271.5 billion. The depositor and servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—Banc of America Commercial Mortgage Trust 2006-2 or at such other address as the trustee may designate from time to time.

In its capacity as custodian, LaSalle will hold the Mortgage Loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the servicer, the trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the servicer.

LaSalle Bank National Association and Bear Stearns Commercial Mortgage Inc. (‘‘BSCMI’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Barclays Capital Real Estate Inc. (‘‘BCRE’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BCRE for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BCRE to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘The Pooling and Servicing Agreements—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in this prospectus supplement concerning the Trustee has been provided by the Trustee.

OTHER ORIGINATORS

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC (‘‘Bridger’’), which is not a sponsor, originated     underlying Mortgage Loans, representing 9.5% of the Initial Pool Balance. Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is 415-331-3220. Through April 30, 2006, Bridger has originated in excess of $3.38 billion in loans secured by commercial real estate.

Bridger funds many of the loans it originates or acquires through a mortgage loan purchase arrangement with Bank of America, National Association. Upon funding the loans it originated or acquired for contribution to the Trust Fund, Bridger sold those loans to Bank of America, N.A., which in turn is selling those loans to the Trust Fund. Bank of America Corporation, an affiliate of Bank of America, N.A., owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger.

THE SERVICERS

The Master Servicer

One of the Sponsors, Bank of America, N.A., through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than with respect to the Non-Serviced Mortgage Loans). See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘Bank of America, National Association, as Servicer’’ in the accompanying prospectus.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan (identified as Loan No. 59264 on Annex A to the prospectus supplement), which will be serviced by Midland Loan Services, Inc. pursuant to the terms of the Pooling and Servicing Agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan (identified as Loan No. 59147 on Annex A to the prospectus supplement), which will be specially serviced by LNR Partners, Inc. pursuant to the terms of the Pooling and Servicing Agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-2 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the series 2006-2 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-2 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-2 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-2 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-2 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying Mortgage Loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party — apart from the subject securitization transaction — between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Other Servicers

Wachovia Bank, National Association (‘‘Wachovia’’) will be a primary servicer of 31 of the Mortgage Loans representing 10.7% of the Initial Pool Balance originated by BCRE pursuant to a sub-servicing agreement to be entered into with the Master Servicer. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

The information set forth above under ‘‘Other Servicers’’ in this prospectus supplement concerning Wachovia (other than the number of Mortgage Loans and percentage of the Initial Pool Balance to be primary serviced by Wachovia) has been provided by it.

COMPENSATION AND EXPENSES

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advances, or (ii) Additional Trust Fund Expenses (inclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Expenses
Reimbursement of Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
Reimbursement of P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The Desert Passage Master Servicer and Desert Passage Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan pursuant to the Desert Passage Pooling Agreement. The 277 Park Avenue Master Servicer and 277 Park Avenue Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan pursuant to the 277 Park Avenue Pooling Agreement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘The Pooling and Servicing Agreements—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.

(4)	The Master Servicing Fee Rate for each Mortgage Loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.09% per annum, as described in this ‘‘Compensation and Expenses’’ section.

(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘Compensation and Expenses’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘Compensation and Expenses’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.0008% per annum, as described in this Prospectus Supplement under ‘‘The Trustee’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’ will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan,

•	will accrue in accordance with the terms of the related Mortgage Note at a weighted average rate equal to 0.0112% per annum, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account.

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.25% per annum on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property. and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’

•	will equal 1.0% (the ‘‘Workout Fee Rate’’) on all Corrected Mortgage Loans, and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest), and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See ‘‘The Pooling and Servicing Agreements—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing

Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include Emergency Advances); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘Description of the Certificates—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee described in the above table. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The fees and expenses of any co-trustee will be paid by the Trustee, without reimbursement from the trust.

The Depositor, the Servicer, the Special Servicer and the Trustee (and any co-trustee) are entitled to indemnification and reimbursement of certain expenses from the trust under the Pooling and Servicing Agreement as discussed in the prospectus under the headings ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans excluding the Desert Passage Pari Passu Note A-3 and the 277 Park Avenue Pari Passu Note A-3) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, each related Companion Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, which will be serviced by the Desert Passage Master Servicer and the Desert Passage Special Servicer pursuant to the terms of the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, which will be serviced by the 277 Park Avenue Master Servicer and the 277 Park Avenue Special Servicer pursuant to the terms of the 277 Park Avenue Pooling Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

During such periods as the Trustee as holder of the Desert Passage Pari Passu Note A-3 Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Desert Passage Controlling Holder, the Directing Certificateholder will direct the Trustee's vote and the Desert Passage directing certificateholder under the Desert Passage Pooling Agreement will direct the Desert Passage Trustee's vote as set forth in the Desert Passage Pooling Agreement.

During such periods as the Trustee as holder of the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the 277 Park Avenue Controlling Holder, the Directing Certificateholder will direct the Trustee’s vote and the 277 Park Avenue Directing Certificateholder under the 277 Park Avenue Pooling Agreement will direct the 277 Park Avenue Trustee’s vote as set forth in the 277 Park Avenue Pooling Agreement.

Subject to the limitations below, the Directing Certificateholder (except with respect to a Serviced Whole Loan), or with respect to a Serviced Whole Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition ‘‘Special Action’’ set forth in the ‘‘Glossary of Principal Definitions’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘Glossary of Principal Definitions’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition ‘‘Special Action’’ set forth in the ‘‘Glossary of Principal Definitions’’ to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Holder(s), and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Holder(s), (iii) that none of the Directing Certificateholder or any Controlling Holder has any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion Holder(s), as applicable, (iv) that the Directing Certificateholder and any

Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Holder(s), as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Holder(s), as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder, Controlling Holder or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any set of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (except for (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, which will be serviced pursuant to the terms of the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, which will be serviced pursuant to the terms of the 277 Park Avenue Pooling Agreement). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘The Pooling and Servicing Agreements’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (as to Non-Specially Serviced Mortgage Loans but excluding any Non-Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under ‘‘—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if a Whole Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Serviced Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the maturity date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

(iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if a Whole Loan is involved, the related Companion Holder(s), as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

(iv) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II;

(vi) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

(vii) except for substitutions contemplated by the terms of the Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special Servicer will have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(viii) with limited exceptions, including a permitted defeasance as described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting ‘‘sale’’ treatment for the Mortgage Loans under FASB 140.

With respect to the ARD Loan, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess

Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Holder(s) gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or any Serviced Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan (except for (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, which will be specially serviced by the Desert Passage Special Servicer pursuant to the terms of the Desert Passage Pooling Agreement, and (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, which will be specially serviced by the 277 Park Avenue Special Servicer pursuant to the terms of the 277 Park Avenue Pooling Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Holders (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Holders (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Holders, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Holders, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Serviced Whole Loan), from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

With respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, the 277 Park Avenue Special Servicer will use the fair value method determined by the 277 Park Avenue Special Servicer under the 277 Park Avenue Pooling Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan from the trust, and the trust will be required to sell the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, in connection with the exercise of that option.

With respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan, the Desert Passage Special Servicer will use the fair value method determined by the Desert Passage Special Servicer under the Desert Passage Pooling Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the Desert Passage Pari Passu Note A-3 Mortgage Loan from the trust, and the trust will be required to sell the Desert Passage Pari Passu Note A-3 Mortgage Loan, in connection with the exercise of that option.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than 10 days' prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’. Generally, net income from foreclosure property means income which does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I such as a hotel will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2007, the Master Servicer (or an entity employed by the Master Servicer) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class (except with respect to a Serviced Whole Loan) and each Controlling Holder (with respect to the related Serviced Whole Loan) may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2006-2, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’), the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; and (iv) the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus).

The Certificates will consist of 26 classes to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and together with the Class XW Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-M Certificates, Class A-J Certificates, Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively, with the Class A Senior Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class XW Certificates (collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’); (iv) the Class V Certificates; and (v) the Class R-I Certificates and the Class R-II Certificates (the Class R-I and Class R-II Certificates collectively, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’.

The Class XW, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with

DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amount

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Pool Balance	Approximate Credit Support
A-1	$104,000,000		3.853%	30.000%
A-2	$68,600,000		2.542%	30.000%
A-3	$145,000,000		5.372%	30.000%
A-AB	$118,565,000		4.393%	30.000%
A-4	$1,269,250,000		47.025%	30.000%
A-1A	$183,944,000		6.815%	30.000%
A-M	$269,908,000		10.000%	20.000%
A-J	$215,927,000		8.000%	12.000%
B	$50,608,000		1.875%	10.125%
C	$26,991,000		1.000%	9.125%
D	$40,486,000		1.500%	7.625%
E	$26,991,000		1.000%	6.625%
F	$30,364,000		1.125%	5.500%
G	$26,991,000		1.000%	4.500%
H	$33,739,000		1.250%	3.250%
J	$10,121,000		0.375%	2.875%
K	$13,496,000		0.500%	2.375%
L	$10,121,000		0.375%	2.000%
M	$3,374,000		0.125%	1.875%
N	$6,748,000		0.250%	1.625%
O	$6,748,000		0.250%	1.375%
P	$37,112,457		1.375%	0.000%
XW	$2,699,084,457	(1)	N/A	N/A

(1)	Notional amount.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ below.

The Class XW Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, the Class XW Certificates will have a Notional Amount.

The Notional Amount of the Class XW Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The total initial Notional Amount of the Class XW Certificates will be approximately $2,699,084,457, although it may be as much as 5.0% larger or smaller.

Neither the Class V Certificates nor REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates) for any Distribution Date will equal the rates set forth below.

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement (including the related footnotes).

The Pass-Through Rate applicable to the Class XW Certificates for the initial Distribution Date will equal approximately [        ]% per annum. The Pass-Through Rate for the Class XW Certificates for any interest accrual period subsequent to the initial Distribution Date, in general, will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the classes of Sequential Pay Certificates (weighted on the basis of their respective Certificate Balances immediately following the preceding Distribution Date).

The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in July 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘—Registration and Denominations’’ above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or

Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XW Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1

Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; and (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘—Termination; Retirement of Certificates’’ below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-AB Planned Principal Balance or Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N

Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44) and (47) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class's allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

The ‘‘interest accrual period’’ in respect of each Class of Certificates (other than the REMIC Residual Certificates and the Class V Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. Interest will be calculated assuming that each month has 30 days and each year has 360 days.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the Principal Distribution Amount, on such immediately preceding Distribution Date.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-AB Planned Principal Balance.    The Class A-AB Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex C to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and/or Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described above under ‘‘—Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed to holders of the Class XW Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans— Prepayment Premiums and Yield Maintenance Changes Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below (see ‘‘—P&I Advances’’), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘—Distributions—The Available Distribution Amount’’ above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘—Distributions—The Available Distribution Amount’’ above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the Desert Passage Whole Loan will be allocated to the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, pro rata (and such portion allocated to the Desert Passage Pari Passu Note A-3 shall be further allocated to the applicable Class or Sequential Pay Certificates), and (ii) any Realized Losses with respect to the 277 Park Avenue Whole Loan will be allocated to the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3, pro rata (and such portion allocated to the Desert Passage Pari Passu Note A-3 shall be further allocated to the applicable Class of Sequential Pay Certificates). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Trustee is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the

Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year (unless, in either case, the related Distribution Date is the Final Distribution Date), an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to the Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘Description of the Certificates—Appraisal Reductions’’ in this prospectus supplement.

Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See ‘‘The Trustee’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master

Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will conclusively rely on and be bound by the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the

Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘Description of the Certificates— Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Controlling Holder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan (other than a Mortgage Loan related to a Serviced Whole Loan) or a Serviced Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Controlling Holder. If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and, if applicable, the related Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loans that comprise that Serviced Whole Loan.

The provisions of this section ‘‘Appraisal Reductions’’ are not applicable to (i) the Desert Passage Pari Passu Note A-3 Mortgage Loan, which is governed by the Desert Passage Pooling Agreement or (ii) the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, which is governed by the 277 Park Avenue Pooling Agreement.

Reports to Certificateholders; Certain Available Information

Trustee Reports.    On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Determination Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of

REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the Trustee Fees, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in Annex A this prospectus supplement in the tables under the caption ‘‘Annex A: Certain Characteristics of the Mortgage Loans’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Sponsors and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Special Servicer and the Master Servicer will furnish to the Depositor and the Trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Trustee's Website initially located at www.etrustee.net. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee's Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Trustee will post the Issuing Entity's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (312) 904-0708. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘Description of the Certificates—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under ‘‘Servicing of the Mortgage Loans—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under ‘‘Servicing of the Mortgage Loans—Evidence as to Compliance’’ in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class XW Certificates. No voting rights will be assigned to the Class V Certificates or REMIC Residual Certificates. See ‘‘Description of the Certificates—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or any Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates and Class V Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘Description of the Certificates—Distributions’’ above.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XW Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XW Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero. With respect to the Class A-AB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘Description of the Certificates — Distributions — Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates were outstanding.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate

Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of Certificates (other than the REMIC Residual Certificates and Class V Certificates). Such allocations to the REMIC II Certificates will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors—Risks Related to the Mortgage Loans’’, ‘‘Description of the Mortgage Pool’’ and ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-AB Certificates until reduced to the Class A-AB Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates may be shorter, and the weighted average lives of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

With respect to the Class A-AB Certificates, although based on the Maturity Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, however we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘Description of the Certificates — Distributions — Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, during such Mortgage Loan's Defeasance Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period, Defeasance Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in Annex A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period (‘‘LOP’’), if any, Defeasance Lock-out Period (‘‘DLP’’), if any, or, yield maintenance period (‘‘YMP’’), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in July 2006 and (xiii) the Offered Certificates are settled on June 22, 2006 (the ‘‘Settlement Date’’). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates may mature earlier or later than indicated by the tables. See ‘‘Risk Factors—Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for an Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	87.61	87.61	87.61	87.61	87.61
June 10, 2008	73.41	73.41	73.41	73.41	73.41
June 10, 2009	55.07	55.07	55.07	55.07	55.07
June 10, 2010	33.70	33.70	33.70	33.70	33.70
June 10, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	3.00	3.00	3.00	2.99	2.98

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.84	4.84	4.83	4.82	4.67

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	99.37	98.58	97.45	93.10
June 10, 2012	100.00	97.80	95.84	94.19	93.10
June 10, 2013	7.70	4.33	2.17	1.07	0.80
June 10, 2014	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.83	6.74	6.66	6.58	6.28

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	99.88	99.88	99.88	99.88	99.88
June 10, 2012	74.84	74.84	74.84	74.84	74.84
June 10, 2013	51.42	51.42	51.42	51.42	51.42
June 10, 2014	28.43	23.23	20.83	20.08	20.00
June 10, 2015	0.11	0.00	0.00	0.00	0.00
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.06	6.99	6.96	6.95	6.94

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	99.09	98.44	97.69	92.71
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.64	9.61	9.59	9.56	9.37

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	99.13	99.13	99.13	99.13	99.13
June 10, 2008	98.19	98.19	98.19	98.19	98.19
June 10, 2009	97.13	97.13	97.13	97.13	97.13
June 10, 2010	95.81	95.81	95.81	95.81	95.81
June 10, 2011	86.70	86.70	86.70	86.70	86.70
June 10, 2012	85.22	85.22	85.22	85.22	85.22
June 10, 2013	83.64	83.64	83.64	83.64	83.64
June 10, 2014	81.97	81.97	81.97	81.97	81.97
June 10, 2015	66.12	66.12	66.12	66.12	66.12
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	8.68	8.67	8.66	8.64	8.50

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.90	9.89	9.88	9.88	9.72

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.97	9.97	9.95	9.92	9.76

Percentages of the Initial Certificate Balance of
the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.80

Percentages of the Initial Certificate Balance of
the Class C Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2007	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.80

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater State Concentrations.    Fifteen of the Mortgaged Properties, securing Mortgage Loans representing 15.1% of the Initial Pool Balance (16.3% of the Group 1 Balance) are located in Illinois. Certain considerations under Illinois state law are discussed in this prospectus supplement under ‘‘Risk Factors—Certain State-Specific Considerations—Illinois’’. Thirty of the Mortgaged Properties, securing Mortgage Loans representing 12.4% of the Initial Pool Balance (13.3% of the Group 1 Balance) are located in California. Seventeen of the mortgaged properties, representing 12.1% of the Initial Pool Balance (13.0% of the Group 1 Balance) are located in New York. Certain considerations under New York state law are discussed in this prospectus supplement under ‘‘Risk Factors—Certain State-Specific Considerations—New York’’.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. The assets of REMIC I generally will include the Mortgage Loans, the Trust's interest in any REO Properties acquired on behalf of the Certificateholders (and a beneficial interest in any REO Properties acquired under the Desert Passage Pooling Agreement or the 277 Park Avenue Pooling Agreement with respect to the Desert Passage Pari Passu Note A-3 or the 277 Park Avenue Pari Passu Note A-3, respectively) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interests’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interest’’ in REMIC II and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and compliance with all provisions of the Desert

Passage Pooling Agreement and the 277 Park Avenue Pooling Agreement and continuing qualifications of the REMICs formed thereunder, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership of such Excess Interest and the Excess Interest Distribution Account. See ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of the REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class [    ] Certificates will be issued at a premium, that the Class [    ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [    ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that the ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See ‘‘Yield and Maturity Considerations—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 7.4% (0.6% of the Group 1 Balance and 100.0% of the Group 2 Balance), of the Initial Pool Balance will represent Mortgage Loans secured by multifamily properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying prospectus.

Possible Taxes on Income From Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under ‘‘—Characterization of Investments in Offered Certificates’’ will be made as required under the Treasury regulations, generally on an annual basis.

As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, and to Bear, Stearns & Co. Inc., PTE 90-30, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to Barclays Capital Inc., Final Authorization Number 2004-03E, which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A)

through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘Certain ERISA Considerations’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in the borrower under one Mortgage Loan, Loan No. 3400002, representing 7.6% of the Initial Pool Balance (8.2% of the Group 1 Balance). An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemption) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Certificates. Each investor in the Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch and S&P:

Class	Fitch	S&P
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-AB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA
Class B	AA	AA
Class C	AA-	AA-

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Sellers.

The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in May 2045. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘Risk Factors—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘277 Park Avenue Intercreditor Agreement’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Master Servicer’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Mortgaged Property’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Pari Passu Note A-1’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Pari Passu Note A-2’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Pari Passu Note A-3’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Pari Passu Noteholders’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Pooling Agreement’’ is defined on page S-74 of this prospectus supplement.

‘‘277 Park Avenue Special Servicer’’ is defined on page S-74 of this prospectus supplement.

‘‘Accrued Certificate Interest’’ is defined on page S-127 of this prospectus supplement.

‘‘ACMs’’ is defined on page S-82 of this prospectus supplement.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under ‘‘The Trustee—Indemnification’’ in this prospectus supplement and under ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘Certain Federal Income Tax Consequences—Possible Taxes on Income From Foreclosure Property’’ herein and ‘‘Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee.

‘‘Administrative Fees’’ means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘Amortization Schedule’’ means, for the Mortgage Loans or Serviced Whole Loans listed below, the amount of the related monthly payments of principal and interest as set forth in the related Annex to this prospectus supplement as follows:

•	Two Mortgage Loans (Loan Nos. 59264 and 45591 on Annex A to this prospectus supplement) on Annex D-1 and Annex D-2 respectively.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in Annex A to this prospectus supplement by 12.

‘‘Anticipated Repayment Date’’ means, with respect to any ARD Loan, the date specified in the related Mortgage Loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged

Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Serviced Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Serviced Whole Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’ or ‘‘as stabilized’’ value. The appraisals for Mortgaged Properties with respect to Loan Nos. 17917 ($48,200,000 ‘‘as is’’ value as of December 6, 2005), 59740 ($27,850,000 ‘‘as is’’ value as of February 16, 2006), 58148 ($19,400,00 ‘‘as is’’ value as of February 7, 2005), 59083 ($15,300,000 ‘‘as is’’ value as of October 17, 2005), 59667 ($6,900,000 ‘‘as is’’ value as of January 5, 2006) and 17207 ($5,130,000 ‘‘as is’’ value as of December 21, 2005) are presented on an ‘‘as stabilized’’ basis, for which the specified date has not occurred, in Annex A to this prospectus supplement.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (other than the Desert Passage Pari Passu Note A-3 Mortgage Loan and the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan) (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan or any Post CAP Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any Serviced Whole Loan during any time period that a related Control Appraisal Period does not exist, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any Serviced Whole Loan during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if the related Mortgage Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

‘‘ARD Loan’’ means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan's terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Automatic Termination’’ is defined on page S-6 of this prospectus supplement.

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; and (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), unless the related Distribution Date is the final Distribution Date an amount equal to the related Withheld Amount.

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads or SF (as applicable), except:

(A) (i) with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (ii) with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, such calculation includes the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3;

(B) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 59781 and 59782, 59648 and 59649, 17886 and 17890, 59202 and 59203, and 15830 and 16734 on Annex A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon or ARD Loan-to-Value Ratio’’, ‘‘Balloon or ARD LTV Ratio’’, ‘‘Balloon or ARD LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date) divided by the Appraisal Value of the related Mortgage Loan, except:

(A)(i) with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (ii) with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, such calculation includes the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3; and

(B) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 59781 and 59782, 59648 and 59649, 17886 and 17890, 59202 and 59203 and 15830 and 16734 on Annex A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘BASIC’’ is defined on page S-14 of this prospectus supplement.

‘‘BCRE’’ is defined on page S-93 of this prospectus supplement.

‘‘Bridger’’ is defined on page S-14 of this prospectus supplement.

‘‘BSCMI’’ is defined on page S-91 of this prospectus supplement.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

‘‘Certificate Balance’’ means for any Class of Sequential Pay Certificates outstanding at any time the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificate Registrar’’ means the Trustee in its capacity as registrar.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘Class’’ is defined on page S-118 of this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘Class A-AB Planned Principal Balance’’ means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Annex C to this prospectus supplement.

‘‘CMSA NOI Adjustment Worksheet’’ is defined on page S-138 of this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined on page S-138 of this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined on page S-15 of this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility or a health club.

‘‘Companion Holders’’ means with respect to each Whole Loan as follows: (i) with respect to the Desert Passage Whole Loan, the Desert Passage Pari Passu Note A-1 Holder and the Desert Passage Pari Passu Note A-2 Holder, and (ii) with respect to the 277 Park Avenue Whole Loan, the 277 Park Avenue Pari Passu Note A-1 Holder and the 277 Park Avenue Note A-2 Holder.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class P Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

‘‘Controlling Holder’’ means, with respect to: (i) the Desert Passage Whole Loan, the Desert Passage Controlling Holder, and (ii) the 277 Park Avenue Whole Loan, the 277 Park Avenue Controlling Holder.

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

‘‘Cut-off Date’’ is defined on page S-14 of this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) (i) with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (ii) with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, such calculation includes the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3;

(B) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 59781 and 59782, 59648 and 59649, 17886 and 17890, 59202 and 59203, and 15830 and 16734 on Annex A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans; and

(C)   with respect to the Holdback Loan, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) (i) that is delinquent 60 days or more in respect of a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless (i) (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Assumed Monthly Payment, (y) the Directing Certificateholder consents, and (z) the related mortgagor has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment (which refinancing commitment the Master Servicer shall promptly forward to the Special Servicer and the Directing Certificateholder) reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the due date of such Balloon Payment, during which the refinancing would occur, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of Annex A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Lock-out Period’’ or ‘‘DLP’’ means the time after the specified period, which is at least two years from the Delivery Date, provided no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Lock-out Period, provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined on page S-14 of this prospectus supplement.

‘‘Depositor’’ is defined on page S-12 of this prospectus supplement.

‘‘Desert Passage Intercreditor Agreement’’ is defined on page S-72 of this prospectus supplement.

‘‘Desert Passage Master Servicer’’ is defined on page S-73 of this prospectus supplement.

‘‘Desert Passage Mortgaged Property’’ is defined on page S-72 of this prospectus supplement.

‘‘Desert Passage Pari Passu Note A-1’’ is defined on page S-72 of this prospectus supplement.

‘‘Desert Passage Pari Passu Note A-2’’ is defined on page S-72 of this prospectus supplement.

‘‘Desert Passage Pari Passu Note A-3’’ is defined on page S-72 of this prospectus supplement.

‘‘Desert Passage Pari Passu Noteholders’’ is defined on page S-72 of this prospectus supplement.

‘‘Desert Passage Pooling Agreement’’ is defined on page S-72 of this prospectus supplement.

‘‘Desert Passage Special Servicer’’ is defined on page S-73 of this prospectus supplement.

‘‘Desert Passage Whole Loan’’ is defined on page S-72 of this prospectus supplement.

‘‘Determination Date’’ is defined on page S-14 of this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is Hyperion Brookfield Asset Management Inc.

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined on page S-127 of this prospectus supplement.

‘‘Distribution Date’’ is defined on page S-14 of this prospectus supplement.

‘‘Distribution Date Statement’’ is defined on page S-136 of this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Emergency Advance’’ means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund.

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Cash Flow’’ means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

‘‘Excess Interest’’ means interest accrued on an ARD Loan at the related Excess Interest Rate.

‘‘Excess Interest Distribution Account’’ means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V Certificateholders.

‘‘Excess Interest Rate’’ means the difference in rate of an ARD Loan's Revised Rate over the related Mortgage Rate.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, and to Bear, Stearns & Co. Inc., PTE 90-30, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to Barclays Capital Inc., Final Authorization Number 2004-03E.

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘Fitch’’ means Fitch Ratings.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also ‘‘Cash Flow’’ above.

‘‘FMSA’’ is defined on page S-8 of this prospectus supplement.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 59781 and 59782, 59648 and 59649, 17886 and 17890, 59202 and 59203, and 15830 and 16734 on Annex A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(B) (i) with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (ii) with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, such calculation includes the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3.

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $2,515,140,454.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $183,944,004.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, collectively, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means the Group 1 Balance and the Group 2 Balance.

‘‘Holdback Loan’’ means Loan Nos. 13139, 14954, 17207, 14898, 14237, 20061306, 20051335 and 20061346 on Annex A to this prospectus supplement, which, for purposes of calculating the related debt service coverage ratio and Cut-off Date LTV, the related holdback reserve is netted out prior to such calculation.

‘‘Hyper Am’’ means (for purposes of Annex A to this prospectus supplement) ARD Loans.

‘‘Initial Certificate Balance’’ is defined on page S-146 to this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $2,699,084,458, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon a Sponsor's receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans (or, with respect to Loan No. 59721, a series of monthly payments over the remaining term of the Loan through and including the payment that is three months prior to the maturity date of the related Mortgage Loan), discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. ‘‘Int Diff Payment Amount’’ means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield.‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

•	Loan Nos. 59814, 59741, 58608, 59266, 58607, 59668, 59721, 59781, 59782, 59733, 59202, 59203, 59732, 59734, 59730 and 59731 have been assumed to be included in this category for purposes of Annex A.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

‘‘Interest Only, Hyper Am’’ means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘IO, Hyper Am’’ and ‘‘Partial Interest Only, Hyper Am’’ each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, child development centers, the square footage of the net leasable area.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 137 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 93.2% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 23 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 92.2% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties) and representing approximately 6.8% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lock-out Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined on page S-13 of this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means principal compensation to be paid to the Master Servicer in respect of its master servicing activities.

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

‘‘Maturity Assumptions’’ is defined on page S-146 of this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loan, the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Serviced Whole Loan except solely for purposes of Annex A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans; Interest Only, Hyper Am Loan, the related ‘‘Monthly Payment’’ is equal to the average of the first twelve monthly interest payments of the loan;

(2) with respect to any IO, Balloon; Partial Interest Only, Balloon; and Partial Interest Only, Hyper Am Loan, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date;

(3) with respect to Loan No. 59264 on Annex A to this prospectus supplement, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 scheduled monthly payments of principal and interest owed beginning on the amortization commencement date as set forth on the related Amortization Schedule; and

(4) with respect to Loan No. 45591 on Annex A to this prospectus supplement, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 scheduled monthly payments of principal and interest beginning on the amortization commencement date as set forth on the related Amortization Schedule.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Sellers’’ means the Sponsors.

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 160 multifamily and commercial Mortgage Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of an ARD Loan, which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also ‘‘Cash Flow’’.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 59781 and 59782, 59648 and 59649, 17886 and 17890, 59202 and 59203 and 15830 and 16734 on Annex A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(B) (i) with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (ii) with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, such calculation includes the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3.

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the five categories listed in (i) through (iii) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 12 Months Annualized’’ or ‘‘Trailing Twelve Months Annualized’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent Date.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more apartment buildings each consisting of five or more rental living units or manufactured housing properties.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined on page S-128 of this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the final Distribution Date occurs in such month) will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 4.4740% per annum to 6.8892% per annum, with a Weighted Average Net Mortgage Rate of 5.7757% per annum. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Non-Partitioned Mortgage Loans’’ means the Mortgage Loans, other than the Desert Passage Pari Passu Note A-3 Mortgage Loan and the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Serviced Mortgage Loans’’ means the Desert Passage Pari Passu Note A-3 Mortgage Loan and the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Specially Serviced Mortgage Loan.

‘‘Not Rated’’ or ‘‘NR’’ means, when used with respect to tenant ratings, that either the tenant has not been rated or, if such tenant was rated, that such rating has been withdrawn.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XW Certificates.

‘‘NPV (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the excess if any of (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 20061403, 20061440, 20061523, 20061456, 17438, 15830, 16734, 17207, 16949, 16498, 17997 and 17779 have been assumed to be included in this category for the purposes of Annex A.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note (or, with respect to Loan No. 45591, all unpaid principal and interest payments assuming that all outstanding principal and interest on the loan is paid on the payment date occurring three months prior to the maturity date, or, with respect to Loan No. 46414, all unpaid principal and interest payments assuming that all outstanding principal and interest on the loan is paid on February 1, 2016), calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 45591, 46414, 44743, 44462 and 46162 have been assumed to be included in this category for purposes of Annex A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

‘‘Offered Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the Mortgage Loan documents. If such allocation is not provided in the Mortgage Loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Partial Interest Only’’ means an Interest Only loan that pays principal and interest for a portion of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined on page S-154 of this prospectus supplement.

‘‘Pass-Through Rate’’ is defined on page S-120 of this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined on page S-136 of this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the related Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of June 1, 2006, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

‘‘Prepayment Premium’’ means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Whole Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, however, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Sponsor).

‘‘Rated Final Distribution Date’’ means the Distribution Date in May 2045, which is the first Distribution Date that follows three years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

‘‘Rating Agencies’’ means Fitch and S&P.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or Serviced Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv)

all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Serviced Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Serviced Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date ’’ is defined on page S-14 of this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, or Serviced Whole Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined on page S-8 of this prospectus supplement.

‘‘Relevant Member State’’ is defined on page S-8 of this prospectus supplement.

‘‘Relevant Persons’’ is defined on page S-9 of this prospectus supplement.

‘‘REMIC’’ is defined on page S-150 of this prospectus supplement.

‘‘REMIC I’’ is defined on page S-150 of this prospectus supplement.

‘‘REMIC II’’ is defined on page S-150 of this prospectus supplement.

‘‘REMIC II Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘REMIC Administrator’’ means the Trustee with respect to its duties with respect to REMIC administration.

‘‘REMIC Residual Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘REO Extension’’ is defined on page S-115 of this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined on page S-152 of this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a

Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, that if the related Sponsor did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Beach, provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘Revised Rate’’ means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘S&P’’ means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Senior Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘Sequential Pay Certificates’’ is defined on page S-118 of this prospectus supplement.

‘‘Serviced Whole Loan’’ means the Desert Passage Whole Loan.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), or a Serviced Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means to service and administer a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, if a Whole Loan is involved, the related Companion Holder(s), as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate (or any security backed by the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2, the 277 Park Avenue Pari Passu Note A-1 or the 277 Park Avenue Pari Passu Note A-2) or any interest in any mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or the Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, any of the following events: (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) determines, in its reasonable judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment if (x) the related Borrower is actively seeking a refinancing commitment, (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, for 60 days beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined on page S-146 of this prospectus supplement.

‘‘Special Actions’’ means, with respect to any Mortgage Loan or related REO Property (other than the Desert Passage Pari Passu Note A-3 Mortgage Loan or the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan or any related REO Property), (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage Loan; (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘Description of the Certificates—Termination’’ or pursuant to a Purchase Option as described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan (other than a Corrected Mortgage Loan, but not including the Desert Passage Pari Passu Note A-3 Mortgage Loan or the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan) as to which a Servicing Transfer Event has occurred.

‘‘Special Servicer’’ is defined on page S-13 of this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.25% (25 basis points) per annum.

‘‘Sponsors’’ is defined on page S-91 of this prospectus supplement.

‘‘Startup Day’’ is defined on page S-151 of this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement

Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates and Class XW Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Transaction Overview’’ is defined on page S-15 of this prospectus supplement.

‘‘Trust’’ is defined on page S-118 of this prospectus supplement.

‘‘Trustee’’ is defined on page S-13 of this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement.

‘‘Trust Fund’’ is defined on page S-118 of this prospectus supplement.

‘‘Underwriters’’ means, collectively, Banc of America Securities LLC, Barclays Capital Inc. and Bear, Stearns & Co. Inc.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’ and ‘‘SF’’ respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in Annex A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in Annex A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing community, the number of pads, regardless of the size of each pad (referred to in Annex A to this prospectus supplement as ‘‘Pads’’) and (iv) in the case of a Mortgaged Property operated as an office or retail building the number of square feet (referred to in Annex A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined on page S-82 of this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined above) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also ‘‘Cash Flow’’ above.

(i) ‘‘U/W Revenues’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 59781 and 59782, 59648 and 59649, 17886 and 17890, 59202 and 59203 and 15830 and 16734 on Annex A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(B) (i) with respect to the Desert Passage Pari Passu Note A-3 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note

A-2 and the Desert Passage Pari Passu Note A-3; and (ii) with respect to the 277 Park Avenue Pari Passu Note A-3 Mortgage Loan, such calculation includes the 277 Park Avenue Pari Passu Note A-1, the 277 Park Avenue Pari Passu Note A-2 and the 277 Park Avenue Pari Passu Note A-3;

(C)   with respect to each Holdback Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Holdback Loan (net of the debt service in respect of the holdback); and

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet or Pads, as applicable.

‘‘Wachovia’’ is defined on page S-100 of this prospectus supplement.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

‘‘Whole Loan’’ means each of the following: the Desert Passage Whole Loan and the 277 Park Avenue Whole Loan.

‘‘Withheld Amount’’ is defined on page S-132 of this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined on page S-134 of this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

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                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                  LOAN           LOAN
  SEQUENCE       NUMBER          GROUP     LOAN ORIGINATOR          PROPERTY NAME
  --------       ------          -----     ---------------          -------------

     1           3400002           1       BofA                     181 West Madison Street
     2           3219704           1       BofA                     Eastland Mall
     3            59264            1       BofA                     Desert Passage

    4.1           59814            1       BofA                     Carson Pirie Scott - Wilmette
    4.2           59814            1       BofA                     Herberger's - Roseville
    4.3           59814            1       BofA                     Younkers - Grandville
    4.4           59814            1       BofA                     Carson Pirie Scott - Vernon Hills
    4.5           59814            1       BofA                     Boston Store - Racine
    4.6           59814            1       BofA                     Younkers - Des Moines
    4.7           59814            1       BofA                     Herberger's - Saint Cloud
    4.8           59814            1       BofA                     Carson Pirie Scott - West Dundee
    4.9           59814            1       BofA                     Younkers - Duluth
    4.10          59814            1       BofA                     Bergner's - Springfield
    4.11          59814            1       BofA                     Younkers - West Des Moines
    4.12          59814            1       BofA                     Younkers - Coralville
     4            59814            1       BofA                     BON-TON DEPARTMENT STORES PORTFOLIO (ROLLUP)

     5            59729            1       BofA                     150 East 52nd Street

    6.1          45591-1           1       BSCMI                    55 West 125th Street
    6.2          45591-2           1       BSCMI                    215  West 125th Street
     6            45591            1       BSCMI                    55 & 215 WEST 125TH STREET (ROLLUP)

     7           3400081           1       BofA                     Faneuil Hall
     8           3400077           1       BofA                     Savannah Marriott
     9            45806            1       BSCMI                    Embassy Suites Chicago
     10           59816            1       BofA                     Dominion Tower
     11           59603            1       BofA                     Sports Club LA
     12           59711            1       BofA                     2 Rockledge Centre
     13           59147            1       BofA                     277 Park Avenue
     14          3219706           1       BofA                     Valley Mall
     15           59807            1       BofA                     Lakewood City Commons
     16         20061306           1       Barclays                 The Glen Town Center
     17           17917            1       Bridger                  Peachtree Street Office
     18           59741            1       BofA                     Belk Headquarters
     19         20051406           1       Barclays                 The Biltmore
     20           58693            1       BofA                     Laguna Gateway Phase II
     21           59736            2       BofA                     Summit at Madison Park

    22.1          59666            2       BofA                     Sherwood Apartments
    22.2          59666            2       BofA                     Winding Wood Apartments
     22           59666            2       BofA                     SHERWOOD APARTMENTS & WINDING WOOD APARTMENTS (ROLLUP)

     23           59820            1       BofA                     The Junction
     24           44827            1       BSCMI                    1151 Seven Locks Plaza
     25         20061403           1       Barclays                 Nortel Networks Building

    26.1         45772-3           1       BSCMI                    Brittany Retail Center
    26.2         45772-1           1       BSCMI                    Normandie Village
    26.3         45772-2           1       BSCMI                    Comotara Center
     26           45772            1       BSCMI                    WICHITA RETAIL PORTFOLIO (ROLLUP)

    27.1         46147-3           1       BSCMI                    Mayfair Village
    27.2         46147-1           1       BSCMI                    Midland Plaza
    27.3         46147-2           1       BSCMI                    Market Place
     27           46147            1       BSCMI                    OKLAHOMA RETAIL CENTER PORTFOLIO (ROLLUP)

     28         20061440           1       Barclays                 Doubletree Hotel - Palm Beach Gardens
     29           59740            1       BofA                     THQ Headquarters
     30           59570            1       BofA                     Courtyard by Marriott Nashville
     31           59790            1       BofA                     Northpointe Office Building
     32          3400063           1       BofA                     East Lansing Marriott
     33           59760            1       BofA                     Cooper House
     34           58608            2       BofA                     Columbia Trails Apartments
     35           59724            1       BofA                     Anaheim Desert Palms Hotel & Suites
     36           59779            1       BofA                     361 Newbury Street
     37           46523            1       BSCMI                    Lawndale Plaza
     38           58148            1       BofA                     Twin City Town Center
     39         20061614           2       Barclays                 Polos at Hudson Corners
     40           59727            1       BofA                     Fortunoffs of Paramus
     41         20051493           1       Barclays                 GSA - Milwaukee
     42           59664            1       BofA                     Parkway Woods

    43.1          17801            1       Bridger                  Brookfield
    43.2          17801            1       Bridger                  Pelham at Hyland
     43           17801            1       Bridger                  BROOKFIELD-PELHAM (ROLL UP)

     44           59266            1       BofA                     Falcon Gateway
     45           58607            2       BofA                     Avalon Apartments
     46           59723            1       BofA                     Anaheim Desert Inn & Suites
     47           59614            1       BofA                     Heritage Marketplace
     48           44713            1       BSCMI                    8600 Allisonville Road
     49           59083            1       BofA                     Summerfield Crossings (9)
     50           59434            1       BofA                     Ford - Princeton Park
     51           59668            1       BofA                     North Broadway Plaza
     52           59749            1       BofA                     841-853 Broadway
     53           46414            1       BSCMI                    Manchester Run
     54           10289            2       Bridger                  Carib Villas
     55           59803            1       BofA                     National Association of Letter Carriers Building
     56         20061601           1       Barclays                 Gander Mountain-Minnesota
     57           59647            1       BofA                     250 Park Avenue South
     58           59721            1       BofA                     Myles Standish Plaza
     59         20061456           1       Barclays                 Raymour & Flanigan - Middletown, NY
     60         20061411           1       Barclays                 26211 Enterprise Way

     61           59781            1       BofA                     Hoods Crossroads
     62           59782            1       BofA                     Long Shoals
                                                                    SUBTOTAL CROSSED LOANS

     63           17438            1       Bridger                  Freehold Business Park
     64           59748            1       BofA                     160 East 84th Street
     65           17160            1       Bridger                  Gateway Retail Center
     66           59810            1       BofA                     Point 360 Media Center
     67         20061362           1       Barclays                 SpringHill Suites Sacramento Natomas
     68           17465            1       Bridger                  Arden Medical Office Building

    69.1          59649            1       BofA                     Raymond Apartments - 1700 Hinman
    69.2          59649            1       BofA                     Raymond Apartments - 1740 Hinman Ave
    69.3          59649            1       BofA                     Raymond Apartments - 2114 Central Street
     69           59649            1       BofA                     RAYMOND APARTMENTS (ROLLUP)
     70           59648            1       BofA                     Raymond - 222 Northfield Rd
                                                                    SUBTOTAL CROSSED LOANS

     71           13139            1       Bridger                  Greenhouse Square
     72           43800            1       BSCMI                    Riverglen Square

     73           17886            2       Bridger                  Solon Place Apartment Homes
     74           17890            2       Bridger                  Kaufman Place
                                                                    SUBTOTAL CROSSED LOANS

     75         20051335           1       Barclays                 Houston & Orchard Retail
     76           16072            1       Bridger                  Titan Facility
     77           17742            1       Bridger                  FedEx Warehouse Building
     78           14875            1       Bridger                  Parkway Medical Center
     79         20061602           1       Barclays                 Gander Mountain-Illinois
     80         20061538           1       Barclays                 Green Meadows
     81           14954            2       Bridger                  Eastland Communities

    82.1          59467            1       BofA                     Manthey Road-Sterling - College Plaza
    82.2          59467            1       BofA                     Manthey Road-Sterling - Manteca Plaza
    82.3          59467            1       BofA                     Manthey Road-Sterling - Weston Ranch Pads
     82           59467            1       BofA                     MANTHEY ROAD-STERLING (ROLLUP)

     83           9633             2       Bridger                  Chelsea Lane Apartments
     84           44743            1       BSCMI                    Home Depot - Westminster
     85           17824            1       Bridger                  GE Warehouse Building
     86           17821            2       Bridger                  Donnelly Gardens
     87           59733            1       BofA                     Crossroads - TJ Maxx

     88           59202            1       BofA                     Marriott Residence Inn-Troy
     89           59203            1       BofA                     Marriott Fairfield Inn Suites-Troy
                                                                    SUBTOTAL CROSSED LOANS

     90           44462            1       BSCMI                    NorthGate Shopping Center
     91         20061603           1       Barclays                 Gander Mountain-Texas
     92           15779            2       Bridger                  River Oaks

    93.1         46162-2           1       BSCMI                    Rite Aid Lynden
    93.2         46162-1           1       BSCMI                    Rite Aid Atco
     93           46162            1       BSCMI                    RITE AID ATCO & RITE AID LYNDEN (ROLLUP)

     94         20061405           1       Barclays                 Fed Ex Ground Packaging
     95           59352            1       BofA                     100 Route 59
     96         20061253           1       Barclays                 Holiday Inn Express Coralville
     97           59667            1       BofA                     Bank of America at Avenue U
     98           59651            1       BofA                     Walgreens - Dallas

     99           15830            1       Bridger                  Northway Shopping Center
    100           16734            1       Bridger                  Centro Cubano Shopping Center
                                                                    SUBTOTAL CROSSED LOANS

    101           59642            1       BofA                     Atlas Self Storage
    102           59778            2       BofA                     Club at Lake Jackson Apartments
    103           59788            1       BofA                     East Brooke Commons
    104           59705            2       BofA                     Ridgewood Apartments
    105           59720            2       BofA                     University Club Apartments
    106         20061604           1       Barclays                 Gander Mountain-Wisconsin

   107.1        20061261           1       Barclays                 Nostrand Avenue
   107.2        20061261           1       Barclays                 University Avenue
   107.3        20061261           1       Barclays                 Prospect Avenue
    107         20061261           1       Barclays                 BROOKLYN / BRONX RETAIL PORTFOLIO (ROLLUP)

    108           16366            1       Bridger                  Cousteau Place
    109           15599            2       Bridger                  High Pointe 2
    110         20061346           1       Barclays                 Fairfield Inn & Suites-Tifton
    111           14233            1       Bridger                  Broadway Festival Plaza
    112         20051522           1       Barclays                 Everett Mall Mini Storage
    113           59732            1       BofA                     Crossroads - Linens N Things
    114         20061304           1       Barclays                 Paw Creek Crossing Shopping Center
    115           17207            1       Bridger                  Lockaway Storage-Riverside
    116           59734            1       BofA                     Crossroads - Best Buy
    117           14898            1       Bridger                  Alico Storage
    118         20061523           1       Barclays                 Manzanita Medical Plaza
    119         20051520           1       Barclays                 Hampton Inn Tupelo
    120           16886            1       Bridger                  Emily Drive Retail
    121           44681            1       BSCMI                    Pomona Industrial Center
    122           15908            1       Bridger                  Miramar Galleria
    123           59482            1       BofA                     TGI Friday's Plaza
    124           59730            1       BofA                     Crossroads - Staples
    125           17935            1       Bridger                  Regency Plaza Central Ave.
    126         20061509           1       Barclays                 MOTM Self Storage Huntington
    127           16949            2       Bridger                  Venture Plaza Apartments
    128           16980            1       Bridger                  Cranberry Business Center
    129           14237            1       Bridger                  Archer and Central Plaza
    130           59731            1       BofA                     Crossroads - PetSmart
    131         20051487           1       Barclays                 Holiday Inn Express - Ft. Mill, SC
    132           59693            1       BofA                     North Broadway Retail Center
    133           17989            2       Bridger                  Broadmoor Trotwood
    134         20061367           1       Barclays                 Strack & Van Til

   135.1        20061327           1       Barclays                 1153 TriView Avenue
   135.2        20061327           1       Barclays                 1401 TriView Avnue
    135         20061327           1       Barclays                 JACOBSON PORTFOLIO (ROLLUP)

    136           17648            1       Bridger                  North Wake Mini Storage
    137           17447            1       Bridger                  Sutton Street
    138           16300            1       Bridger                  Westgate Self Storage
    139         20061406           1       Barclays                 DeVry University Center
    140         20051494           2       Barclays                 North Pointe Apartments
    141           18072            1       Bridger                  Heathrow Center
    142         20061287           1       Barclays                 Munhall Square II
    143           18045            1       Bridger                  National Storage Center-Vancouver
    144           59709            1       BofA                     Gresham Mini Storage
    145         20051420           2       Barclays                 Pleasant Townhomes
    146           16548            1       Bridger                  Thomas Grace Plaza
    147           17816            1       Bridger                  Clearwater Self Storage
    148           59656            1       BofA                     West Park Apartments & Self-Storage
    149         20061288           1       Barclays                 3530 Ellsworth Road
    150           16498            1       Bridger                  Windmill Center
    151           17997            1       Bridger                  Super Storage
    152           17505            2       Bridger                  University Woods Apartments
    153           17749            1       Bridger                  Novi Industrial
    154           17897            1       Bridger                  Secured Storage Vegas
    155           17750            1       Bridger                  Discount Mini Storage North
    156           16858            1       Bridger                  Kendall Square Mall
    157           17326            2       Bridger                  Oak Meadows Apartments
    158           14800            1       Bridger                  The Shops on Sedona Row
    159           17124            2       Bridger                  Suffolk Tower
    160           17779            1       Bridger                  Sovereign Bank-Newington
                                                                    TOTALS/WEIGHTED AVERAGES
====================================================================================================================================

SEQUENCE  PROPERTY ADDRESS                                                                                        CITY
--------  ----------------                                                                                        ----

    1     181 West Madison Street                                                                                 Chicago
    2     800 North Green River Road                                                                              Evansville
    3     3663 Las Vegas Boulevard South                                                                          Las Vegas

   4.1    3200 Lake Avenue                                                                                        Wilmette
   4.2    600 Rosedale Shopping Center                                                                            Roseville
   4.3    3668 Rivertown Parkway                                                                                  Grandville
   4.4    3 Hawthorne Center                                                                                      Vernon Hills
   4.5    5500 Durand Avenue                                                                                      Racine
   4.6    3800 Merle Hay Road                                                                                     Des Moines
   4.7    600 West Saint Germain Street                                                                           Saint Cloud
   4.8    4000 Spring Hill Mall                                                                                   West Dundee
   4.9    1600 Miller Trunk Highway                                                                               Duluth
  4.10    2501 Wabash Avenue                                                                                      Springfield
  4.11    101 Jordan Creek Parkway                                                                                West Des Moines
  4.12    1421 Coral Ridge Avenue                                                                                 Coralville
    4     Various                                                                                                 Various

    5     150 East 52nd Street                                                                                    New York

   6.1    55 West 125th Street                                                                                    New York
   6.2    215 West 125th Street                                                                                   New York
    6     Various                                                                                                 New York

    7     4 South Market Building                                                                                 Boston
    8     100 General McIntosh Boulevard                                                                          Savannah
    9     600 North State Street                                                                                  Chicago
   10     999 Waterside Drive                                                                                     Norfolk
   11     1835 South Sepulveda Boulevard                                                                          Los Angeles
   12     6701 Rockledge Drive                                                                                    Bethesda
   13     277 Park Avenue                                                                                         New York
   14     1925 East Market Street                                                                                 Harrisonburg
   15     355-489 South Wadsworth Boulevard, 7650-7700 West Virginia Avenue, and 7740-7986 West Alameda Avenue    Lakewood
   16     1991 Tower Drive                                                                                        Glenview
   17     260 Peachtree Street                                                                                    Atlanta
   18     2801 West Tyvola Road                                                                                   Charlotte
   19     817 West Peachtree Street                                                                               Atlanta
   20     8211 - 8265 Laguna Boulevard                                                                            Elk Grove
   21     2211 East Madison Street                                                                                Seattle

  22.1    1410 Johnston Drive and 1805-1863 Schoenersville Road                                                   Bethlehem
  22.2    1520 Irene Street                                                                                       Bethlehem
   22     Various                                                                                                 Bethlehem

   23     40020, 40032 & 40080 Highway 49                                                                         Oakhurst
   24     1151 Seven Locks Road                                                                                   Rockville
   25     1500 Concord Terrace                                                                                    Sunrise

  26.1    2020 North Woodlawn Street                                                                              Wichita
  26.2    6404 East Central Avenue                                                                                Wichita
  26.3    2929 North Rock Road                                                                                    Wichita
   26     Various                                                                                                 Wichita

  27.1    5000 North May Avenue                                                                                   Oklahoma City
  27.2    3001 Northwest Expressway                                                                               Oklahoma City
  27.3    3303 South Boulevard Street                                                                             Edmond
   27     Various                                                                                                 Various

   28     4431 PGA Blvd                                                                                           Palm Beach Gardens
   29     29903 Agoura Road                                                                                       Agoura Hills
   30     1901 West End Avenue                                                                                    Nashville
   31     15621, 15641, 15661 Red Hill Avenue                                                                     Tustin
   32     300 M.A.C. Avenue                                                                                       East Lansing
   33     110 Cooper Street                                                                                       Santa Cruz
   34     1112 NW 15th Street                                                                                     Gresham
   35     631 West Katella                                                                                        Anaheim
   36     361 Newbury Street                                                                                      Boston
   37     3240 West Roosevelt Road                                                                                Chicago
   38     1441 NW Louisiana Avenue                                                                                Chehalis
   39     2211 Hudson Road                                                                                        Greer
   40     150 Route 17 North                                                                                      Paramus
   41     211 West Wisconsin Avenue                                                                               Milwaukee
   42     12801 Fair Lakes Parkway                                                                                Fairfax

  43.1    400 Brookfield Parkway                                                                                  Mauldin
  43.2    7001, 7003 and 7005 Pelham Road                                                                         Greenville
   43     Various                                                                                                 Various

   44     4425-4545 McKellips Road                                                                                Mesa
   45     20300 SE Morrison Terrace                                                                               Gresham
   46     1600 South Harbor Boulevard                                                                             Anaheim
   47     28007, 28023, 28031, 28039, 28047 & 28055 Scott Road                                                    Murrieta
   48     8600 Allisonville Road                                                                                  Indianapolis
   49     13154 U.S. Highway 301                                                                                  Riverview
   50     100 County Road West                                                                                    Princeton
   51     1822-1876 N. Broadway                                                                                   Santa Maria
   52     841-853 Broadway                                                                                        New York
   53     1045 - 1051 South Willow Street                                                                         Manchester
   54     11105 SW 200th Street                                                                                   Miami
   55     20547 Waverly Court                                                                                     Ashburn
   56     10470 Hudson Road                                                                                       Woodbury
   57     250 Park Avenue South                                                                                   New York
   58     127 Samoset Street                                                                                      Plymouth
   59     30 Gibbs Court                                                                                          Middletown
   60     26211 Enterprise Way                                                                                    Lake Forest

   61     3501 - 3607 Matthews-Mint Hill Road                                                                     Mint Hill
   62     6 Long Shoals Road                                                                                      Arden

   63     32 Asbury Avenue                                                                                        Freehold
   64     160 East 84th Street                                                                                    New York
   65     2500 Gateway Center Boulevard                                                                           Federal Way
   66     2701 Media Center Drive                                                                                 Los Angeles
   67     2555 Venture Oaks Way                                                                                   Sacramento
   68     435 Arden Avenue                                                                                        Glendale

  69.1    1700 Hinman Ave                                                                                         Evanston
  69.2    1740 Hinman Ave                                                                                         Evanston
  69.3    2114 Central Street                                                                                     Evanston
   69     Various                                                                                                 Evanston
   70     222 Northfield Road                                                                                     Northfield

   71     16040-16220 SE 82nd Avenue                                                                              Clackamas
   72     2078 Route 481                                                                                          Fulton

   73     1000 Solon Place Way                                                                                    Waxahachie
   74     2000 North Kaufman Street                                                                               Ennis

   75     187-195 East Houston Street & 196-200 Orchard Street                                                    New York
   76     2700-2800 Merced Street and 1850 Fairway Drive                                                          San Leandro
   77     2800 Earhart Court                                                                                      Hebron
   78     300 East Boyd Avenue                                                                                    Greenfield
   79     3301 North Essington Road                                                                               Joliet
   80     8303 and 8333 Green Meadows Drive                                                                       Lewis Center
   81     1158-1276, 1286-1308, 1318-1340, 1346-1368, 1372-1394 (even #'s only) Hammon Avenue                     Ephrata

  82.1    2160 E. Pacheco Boulevard                                                                               Los Banos
  82.2    1437 Historical Plaza Way                                                                               Manteca
  82.3    520 Carolyn Weston Blvd & 3408 Manthey Rd                                                               Stockton
   82     Various                                                                                                 Various

   83     8039 Boone Road                                                                                         Houston
   84     9050 Wadsworth Parkway                                                                                  Westminster
   85     10270 St. Rita Lane                                                                                     Evendale
   86     1295 Donnelly Avenue SW                                                                                 Atlanta
   87     2270 South Bradley Road                                                                                 Santa Maria

   88     87 Troy Town Drive                                                                                      Troy
   89     83 Troy Town Drive                                                                                      Troy

   90     2821-2927 North 15th Street                                                                             Sheboygan
   91     2301 University Avenue                                                                                  Texarkana
   92     6171 Bert Kouns Industrial Loop                                                                         Shreveport

  93.1    8090 Guide Meridian Road                                                                                Lynden
  93.2    375 White Horse Pike                                                                                    Atco
   93     Various                                                                                                 Various

   94     10 Westec Drive                                                                                         Auburn
   95     100 Route 59                                                                                            Suffern
   96     970 25th Avenue                                                                                         Coralville
   97     2016-2022 Avenue U                                                                                      Brooklyn
   98     5201 Beltline Road                                                                                      Dallas

   99     14900 NW 7th Avenue                                                                                     Miami
   100    1101 NW 22 Avenue                                                                                       Miami

   101    4511 Riviera Shores Street                                                                              San Diego
   102    5001 Lake Front Drive                                                                                   Tallahassee
   103    22301-22661 Gratiot Avenue                                                                              Eastpointe
   104    12008 Middleground Road                                                                                 Savannah
   105    2807 Pearl Street                                                                                       Nacogdoches
   106    2323 Woodman Drive                                                                                      Howard

  107.1   2125-2127 Nostrand Ave                                                                                  Brooklyn
  107.2   1751-1759 University Ave.                                                                               Bronx
  107.3   260 Prospect Park West                                                                                  Brooklyn
   107    Various                                                                                                 Various

   108    255, 267 & 279 Cousteau Place                                                                           Davis
   109    627 - 644 Highpoint Drive                                                                               Allegan
   110    806 West 7th Street                                                                                     Tifton
   111    5300 North Broadway                                                                                     Chicago
   112    10011 3rd Avenue SE                                                                                     Everett
   113    2240 South Bradley Road                                                                                 Santa Maria
   114    525 Little Rock Road                                                                                    Charlotte
   115    749 North Main Street                                                                                   Riverside
   116    2326 South Bradley Road                                                                                 Santa Maria
   117    7600 Alico Road                                                                                         Fort Myers
   118    450 South Willard Street                                                                                Cottonwood
   119    1516 McCullough Boulevard                                                                               Tupelo
   120    210 Emily Drive                                                                                         Clarksburg
   121    912-980 E.1st St, 905-981 E. 2nd St, 910 E. 2nd St.& 125 S. San Antonio Avenue                          Pomona
   122    7122-7128 Miramar Rd                                                                                    San Diego
   123    620 Scranton Carbondale Highway                                                                         Dickson City
   124    2170 South Bradley Road                                                                                 Santa Maria
   125    6710 West Central Avenue                                                                                Sylvania
   126    380 Oakwood Road                                                                                        Huntington Station
   127    12110 East Burnside                                                                                     Portland
   128    3104 Unionville Road                                                                                    Cranberry Township
   129    5889 - 5915 Archer Avenue                                                                               Chicago
   130    2306 South Bradley Road                                                                                 Santa Maria
   131    3560 Lakemont Boulevard                                                                                 Ft. Mill
   132    1760-1840 North Broadway                                                                                Walnut Creek
   133    400 Burman Avenue                                                                                       Trotwood
   134    9828 Wicker Ave                                                                                         St. John

  135.1   1153 TriView Avenue                                                                                     Sioux City
  135.2   1401 TriView Avnue                                                                                      Sioux City
   135    1153 & 1401Triview Ave                                                                                  Sioux City

   136    820 S. Main Street and 10306 Ligon Mill Road                                                            Wake Forest
   137    100-120 Sutton St.                                                                                      Brooklyn
   138    3627 Secor Road                                                                                         Toledo
   139    1175 Kelly Johnson Blvd.                                                                                Colorado Springs
   140    3021 North Pointe Drive                                                                                 Jackson
   141    7411 & 7421 Heathrow Way                                                                                Indianapolis
   142    612-626 William Marks Drive                                                                             Munhall
   143    5820 NE 8th Court                                                                                       Vancouver
   144    2660 Northwest Division Street                                                                          Gresham
   145    Courtright Drive & Wagnalls Court                                                                       Pickerington
   146    3500 Highway 34                                                                                         Sharpsburg
   147    18524 US Highway 19 North                                                                               Clearwater
   148    3204-3212 Mt. Vernon Avenue and 3188 Droll Avenue                                                       Evansville
   149    3530 East Ellsworth Road                                                                                Ann Arbor
   150    2222 Meridian Avenue East                                                                               Edgewood
   151    6637 Van Buren Boulevard                                                                                Riverside
   152    2513 S. 3rd Street                                                                                      Waco
   153    46555 Humboldt Drive                                                                                    Novi
   154    2608 Losee Road                                                                                         North Las Vegas
   155    4105 West Hillsborough Avenue                                                                           Tampa
   156    13710-13730 SW 88 Street                                                                                Miami
   157    1901 Centenary Boulevard                                                                                Shreveport
   158    8101 San Pedro Drive NE                                                                                 Albuquerque
   159    177-185 North Main Street                                                                               Suffolk
   160    3237 Berlin Turnpike                                                                                    Newington
          160 LOANS/186 PROPERTIES
====================================================================================================================================

                                                               ZIP                 PROPERTY
  SEQUENCE    COUNTY                            STATE          CODE                  TYPE                     PROPERTY SUBTYPE
  --------    ------                            -----          ----                  ----                     -----------------

      1       Cook                                IL          60602                 Office                           CBD
      2       Vanderburgh                         IN          47715                 Retail                         Anchored
      3       Clark                               NV          89109                 Retail                         Anchored

     4.1      Cook                                IL          60091                 Retail                         Anchored
     4.2      Ramsey                              MN          55113                 Retail                         Anchored
     4.3      Kent                                MI          49418                 Retail                         Anchored
     4.4      Lake                                IL          60061                 Retail                         Anchored
     4.5      Racine                              WI          53406                 Retail                         Anchored
     4.6      Polk                                IA          50310                 Retail                         Anchored
     4.7      Stearns                             MN          56301                 Retail                         Anchored
     4.8      Kane                                IL          60118                 Retail                         Anchored
     4.9      St. Louis                           MN          55811                 Retail                         Anchored
    4.10      Sangamon                            IL          62704                 Retail                         Anchored
    4.11      Dallas                              IA          50266                 Retail                         Anchored
    4.12      Johnson                             IA          52241                 Retail                         Anchored

      4       Various                          Various       Various                Retail                         Anchored

      5       New York                            NY          10022                 Office                           CBD

     6.1      New York                            NY          10027                 Office                           CBD
     6.2      New York                            NY          10027                 Office                           CBD

      6       New York                            NY          10027                 Office                           CBD

      7       Suffolk                             MA          02109                 Retail                         Anchored
      8       Chatham                             GA          31401                 Hotel                        Full Service
      9       Cook                                IL          60610                 Hotel                        Full Service
     10       Norfolk City                        VA          23510                 Office                           CBD
     11       Los Angeles                         CA          90025                 Other                        Health Club
     12       Montgomery                          MD          20817                 Office                         Suburban
     13       New York                            NY          10172                 Office                           CBD
     14       Rockingham                          VA          22801                 Retail                         Anchored
     15       Jefferson                           CO          80226                 Retail                         Anchored
     16       Cook                                IL          60026                 Retail                         Anchored
     17       Fulton                              GA          30303                 Office                           CBD
     18       Mecklenburg                         NC          28217                 Office                         Suburban
     19       Fulton                              GA          30308                 Office                         Suburban
     20       Sacramento                          CA          95758                 Retail                         Anchored
     21       King                                WA          98112              Multifamily                       Mid-rise

    22.1      Northampton                         PA          18017              Multifamily                        Garden
    22.2      Northampton                         PA          18017              Multifamily                        Garden

     22       Northampton                         PA          18017              Multifamily                        Garden

     23       Madera                              CA          93644               Mixed Use                   Retail/Industrial
     24       Montgomery                          MD          20854                 Office                         Suburban
     25       Broward                             FL          33323                 Office                         Suburban

    26.1      Sedgewick                           KS          67208                 Retail                         Anchored
    26.2      Sedgewick                           KS          67206                 Retail                         Anchored
    26.3      Sedgewick                           KS          67226                 Retail                         Anchored

     26       Sedgewick                           KS         Various                Retail                         Anchored

    27.1      Oklahoma                            OK          73112                 Retail                         Anchored
    27.2      Oklahoma                            OK          73112                 Retail                         Anchored
    27.3      Oklahoma                            OK          73013                 Retail                         Anchored

     27       Oklahoma                            OK         Various                Retail                         Anchored

     28       Palm Beach                          FL          33410                 Hotel                        Full Service
     29       Los Angeles                         CA          91301                 Office                         Suburban
     30       Davidson                            TN          37203                 Hotel                        Full Service
     31       Orange                              CA          92780                 Office                         Suburban
     32       Ingham                              MI          48823                 Hotel                        Full Service
     33       Santa Cruz                          CA          95060               Mixed Use                     Office/Retail
     34       Multnomah                           OR          97030              Multifamily                        Garden
     35       Orange                              CA          92802                 Hotel                        Full Service
     36       Suffolk                             MA          02115                 Office                           CBD
     37       Cook                                IL          60624                 Retail                         Anchored
     38       Lewis                               WA          98532                 Retail                     Shadow Anchored
     39       Greenville                          SC          29650              Multifamily                        Garden
     40       Bergen                              NJ          07652                 Retail                         Anchored
     41       Milwaukee                           WI          53203                 Office                           CBD
     42       Fairfax                             VA          22033                 Office                         Suburban

    43.1      Greenville                          SC          29607                 Office                         Suburban
    43.2      Greenville                          SC          29615                 Office                         Suburban

     43       Greenville                          SC         Various                Office                         Suburban

     44       Maricopa                            AZ          85215                 Retail                     Shadow Anchored
     45       Multnomah                           OR          97030              Multifamily                        Garden
     46       Orange                              CA          92802                 Hotel                      Limited Service
     47       Riverside                           CA          92563                 Retail                         Anchored
     48       Marion                              IN          46250                 Retail                         Anchored
     49       Hillsborough                        FL          33569                 Retail                         Anchored
     50       Gibson                              IN          47670               Industrial                      Warehouse
     51       Santa Barbara                       CA          93454                 Retail                         Anchored
     52       New York                            NY          10003                 Office                           CBD
     53       Hillsborough                        NH          03103                 Retail                         Anchored
     54       Miami-Dade                          FL          33157              Multifamily                        Garden
     55       Loudoun                             VA          20147                 Office                         Suburban
     56       Washington                          MN          55129                 Retail                        Unanchored
     57       New York                            NY          10003                 Office                           CBD
     58       Plymouth                            MA          02360                 Retail                         Anchored
     59       Orange                              NY          10940                 Retail                        Unanchored
     60       Orange                              CA          92630                 Office                         Suburban

     61       Mecklenburg                         NC          28105                 Retail                         Anchored
     62       Buncombe                            NC          28704              Self Storage                    Self Storage

     63       Monmouth                            NJ          07728               Industrial                         Flex
     64       New York                            NY          10028              Multifamily                      High-rise
     65       King                                WA          98003                 Retail                         Anchored
     66       Los Angeles                         CA          90065               Industrial                      Warehouse
     67       Sacramento                          CA          95833                 Hotel                      Limited Service
     68       Los Angeles                         CA          91203                 Office                         Medical

    69.1      Cook                                IL          60201              Multifamily                        Garden
    69.2      Cook                                IL          60201              Multifamily                        Garden
    69.3      Cook                                IL          60201               Mixed Use                   Multifamily/Retail

     69       Cook                                IL          60201                Various                         Various
     70       Cook                                IL          60093                 Office                         Suburban

     71       Clackamas                           OR          97015                 Retail                     Shadow Anchored
     72       Oswego                              NY          13069                 Retail                         Anchored

     73       Ellis                               TX          75165              Multifamily                        Garden
     74       Ellis                               TX          75119              Multifamily                        Garden

     75       New York                            NY          10002                 Retail                        Unanchored
     76       Alameda                             CA          94577               Industrial                    Manufacturing
     77       Boone                               KY          41048               Industrial                      Warehouse
     78       Hancock                             IN          46140                 Office                         Medical
     79       Will                                IL          60435                 Retail                        Unanchored
     80       Delaware                            OH          43035               Industrial                         Flex
     81       Lancaster                           PA          17522              Multifamily                        Garden

    82.1      Merced                              CA          93635                 Retail                     Shadow Anchored
    82.2      San Joaquin                         CA          95336                 Retail                     Shadow Anchored
    82.3      San Joaquin                         CA          95206                 Retail                     Shadow Anchored

     82       Various                             CA         Various                Retail                     Shadow Anchored

     83       Harris                              TX          77072              Multifamily                        Garden
     84       Jefferson                           CO          80021                 Retail                         Anchored
     85       Hamilton                            OH          45215               Industrial                      Warehouse
     86       Fulton                              GA          30310              Multifamily                        Garden
     87       Santa Barbara                       CA          93455                 Retail                         Anchored

     88       Miami                               OH          45373                 Hotel                       Extended Stay
     89       Miami                               OH          45373                 Hotel                      Limited Service

     90       Sheboygan                           WI          53083                 Retail                         Anchored
     91       Bowie                               TX          75503                 Retail                        Unanchored
     92       Caddo                               LA          71129              Multifamily                        Garden

    93.1      Whatcom                             WA          98264                 Retail                         Anchored
    93.2      Camden                              NJ          08004                 Retail                         Anchored

     93       Various                          Various       Various                Retail                         Anchored

     94       Worcester                           MA          01501               Industrial                         Flex
     95       Rockland                            NY          10901                 Office                         Suburban
     96       Johnson                             IA          52241                 Hotel                      Limited Service
     97       Kings                               NY          11229                 Retail                         Anchored
     98       Dallas                              TX          75254                 Retail                         Anchored

     99       Miami-Dade                          FL          33168                 Retail                         Anchored
     100      Miami-Dade                          FL          33125                 Retail                        Unanchored

     101      San Diego                           CA          92154              Self Storage                    Self Storage
     102      Leon                                FL          32303              Multifamily                        Garden
     103      Macomb                              MI          48021                 Retail                         Anchored
     104      Chatham                             GA          31419              Multifamily                        Garden
     105      Nacogdoches                         TX          75965              Multifamily                       Student
     106      Brown                               WI          54303                 Retail                        Unanchored

    107.1     Kings                               NY          11210                 Retail                        Unanchored
    107.2     Bronx                               NY          10453                 Retail                        Unanchored
    107.3     Kings                               NY          11215               Mixed Use                   Retail/Multifamily

     107      Various                             NY         Various              Mixed Use                   Retail/Multifamily

     108      Yolo                                CA          95616                 Office                         Suburban
     109      Allegan                             MI          49010              Multifamily                        Garden
     110      Tift                                GA          31794                 Hotel                      Limited Service
     111      Cook                                IL          60640                 Retail                         Anchored
     112      Snohomish                           WA          98208              Self Storage                    Self Storage
     113      Santa Barbara                       CA          93455                 Retail                         Anchored
     114      Mecklenberg                         NC          28214                 Retail                         Anchored
     115      Riverside                           CA          92501              Self Storage                    Self Storage
     116      Santa Barbara                       CA          93455                 Retail                         Anchored
     117      Lee                                 FL          33912              Self Storage                    Self Storage
     118      Yavapai                             AZ          86326                 Office                         Medical
     119      Lee                                 MS          38804                 Hotel                      Limited Service
     120      Harrison                            WV          26301                 Retail                     Shadow Anchored
     121      Los Angeles                         CA          91766               Industrial                Warehouse/Distribution
     122      San Diego                           CA          92121                 Retail                        Unanchored
     123      Lackawanna                          PA          18519                 Retail                        Unanchored
     124      Santa Barbara                       CA          93455                 Retail                         Anchored
     125      Lucas                               OH          43617                 Retail                        Unanchored
     126      Suffolk                             NY          11746              Self Storage                    Self Storage
     127      Multnomah                           OR          97216              Multifamily                        Garden
     128      Butler                              PA          16066                 Office                         Suburban
     129      Cook                                IL          60638                 Retail                        Unanchored
     130      Santa Barbara                       CA          93455                 Retail                         Anchored
     131      York                                SC          29708                 Hotel                      Limited Service
     132      Contra Costa                        CA          94596                 Retail                        Unanchored
     133      Montgomery                          OH          45426              Multifamily                        Garden
     134      Lake                                IN          46373                 Retail                         Anchored

    135.1     Woodbury                            IA          51103               Industrial                 Industrial/Warehouse
    135.2     Woodbury                            IA          51103               Industrial                 Industrial/Warehouse

     135      Woodbury                            IA          51103               Industrial                 Industrial/Warehouse

     136      Wake                                NC          27587              Self Storage                    Self Storage
     137      Kings                               NY          11222               Industrial                         Flex
     138      Lucas                               OH          43606              Self Storage                    Self Storage
     139      El Paso                             CO          80920                 Office                         Suburban
     140      Jackson                             MI          49202              Multifamily                        Garden
     141      Marion                              IN          46241                 Retail                        Unanchored
     142      Allegheny                           PA          15120                 Retail                         Anchored
     143      Clark                               WA          98665              Self Storage                    Self Storage
     144      Multnomah                           OR          97030              Self Storage                    Self Storage
     145      Fairfield                           OH          43147              Multifamily                        Garden
     146      Coweta                              GA          30277                 Retail                        Unanchored
     147      Pinellas                            FL          33764              Self Storage                    Self Storage
     148      Vanderburgh                         IN          47720               Mixed Use                Multifamily/Self Storage
     149      Washtenaw                           MI          48108               Mixed Use                 Self Storage/Warehouse
     150      Pierce                              WA          98371              Self Storage                    Self Storage
     151      Riverside                           CA          92503              Self Storage                    Self Storage
     152      McLennan                            TX          76706              Multifamily                        Garden
     153      Oakland                             MI          48377               Industrial                         Flex
     154      Clark                               NV          89030              Self Storage                    Self Storage
     155      Hillsborough                        FL          33614              Self Storage                    Self Storage
     156      Miami-Dade                          FL          33186                 Retail                        Unanchored
     157      Caddo Parish                        LA          71101              Multifamily                        Garden
     158      Bernalillo                          NM          87113                 Retail                        Unanchored
     159      Suffolk                             VA          23434              Multifamily                      High-rise
     160      Hartford                            CT          06111                 Retail                         Anchored

====================================================================================================================================

                                            CUT-OFF              MATURITY/ARD
                  ORIGINAL                    DATE                   DATE                LOAN            MORTGAGE  ADMINISTRATIVE
 SEQUENCE          BALANCE                  BALANCE                BALANCE               TYPE            RATE (1)   FEE RATE (2)
 --------          -------                  -------                -------               ----            --------   ------------

     1          $206,000,000              $206,000,000           $189,948,806         IO, Balloon         6.033%       0.021%
     2           168,000,000              168,000,000            168,000,000         Interest Only        5.794%       0.021%
     3           131,883,333              131,883,333            118,613,406          IO, Balloon         5.464%       0.021%

    4.1          16,990,000                16,945,354             13,294,035
    4.2          15,323,000                15,282,734             11,989,671
    4.3          13,020,000                12,985,786             10,187,660
    4.4          11,433,000                11,402,956             8,945,892
    4.5          10,798,000                10,769,625             8,449,029
    4.6          10,480,000                10,452,461             8,200,206
    4.7          10,115,000                10,088,420             7,914,607
    4.8          10,083,000                10,056,504             7,889,568
    4.9          10,004,000                9,977,711              7,827,753
   4.10           7,860,000                7,839,345              6,150,154
   4.11           7,066,000                7,047,432              5,528,879
   4.12           6,828,000                6,810,057              5,342,653
            --------------------------------------------------------------------
     4           130,000,000              129,658,386            101,720,106            Balloon           6.213%       0.021%

     5           100,000,000              100,000,000            100,000,000         Interest Only        5.819%       0.021%

    6.1          57,230,000                57,230,000             50,739,301
    6.2          41,020,000                41,020,000             36,367,746
            --------------------------------------------------------------------
     6           98,250,000                98,250,000             87,107,047          IO, Balloon         5.815%       0.031%

     7           98,000,000                97,802,947             87,951,527            Balloon           5.570%       0.021%
     8           82,725,000                82,725,000             70,772,600            Balloon           6.232%       0.021%
     9           75,000,000                75,000,000             65,755,662          IO, Balloon         5.577%       0.031%
    10           63,650,000                63,650,000             59,555,865          IO, Balloon         5.894%       0.021%
    11           60,000,000                59,675,588             47,326,626            Balloon           6.480%       0.021%
    12           54,600,000                54,600,000             54,600,000         Interest Only        5.382%       0.021%
    13           50,000,000                50,000,000             50,000,000    Interest Only, Hyper Am   4.495%       0.021%
    14           47,500,000                47,500,000             40,169,473            Balloon           5.834%       0.021%
    15           42,500,000                42,500,000             39,128,605          IO, Balloon         5.950%       0.021%
    16           42,500,000                42,500,000             35,808,180            Balloon           5.710%       0.031%
    17           40,000,000                40,000,000             35,403,073          IO, Balloon         5.871%       0.041%
    18           34,645,000                34,645,000             34,645,000         Interest Only        5.591%       0.021%
    19           34,500,000                34,500,000             32,834,456          IO, Balloon         6.010%       0.031%
    20           34,000,000                33,570,735             28,076,059            Balloon           5.063%       0.021%
    21           29,000,000                28,973,228             24,343,866            Balloon           5.580%       0.021%

   22.1          20,635,514                20,635,514             18,531,302
   22.2           6,964,486                6,964,486              6,254,314
            --------------------------------------------------------------------
    22           27,600,000                27,600,000             24,785,616          IO, Balloon         5.603%       0.021%

    23           27,150,000                27,150,000             23,049,557            Balloon           5.966%       0.021%
    24           26,500,000                26,500,000             23,690,297          IO, Balloon         5.393%       0.031%
    25           26,500,000                26,500,000             26,500,000         Interest Only        6.200%       0.031%

   26.1          13,750,000                13,750,000             12,790,573
   26.2           7,610,000                7,610,000              7,079,001
   26.3           4,640,000                4,640,000              4,316,237
            --------------------------------------------------------------------
    26           26,000,000                26,000,000             24,185,811          IO, Balloon         5.497%       0.031%

   27.1          10,800,000                10,800,000             9,725,673
   27.2           7,240,000                7,240,000              6,519,803
   27.3           6,040,000                6,040,000              5,439,173
            --------------------------------------------------------------------
    27           24,080,000                24,080,000             21,684,649          IO, Balloon         5.732%       0.031%

    28           24,000,000                24,000,000             23,182,697          IO, Balloon         6.170%       0.031%
    29           22,313,077                22,294,132             18,915,965            Balloon           5.908%       0.021%
    30           20,580,000                20,540,849             17,399,141            Balloon           5.824%       0.021%
    31           19,640,000                19,640,000             17,069,215          IO, Balloon         5.984%       0.021%
    32           18,825,000                18,825,000             16,114,262            Balloon           6.252%       0.021%
    33           18,500,000                18,500,000             17,256,560          IO, Balloon         5.679%       0.061%
    34           18,000,000                17,893,443             15,225,718          IO, Balloon         5.000%       0.021%
    35           16,760,000                16,726,122             14,051,249            Balloon           5.546%       0.021%
    36           16,000,000                15,985,494             13,460,557            Balloon           5.652%       0.021%
    37           15,200,000                15,200,000             13,655,635          IO, Balloon         5.624%       0.031%
    38           15,000,000                14,865,076             12,576,363            Balloon           5.555%       0.021%
    39           14,150,000                14,150,000             14,150,000         Interest Only        6.110%       0.031%
    40           14,000,000                13,981,237             10,788,147            Balloon           5.748%       0.021%
    41           14,000,000                13,930,553             12,644,822            Balloon           5.900%       0.031%
    42           13,517,560                13,517,560             12,591,153          IO, Balloon         5.576%       0.021%

   43.1           6,566,857                6,566,857              6,130,370
   43.2           6,433,143                6,433,143              6,005,544
            --------------------------------------------------------------------
    43           13,000,000                13,000,000             12,135,915          IO, Balloon         5.759%       0.041%

    44           13,000,000                13,000,000             12,401,176          IO, Balloon         5.388%       0.021%
    45           13,000,000                12,923,042             10,996,351          IO, Balloon         5.000%       0.021%
    46           12,750,000                12,724,228             10,689,346            Balloon           5.546%       0.021%
    47           12,588,207                12,588,207             11,196,588          IO, Balloon         6.080%       0.021%
    48           12,530,000                12,421,462             10,446,637            Balloon           5.369%       0.031%
    49           12,400,000                12,400,000             10,831,235          IO, Balloon         5.293%       0.021%
    50           11,057,986                11,026,282             9,952,828             Balloon           5.688%       0.021%
    51           11,000,000                11,000,000             10,256,199          IO, Balloon         5.622%       0.021%
    52           11,000,000                11,000,000             11,000,000         Interest Only        5.553%       0.021%
    53           10,850,000                10,850,000             9,763,912           IO, Balloon         5.697%       0.031%
    54           10,369,000                10,360,697             8,847,468             Balloon           6.130%       0.041%
    55           10,250,000                10,250,000             9,298,591           IO, Balloon         6.112%       0.021%
    56           10,192,000                10,192,000             9,589,605           IO, Balloon         6.340%       0.031%
    57           10,000,000                10,000,000             10,000,000         Interest Only        5.424%       0.021%
    58           10,000,000                10,000,000             10,000,000         Interest Only        5.490%       0.021%
    59           10,000,000                10,000,000             8,537,574             Balloon           6.160%       0.031%
    60            9,976,000                9,976,000              9,499,612           IO, Balloon         6.120%       0.031%

    61            6,840,000                6,834,229              5,802,731             Balloon           5.932%       0.021%
    62            3,100,000                3,097,384              2,629,892             Balloon           5.932%       0.021%
            --------------------------------------------------------------------
                  9,940,000                9,931,613              8,432,623

    63            9,922,000                9,913,880              8,445,977             Balloon           6.048%       0.041%
    64            9,000,000                9,000,000              9,000,000          Interest Only        5.553%       0.021%
    65            9,000,000                8,974,922              7,609,451             Balloon           5.812%       0.041%
    66            8,520,000                8,520,000              8,520,000          Interest Only        5.887%       0.021%
    67            8,500,000                8,489,941              6,689,334             Balloon           6.380%       0.031%
    68            8,500,000                8,476,431              7,191,204             Balloon           5.833%       0.041%

   69.1           3,639,781                3,639,781              3,132,670
   69.2           2,893,776                2,893,776              2,490,602
   69.3           1,281,443                1,281,443              1,102,907
            --------------------------------------------------------------------
    69            7,815,000                7,815,000              6,726,179           IO, Balloon         5.599%       0.021%
    70             565,000                  565,000                487,847            IO, Balloon         5.719%       0.021%
            --------------------------------------------------------------------
                  8,380,000                8,380,000              7,214,026

    71            8,400,000                8,334,624              6,983,983             Balloon           5.288%       0.041%
    72            8,000,000                7,984,684              6,757,678             Balloon           5.795%       0.031%

    73            6,170,000                6,165,200              5,280,803             Balloon           6.237%       0.071%
    74            1,775,000                1,772,838              1,390,377             Balloon           6.237%       0.091%
            --------------------------------------------------------------------
                  7,945,000                7,938,038              6,671,180

    75            7,800,000                7,800,000              6,714,100             Balloon           6.450%       0.031%
    76            7,769,400                7,769,400              5,462,525           IO, Balloon         5.950%       0.041%
    77            7,680,000                7,680,000              6,785,039           IO, Balloon         5.781%       0.071%
    78            7,600,000                7,567,755              6,700,610             Balloon           5.709%       0.041%
    79            7,555,000                7,555,000              7,108,464           IO, Balloon         6.340%       0.031%
    80            7,420,000                7,420,000              6,977,446             Balloon           6.310%       0.031%
    81            7,100,000                7,094,428              6,071,222             Balloon           6.205%       0.041%

   82.1           3,318,884                3,318,884              3,088,163
   82.2           2,099,016                2,099,016              1,953,097
   82.3           1,632,100                1,632,100              1,518,641
            --------------------------------------------------------------------
    82            7,050,000                7,050,000              6,559,901           IO, Balloon         5.517%       0.071%

    83            7,000,000                6,986,868              5,929,133             Balloon           5.887%       0.041%
    84            6,850,000                6,850,000              6,850,000          Interest Only        5.652%       0.031%
    85            6,730,000                6,730,000              5,943,968           IO, Balloon         5.768%       0.071%
    86            6,560,000                6,547,446              5,541,626             Balloon           5.797%       0.081%
    87            6,380,000                6,367,473              5,370,689             Balloon           5.680%       0.021%

    88            4,055,365                4,052,086              3,456,689             Balloon           6.094%       0.021%
    89            2,221,442                2,219,646              1,893,501             Balloon           6.094%       0.021%
            --------------------------------------------------------------------
                  6,276,807                6,271,732              5,350,190

    90            6,185,000                6,185,000              6,185,000          Interest Only        5.010%       0.031%
    91            6,175,000                6,175,000              5,815,837           IO, Balloon         6.420%       0.031%
    92            6,116,000                6,116,000              5,386,357           IO, Balloon         5.656%       0.041%

   93.1           3,850,000                3,850,000              3,476,651
   93.2           1,890,000                1,890,000              1,706,720
            --------------------------------------------------------------------
    93            5,740,000                5,740,000              5,183,370           IO, Balloon         5.884%       0.031%

    94            5,720,000                5,720,000              5,598,506           IO, Balloon         6.300%       0.031%
    95            5,682,409                5,682,409              4,844,568             Balloon           6.111%       0.021%
    96            5,500,000                5,493,570              4,336,821             Balloon           6.440%       0.031%
    97            5,400,000                5,400,000              5,400,000          Interest Only        5.485%       0.021%
    98            5,350,000                5,327,070              4,498,068             Balloon           5.655%       0.021%

    99            3,300,000                3,293,700              2,788,621             Balloon           5.808%       0.081%
    100           2,000,000                1,996,182              1,690,074             Balloon           5.808%       0.091%
            --------------------------------------------------------------------
                  5,300,000                5,289,882              4,478,696

    101           5,285,000                5,269,562              4,440,753             Balloon           5.606%       0.021%
    102           5,200,000                5,200,000              4,679,758           IO, Balloon         5.700%       0.021%
    103           5,200,000                5,188,652              3,347,214             Balloon           5.367%       0.021%
    104           5,175,000                5,153,355              4,367,892             Balloon           5.785%       0.021%
    105           5,120,000                5,115,477              4,320,648             Balloon           5.754%       0.021%
    106           5,078,000                5,078,000              4,782,643           IO, Balloon         6.420%       0.031%

   107.1          1,868,132                1,866,796              1,612,560
   107.2          1,813,187                1,811,890              1,565,132
   107.3          1,318,681                1,317,738              1,138,278
            --------------------------------------------------------------------
    107           5,000,000                4,996,423              4,315,970             Balloon           6.540%       0.031%

    108           5,000,000                4,990,611              4,234,594             Balloon           5.883%       0.041%
    109           4,950,000                4,917,653              4,124,046             Balloon           5.347%       0.041%
    110           4,800,000                4,800,000              3,812,800             Balloon           6.680%       0.031%
    111           4,685,000                4,672,183              4,233,709             Balloon           5.891%       0.071%
    112           4,550,000                4,546,434              3,891,270             Balloon           6.210%       0.031%
    113           4,450,000                4,441,263              3,746,013             Balloon           5.680%       0.021%
    114           4,400,000                4,400,000              3,962,907           IO, Balloon         5.750%       0.031%
    115           4,310,000                4,310,000              3,826,606           IO, Balloon         6.009%       0.041%
    116           4,270,000                4,261,616              3,594,489             Balloon           5.680%       0.021%
    117           4,230,000                4,230,000              3,759,260           IO, Balloon         6.053%       0.091%
    118           4,185,000                4,185,000              4,185,000          Interest Only        6.370%       0.061%
    119           4,200,000                4,173,650              2,760,788             Balloon           5.900%       0.031%
    120           4,175,000                4,157,802              3,532,311             Balloon           5.866%       0.071%
    121           4,050,000                4,025,136              3,406,078             Balloon           5.653%       0.081%
    122           4,000,000                3,992,377              3,380,953             Balloon           5.816%       0.041%
    123           3,640,000                3,640,000              3,333,368           IO, Balloon         5.645%       0.071%
    124           3,600,000                3,592,932              3,030,483             Balloon           5.680%       0.021%
    125           3,500,000                3,493,373              2,960,884             Balloon           5.845%       0.041%
    126           3,475,000                3,475,000              2,988,718             Balloon           6.420%       0.031%
    127           3,465,113                3,455,149              2,917,692             Balloon           5.675%       0.041%
    128           3,410,000                3,410,000              3,183,387           IO, Balloon         5.760%       0.041%
    129           3,310,000                3,301,279              3,000,423             Balloon           6.051%       0.071%
    130           3,300,000                3,293,521              2,777,943             Balloon           5.680%       0.021%
    131           3,200,000                3,196,113              2,507,666             Balloon           6.250%       0.031%
    132           3,200,000                3,179,148              2,080,118             Balloon           5.612%       0.091%
    133           3,120,000                3,114,198              2,645,815             Balloon           5.927%       0.071%
    134           3,075,000                3,075,000              2,640,254             Balloon           6.360%       0.031%

   135.1          2,400,000                2,397,055              2,071,183
   135.2           660,000                  659,190                569,575
            --------------------------------------------------------------------
    135           3,060,000                3,056,246              2,640,758             Balloon           6.200%       0.031%

    136           3,000,000                3,000,000              2,657,798           IO, Balloon         5.913%       0.091%
    137           3,000,000                2,987,518              2,534,217             Balloon           5.813%       0.041%
    138           3,000,000                2,981,818              2,308,706             Balloon           5.733%       0.071%
    139           2,800,000                2,800,000              2,741,155           IO, Balloon         6.350%       0.031%
    140           2,750,000                2,750,000              2,540,879           IO, Balloon         6.160%       0.031%
    141           2,680,000                2,675,220              2,285,032             Balloon           6.113%       0.071%
    142           2,650,000                2,647,798              2,251,965             Balloon           5.990%       0.031%
    143           2,650,000                2,645,127              2,250,546             Balloon           5.977%       0.041%
    144           2,600,000                2,597,966              2,224,027             Balloon           6.217%       0.021%
    145           2,550,000                2,550,000              2,263,040           IO, Balloon         5.990%       0.031%
    146           2,535,000                2,530,537              2,165,007             Balloon           6.171%       0.091%
    147           2,500,000                2,495,178              2,109,630             Balloon           5.761%       0.091%
    148           2,500,000                2,493,063              2,114,871             Balloon           5.830%       0.021%
    149           2,400,000                2,400,000              1,986,405           IO, Balloon         6.920%       0.031%
    150           2,400,000                2,389,844              2,021,948             Balloon           5.723%       0.041%
    151           2,200,000                2,198,190              1,871,632             Balloon           6.028%       0.041%
    152           2,036,000                2,032,243              1,728,288             Balloon           5.961%       0.091%
    153           2,030,000                2,026,365              1,729,977             Balloon           6.096%       0.071%
    154           2,000,000                2,000,000              1,774,456           IO, Balloon         5.978%       0.041%
    155           2,000,000                1,996,140              1,687,604             Balloon           5.759%       0.091%
    156           2,000,000                1,991,315              1,677,965             Balloon           5.585%       0.091%
    157           1,705,000                1,700,439              1,329,592             Balloon           6.110%       0.041%
    158           1,555,000                1,555,000              1,367,868           IO, Balloon         6.454%       0.041%
    159           1,380,000                1,372,302              1,081,401             Balloon           6.277%       0.091%
    160           1,100,000                1,092,474                23,718         Fully Amortizing       5.816%       0.041%
               $2,701,767,892            $2,699,084,458         $2,424,929,339                            5.802%       0.027%
==================================================================================================================================

                                                                                     ORIGINAL        ORIGINAL
                SUB-          NET                  FIRST      INTEREST                TERM TO      AMORTIZATION    INTEREST
              SERVICING    MORTGAGE      NOTE     PAYMENT     ACCRUAL     MONTHLY  MATURITY/ARD        TERM          ONLY
 SEQUENCE   FEE RATE (2)   RATE (1)      DATE       DATE     METHOD (3)  PAYMENT     (MONTHS)     (MONTHS) (3)(4)   PERIOD
 --------   ------------   --------      ----       ----     ----------  --------    --------     ---------------   ------

     1         0.010%       6.012%    4/19/2006   6/1/2006   Actual/360  1,239,382      120             360           48
     2         0.010%       5.773%    5/10/2006   7/1/2006   Actual/360   822,426       120                          120
     3         0.010%       5.443%    10/4/2005  12/1/2005   Actual/360   739,475       120             360           36

    4.1
    4.2
    4.3
    4.4
    4.5
    4.6
    4.7
    4.8
    4.9
   4.10
   4.11
   4.12
     4         0.010%       6.192%     3/6/2006   5/1/2006   Actual/360   854,559       120             300

     5         0.010%       5.798%    3/28/2006   5/1/2006   Actual/360   491,609       120                          120

    6.1
    6.2
     6         0.010%       5.784%    1/11/2006   3/1/2006   Actual/360   574,694       120             360           24

     7         0.010%       5.550%    3/24/2006   5/1/2006   Actual/360   560,766       84              360
     8         0.010%       6.211%     5/5/2006   7/1/2006   Actual/360   508,384       120             360
     9         0.010%       5.546%    2/24/2006   4/1/2006   Actual/360   464,030       132             300           60
    10         0.010%       5.873%    4/11/2006   6/1/2006   Actual/360   377,287       120             360           60
    11         0.010%       6.459%    1/13/2006   3/1/2006   Actual/360   404,375       120             300
    12         0.010%       5.361%     2/3/2006   4/1/2006   Actual/360   248,282       112                          112
    13         0.010%       4.474%    9/30/2005  11/1/2005   Actual/360   189,886       120                          120
    14         0.010%       5.813%    5/10/2006   7/1/2006   Actual/360   279,737       120             360
    15         0.010%       5.929%    4/20/2006   6/1/2006   Actual/360   253,444       144             360           72
    16         0.020%       5.679%    5/23/2006   7/1/2006   Actual/360   246,940       120             360
    17         0.030%       5.830%    5/10/2006   7/1/2006   Actual/360   236,513       120             360           24
    18         0.010%       5.570%    3/10/2006   5/1/2006     30/360     161,417       120                          120
    19         0.020%       5.979%    2/24/2006   4/1/2006   Actual/360   207,067       60              360           12
    20         0.010%       5.042%    6/28/2005   8/1/2005   Actual/360   183,820       120             360
    21         0.010%       5.559%     4/3/2006   6/1/2006   Actual/360   166,117       120             360

   22.1
   22.2
    22         0.010%       5.582%    3/31/2006   5/1/2006   Actual/360   158,498       120             360           36

    23         0.010%       5.945%     6/1/2006   7/1/2006   Actual/360   162,185       120             360
    24         0.010%       5.362%    10/11/2005 12/1/2005   Actual/360   148,690       120             360           36
    25         0.020%       6.169%    5/11/2006   7/1/2006   Actual/360   138,818       120                          120

   26.1
   26.2
   26.3
    26         0.010%       5.466%    12/15/2005  2/1/2006   Actual/360   147,576       120             360           60

   27.1
   27.2
   27.3
    27         0.010%       5.701%    4/24/2006   6/1/2006   Actual/360   140,249       120             360           36

    28         0.020%       6.139%    4/19/2006   6/1/2006   Actual/360   146,526       60              360           24
    29         0.010%       5.887%    4/25/2006   6/1/2006   Actual/360   132,461       120             360
    30         0.010%       5.803%     3/3/2006   5/1/2006   Actual/360   121,068       120             360
    31         0.010%       5.963%    3/13/2006   5/1/2006   Actual/360   117,550       120             360           12
    32         0.010%       6.231%    5/25/2006   7/1/2006   Actual/360   115,933       120             360
    33         0.050%       5.618%    3/20/2006   5/1/2006   Actual/360   107,128       120             360           60
    34         0.010%       4.979%    12/17/2004  2/1/2005   Actual/360   96,628        120             360           12
    35         0.010%       5.525%     3/8/2006   5/1/2006   Actual/360   95,646        120             360
    36         0.010%       5.631%    4/18/2006   6/1/2006   Actual/360   92,378        120             360
    37         0.010%       5.593%    5/23/2006   7/1/2006   Actual/360   87,490        120             360           36
    38         0.010%       5.534%     8/3/2005  10/1/2005   Actual/360   85,759        120             360
    39         0.020%       6.079%    5/22/2006   7/1/2006   Actual/360   73,048        60                            60
    40         0.010%       5.727%    4/11/2006   6/1/2006   Actual/360   88,058        120             300
    41         0.020%       5.869%    12/30/2005  2/1/2006   Actual/360   83,039        84              360
    42         0.010%       5.555%     3/9/2006   5/1/2006   Actual/360   77,397        120             360           60

   43.1
   43.2
    43         0.030%       5.718%    1/26/2006   3/1/2006   Actual/360   75,939        120             360           60

    44         0.010%       5.367%    9/22/2005  11/1/2005   Actual/360   75,022        120             336           84
    45         0.010%       4.979%    12/17/2004  2/1/2005   Actual/360   69,787        120             360           12
    46         0.010%       5.525%     3/8/2006   5/1/2006   Actual/360   72,762        120             360
    47         0.010%       6.059%    4/10/2006   6/1/2006   Actual/360   76,121        120             360           24
    48         0.010%       5.338%    9/21/2005  11/1/2005   Actual/360   70,118        120             360
    49         0.010%       5.272%     2/2/2006   4/1/2006   Actual/360   68,802        120             360           24
    50         0.010%       5.667%     2/7/2006   4/1/2006   Actual/360   64,097        84              360
    51         0.010%       5.601%     2/7/2006   4/1/2006   Actual/360   63,301        120             360           60
    52         0.010%       5.532%    3/28/2006   5/1/2006   Actual/360   51,609        120                          120
    53         0.010%       5.666%    4/27/2006   6/1/2006   Actual/360   62,953        120             360           36
    54         0.030%       6.089%    4/12/2006   6/1/2006   Actual/360   63,037        120             360
    55         0.010%       6.091%    4/27/2006   6/1/2006   Actual/360   62,194        120             360           36
    56         0.020%       6.309%    5/19/2006   7/1/2006   Actual/360   63,352        120             360           60
    57         0.010%       5.403%     1/3/2006   3/1/2006   Actual/360   45,828        120                          120
    58         0.010%       5.469%    3/30/2006   5/1/2006   Actual/360   46,385        120                          120
    59         0.020%       6.129%    5/22/2006   7/1/2006   Actual/360   60,988        120             360
    60         0.020%       6.089%    5/19/2006   7/1/2006   Actual/360   60,583        84              360           36

    61         0.010%       5.911%    4/13/2006   6/1/2006   Actual/360   40,711        120             360
    62         0.010%       5.911%    4/13/2006   6/1/2006   Actual/360   18,451        120             360

    63         0.030%       6.007%     4/5/2006   6/1/2006   Actual/360   59,794        120             360
    64         0.010%       5.532%    3/28/2006   5/1/2006   Actual/360   42,226        120                          120
    65         0.030%       5.771%    2/13/2006   4/1/2006   Actual/360   52,877        120             360
    66         0.010%       5.866%    3/29/2006   5/1/2006   Actual/360   42,378        120                          120
    67         0.020%       6.349%    4/19/2006   6/1/2006   Actual/360   56,757        120             300
    68         0.030%       5.792%    2/15/2006   4/1/2006   Actual/360   50,053        120             360

   69.1
   69.2
   69.3
    69         0.010%       5.578%    2/21/2006   4/1/2006   Actual/360   44,859        120             360           12
    70         0.010%       5.698%    2/21/2006   4/1/2006   Actual/360    3,286        120             360           12

    71         0.030%       5.247%    10/4/2005  12/1/2005   Actual/360   46,583        120             360
    72         0.010%       5.764%    3/17/2006   5/1/2006   Actual/360   46,915        120             360

    73         0.060%       6.166%     4/3/2006   6/1/2006   Actual/360   37,938        120             360
    74         0.080%       6.146%     4/3/2006   6/1/2006   Actual/360   11,695        120             300

    75         0.020%       6.419%    5/15/2006   7/1/2006   Actual/360   49,045        120             360
    76         0.030%       5.909%    2/15/2006   4/1/2006   Actual/360   55,439        120             240           12
    77         0.060%       5.710%    3/31/2006   6/1/2006   Actual/360   44,970        120             360           24
    78         0.030%       5.668%    1/30/2006   3/1/2006   Actual/360   44,154        96              360
    79         0.020%       6.309%    5/11/2006   7/1/2006   Actual/360   46,961        120             360           60
    80         0.020%       6.279%    5/23/2006   7/1/2006   Actual/360   45,976        60              360
    81         0.030%       6.164%    4/19/2006   6/1/2006   Actual/360   43,508        120             360

   82.1
   82.2
   82.3
    82         0.060%       5.446%    12/16/2005  2/1/2006   Actual/360   40,104        120             360           60

    83         0.030%       5.846%    3/22/2006   5/1/2006   Actual/360   41,461        120             360
    84         0.010%       5.621%    12/22/2005  2/1/2006   Actual/360   32,712        120                          120
    85         0.060%       5.697%    3/31/2006   6/1/2006   Actual/360   39,351        120             360           24
    86         0.070%       5.716%     3/8/2006   5/1/2006   Actual/360   38,478        120             360
    87         0.010%       5.659%    3/28/2006   5/1/2006   Actual/360   36,949        120             360

    88         0.010%       6.073%     4/5/2006   6/1/2006   Actual/360   24,560        120             360
    89         0.010%       6.073%     4/5/2006   6/1/2006   Actual/360   13,453        120             360

    90         0.010%       4.979%    9/22/2005  11/1/2005     30/360     25,822        60                            60
    91         0.020%       6.389%    5/12/2006   7/1/2006   Actual/360   38,706        120             360           60
    92         0.030%       5.615%    12/15/2005  2/1/2006   Actual/360   35,327        120             360           24

   93.1
   93.2
    93         0.010%       5.853%    3/16/2006   5/1/2006   Actual/360   33,987        120             360           36

    94         0.020%       6.269%    5/19/2006   7/1/2006   Actual/360   35,405        60              360           36
    95         0.010%       6.090%    5/18/2006   7/1/2006   Actual/360   34,475        120             360
    96         0.020%       6.409%    4/18/2006   6/1/2006   Actual/360   36,930        120             300
    97         0.010%       5.464%    1/24/2006   3/1/2006   Actual/360   25,025        120                          120
    98         0.010%       5.634%    1/31/2006   3/1/2006   Actual/360   30,899        120             360

    99         0.070%       5.727%    3/22/2006   5/1/2006   Actual/360   19,380        120             360
    100        0.080%       5.717%    3/22/2006   5/1/2006   Actual/360   11,745        120             360

    101        0.010%       5.585%    2/16/2006   4/1/2006   Actual/360   30,360        120             360
    102        0.010%       5.679%     4/5/2006   6/1/2006   Actual/360   30,181        120             360           36
    103        0.010%       5.346%    4/18/2006   6/1/2006   Actual/360   35,381        120             240
    104        0.010%       5.764%    1/27/2006   3/1/2006   Actual/360   30,315        120             360
    105        0.010%       5.733%    4/27/2006   6/1/2006   Actual/360   29,892        120             360
    106        0.020%       6.389%    5/12/2006   7/1/2006   Actual/360   31,830        120             360           60

   107.1
   107.2
   107.3
    107        0.020%       6.509%    4/20/2006   6/1/2006   Actual/360   31,735        120             360

    108        0.030%       5.842%    3/14/2006   5/1/2006   Actual/360   29,602        120             360
    109        0.030%       5.306%    11/22/2005  1/1/2006   Actual/360   27,632        120             360
    110        0.020%       6.649%    5/19/2006   7/1/2006   Actual/360   32,952        120             300
    111        0.060%       5.820%    2/21/2006   4/1/2006   Actual/360   27,761        84              360
    112        0.020%       6.179%     4/5/2006   6/1/2006   Actual/360   27,897        120             360
    113        0.010%       5.659%    3/28/2006   5/1/2006   Actual/360   25,771        120             360
    114        0.020%       5.719%    3/17/2006   5/1/2006   Actual/360   25,677        120             360           36
    115        0.030%       5.968%    3/14/2006   5/1/2006   Actual/360   25,866        120             360           24
    116        0.010%       5.659%    3/28/2006   5/1/2006   Actual/360   24,729        120             360
    117        0.080%       5.962%    3/28/2006   5/1/2006   Actual/360   25,505        120             360           24
    118        0.050%       6.309%     5/1/2006   6/1/2006   Actual/360   22,524        120                          120
    119        0.020%       5.869%    2/23/2006   4/1/2006   Actual/360   29,848        120             240
    120        0.060%       5.795%    1/19/2006   3/1/2006   Actual/360   24,673        120             360
    121        0.060%       5.572%    11/15/2005  1/1/2006   Actual/360   23,386        120             360
    122        0.030%       5.775%     3/8/2006   5/1/2006   Actual/360   23,511        120             360
    123        0.060%       5.574%    1/30/2006   3/1/2006   Actual/360   21,000        120             360           48
    124        0.010%       5.659%    3/28/2006   5/1/2006   Actual/360   20,849        120             360
    125        0.030%       5.804%    3/29/2006   5/1/2006   Actual/360   20,637        120             360
    126        0.020%       6.389%    5/22/2006   7/1/2006   Actual/360   21,782        120             360
    127        0.030%       5.634%     2/7/2006   4/1/2006   Actual/360   20,057        120             360
    128        0.030%       5.719%    1/10/2006   3/1/2006   Actual/360   19,922        120             360           60
    129        0.060%       5.980%    2/16/2006   4/1/2006   Actual/360   19,954        84              360
    130        0.010%       5.659%    3/28/2006   5/1/2006   Actual/360   19,111        120             360
    131        0.020%       6.219%     4/6/2006   6/1/2006   Actual/360   21,109        120             300
    132        0.080%       5.521%    2/27/2006   4/1/2006   Actual/360   22,215        120             240
    133        0.060%       5.856%    3/30/2006   5/1/2006   Actual/360   18,560        120             360
    134        0.020%       6.329%    5/23/2006   7/1/2006   Actual/360   19,154        120             360

   135.1
   135.2
    135        0.020%       6.169%    4/18/2006   6/1/2006   Actual/360   20,091        84              300

    136        0.080%       5.822%     3/9/2006   5/1/2006   Actual/360   17,819        120             360           24
    137        0.030%       5.772%    1/26/2006   3/1/2006   Actual/360   17,627        120             360
    138        0.060%       5.662%    1/30/2006   3/1/2006   Actual/360   18,842        120             300
    139        0.020%       6.319%    5/19/2006   7/1/2006   Actual/360   17,423        60              360           36
    140        0.020%       6.129%     4/6/2006   6/1/2006   Actual/360   16,772        120             360           48
    141        0.060%       6.042%    3/28/2006   5/1/2006   Actual/360   16,263        120             360
    142        0.020%       5.959%    4/28/2006   6/1/2006   Actual/360   15,871        120             360
    143        0.030%       5.936%    3/28/2006   5/1/2006   Actual/360   15,849        120             360
    144        0.010%       6.196%    4/28/2006   6/1/2006   Actual/360   15,953        120             360
    145        0.020%       5.959%    3/31/2006   5/1/2006   Actual/360   15,272        120             360           24
    146        0.080%       6.080%    3/14/2006   5/1/2006   Actual/360   15,478        120             360
    147        0.080%       5.670%    3/24/2006   5/1/2006   Actual/360   14,607        120             360
    148        0.010%       5.809%     3/1/2006   4/1/2006   Actual/360   14,717        120             360
    149        0.020%       6.889%    4/28/2006   6/1/2006   Actual/360   16,840        120             300           12
    150        0.030%       5.682%    1/25/2006   3/1/2006   Actual/360   13,965        120             360
    151        0.030%       5.987%     4/3/2006   6/1/2006   Actual/360   13,230        120             360
    152        0.080%       5.870%    3/23/2006   5/1/2006   Actual/360   12,156        120             360
    153        0.060%       6.025%     3/3/2006   5/1/2006   Actual/360   12,296        120             360
    154        0.030%       5.937%    3/15/2006   5/1/2006   Actual/360   11,963        120             360           24
    155        0.080%       5.668%    3/24/2006   5/1/2006   Actual/360   11,683        120             360
    156        0.080%       5.494%    1/17/2006   3/1/2006   Actual/360   11,463        120             360
    157        0.030%       6.069%    3/24/2006   5/1/2006   Actual/360   11,100        120             300
    158        0.030%       6.413%    4/21/2006   6/1/2006   Actual/360    9,782        120             360           12
    159        0.080%       6.186%    1/13/2006   3/1/2006   Actual/360    9,126        120             300
    160        0.030%       5.775%    3/24/2006   5/1/2006   Actual/360    9,173        180             180
               0.015%       5.776%                                                      116             350
============================================================================================================================

                                REMAINING
                                 TERM TO                                CROSS-
                SEASONING     MATURITY/ARD      MATURITY/ARD        COLLATERALIZED            RELATED
  SEQUENCE      (MONTHS)        (MONTHS)            DATE                LOANS                  LOANS
  --------      --------        --------            ----                -----                  -----

      1             1              119            5/1/2016                No                     No
      2                            120            6/1/2016                No             Yes - BACM 06-2 A
      3             7              113            11/1/2015               No                     No

     4.1
     4.2
     4.3
     4.4
     4.5
     4.6
     4.7
     4.8
     4.9
    4.10
    4.11
    4.12
      4             2              118            4/1/2016                No                     No

      5             2              118            4/1/2016                No                     No

     6.1
     6.2
      6             4              116            2/1/2016                No                     No

      7             2              82             4/1/2013                No                     No
      8                            120            6/1/2016                No             Yes - BACM 06-2 B
      9             3              129            3/1/2017                No                     No
     10             1              119            5/1/2016                No                     No
     11             4              116            2/1/2016                No                     No
     12             3              109            7/1/2015                No                     No
     13             8              112            10/1/2015               No                     No
     14                            120            6/1/2016                No             Yes - BACM 06-2 A
     15             1              143            5/1/2018                No             Yes - BACM 06-2 C
     16                            120            6/1/2016                No                     No
     17                            120            6/1/2016                No                     No
     18             2              118            4/1/2016                No             Yes - BACM 06-2 D
     19             3              57             3/1/2011                No                     No
     20            11              109            7/1/2015                No                     No
     21             1              119            5/1/2016                No                     No

    22.1
    22.2
     22             2              118            4/1/2016                No                     No

     23                            120            6/1/2016                No                     No
     24             7              113            11/1/2015               No                     No
     25                            120            6/1/2016                No                     No

    26.1
    26.2
    26.3
     26             5              115            1/1/2016                No                     No

    27.1
    27.2
    27.3
     27             1              119            5/1/2016                No             Yes - BACM 06-2 E

     28             1              59             5/1/2011                No                     No
     29             1              119            5/1/2016                No                     No
     30             2              118            4/1/2016                No                     No
     31             2              118            4/1/2016                No                     No
     32                            120            6/1/2016                No             Yes - BACM 06-2 B
     33             2              118            4/1/2016                No                     No
     34            17              103            1/1/2015                No             Yes - BACM 06-2 F
     35             2              118            4/1/2016                No             Yes - BACM 06-2 H
     36             1              119            5/1/2016                No                     No
     37                            120            6/1/2016                No             Yes - BACM 06-2 E
     38             9              111            9/1/2015                No                     No
     39                            60             6/1/2011                No                     No
     40             1              119            5/1/2016                No                     No
     41             5              79             1/1/2013                No             Yes - BACM 06-2 K
     42             2              118            4/1/2016                No                     No

    43.1
    43.2
     43             4              116            2/1/2016                No             Yes - BACM 06-2 L

     44             8              112            10/1/2015               No             Yes - BACM 06-2 C
     45            17              103            1/1/2015                No             Yes - BACM 06-2 F
     46             2              118            4/1/2016                No             Yes - BACM 06-2 H
     47             1              119            5/1/2016                No                     No
     48             8              112            10/1/2015               No                     No
     49             3              117            3/1/2016                No                     No
     50             3              81             3/1/2013                No                     No
     51             3              117            3/1/2016                No             Yes - BACM 06-2 C
     52             2              118            4/1/2016                No             Yes - BACM 06-2 G
     53             1              119            5/1/2016                No                     No
     54             1              119            5/1/2016                No                     No
     55             1              119            5/1/2016                No                     No
     56                            120            6/1/2016                No             Yes - BACM 06-2 I
     57             4              116            2/1/2016                No             Yes - BACM 06-2 G
     58             2              118            4/1/2016                No                     No
     59                            120            6/1/2016                No                     No
     60                            84             6/1/2013                No                     No

     61             1              119            5/1/2016        Yes - BACM 06-2 A      Yes - BACM 06-2 O
     62             1              119            5/1/2016        Yes - BACM 06-2 A      Yes - BACM 06-2 O

     63             1              119            5/1/2016                No                     No
     64             2              118            4/1/2016                No             Yes - BACM 06-2 G
     65             3              117            3/1/2016                No                     No
     66             2              118            4/1/2016                No                     No
     67             1              119            5/1/2016                No                     No
     68             3              117            3/1/2016                No                     No

    69.1
    69.2
    69.3
     69             3              117            3/1/2016        Yes - BACM 06-2 B      Yes - BACM 06-2 Q
     70             3              117            3/1/2016        Yes - BACM 06-2 B      Yes - BACM 06-2 Q

     71             7              113            11/1/2015               No                     No
     72             2              118            4/1/2016                No                     No

     73             1              119            5/1/2016        Yes - BACM 06-2 C      Yes - BACM 06-2 S
     74             1              119            5/1/2016        Yes - BACM 06-2 C      Yes - BACM 06-2 S

     75                            120            6/1/2016                No                     No
     76             3              117            3/1/2016                No                     No
     77             1              119            5/1/2016                No             Yes - BACM 06-2 M
     78             4              92             2/1/2014                No                     No
     79                            120            6/1/2016                No             Yes - BACM 06-2 I
     80                            60             6/1/2011                No                     No
     81             1              119            5/1/2016                No                     No

    82.1
    82.2
    82.3
     82             5              115            1/1/2016                No                     No

     83             2              118            4/1/2016                No                     No
     84             5              115            1/1/2016                No             Yes - BACM 06-2 N
     85             1              119            5/1/2016                No             Yes - BACM 06-2 M
     86             2              118            4/1/2016                No                     No
     87             2              118            4/1/2016                No             Yes - BACM 06-2 J

     88             1              119            5/1/2016        Yes - BACM 06-2 D      Yes - BACM 06-2 T
     89             1              119            5/1/2016        Yes - BACM 06-2 D      Yes - BACM 06-2 T

     90             8              52             10/1/2010               No             Yes - BACM 06-2 D
     91                            120            6/1/2016                No             Yes - BACM 06-2 I
     92             5              115            1/1/2016                No                     No

    93.1
    93.2
     93             2              118            4/1/2016                No             Yes - BACM 06-2 N

     94                            60             6/1/2011                No             Yes - BACM 06-2 P
     95                            120            6/1/2016                No                     No
     96             1              119            5/1/2016                No                     No
     97             4              116            2/1/2016                No                     No
     98             4              116            2/1/2016                No                     No

     99             2              118            4/1/2016        Yes - BACM 06-2 E      Yes - BACM 06-2 U
     100            2              118            4/1/2016        Yes - BACM 06-2 E      Yes - BACM 06-2 U

     101            3              117            3/1/2016                No                     No
     102            1              119            5/1/2016                No                     No
     103            1              119            5/1/2016                No                     No
     104            4              116            2/1/2016                No                     No
     105            1              119            5/1/2016                No                     No
     106                           120            6/1/2016                No             Yes - BACM 06-2 I

    107.1
    107.2
    107.3
     107            1              119            5/1/2016                No                     No

     108            2              118            4/1/2016                No                     No
     109            6              114            12/1/2015               No                     No
     110                           120            6/1/2016                No                     No
     111            3              81             3/1/2013                No             Yes - BACM 06-2 R
     112            1              119            5/1/2016                No                     No
     113            2              118            4/1/2016                No             Yes - BACM 06-2 J
     114            2              118            4/1/2016                No                     No
     115            2              118            4/1/2016                No                     No
     116            2              118            4/1/2016                No             Yes - BACM 06-2 J
     117            2              118            4/1/2016                No                     No
     118            1              119            5/1/2016                No                     No
     119            3              117            3/1/2016                No                     No
     120            4              116            2/1/2016                No                     No
     121            6              114            12/1/2015               No                     No
     122            2              118            4/1/2016                No                     No
     123            4              116            2/1/2016                No                     No
     124            2              118            4/1/2016                No             Yes - BACM 06-2 J
     125            2              118            4/1/2016                No                     No
     126                           120            6/1/2016                No                     No
     127            3              117            3/1/2016                No                     No
     128            4              116            2/1/2016                No             Yes - BACM 06-2 L
     129            3              81             3/1/2013                No             Yes - BACM 06-2 R
     130            2              118            4/1/2016                No             Yes - BACM 06-2 J
     131            1              119            5/1/2016                No                     No
     132            3              117            3/1/2016                No                     No
     133            2              118            4/1/2016                No                     No
     134                           120            6/1/2016                No                     No

    135.1
    135.2
     135            1              83             5/1/2013                No             Yes - BACM 06-2 K

     136            2              118            4/1/2016                No                     No
     137            4              116            2/1/2016                No                     No
     138            4              116            2/1/2016                No                     No
     139                           60             6/1/2011                No             Yes - BACM 06-2 P
     140            1              119            5/1/2016                No                     No
     141            2              118            4/1/2016                No             Yes - BACM 06-2 V
     142            1              119            5/1/2016                No                     No
     143            2              118            4/1/2016                No                     No
     144            1              119            5/1/2016                No                     No
     145            2              118            4/1/2016                No                     No
     146            2              118            4/1/2016                No                     No
     147            2              118            4/1/2016                No             Yes - BACM 06-2 W
     148            3              117            3/1/2016                No                     No
     149            1              119            5/1/2016                No                     No
     150            4              116            2/1/2016                No                     No
     151            1              119            5/1/2016                No                     No
     152            2              118            4/1/2016                No                     No
     153            2              118            4/1/2016                No             Yes - BACM 06-2 V
     154            2              118            4/1/2016                No                     No
     155            2              118            4/1/2016                No             Yes - BACM 06-2 W
     156            4              116            2/1/2016                No                     No
     157            2              118            4/1/2016                No                     No
     158            1              119            5/1/2016                No                     No
     159            4              116            2/1/2016                No                     No
     160            2              178            4/1/2021                No                     No
                    3              114
==============================================================================================================

                                                                                                             APPRAISAL    APPRAISAL
SEQUENCE              PREPAYMENT PENALTY DESCRIPTION (PAYMENTS) (5)            YIELD MAINTENANCE TYPE (6)      VALUE         DATE
--------              ---------------------------------------------            --------------------------      -----         ----

    1                           LO(117)/OPEN(3)/DEFEASANCE                                                  296,000,000   3/14/2006
    2                           LO(113)/OPEN(7)/DEFEASANCE                                                  211,000,000   3/28/2006
    3                           LO(116)/OPEN(4)/DEFEASANCE                                                  545,000,000   7/27/2005

   4.1                                                                                                      21,400,000    12/15/2005
   4.2                                                                                                      19,300,000    12/15/2005
   4.3                                                                                                      16,400,000    12/15/2005
   4.4                                                                                                      14,400,000    12/15/2005
   4.5                                                                                                      13,600,000    12/15/2005
   4.6                                                                                                      13,200,000     9/1/2005
   4.7                                                                                                      12,740,000    12/15/2005
   4.8                                                                                                      12,700,000    12/15/2005
   4.9                                                                                                      12,600,000    12/15/2005
  4.10                                                                                                       9,900,000    12/15/2005
  4.11                                                                                                       8,900,000     9/1/2005
  4.12                                                                                                       8,600,000     9/1/2005
                                                                                                          ----------------
    4                       LO(24)/GRTR1%PPMTorYM(95)/OPEN(1)                         Int Diff MEY          163,740,000    Various

    5                           LO(113)/OPEN(7)/DEFEASANCE                                                  127,000,000   2/21/2006

   6.1                                                                                                      78,800,000    12/7/2006
   6.2                                                                                                      52,300,000    12/7/2006
                                                                                                          ----------------
    6                 LO(28)/DEFEASANCEorGRTR1%PPMTorYM(88)/OPEN(4)                     NPV MEY             131,100,000   12/7/2006

    7                           LO(77)/OPEN(7)/DEFEASANCE                                                   172,200,000   3/10/2006
    8                           LO(117)/OPEN(3)/DEFEASANCE                                                  110,300,000    4/1/2006
    9                           LO(129)/OPEN(3)/DEFEASANCE                                                  114,000,000    2/1/2006
   10                           LO(117)/OPEN(3)/DEFEASANCE                                                  96,000,000    3/21/2006
   11                           LO(117)/OPEN(3)/DEFEASANCE                                                  71,600,000    3/13/2006
   12                           LO(109)/OPEN(3)/DEFEASANCE                                                  84,000,000     1/9/2006
   13                           LO(119)/OPEN(1)/DEFEASANCE                                                 1,200,000,000   7/1/2005
   14                           LO(113)/OPEN(7)/DEFEASANCE                                                  59,600,000    3/22/2006
   15                           LO(141)/OPEN(3)/DEFEASANCE                                                  62,500,000    3/24/2006
   16                           LO(116)/OPEN(4)/DEFEASANCE                                                  62,090,000     2/6/2006
   17                           LO(118)/OPEN(2)/DEFEASANCE                                                  50,700,000     1/1/2007
   18                       LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                         Int Diff MEY          54,500,000    1/26/2006
   19                           LO(57)/OPEN(3)/DEFEASANCE                                                   51,300,000    12/12/2005
   20                           LO(116)/OPEN(4)/DEFEASANCE                                                  51,200,000    4/20/2006
   21                           LO(117)/OPEN(3)/DEFEASANCE                                                  50,000,000     2/3/2006

  22.1                                                                                                      25,794,393     3/9/2006
  22.2                                                                                                       8,705,607     3/9/2006
                                                                                                          ----------------
   22                           LO(117)/OPEN(3)/DEFEASANCE                                                  34,500,000     3/9/2006

   23                           LO(113)/OPEN(7)/DEFEASANCE                                                  36,200,000    3/27/2006
   24                           LO(118)/OPEN(2)/DEFEASANCE                                                  38,300,000     9/1/2005
   25                          GRTR1%PPMTorYM(116)/OPEN(4)                              NPV BEY             40,750,000    4/13/2006

  26.1                                                                                                      17,200,000    12/7/2005
  26.2                                                                                                       9,500,000    12/7/2005
  26.3                                                                                                       5,900,000    12/7/2005
                                                                                                          ----------------
   26                           LO(119)/OPEN(1)/DEFEASANCE                                                  32,600,000    12/7/2005

  27.1                                                                                                      13,500,000    2/23/2006
  27.2                                                                                                       9,250,000    2/23/2006
  27.3                                                                                                       7,625,000    2/23/2006
                                                                                                          ----------------
   27                           LO(118)/OPEN(2)/DEFEASANCE                                                  30,375,000    2/23/2006

   28                       LO(23)/GRTR1%PPMTorYM(33)/OPEN(4)                           NPV BEY             35,300,000     4/1/2006
   29                           LO(117)/OPEN(3)/DEFEASANCE                                                  28,800,000    6/26/2006
   30                           LO(116)/OPEN(4)/DEFEASANCE                                                  29,800,000    10/1/2005
   31                           LO(117)/OPEN(3)/DEFEASANCE                                                  28,000,000    2/23/2006
   32                           LO(117)/OPEN(3)/DEFEASANCE                                                  25,100,000     4/1/2006
   33                           LO(113)/OPEN(7)/DEFEASANCE                                                  25,570,000     3/2/2006
   34                       LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)                         Int Diff MEY          27,000,000    6/10/2006
   35                           LO(116)/OPEN(4)/DEFEASANCE                                                  28,900,000     2/1/2006
   36                           LO(117)/OPEN(3)/DEFEASANCE                                                  25,200,000    2/21/2006
   37                           LO(118)/OPEN(2)/DEFEASANCE                                                  19,000,000    2/27/2006
   38                           LO(117)/OPEN(3)/DEFEASANCE                                                  19,500,000     8/1/2005
   39                           LO(58)/OPEN(2)/DEFEASANCE                                                   18,000,000    3/30/2006
   40                           LO(117)/OPEN(3)/DEFEASANCE                                                  20,200,000    1/31/2006
   41                           LO(81)/OPEN(3)/DEFEASANCE                                                   20,700,000    12/12/2005
   42                           LO(116)/OPEN(4)/DEFEASANCE                                                  17,400,000    1/17/2006

  43.1                                                                                                      11,050,000    11/16/2005
  43.2                                                                                                      10,825,000    11/16/2005
                                                                                                          ----------------
   43                           LO(113)/OPEN(7)/DEFEASANCE                                                  21,875,000    11/16/2005

   44                       LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)                         Int Diff MEY          17,500,000     7/8/2005
   45                       LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)                         Int Diff MEY          17,600,000    5/11/2006
   46                           LO(116)/OPEN(4)/DEFEASANCE                                                  21,500,000     2/1/2006
   47                           LO(115)/OPEN(5)/DEFEASANCE                                                  19,350,000    12/30/2005
   48                           LO(116)/OPEN(4)/DEFEASANCE                                                  17,900,000    8/11/2005
   49                           LO(116)/OPEN(4)/DEFEASANCE                                                  15,500,000     3/1/2006
   50                           LO(80)/OPEN(4)/DEFEASANCE                                                   15,700,000    10/7/2005
   51                       LO(34)/GRTR1%PPMTorYM(82)/OPEN(4)                         Int Diff MEY          14,900,000    1/11/2006
   52                           LO(117)/OPEN(3)/DEFEASANCE                                                  70,300,000    2/17/2006
   53                       LO(25)/GRTR1%PPMTorYM(91)/OPEN(4)                           NPV MEY             13,700,000     3/1/2006
   54                           LO(116)/OPEN(4)/DEFEASANCE                                                  14,600,000    2/10/2006
   55                           LO(117)/OPEN(3)/DEFEASANCE                                                  18,600,000     3/6/2006
   56                           LO(116)/OPEN(4)/DEFEASANCE                                                  14,200,000    4/12/2006
   57                           LO(60)/OPEN(60)/DEFEASANCE                                                  43,000,000    11/23/2005
   58                       LO(36)/GRTR1%PPMTorYM(77)/OPEN(7)                         Int Diff MEY          32,200,000    1/26/2006
   59                       LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)                           NPV BEY             13,400,000    4/28/2006
   60                           LO(80)/OPEN(4)/DEFEASANCE                                                   14,450,000     4/6/2006

   61                       LO(49)/GRTR1%PPMTorYM(68)/OPEN(3)                         Int Diff MEY           8,550,000    12/7/2005
   62                       LO(49)/GRTR1%PPMTorYM(68)/OPEN(3)                         Int Diff MEY           4,640,000    11/30/2005
                                                                                                          ----------------
                                                                                                            13,190,000

   63                       LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                           NPV BEY             13,400,000    1/24/2006
   64                           LO(117)/OPEN(3)/DEFEASANCE                                                  57,900,000    2/21/2006
   65                           LO(116)/OPEN(4)/DEFEASANCE                                                  13,900,000    1/17/2006
   66                           LO(116)/OPEN(4)/DEFEASANCE                                                  14,200,000    1/25/2006
   67                           LO(118)/OPEN(2)/DEFEASANCE                                                  13,300,000    3/27/2006
   68                           LO(116)/OPEN(4)/DEFEASANCE                                                  12,500,000    12/9/2005

  69.1                                                                                                       6,050,000    1/10/2006
  69.2                                                                                                       4,810,000    1/10/2006
  69.3                                                                                                       2,130,000    1/10/2006
                                                                                                          ----------------
   69                                                                                                       12,990,000    1/10/2006
   70                           LO(117)/OPEN(3)/DEFEASANCE                                                   1,000,000    1/10/2006
                                                                                                          ----------------
                                                                                                            13,990,000

   71                           LO(116)/OPEN(4)/DEFEASANCE                                                  10,500,000    8/12/2005
   72                           LO(119)/OPEN(1)/DEFEASANCE                                                  10,600,000     9/6/2005

   73                           LO(116)/OPEN(4)/DEFEASANCE                                                   7,900,000    11/14/2005
   74                           LO(116)/OPEN(4)/DEFEASANCE                                                   2,500,000    11/14/2005
                                                                                                          ----------------
                                                                                                            10,400,000

   75                           LO(116)/OPEN(4)/DEFEASANCE                                                  11,900,000    1/24/2006
   76                           LO(116)/OPEN(4)/DEFEASANCE                                                  13,150,000    11/18/2005
   77                           LO(116)/OPEN(4)/DEFEASANCE                                                   9,600,000     2/1/2006
   78                           LO(92)/OPEN(4)/DEFEASANCE                                                    9,500,000    9/15/2005
   79                           LO(116)/OPEN(4)/DEFEASANCE                                                  10,560,000     4/7/2006
   80                           LO(58)/OPEN(2)/DEFEASANCE                                                    9,600,000     4/7/2006
   81                           LO(116)/OPEN(4)/DEFEASANCE                                                   9,500,000     4/1/2006

  82.1                                                                                                       7,890,000    10/13/2005
  82.2                                                                                                       4,990,000    10/13/2005
  82.3                                                                                                       3,880,000    10/13/2005
                                                                                                          ----------------
   82                           LO(116)/OPEN(4)/DEFEASANCE                                                  16,760,000    10/13/2005

   83                           LO(116)/OPEN(4)/DEFEASANCE                                                   9,000,000     2/8/2006
   84           GRTR1%PPMTorYM(29)/DEFEASANCEorGRTR1%PPMTorYM(90)/OPEN(1)               NPV MEY             10,500,000    11/17/2005
   85                           LO(116)/OPEN(4)/DEFEASANCE                                                   9,000,000     2/1/2006
   86                           LO(113)/OPEN(7)/DEFEASANCE                                                   8,550,000    1/31/2006
   87                       LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)                         Int Diff MEY          10,200,000    2/20/2006

   88                       LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)                         Int Diff MEY           6,300,000     7/1/2005
   89                       LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)                         Int Diff MEY           3,200,000     7/1/2005
                                                                                                          ----------------
                                                                                                             9,500,000

   90                       LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)                           NPV MEY             10,100,000    8/25/2005
   91                           LO(116)/OPEN(4)/DEFEASANCE                                                   8,650,000    4/17/2006
   92                           LO(116)/OPEN(4)/DEFEASANCE                                                   7,850,000    10/21/2005

  93.1                                                                                                       5,600,000    1/14/2006
  93.2                                                                                                       2,700,000     2/2/2006
                                                                                                          ----------------
   93           GRTR1%PPMTorYM(26)/DEFEASANCEorGRTR1%PPMTorYM(93)/OPEN(1)               NPV MEY              8,300,000     Various

   94                           LO(58)/OPEN(2)/DEFEASANCE                                                    7,700,000    4/10/2006
   95                           LO(118)/OPEN(2)/DEFEASANCE                                                   8,400,000    9/21/2005
   96                           LO(118)/OPEN(2)/DEFEASANCE                                                   8,050,000    1/23/2006
   97                           LO(117)/OPEN(3)/DEFEASANCE                                                   7,250,000     6/1/2006
   98                           LO(117)/OPEN(3)/DEFEASANCE                                                   7,775,000    1/10/2006

   99                       LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                           NPV BEY              6,550,000     1/3/2006
   100                      LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                           NPV BEY              5,700,000     1/3/2006
                                                                                                          ----------------
                                                                                                            12,250,000

   101                          LO(116)/OPEN(4)/DEFEASANCE                                                  11,850,000     1/5/2006
   102                          LO(116)/OPEN(4)/DEFEASANCE                                                   6,500,000    2/22/2006
   103                          LO(116)/OPEN(4)/DEFEASANCE                                                  11,000,000    2/17/2006
   104                          LO(116)/OPEN(4)/DEFEASANCE                                                   7,150,000    12/16/2005
   105                          LO(113)/OPEN(7)/DEFEASANCE                                                   6,400,000    1/27/2006
   106                          LO(116)/OPEN(4)/DEFEASANCE                                                   7,200,000    4/13/2006

  107.1                                                                                                      3,400,000     3/1/2006
  107.2                                                                                                      3,300,000     3/1/2006
  107.3                                                                                                      2,400,000     3/1/2006
                                                                                                          ----------------
   107                          LO(118)/OPEN(2)/DEFEASANCE                                                   9,100,000     3/1/2006

   108                          LO(116)/OPEN(4)/DEFEASANCE                                                  11,800,000    1/18/2006
   109                          LO(116)/OPEN(4)/DEFEASANCE                                                   7,000,000    10/15/2005
   110                          LO(118)/OPEN(2)/DEFEASANCE                                                   6,075,000     4/7/2006
   111                          LO(80)/OPEN(4)/DEFEASANCE                                                    6,100,000    10/11/2005
   112                          LO(118)/OPEN(2)/DEFEASANCE                                                   6,900,000    1/17/2006
   113                      LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)                         Int Diff MEY           6,750,000    2/20/2006
   114                          LO(118)/OPEN(2)/DEFEASANCE                                                   6,000,000    2/23/2006
   115                      LO(35)/GRTR1%PPMTorYM(78)/OPEN(7)                           NPV BEY              5,950,000    12/21/2007
   116                      LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)                         Int Diff MEY           6,100,000    2/20/2006
   117                          LO(116)/OPEN(4)/DEFEASANCE                                                   6,100,000     2/6/2006
   118                      LO(49)/GRTR1%PPMTorYM(69)/OPEN(2)                           NPV BEY              6,800,000     4/4/2006
   119                          LO(118)/OPEN(2)/DEFEASANCE                                                   6,300,000    1/10/2006
   120                          LO(116)/OPEN(4)/DEFEASANCE                                                   5,900,000    11/14/2005
   121                          LO(119)/OPEN(1)/DEFEASANCE                                                   5,200,000    8/31/2005
   122                          LO(116)/OPEN(4)/DEFEASANCE                                                   6,200,000     1/9/2006
   123                          LO(116)/OPEN(4)/DEFEASANCE                                                   4,800,000    10/3/2005
   124                      LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)                         Int Diff MEY           5,500,000    2/20/2006
   125                          LO(116)/OPEN(4)/DEFEASANCE                                                   6,100,000     2/1/2006
   126                          LO(118)/OPEN(2)/DEFEASANCE                                                   5,000,000    3/28/2006
   127                      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                           NPV BEY              4,550,000    10/18/2005
   128                          LO(113)/OPEN(7) DEFEASANCE                                                   6,500,000    11/16/2005
   129                          LO(80)/OPEN(4)/DEFEASANCE                                                    4,600,000    10/13/2005
   130                      LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)                         Int Diff MEY           4,750,000    2/20/2006
   131                          LO(116)/OPEN(4)/DEFEASANCE                                                   5,000,000     2/6/2006
   132                          LO(117)/OPEN(3)/DEFEASANCE                                                   4,950,000     2/2/2006
   133                          LO(116)/OPEN(4)/DEFEASANCE                                                   3,900,000    2/14/2006
   134                          LO(118)/OPEN(2)/DEFEASANCE                                                   4,760,000    4/19/2006

  135.1                                                                                                      4,000,000     2/1/2006
  135.2                                                                                                      1,100,000     2/1/2006
                                                                                                          ----------------
   135                          LO(81)/OPEN(3)/DEFEASANCE                                                    5,100,000     2/1/2006

   136                          LO(116)/OPEN(4)/DEFEASANCE                                                   4,625,000    1/27/2006
   137                          LO(116)/OPEN(4)/DEFEASANCE                                                   5,800,000    12/27/2005
   138                          LO(116)/OPEN(4)/DEFEASANCE                                                   6,800,000     9/9/2005
   139                          LO(58)/OPEN(2)/DEFEASANCE                                                    3,900,000     4/4/2006
   140                          LO(118)/OPEN(2)/DEFEASANCE                                                   3,600,000    1/17/2006
   141                          LO(116)/OPEN(4)/DEFEASANCE                                                   3,350,000    2/15/2006
   142                          LO(118)/OPEN(2)/DEFEASANCE                                                   3,340,000    2/15/2006
   143                          LO(116)/OPEN(4)/DEFEASANCE                                                   4,500,000     2/8/2006
   144                          LO(117)/OPEN(3)/DEFEASANCE                                                   4,400,000     2/2/2006
   145                          LO(116)/OPEN(4)/DEFEASANCE                                                   3,800,000    11/21/2005
   146                          LO(116)/OPEN(4)/DEFEASANCE                                                   3,200,000    1/16/2006
   147                          LO(116)/OPEN(4)/DEFEASANCE                                                   3,375,000    2/11/2006
   148                          LO(117)/OPEN(3)/DEFEASANCE                                                   3,200,000     1/3/2006
   149                          LO(118)/OPEN(2)/DEFEASANCE                                                   3,250,000    2/28/2006
   150                      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                           NPV BEY              3,010,000    11/8/2005
   151                      LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                           NPV BEY              4,300,000     2/7/2006
   152                          LO(116)/OPEN(4)/DEFEASANCE                                                   2,550,000    1/23/2006
   153                          LO(116)/OPEN(4)/DEFEASANCE                                                   2,950,000    1/17/2006
   154                          LO(116)/OPEN(4)/DEFEASANCE                                                   3,430,000     2/3/2006
   155                          LO(116)/OPEN(4)/DEFEASANCE                                                   2,880,000    2/10/2006
   156                          LO(116)/OPEN(4)/DEFEASANCE                                                   3,400,000    12/16/2005
   157                          LO(116)/OPEN(4)/DEFEASANCE                                                   2,350,000    1/17/2006
   158                          LO(116)/OPEN(4)/DEFEASANCE                                                   2,200,000     2/7/2006
   159                          LO(116)/OPEN(4)/DEFEASANCE                                                   1,800,000    12/5/2005
   160                      LO(23)/GRTR1%PPMTorYM(153)/OPEN(4)                          NPV BEY              2,200,000    2/16/2006

====================================================================================================================================

                           MATURITY/                       TOTAL                                  LOAN
                              ARD                          UNITS/       UNITS/                BALANCE PER                  OCCUPANCY
             CUT-OFF DATE    DATE      YEAR BUILT /         SF/           SF/   NET RENTABLE    UNIT/SF/     OCCUPANCY       AS OF
 SEQUENCE     LTV RATIO    LTV RATIO     RENOVATED          KEYS         KEYS     AREA (SF)       KEY      PERCENT (7)(8)    DATE
 --------     ---------    ---------     ---------          ----         ----     ---------       ---      --------------    ----

     1          69.6%        64.2%         1990           940,639         SF       940,639        219          84.9%       3/31/2006
     2          79.6%        79.6%      1978 / 1996       709,820         SF       709,820        237          96.7%       3/9/2006
     3          72.6%        65.3%         2000           493,984         SF       493,984        801          88.7%       6/15/2006

    4.1                                 1959 / 1994       155,000         SF       155,000                     100.0%      6/1/2006
    4.2                                 1978 / 2002       149,908         SF       149,908                     100.0%      6/1/2006
    4.3                                    2001           150,081         SF       150,081                     100.0%      6/1/2006
    4.4                                    1989           112,121         SF       112,121                     100.0%      6/1/2006
    4.5                                 1981 / 1997       106,157         SF       106,157                     100.0%      6/1/2006
    4.6                                    1994           165,000         SF       165,000                     100.0%      6/1/2006
    4.7                                 1985 / 2003       168,755         SF       168,755                     100.0%      6/1/2006
    4.8                                 1981 / 1994       128,000         SF       128,000                     100.0%      6/1/2006
    4.9                                    1973           140,999         SF       140,999                     100.0%      6/1/2006
   4.10                                    1976           125,000         SF       125,000                     100.0%      6/1/2006
   4.11                                    2004           165,000         SF       165,000                     100.0%      6/1/2006
   4.12                                    1998            98,458         SF       98,458                      100.0%      6/1/2006
     4          79.2%        62.1%     Various / Various 1,664,479        SF      1,664,479        78          100.0%      6/1/2006

     5          78.7%        78.7%         1984           298,337         SF       298,337        335          96.0%       3/1/2006

    6.1                                 1974 / 2000       208,210         SF       208,210                     100.0%      2/13/2006
    6.2                                 1971 / 2001       161,930         SF       161,930                     99.1%       2/13/2006
     6          74.9%        66.4%     Various / Various  370,140         SF       370,140        265          99.6%       2/13/2006

     7          56.8%        51.1%      1826 / 1976       371,630         SF       371,630        263          90.3%       3/21/2006
     8          75.0%        64.2%      1992 / 2006         387          Keys      178,300      213,760        72.5%       2/28/2006
     9          65.8%        57.7%      1991 / 2005         366          Keys      326,538      204,918        75.9%       3/31/2006
    10          66.3%        62.0%         1988           403,276         SF       403,276        158          89.8%       3/6/2006
    11          83.3%        66.1%      1972 / 1995       108,550         SF       108,550        550           N/A           N/A
    12          65.0%        65.0%         1985           247,130         SF       247,130        221          100.0%      6/1/2006
    13          41.7%        41.7%      1964 / 2001      1,767,528        SF      1,767,528       283          100.0%      9/1/2005
    14          79.7%        67.4%      1978 / 1992       382,197         SF       382,197        124          91.1%       3/9/2006
    15          68.0%        62.6%         1999           281,981         SF       281,981        151          97.5%       3/1/2006
    16          64.4%        57.7%         2003           267,890         SF       267,890        159          88.0%       4/7/2006
    17          78.9%        69.8%      1971 / 2005       301,201         SF       301,201        133          86.5%       5/10/2006
    18          63.6%        63.6%         1988           293,059         SF       293,059        118          100.0%      6/1/2006
    19          67.3%        64.0%      1924 / 1999       283,718         SF       283,718        122          95.0%       2/13/2006
    20          65.6%        54.8%         2004           158,538         SF       158,538        212          89.8%       3/31/2006
    21          57.9%        48.7%         2004             242          Units     187,240      119,724        90.9%       2/24/2006

   22.1                                    1967             320          Units     288,158                     97.2%       3/15/2006
   22.2                                    1964             108          Units     86,040                      99.1%       3/15/2006
    22          80.0%        71.8%        Various           428          Units     374,198       64,486        97.7%       3/15/2006

    23          75.0%        63.7%      1989 / 2005       320,798         SF       320,798         85          96.3%       4/11/2006
    24          69.2%        61.9%      1963 / 1999       163,173         SF       163,173        162          58.8%       6/1/2006
    25          65.0%        65.0%         1995           177,264         SF       177,264        149          100.0%      6/1/2006

   26.1                                 1982 / 2000       214,148         SF       214,148                     90.1%       4/1/2006
   26.2                                 1968 / 1998        91,306         SF       91,306                      96.9%       3/13/2006
   26.3                                    1985            55,488         SF       55,488                      100.0%      3/13/2006
    26          79.8%        74.2%     Various / Various  360,942         SF       360,942         72          90.9%        Various

   27.1                                 1950 / 2006       174,938         SF       174,938                     90.8%       3/1/2006
   27.2                                 1961 / 2002        54,272         SF       54,272                      100.0%      3/1/2006
   27.3                                    1980            96,118         SF       96,118                      97.2%       3/1/2006
    27          79.3%        71.4%     Various / Various  325,328         SF       325,328         74          94.2%       3/1/2006

    28          68.0%        65.7%      1970 / 2005         279          Units     285,000       86,022        67.3%       2/28/2006
    29          77.4%        65.7%      1981 / 2005       103,394         SF       103,394        216          100.0%      6/1/2006
    30          68.9%        58.4%      1995 / 2005         226          Keys      111,500       90,889        74.9%       2/28/2006
    31          70.1%        61.0%         1985           139,558         SF       139,558        141          98.1%       3/7/2006
    32          75.0%        64.2%      1988 / 1999         180          Keys      135,000      104,583        62.6%       2/28/2006
    33          72.4%        67.5%         1999            95,683         SF       95,683         193          100.0%      3/1/2006
    34          66.3%        56.4%         2002             264          Units     254,580       67,778        87.6%       2/28/2006
    35          57.9%        48.6%      1988 / 2004         188          Keys      124,765       88,969        86.4%      12/31/2005
    36          63.4%        53.4%      1910 / 2005        75,807         SF       75,807         211          100.0%     12/31/2005
    37          80.0%        71.9%      1997 / 2006       104,241         SF       104,241        146          100.0%      3/1/2006
    38          76.2%        64.5%         2003           141,120         SF       141,120        105          84.1%       2/14/2006
    39          78.6%        78.6%         1998             292          Units     270,280       48,459        94.9%       3/24/2006
    40          69.2%        53.4%         1988            40,000         SF       40,000         350          100.0%      6/1/2006
    41          67.3%        61.1%      1912 / 2005       101,895         SF       101,895        137          76.3%      12/30/2005
    42          77.7%        72.4%         1987            63,771         SF       63,771         212          100.0%      5/1/2006

   43.1                                    2000            76,249         SF       76,249                      100.0%      1/24/2006
   43.2                                    1997           100,000         SF       100,000                     90.9%       1/9/2006
    43          59.4%        55.5%        Various         176,249         SF       176,249         74          94.8%        Various

    44          74.3%        70.9%         2003            59,710         SF       59,710         218          92.2%      12/31/2005
    45          73.4%        62.5%         2004             225          Units     205,267       57,436        92.9%       2/26/2006
    46          59.2%        49.7%      1991 / 2005         148          Keys      83,705        85,975        89.1%      12/31/2005
    47          65.1%        57.9%         2005            87,179         SF       87,179         144          100.0%      12/1/2005
    48          69.4%        58.4%      1973 / 1999       160,598         SF       160,598         77          100.0%      6/1/2006
    49          80.0%        69.9%         2005            69,917         SF       69,917         177          100.0%      1/18/2006
    50          70.2%        63.4%         1987           368,450         SF       368,450         30          100.0%      2/14/2006
    51          73.8%        68.8%         1996            97,555         SF       97,555         113          100.0%     12/16/2005
    52          15.6%        15.6%      1913 / 2004       218,733         SF       218,733         50          100.0%      5/15/2006
    53          79.2%        71.3%         1992            65,327         SF       65,327         166          100.0%      4/12/2006
    54          71.0%        60.6%      1966 / 2005         365          Units     262,348       28,385        97.5%       2/28/2006
    55          55.1%        50.0%         1990            88,432         SF       88,432         116          100.0%      6/1/2006
    56          71.8%        67.5%         2005            67,102         SF       67,102         152          100.0%      6/1/2006
    57          23.3%        23.3%      1911 / 1995       131,980         SF       131,980         76          100.0%     12/21/2005
    58          31.1%        31.1%      1972 / 2000       143,171         SF       143,171         70          93.8%       3/23/2006
    59          74.6%        63.7%         2004            84,535         SF       84,535         118          73.2%       5/10/2006
    60          69.0%        65.7%      1999 / 2005        58,760         SF       58,760         170          100.0%      6/1/2006

    61          75.3%        63.9%         1978            75,004         SF       75,004          91          97.3%       3/1/2006
    62          75.3%        63.9%      1986 / 1998         486          Units     55,099        6,373         85.8%       3/27/2006

    63          74.0%        63.0%      2002 / 2005       115,547         SF       115,547         86          100.0%     12/15/2005
    64          15.5%        15.5%      1964 / 2002         184          Units     187,577       48,913        97.8%       1/30/2006
    65          64.6%        54.7%      1988 / 2005        99,914         SF       99,914          90          84.7%       1/9/2006
    66          60.0%        60.0%      2000 / 2004        64,600         SF       64,600         132          100.0%      6/1/2006
    67          63.8%        50.3%         2005              95          Units     56,000        89,368        76.6%       3/31/2006
    68          67.8%        57.5%         1986            41,771         SF       41,771         203          100.0%      2/15/2006

   69.1                                    1989              22          Units     27,630                      100.0%     12/31/2005
   69.2                                    1978              21          Units     25,659                      100.0%     12/31/2005
   69.3                                    1965          7 / 3,517      Units/SF   10,250                      100.0%     12/31/2005
    69          59.9%        51.6%        Various        50 / 3,517     Units/SF   63,539       156,300        100.0%     12/31/2005
    70          59.9%        51.6%         1986            10,590         SF       10,590          53          98.3%       4/19/2006

    71          78.3%        66.5%         1981            69,212         SF       69,212         120          92.6%       2/3/2006
    72          75.3%        63.8%         1995           126,449         SF       126,449         63          90.0%       2/1/2006

    73          76.3%        64.1%      1985 / 2005         120          Units     106,688       45,102        96.7%       2/1/2006
    74          76.3%        64.1%      1972 / 2005          56          Units     47,536        45,102        92.9%       2/1/2006

    75          58.8%        56.4%      1900 / 1980        8,357          SF        8,357         933          100.0%      4/24/2006
    76          59.1%        41.5%      1956 / 1988       235,629         SF       235,629         33          85.7%       2/9/2006
    77          80.0%        70.7%         1998           116,550         SF       116,550         66          100.0%      6/1/2006
    78          79.7%        70.5%      1994 / 2005        68,072         SF       68,072         111          97.8%       2/28/2006
    79          71.5%        67.3%         2005            66,795         SF       66,795         113          100.0%      6/1/2006
    80          77.3%        72.7%         1988           156,800         SF       156,800         47          100.0%      4/29/2006
    81          66.3%        63.9%         2003             108          Units     125,248       65,689        95.4%       4/1/2006

   82.1                                    2003            22,367         SF       22,367                      100.0%     11/29/2005
   82.2                                    2004            10,800         SF       10,800                      100.0%     11/29/2005
   82.3                                    2003            7,018          SF        7,018                      100.0%     11/29/2005
    82          42.1%        39.1%        Various          40,185         SF       40,185         175          100.0%     11/29/2005

    83          77.6%        65.9%      1971 / 1999         208          Units     216,566       33,591        93.8%       3/31/2006
    84          65.2%        65.2%         1993           107,400         SF       107,400         64          100.0%      6/1/2006
    85          74.8%        66.0%      1968 / 1985       102,000         SF       102,000         66          100.0%      6/1/2006
    86          76.6%        64.8%      1964 / 2004         250          Units     197,800       26,190        98.0%       1/20/2006
    87          62.4%        52.7%         1999            39,100         SF       39,100         163          100.0%      1/1/2006

    88          66.0%        56.3%         1998              96          Keys      45,340        35,838        80.2%      12/31/2005
    89          66.0%        56.3%         1998              79          Keys      36,724        35,838        70.0%      12/31/2005

    90          61.2%        61.2%         2003            73,647         SF       73,647          84          95.7%       4/3/2006
    91          71.4%        67.2%         2005            66,083         SF       66,083          93          100.0%      6/1/2006
    92          77.9%        68.6%         1984             188          Units     123,212       32,532        94.1%       11/1/2005

   93.1                                    2006            16,708         SF       16,708                      100.0%      6/1/2006
   93.2                                    2006            14,564         SF       14,564                      100.0%      6/1/2006
    93          69.2%        62.5%         2006            31,272         SF       31,272         184          100.0%      6/1/2006

    94          74.3%        72.7%      2000 / 2005        66,731         SF       66,731          86          100.0%      6/1/2006
    95          67.6%        57.7%         1986            53,479         SF       53,479         106          93.4%       9/13/2005
    96          68.2%        53.9%         2000              80          Units     45,280        68,670        88.2%       2/28/2006
    97          74.5%        74.5%      1949 / 1990        5,633          SF        5,633         959          100.0%      6/1/2006
    98          68.5%        57.9%         2005            14,490         SF       14,490         368          100.0%      6/1/2006

    99          43.2%        36.6%         1979            70,712         SF       70,712          52          100.0%      2/28/2006
    100         43.2%        36.6%         1968            31,451         SF       31,451          52          88.6%       1/31/2006

    101         44.5%        37.5%         2004             865          Units     86,877        6,092         83.2%       1/23/2006
    102         80.0%        72.0%         1985             120          Units     118,840       43,333        100.0%      2/14/2006
    103         47.2%        30.4%         1988            61,207         SF       61,207          85          93.3%       11/1/2005
    104         72.1%        61.1%      1978 / 2005         144          Units     142,320       35,787        97.9%      12/31/2005
    105         79.9%        67.5%      1971 / 2004         252          Units     189,140       20,300        94.8%      11/11/2005
    106         70.5%        66.4%      2000 / 2005        45,991         SF       45,991         110          100.0%      6/1/2006

   107.1                                1930 / 2005        4,000          SF        4,000                      100.0%      4/2/2006
   107.2                                   1925            7,500          SF        7,500                      100.0%      4/2/2006
   107.3                                1930 / 2005        6,230          SF        6,230                      100.0%      4/2/2006
    107         54.9%        47.4%     Various / Various   17,730         SF       17,730         282          100.0%      4/2/2006

    108         42.3%        35.9%         2002            69,120         SF       69,120          72          100.0%      1/31/2006
    109         70.3%        58.9%         2002             132          Units     121,173       37,255        90.2%       3/1/2006
    110         74.1%        62.8%         2004              81          Units     48,000        59,259        75.6%       3/31/2006
    111         76.6%        69.4%      1951 / 1998        27,384         SF       27,384         171          100.0%      1/25/2006
    112         65.9%        56.4%         1991             758          Units     97,950        5,998         87.1%       2/1/2006
    113         65.8%        55.5%         1999            32,088         SF       32,088         138          100.0%      6/1/2006
    114         73.3%        66.0%         1997            66,150         SF       66,150          67          97.4%       3/13/2006
    115         61.8%        64.3%      1984 / 2004         369          Units     51,166        11,680        72.9%       3/4/2006
    116         69.9%        58.9%         1999            30,132         SF       30,132         141          100.0%      6/1/2006
    117         56.8%        61.6%      2002 / 2003         555          Units     60,775        7,622         75.0%       2/28/2006
    118         61.5%        61.5%         2003            29,360         SF       29,360         143          88.8%       4/25/2006
    119         66.2%        43.8%      1994 / 2006          96          Units     40,000        43,476        70.5%      12/31/2005
    120         70.5%        59.9%      1989 / 2004        93,060         SF       93,060          45          100.0%      12/1/2005
    121         77.4%        65.5%      1924 / 2004       109,643         SF       109,643         37          100.0%      3/15/2006
    122         64.4%        54.5%         1984            29,843         SF       29,843         134          91.8%       3/8/2006
    123         75.8%        69.4%      2005 / 2005        16,915         SF       16,915         215          84.6%       1/9/2006
    124         65.3%        55.1%         1999            24,197         SF       24,197         148          100.0%      6/1/2006
    125         57.3%        48.5%      1988 / 2005        46,452         SF       46,452          75          100.0%      2/1/2006
    126         69.5%        59.8%      1961 / 2001         553          Units     57,518        6,284         87.7%       4/20/2006
    127         75.9%        64.1%         2005              54          Units     39,954        63,984        100.0%      3/1/2006
    128         52.5%        49.0%         1996            45,460         SF       45,460          75          91.0%      12/31/2005
    129         66.8%        65.2%         1985            30,437         SF       30,437         108          95.4%       2/10/2006
    130         69.3%        58.5%         1999            26,120         SF       26,120         126          100.0%      6/1/2006
    131         63.9%        50.2%      1995 / 2005          68          Units     15,390        47,002        60.8%       2/28/2006
    132         64.2%        42.0%         1988            18,490         SF       18,490         172          100.0%      1/15/2006
    133         79.9%        67.8%      1968 / 2005         112          Units     95,382        27,805        98.2%       3/6/2006
    134         64.6%        55.5%         2006            67,933         SF       67,933          45          100.0%      6/1/2006

   135.1                                1972 / 1997       122,330         SF       122,330                     100.0%      6/1/2006
   135.2                                1965 / 1997        49,348         SF       49,348                      100.0%      6/1/2006
    135         59.9%        51.8%     Various / 1997     171,678         SF       171,678         18          100.0%      6/1/2006

    136         64.9%        57.5%         1992             618          Units     74,625        4,854         87.1%       1/31/2006
    137         51.5%        43.7%      1931 / 2005        61,200         SF       61,200          49          83.7%       1/1/2006
    138         43.9%        34.0%      1986 / 2006         831          Units     114,650       3,588         91.7%      12/31/2005
    139         71.8%        70.3%         2005            17,515         SF       17,515         160          100.0%      6/1/2006
    140         76.4%        70.6%      1982 / 2005          96          Units     80,556        28,646        99.0%       3/27/2006
    141         79.9%        68.2%      2000 / 2002        22,400         SF       22,400         119          100.0%      4/18/2006
    142         79.3%        67.4%         2005            37,720         SF       37,720          70          100.0%      4/26/2006
    143         58.8%        50.0%      1980 / 2003         478          Units     56,518        5,534         90.6%       3/1/2006
    144         59.0%        50.5%      1976 / 2000         507          Units     64,387        5,124         83.2%       4/13/2006
    145         67.1%        59.6%         2005              32          Units     46,592        79,688        100.0%      3/6/2006
    146         79.1%        67.7%      1996 / 2002        25,219         SF       25,219         100          97.1%       3/14/2006
    147         73.9%        62.5%         2001             475          Units     52,890        5,253         84.4%       1/6/2006
    148         77.9%        66.1%      1973 / 1999         215          Units     63,554        11,596        93.5%       2/6/2006
    149         73.8%        61.1%      1974 / 2003        59,480         SF       59,480          40          84.2%       5/1/2006
    150         79.4%        67.2%         1999             155          Units     31,574        15,418        97.4%       11/1/2005
    151         51.1%        43.5%         1991             384          Units     54,030        5,724         92.3%       2/28/2006
    152         79.7%        67.8%         2005              20          Units     30,420       101,612        100.0%      3/23/2006
    153         68.7%        58.6%         2003            24,698         SF       24,698          82          91.9%       2/27/2006
    154         58.3%        51.7%      1982 / 2005          89          Units     21,062        22,472        97.7%       3/14/2006
    155         69.3%        58.6%      1990 / 1996         448          Units     48,001        4,456         82.6%       3/20/2006
    156         58.6%        49.4%         1979            18,756         SF       18,756         106          100.0%     12/23/2005
    157         72.4%        56.6%      1939 / 2003         120          Units     86,720        14,170        100.0%      2/1/2006
    158         70.7%        62.2%         2005            8,827          SF        8,827         176          100.0%      3/31/2006
    159         76.2%        60.1%      1925 / 2005          59          Units     31,516        23,259        96.6%      12/31/2005
    160         49.7%        1.1%       1970 / 2006        3,200          SF        3,200         341          100.0%      6/1/2006
                69.9%        62.9%
====================================================================================================================================

                                                                                  U/W
                                                                              REPLACEMENT
                                                                   U/W          RESERVES              MOST              MOST
               U/W          U/W         U/W NET       U/W      REPLACEMENT     PER UNIT/             RECENT            RECENT
 SEQUENCE    REVENUES     EXPENSES     CASH FLOW     DSCR       RESERVES         SF/KEY          STATEMENT TYPE       END DATE
 --------    --------     --------     ---------     -----      --------         ------          --------------       --------

     1      33,658,327   16,578,606   16,316,662     1.10x       235,160          0.25             Full Year          12/31/2005
     2      19,785,046   5,822,893    13,336,092     1.35x       129,737          0.18             Full Year          12/31/2005
     3      51,084,787   15,931,397   34,229,639     1.29x       133,376          0.27             Full Year          12/31/2005

    4.1
    4.2
    4.3
    4.4
    4.5
    4.6
    4.7
    4.8
    4.9
   4.10
   4.11
   4.12
     4      12,967,770    129,678     12,588,420     1.23x       249,672          0.15

     5      14,277,870   6,161,451     7,542,130     1.28x       59,667           0.20             Full Year          12/31/2005

    6.1
    6.2
     6      15,502,847   6,948,292     8,113,348     1.18x       92,535           0.25             Full Year          12/31/2005

     7      25,591,739   14,358,181   10,643,599     1.58x       74,326           0.20             Full Year          12/31/2005
     8      21,978,697   12,352,364    8,738,052     1.43x       888,281        2,295.30           Full Year          12/31/2005
     9      23,234,263   14,270,143    8,034,749     1.44x       929,371        2,539.27     Trailing Twelve Months   3/31/2006
    10      9,456,562    3,430,368     5,482,512     1.21x       64,524           0.16             Full Year          12/31/2005
    11      23,445,323   12,888,500    8,681,197     1.79x      1,172,266        10.80       Trailing Twelve Months   10/31/2005
    12      7,700,230    2,203,337     5,065,024     1.70x       49,426           0.20             Full Year          12/31/2004
    13      107,619,501  43,854,776   62,192,876     2.73x       530,258          0.30       Annualized Most Recent   9/30/2005
    14      6,696,531    2,130,453     4,285,027     1.28x       95,549           0.25             Full Year          12/31/2005
    15      6,018,411    2,097,046     3,740,975     1.23x       42,297           0.15             Full Year          12/31/2005
    16      6,562,303    3,074,748     3,356,184     1.20x       40,184           0.15       Trailing Twelve Months   3/31/2006
    17      6,115,608    1,810,548     3,809,851     1.34x       45,180           0.15       Annualized Most Recent   3/31/2006
    18      5,152,726    1,878,582     3,200,879     1.65x       73,265           0.25
    19      5,671,505    2,333,992     2,970,936     1.20x       56,744           0.20             Full Year          12/31/2005
    20      4,113,981    1,059,783     2,946,305     1.34x       15,854           0.10             Full Year          12/31/2005
    21      3,603,661    1,116,092     2,427,070     1.22x       60,500          250.00      Trailing Twelve Months   2/28/2006

   22.1
   22.2
    22      4,040,924    1,664,501     2,290,823     1.20x       85,600          200.00            Full Year          12/31/2005

    23      3,301,835     651,959      2,508,659     1.29x       64,160           0.20             Full Year          12/31/2005
    24      2,915,046     940,654      1,829,536     1.03x       24,476           0.15
    25      3,362,819     702,512      2,462,710     1.48x       17,726           0.10             Full Year          12/31/2005

   26.1
   26.2
   26.3
    26      4,036,085    1,513,059     2,265,092     1.28x       58,826           0.16       Annualized Most Recent   10/31/2005

   27.1
   27.2
   27.3
    27      3,056,002     744,862      2,149,613     1.28x       49,827           0.15             Full Year          12/31/2005

    28      9,584,052    7,161,125     2,135,405     1.21x       287,522        1,030.54     Trailing Twelve Months   2/28/2006
    29      2,728,684     686,809      1,907,442     1.20x       33,172           0.32
    30      6,409,886    4,060,455     2,093,036     1.44x       256,395        1,134.49     Trailing Twelve Months   2/28/2006
    31      2,736,948     868,776      1,725,045     1.22x       23,725           0.17             Full Year          12/31/2005
    32      7,487,759    5,115,784     2,011,538     1.45x       299,510        1,663.94           Full Year          2/28/2006
    33      2,688,829    1,013,030     1,576,380     1.23x       19,137           0.20             Full Year          12/31/2005
    34      2,933,373    1,055,581     1,824,993     1.57x       52,800          200.00            Full Year          12/31/2005
    35      5,911,577    3,637,563     2,037,551     1.78x       236,463        1,257.78           Full Year          12/31/2005
    36      2,627,882     962,045      1,518,987     1.37x       12,129           0.16             Full Year          12/31/2005
    37      2,135,540     776,521      1,304,937     1.24x       15,636           0.15             Full Year          12/31/2005
    38      2,098,593     728,339      1,283,844     1.25x       14,112           0.10             Full Year          12/31/2005
    39      2,331,253    1,025,067     1,228,472     1.40x       77,714          266.14      Trailing Twelve Months   3/31/2006
    40      1,703,085     217,967      1,434,336     1.36x        9,733           0.24             Full Year          12/31/2005
    41      2,345,188     867,681      1,435,731     1.44x       20,379           0.20
    42      1,823,762     638,985      1,068,079     1.15x       13,020           0.20             Full Year          12/31/2005

   43.1
   43.2
    43      2,042,634     609,620      1,247,242     1.37x       29,487           0.17             Full Year          12/31/2005

    44      1,356,395     248,942      1,064,057     1.18x        5,971           0.10       Annualized Most Recent   12/31/2005
    45      2,168,680     814,107      1,309,573     1.56x       45,000          200.00            Full Year          12/31/2005
    46      4,725,047    2,909,017     1,627,028     1.86x       189,002        1,277.04           Full Year          12/31/2005
    47      1,445,100     279,051      1,141,820     1.25x        4,218           0.05
    48      1,793,605     567,723      1,144,121     1.36x       24,090           0.15
    49      1,393,873     360,755      1,013,424     1.23x        6,992           0.10
    50      1,279,054     237,633       961,448      1.25x       36,845           0.10             Full Year          12/31/2005
    51      1,369,680     351,575       916,560      1.21x       39,022           0.40             Full Year          12/31/2005
    52      7,854,218    4,091,240     3,239,345     5.23x       82,207           0.38             Full Year          12/31/2005
    53      1,253,004     308,231       914,440      1.21x       15,808           0.24             Full Year          12/31/2005
    54      2,473,522    1,426,807      928,455      1.23x       118,260         324.00      Annualized Most Recent   2/28/2006
    55      1,561,108     269,049      1,095,145     1.47x       15,033           0.17             Full Year          12/31/2005
    56      1,293,810     233,816      1,014,056     1.33x        6,710           0.10
    57      3,946,834    1,635,357     2,062,376     3.75x       32,995           0.25       Annualized Most Recent   10/31/2005
    58      2,574,402     534,207      1,962,297     3.53x       18,732           0.13             Full Year          12/31/2005
    59      1,214,731     289,442       886,036      1.21x       12,680           0.15             Full Year          12/31/2005
    60      1,124,892     257,396       822,251      1.13x        8,814           0.15       Trailing Twelve Months   3/31/2006

    61       939,908      236,522       634,792      1.24x       25,501           0.34             Full Year          12/31/2005
    62       536,000      270,854       243,674      1.24x       21,471          44.18             Full Year          12/31/2005

    63      1,335,428     420,461       862,020      1.20x       11,555           0.10       Annualized Most Recent   3/31/2006
    64      5,381,196    2,920,685     2,405,311     4.75x       55,200          300.00            Full Year          12/31/2005
    65      1,507,374     585,488       813,129      1.28x       22,980           0.23       Annualized Most Recent   1/31/2006
    66      1,194,336     162,026       993,525      1.95x       14,804           0.23
    67      2,838,417    1,735,958      988,922      1.45x       113,537        1,195.12     Trailing Twelve Months   3/31/2006
    68      1,330,632     490,576       734,573      1.22x       10,025           0.24             Full Year          12/31/2005

   69.1
   69.2
   69.3
    69      1,137,015     476,692       646,983      1.21x       13,340          266.80            Full Year          12/31/2005
    70       222,464      152,170       53,615       1.21x        2,542           0.24             Full Year          12/31/2005

    71      1,049,972     287,339       699,231      1.27x       11,093           0.16       Annualized Most Recent   12/31/2005
    72      1,262,160     469,014       763,717      1.36x       18,967           0.15             Full Year          12/31/2005

    73       954,647      360,643       564,004      1.24x       30,000          250.00      Annualized Most Recent   2/28/2006
    74       365,464      177,645       173,819      1.24x       14,000          250.00      Annualized Most Recent   2/28/2006

    75       956,174      201,459       734,745      1.39x        1,671           0.20             Full Year          12/31/2005
    76      1,492,136     575,000       798,297      1.20x       35,344           0.15             Full Year          12/31/2005
    77       698,019       26,768       650,267      1.21x        5,828           0.05             Full Year          12/31/2005
    78      1,330,858     552,987       667,302      1.26x       10,211           0.15             Full Year          12/31/2005
    79       948,656      162,050       748,533      1.33x        6,680           0.10
    80      1,052,765     299,581       698,172      1.27x       15,680           0.10             Full Year          12/31/2005
    81       966,583      316,662       628,321      1.36x       21,600          200.00      Annualized Most Recent   2/28/2006

   82.1
   82.2
   82.3
    82      1,283,625     403,218       839,651      1.74x        6,028           0.15       Annualized Most Recent   9/30/2005

    83      1,351,671     621,058       678,613      1.36x       52,000          250.00      Annualized Most Recent   3/31/2006
    84       684,212       23,464       660,747      1.68x                                         Full Year          12/31/2005
    85       636,243       23,787       566,725      1.20x        9,180           0.09             Full Year          12/31/2005
    86      1,378,623     732,773       576,894      1.25x       68,956          275.82      Annualized Most Recent   1/31/2006
    87       720,058      141,431       556,541      1.26x        3,910           0.10             Full Year          12/31/2005

    88      1,987,472    1,495,373      412,601      1.40x       79,499          828.11            Full Year          12/31/2005
    89      1,274,751     997,747       226,014      1.40x       50,990          645.44            Full Year          12/31/2005

    90       999,028      265,014       689,426      2.22x       11,047           0.15             Full Year          12/31/2005
    91       654,056       19,622       600,072      1.29x        6,608           0.10
    92      1,126,087     521,818       547,869      1.29x       56,400          300.00      Annualized Most Recent   11/30/2005

   93.1
   93.2
    93       736,488      175,845       547,946      1.34x        4,789           0.15

    94       526,808       15,804       486,980      1.15x        6,673           0.10
    95       918,733      375,354       496,447      1.20x        8,557           0.16       Annualized Most Recent   11/30/2005
    96      2,374,686    1,542,270      737,429      1.66x       94,987         1,187.34     Trailing Twelve Months   2/28/2006
    97       440,000       11,958       427,479      1.42x         563            0.10
    98       463,680       9,274        452,957      1.22x        1,449           0.10

    99       714,287      253,928       392,719      1.91x       10,607           0.15       Annualized Most Recent   2/28/2006
    100      499,656      148,773       320,039      1.91x        4,718           0.15       Annualized Most Recent   2/28/2006

    101      990,123      405,270       571,826      1.57x       13,027          15.06             Full Year          12/31/2005
    102      872,543      355,539       465,404      1.29x       51,600          430.00            Full Year          12/31/2005
    103     1,063,005     294,060       703,471      1.66x       13,772           0.23             Full Year          12/31/2005
    104     1,068,651     568,476       440,822      1.21x       59,352          412.17            Full Year          12/31/2005
    105     1,560,573    1,022,423      449,950      1.25x       88,200          350.00      Trailing Twelve Months   2/28/2006
    106      585,902       47,931       511,756      1.34x        4,599           0.10

   107.1
   107.2
   107.3
    107      727,110      153,173       545,169      1.43x        4,426           0.25             Full Year          12/31/2005

    108     1,158,374     400,075       637,500      1.79x       10,368           0.15       Annualized Most Recent   1/31/2006
    109      895,724      440,731       421,993      1.27x       33,000          250.00      Annualized Most Recent   1/31/2006
    110     1,639,786    1,049,627      524,567      1.42x       65,591          809.77      Trailing Twelve Months   3/31/2006
    111      702,211      272,830       403,400      1.21x        4,108           0.15             Full Year          12/31/2005
    112      685,595      191,436       479,466      1.43x       14,693          19.38       Trailing Twelve Months   2/28/2006
    113      472,258       80,389       378,974      1.23x        3,209           0.10             Full Year          12/31/2005
    114      718,926      207,481       444,448      1.44x        9,923           0.15             Full Year          12/31/2005
    115      555,065      173,503       373,887      1.41x        7,675          20.80       Annualized Most Recent   2/28/2006
    116      471,998       91,022       368,286      1.24x        3,415           0.11             Full Year          12/31/2005
    117      665,858      282,322       372,619      1.49x       10,916          19.67       Annualized Most Recent   3/31/2006
    118      665,037      170,590       455,985      1.69x        4,404           0.15       Trailing Twelve Months   1/31/2006
    119     1,898,891    1,278,175      544,761      1.52x       75,956          791.21            Full Year          12/31/2005
    120      678,595      218,463       411,327      1.39x       27,918           0.30             Full Year          12/31/2005
    121      534,001      120,406       377,443      1.34x       16,446           0.15             Full Year          12/31/2005
    122      535,063      129,900       374,858      1.33x        4,476           0.15             Full Year          12/31/2005
    123      410,016      102,288       303,853      1.21x        1,353           0.08
    124      382,568       63,782       308,765      1.23x        2,400           0.10             Full Year          12/31/2005
    125      621,588      172,603       406,701      1.64x       10,753           0.23       Annualized Most Recent   2/28/2006
    126      726,338      384,592       328,495      1.26x       13,251          23.96       Annualized Most Recent   3/31/2006
    127      437,418      135,861       288,057      1.20x       13,500          250.00
    128      808,594      311,721       384,256      1.61x       26,821           0.59             Full Year          12/31/2005
    129      521,866      187,203       306,129      1.37x        6,392           0.21             Full Year          12/31/2005
    130      363,937       71,260       282,558      1.23x        2,612           0.10             Full Year          12/31/2005
    131     1,282,449     878,045       353,106      1.39x       51,298          754.38      Trailing Twelve Months   2/28/2006
    132      621,243      275,312       322,641      1.21x        5,547           0.30             Full Year          12/31/2005
    133      649,980      317,752       300,980      1.35x       31,248          279.00      Annualized Most Recent   2/28/2006
    134      508,805      205,164       275,876      1.20x       10,190           0.15

   135.1
   135.2
    135      734,832      315,547       378,082      1.57x       17,168           0.10

    136      516,220      163,620       341,406      1.60x       11,194          18.11       Annualized Most Recent   1/31/2006
    137      495,943      135,318       333,216      1.58x        6,120           0.10
    138      735,629      245,323       472,855      2.09x       17,451          21.00       Annualized Most Recent   1/31/2006
    139      383,617      121,038       251,720      1.20x        1,752           0.10
    140      657,320      372,995       258,405      1.28x       25,920          270.00            Full Year          12/31/2005
    141      384,706      122,561       240,557      1.23x        5,152           0.23       Annualized Most Recent   2/28/2006
    142      427,053      166,802       231,360      1.21x        5,658           0.15
    143      535,959      233,485       293,870      1.55x        8,604          18.00       Annualized Most Recent   3/31/2006
    144      463,908      163,893       285,312      1.49x       14,703          29.00       Trailing Twelve Months   2/28/2006
    145      360,240      128,311       223,929      1.22x        8,000          250.00            Full Year          12/31/2005
    146      306,110       55,624       227,791      1.23x        3,783           0.15       Annualized Most Recent   2/28/2006
    147      553,590      289,026       256,608      1.46x        7,956          16.75       Annualized Most Recent   2/28/2006
    148      425,986      189,289       222,295      1.26x       15,222          70.80             Full Year          12/31/2005
    149      385,371      118,841       245,013      1.21x       12,296           0.21             Full Year          12/31/2005
    150      381,065      162,403       206,757      1.23x        5,772          37.24             Full Year          12/31/2005
    151      508,993      232,990       267,897      1.69x        8,106          21.11       Annualized Most Recent   2/28/2006
    152      290,095      100,516       183,579      1.26x        6,000          300.00      Annualized Most Recent   1/31/2006
    153      282,266       84,501       179,649      1.22x        4,940           0.20             Full Year          12/31/2005
    154      386,716      169,957       208,820      1.45x        7,939          89.20             Full Year          12/31/2005
    155      462,086      243,909       196,763      1.40x        7,836          17.49             Full Year          12/30/2005
    156      525,395      316,491       180,805      1.31x        6,189           0.33       Annualized Most Recent   11/30/2005
    157      470,234      275,017       165,217      1.24x       30,000          250.00            Full Year          12/31/2005
    158      296,343      147,178       141,005      1.20x        1,324           0.15       Annualized Most Recent   12/31/2005
    159      346,587      185,676       133,298      1.22x       27,612          468.00            Full Year          12/31/2005
    160      147,000       4,570        139,233      1.26x         480            0.15
                                                     1.40X
================================================================================================================================

                                                                                                                 LARGEST
                                                                                                       LARGEST   TENANT     LARGEST
              MOST        FULL          FULL                                                           TENANT     % OF      TENANT
             RECENT       YEAR          YEAR                                                           LEASED     TOTAL      LEASE
SEQUENCE      NOI       END DATE         NOI     LARGEST TENANT                                          SF        SF     EXPIRATION
--------      ---       --------         ---     --------------                                          --        --     ----------

    1      17,732,525  12/31/2004    16,218,786  The Northern Trust Company                            318,446     34%    12/31/2020
    2      13,361,495  12/31/2004    12,553,998  J.C. Penney                                           158,385     22%     2/28/2011
    3      23,358,005  12/31/2004    20,272,597  V Theater                                             30,883      6%     12/31/2013

   4.1                                           Carson Pirie Scott                                    155,000    100%     3/5/2021
   4.2                                           Herberger's                                           149,908    100%     3/5/2021
   4.3                                           Younkers                                              150,081    100%     3/5/2021
   4.4                                           Carson Pirie Scott                                    112,121    100%     3/5/2021
   4.5                                           Boston Store                                          106,157    100%     3/5/2021
   4.6                                           Younkers                                              165,000    100%     3/5/2021
   4.7                                           Herberger's                                           168,755    100%     3/5/2021
   4.8                                           Carson Pirie Scott                                    128,000    100%     3/5/2021
   4.9                                           Younkers                                              140,999    100%     3/5/2021
  4.10                                           Bergner's                                             125,000    100%     3/5/2021
  4.11                                           Younkers                                              165,000    100%     3/5/2021
  4.12                                           Younkers                                              98,458     100%     3/5/2021
    4

    5      4,986,755   12/31/2004     5,379,605  Dominick & Dominick                                   22,009      7%      4/29/2014

   6.1                                           Administration for Children's Services                64,496      31%     5/14/2017
   6.2                                           NYS Department of Labor                               76,432      47%     9/30/2011
    6      8,013,666   12/31/2004     9,019,461

    7      9,071,909   12/31/2004     7,685,116  Winn Residential                                      23,834      6%     12/31/2010
    8      9,299,647   12/31/2004     8,406,317
    9      8,523,511   12/31/2005     8,287,354
   10      5,081,241                             CACI International                                    41,282      10%     1/31/2011
   11      11,127,755  12/31/2004    10,377,514
   12      2,534,794   12/31/2003     2,479,119  United States of America                              247,130    100%     6/30/2015
   13      63,708,370  12/31/2004    59,495,980  JP MorganChase                                       1,361,629    77%     3/31/2021
   14      4,632,468   12/31/2004     4,258,029  Belk, Inc.                                            87,313      23%     2/27/2009
   15      3,667,224   12/31/2004     3,854,396  King Soopers                                          56,953      20%     7/30/2020
   16      2,100,746   12/31/2005     2,272,222  Dick's Sporting Goods                                 80,000      30%    10/31/2018
   17      2,520,439   12/31/2005     1,542,401  Interactive Worldwide Atlanta - 260 Peachtree, LLC    24,682      8%     10/31/2015
   18                                            Belk, Inc.                                            293,059    100%    12/31/2020
   19      3,819,436   12/31/2004     3,976,449  AGL (SouthStar Energy)                                28,860      10%     7/8/2006
   20      1,756,402   12/31/2004      214,907   Sportsmart                                            40,116      25%     1/31/2020
   21      1,464,357   12/31/2005      989,468

  22.1
  22.2
   22      2,339,969   12/31/2004     2,164,786

   23      2,562,507   12/31/2004     2,479,358  Von's                                                 58,175      18%    12/31/2014
   24                                            United States of America                              96,016      59%     7/15/2015
   25      2,509,662   12/31/2004     2,450,524  Nortel Networks Inc.                                  177,264    100%     3/31/2017

  26.1                                           Hobby Lobby Stores, Inc.                              58,521      27%    10/31/2008
  26.2                                           Star Lumber & Supply                                  27,104      30%     2/28/2008
  26.3                                           Olive Tree                                            20,000      36%     7/31/2006
   26      2,268,155   12/31/2004     2,459,737

  27.1                                           Stein Mart                                            38,188      22%    10/31/2006
  27.2                                           Office Max                                            23,959      44%     7/31/2007
  27.3                                           Hobby Lobby                                           49,919      52%    12/31/2011
   27      2,359,901   12/31/2004     2,194,078

   28      2,155,180   12/31/2005     2,145,183
   29                                            THQ, Inc.                                             103,394    100%     9/30/2015
   30      2,433,931   12/31/2004      982,328
   31      1,733,778   12/31/2004     1,596,390  Fidelity National Title                               37,557      27%    12/31/2007
   32      2,236,200   12/31/2005     2,144,360
   33      1,520,774   12/31/2004     1,611,666  Verisign                                              64,202      67%    12/31/2011
   34      1,148,711   12/31/2004     1,098,832
   35      3,256,364   12/31/2004     2,027,510
   36      1,341,721   12/31/2004     1,254,168  Boston Architectural Center                           22,199      29%    12/31/2013
   37      1,169,890   12/31/2004     1,070,006  Dominick's                                            49,734      48%     3/1/2019
   38      1,152,176   12/31/2004      401,978   Grocery Outlet                                        21,070      15%     1/31/2016
   39      1,035,151   12/31/2005      809,786
   40      1,594,538   12/31/2004     1,521,869  Fortunoffs                                            40,000     100%     12/1/2012
   41                                            GSA (IRS)                                             77,715      76%     2/25/2026
   42      1,192,229   12/31/2004     1,153,025  Columbia Gas Transmission Corp.                       44,913      70%     3/31/2009

  43.1                                           Lockheed Martin Corp.                                 76,249     100%     1/31/2013
  43.2                                           Gerber Childrenswear, Inc                             38,976      39%     9/30/2007
   43       821,852    12/31/2004      801,599

   44      1,080,568   12/31/2004      553,366   Staples                                               20,388      34%     3/31/2019
   45       839,331
   46      2,562,473   12/31/2004     2,151,325
   47                                            Albertson's                                           52,443      60%     7/16/2029
   48                                            Kittles Home Furnishings Center, Inc.                 160,598    100%     8/31/2025
   49                                            Publix                                                44,841      64%    10/13/2025
   50      1,086,502   12/31/2004     1,257,115  Ford Motor Credit Company                             297,870     81%     3/31/2013
   51      1,109,917   12/31/2004     1,076,963  FoodMaxx                                              51,475      53%     9/24/2016
   52      3,769,839   12/31/2004     3,803,520  Mervic Realty Corp                                    16,999      8%      8/31/2008
   53       974,030    12/31/2004      983,853   TSA Stores(Sports Authority)                          42,668      65%    11/30/2018
   54      1,267,729   12/31/2005      854,637
   55      1,411,271   12/31/2004     1,339,402  The National Association of Letter Carriers           88,432     100%     6/14/2010
   56                                            Gander Mountain                                       67,102     100%     9/30/2020
   57      1,986,200   12/31/2004     1,699,144  NRT New York Inc.                                     32,806      25%     3/31/2016
   58      2,078,094   12/31/2004     2,168,688  Stop & Shop                                           66,102      46%     1/31/2018
   59       520,306                              Raymour & Flanigan                                    61,862      73%     6/30/2021
   60       838,482    12/31/2005      838,488   Gateway Inc                                           58,760     100%     1/31/2012

   61       682,460    12/31/2004      562,182   Food Lion                                             30,280      40%    12/31/2017
   62       282,104    12/31/2004      315,725

   63       928,628    12/31/2005      622,968    Foodarama Supermarkets, Inc.                         37,500      32%    10/31/2017
   64      2,890,860   12/31/2004     2,315,308
   65      1,062,755   12/31/2005      840,011   Interstate Theaters                                   32,706      33%    12/31/2014
   66                                            Point 360                                             64,600     100%     3/31/2021
   67      1,228,623
   68       880,631    12/31/2004      759,590   Glendale Internal Med                                  4,845      12%     6/30/2008

  69.1
  69.2
  69.3
   69       579,302    12/31/2004      587,495
   70        82,710    12/31/2004      95,221    Raymond & Associates                                   3,607      34%     1/31/2017

   71       709,900    12/31/2004      616,464   The Health Habit                                       8,040      12%     3/31/2008
   72       839,777    12/31/2004      913,264   Kmart                                                 94,841      75%     8/31/2019

   73       649,884    12/31/2005      593,697
   74       210,018    12/31/2005      177,474

   75       546,600    12/31/2004      654,344   KMMA Corp. (TUT BAR)                                   2,175      26%     8/14/2015
   76      1,286,652   12/31/2004     1,289,692  Titan Systems Corporation                             135,579     58%    12/31/2014
   77       688,698    12/31/2004      688,281   FedEx                                                 116,550    100%     9/30/2013
   78       455,266    12/31/2004      135,725   American Health Network                               18,624      27%     1/23/2016
   79                                            Gander Mountain                                       66,795     100%     9/30/2020
   80       851,739    12/31/2004      983,012   Reliance Electric                                     78,400      50%    12/30/2010
   81       503,719

  82.1                                           Mine Store                                             3,845      17%     6/17/2008
  82.2                                           Valley Home                                            3,700      34%     8/1/2010
  82.3                                           Union Safe Deposit Bank                                3,018      43%     9/30/2008
   82       682,417    12/31/2004      603,975

   83       746,620    12/31/2005      635,417
   84       688,255                              Home Depot (Dark)                                     107,400    100%     7/31/2018
   85       675,026    12/31/2004      825,103   GE                                                    102,000    100%    12/31/2015
   86       794,412    12/30/2005      660,433
   87       571,750    12/31/2004      605,173   TJ Maxx                                               24,500      63%    10/31/2011

   88       470,061    12/31/2004      491,798
   89       232,422    12/31/2004      271,036

   90       732,658                              Piggly Wiggly                                         50,000      68%     8/1/2023
   91                                            Gander Mountain                                       66,083     100%     9/30/2020
   92       595,431    12/31/2004      670,718

  93.1                                           Rite Aid Lynden                                       16,708     100%     2/1/2026
  93.2                                           Rite Aid Atco                                         14,564     100%     2/1/2026
   93

   94                                            Fed Ex Ground Packaging                               66,731     100%     9/30/2014
   95       412,280    12/31/2004      585,502   Temtec, Inc.                                          21,218      40%     1/31/2007
   96       794,700    12/31/2005      859,281
   97                                            Bank of America                                        5,633     100%     3/1/2021
   98                                            Walgreens                                             14,490     100%     8/7/2030

   99       371,115    12/31/2005      468,728   Winn Dixie                                            45,141      64%     6/28/2010
   100      254,958    12/31/2005      385,344   Latino Mart & Discount Corp.                           5,300      17%     3/31/2020

   101      341,078    12/31/2004      -65,798
   102      510,178    12/31/2004      525,017
   103      815,265    12/31/2004      814,469   Petco                                                 15,680      26%     7/31/2014
   104      396,728    12/31/2004      335,727
   105      515,804    12/31/2005      423,565
   106                                           Gander Mountain                                       45,991     100%     9/30/2020

  107.1                                          Washington Mutual Bank                                 4,000     100%     3/31/2015
  107.2                                          $0.99 Deal (City Jamaica Inc.)                         3,200      43%     3/31/2015
  107.3                                          $0.99 Rush (Dollar Flow Inc.)                          3,200      51%     8/31/2014
   107      403,870    12/31/2004      198,604

   108     1,243,043   12/31/2005      891,272   University of California                              63,555      92%     6/30/2010
   109      375,151    12/31/2005      347,779
   110      594,606    12/31/2005      550,955
   111      427,167    12/31/2004      462,714   Blockbuster                                            8,626      32%     2/28/2009
   112      518,728    12/31/2005      512,942
   113      422,402    12/31/2004      424,568   Linens 'N Things                                      32,088     100%     3/9/2015
   114      502,815    12/31/2004      505,660   Bi-Lo                                                 44,000      67%    12/18/2016
   115      357,458    12/31/2005      283,253
   116      404,502    12/31/2004      394,489   Best Buy                                              30,132     100%     5/31/2016
   117      432,211    12/31/2005      271,197
   118      499,653                              Cardiac Care, Inc.                                     8,779      30%     4/21/2013
   119      625,579    12/31/2004      626,147
   120      479,307    12/31/2004      406,464   Tractor Supply Company                                37,700      41%     1/19/2013
   121      393,451    12/31/2004      217,219   Against the Grain                                     15,999      15%     4/30/2008
   122      419,241    12/31/2004      353,231   Outrageous Rugs                                        5,100      17%     7/31/2020
   123                                           TGI Friday's                                           6,802      40%     6/30/2024
   124      338,270    12/31/2004      337,764   Staples                                               24,197     100%    12/31/2013
   125      464,183    12/31/2005      403,217   Verizon - Sales                                        8,302      18%     9/30/2006
   126      248,396    12/31/2005      247,017
   127
   128      534,920    12/31/2004      503,419   General Motors Acceptance Co.                         23,000      51%    10/31/2009
   129      378,182    12/31/2004      299,136   Blockbuster                                           10,000      33%     3/31/2008
   130      306,533    12/31/2004      290,222   PetSmart                                              26,120     100%     1/31/2014
   131      300,241    12/31/2005      235,104
   132      331,240    12/31/2004      216,255   Liberty Title Company                                  4,126      22%     1/14/2011
   133      350,592    12/31/2005      352,313
   134                                           SVT, LLC                                              67,933     100%     4/29/2026

  135.1                                          Jacobson                                              122,330    100%     1/31/2018
  135.2                                          Jacobson                                              49,348     100%     1/31/2018
   135

   136      416,663    12/31/2005      361,534
   137                                           Daroma Restaurant Equipment Corp.                     21,000      34%     8/31/2010
   138      500,695    12/31/2005      503,252
   139                                           DeVry University                                      17,515     100%     5/1/2017
   140      243,017    12/31/2004      199,236
   141      268,632    12/31/2005      222,296   Bureau of Motor Vehicles                               6,300      28%     8/31/2012
   142                                           Big Lots                                              30,000      80%     1/31/2016
   143      338,133    12/31/2005      279,050
   144      273,308    12/31/2005      261,184
   145       97,404
   146      270,883    12/31/2005      240,213   Unique Fitness, LLC dba Body Works for Women           6,404      25%    12/31/2006
   147      265,620    12/31/2005      187,347
   148      308,729    12/31/2004      243,000
   149      147,457    12/31/2004      182,878   Offsite, LLC                                          27,180      46%     4/30/2021
   150      261,488    12/31/2004      269,532
   151      319,473    12/31/2005      306,935
   152      290,684    12/31/2005      91,877
   153      176,044    12/31/2004      86,959    ATC                                                   10,000      40%    10/27/2008
   154      219,652    12/31/2004      212,250
   155      198,615    12/30/2004      207,034
   156      213,485    12/31/2004      214,700   Che, Tano, Inc.                                        3,240      17%     5/1/2007
   157      201,166    12/31/2004      175,925
   158      173,490    10/27/2005      167,314   Soleil Tanning                                         2,000      23%     2/29/2012
   159      269,396    12/31/2004      246,262
   160                                           Sovereign Bank                                         3,200     100%     1/1/2021

====================================================================================================================================

                                                                                            SECOND
                                                                              SECOND       LARGEST         SECOND
                                                                              LARGEST       TENANT         LARGEST
                                                                              TENANT         % OF          TENANT
                                                                              LEASED        TOTAL           LEASE
 SEQUENCE   SECOND LARGEST TENANT                                               SF            SF         EXPIRATION
 --------   ---------------------                                               --            --         ----------

     1      LaSalle National Bank                                             153,207        16%          1/31/2008
     2      Toys R Us / Kids R Us                                             66,699          9%          1/31/2013
     3      Planet Hollywood                                                  23,029          5%          8/31/2014

    4.1
    4.2
    4.3
    4.4
    4.5
    4.6
    4.7
    4.8
    4.9
   4.10
   4.11
   4.12
     4

     5      Fujisankei Communications                                         20,384          7%          9/30/2013

    6.1     NYC Housing Authority                                             29,931         14%          9/12/2009
    6.2     Columbia University                                               33,068         20%          5/31/2018
     6

     7      Urban Outfitters                                                  15,695          4%          1/31/2015
     8
     9
    10      Hofheimer aka Williams Mullen                                     31,990          8%          1/31/2013
    11
    12
    13      Sumitomo                                                          211,825        12%          8/31/2010
    14      J.C. Penney                                                       61,940         16%         10/31/2008
    15      Ross                                                              29,931         11%          1/31/2011
    16      Classique Homes                                                   18,166          7%          4/30/2015
    17      Richard Bowers & Co.                                              18,291          6%          6/30/2011
    18
    19      Novare Group Hldgs LLC                                            23,541          8%          1/31/2013
    20      Circuit City                                                      33,870         21%          1/31/2020
    21

   22.1
   22.2
    22

    23      Longs Drugs                                                       26,060          8%          2/28/2020
    24
    25

   26.1     Accent Lighting, Inc.                                             15,021          7%         11/30/2015
   26.2     Gessler Drug Co., Inc.                                            10,778         12%          6/30/2008
   26.3     Prarie View                                                        7,615         14%             MTM
    26

   27.1     Michael's                                                         29,975         17%          2/28/2010
   27.2     Poblanos                                                           7,426         14%         10/31/2019
   27.3     Serendipity                                                       12,030         13%         10/31/2008
    27

    28
    29
    30
    31      LaSalle National Bank                                             26,838         19%         12/31/2009
    32
    33      Altera Corp.                                                      12,807         13%          9/30/2009
    34
    35
    36      Urban Outfitters                                                  20,765         27%         10/12/2009
    37      Murray's Auto Store                                               10,000         10%         11/14/2008
    38      Michael's                                                         11,832          8%          2/29/2012
    39
    40
    41
    42      GSA - Department of Justice                                       18,858         30%          6/30/2008

   43.1
   43.2     Global Performance, Inc                                            9,024          9%         11/30/2008
    43

    44      Buffalo Wild Wings                                                 6,048         10%          7/31/2015
    45
    46
    47      Tarbell Realtors                                                   5,676          7%          2/28/2013
    48
    49      Hollywood Video                                                    5,500          8%          2/8/2016
    50      Product Action International                                      70,580         19%             MTM
    51      Sav-on Drugs                                                      16,480         17%          9/24/2016
    52      Jivamukti Yoga center                                             12,700          6%          7/30/2021
    53      Petco                                                             20,564         31%         12/31/2008
    54
    55
    56
    57      Genlyte Thomas Group LLC                                          10,953          8%          6/30/2015
    58      Marshalls                                                         25,200         18%         12/31/2008
    59
    60

    61      Dollar Tree                                                        9,600         13%          1/31/2008
    62

    63      Global Essence, Inc.                                              22,691         20%          9/30/2015
    64
    65      Marlene's Market & Deli                                           22,000         22%          8/31/2014
    66
    67
    68      Western Oncology                                                   3,731          9%          2/28/2009

   69.1
   69.2
   69.3
    69
    70      Clear Channel Communication                                        2,103         20%          8/31/2008

    71      Sunshine Pizza                                                     6,027          9%         12/31/2006
    72      Dollar Tree                                                        7,920          6%         10/31/2006

    73
    74

    75      Ray's Pizza                                                        2,007         24%          3/31/2021
    76      Do it Yourself Granite                                            21,335          9%         11/30/2008
    77
    78      Hancock Health Network, LLC (dba Anderson Family Practice)         9,786         14%          6/30/2015
    79
    80      Corporate Express                                                 78,400         50%          9/30/2014
    81

   82.1     Newberry Pet Store                                                 3,041         14%          2/1/2008
   82.2     Women's Apparel                                                    1,800         17%          5/31/2010
   82.3     Mexican Restaurant                                                 2,000         28%          3/19/2008
    82

    83
    84
    85
    86
    87      La-Z-Boy                                                          14,600         37%          10/7/2009

    88
    89

    90      Family Dollar                                                      8,000         11%          12/1/2012
    91
    92

   93.1
   93.2
    93

    94
    95      Ramapo Orthopedic Assoc.                                          10,105         19%          3/31/2010
    96
    97
    98

    99      Southeast Distributors                                             5,414          8%          3/31/2009
    100     Pena Enterprises                                                   4,480         14%          5/31/2011

    101
    102
    103     Carpet Gallery & Floors                                            9,960         16%          7/15/2007
    104
    105
    106

   107.1
   107.2    JP Morgan Chase                                                    2,100         28%          3/31/2007
   107.3
    107

    108     279 - Student Fin Aid - Suite 300                                  3,405          5%          1/12/2008
    109
    110
    111     Pier 1 Imports                                                     7,000         26%          4/30/2011
    112
    113
    114     CVS                                                                8,450         13%         11/30/2011
    115
    116
    117
    118     Urology Providers of No. AZ                                        4,913         17%          4/21/2013
    119
    120     A.C. Moore Inc.                                                   23,797         26%          1/31/2010
    121     Mission Furniture                                                 14,708         13%          7/31/2006
    122     Futons for Less -- Barry Freeman                                   4,140         14%          4/30/2010
    123     Sheetz - gas station                                               5,022         30%          2/28/2019
    124
    125     Buffalo Wild Wings                                                 6,500         14%         10/31/2010
    126
    127
    128     RTA Group, Inc.                                                    5,674         12%         12/31/2006
    129     Peaches Boutique                                                   9,708         32%          8/31/2006
    130
    131
    132     Jenny Craig                                                        3,018         16%          9/30/2009
    133
    134

   135.1
   135.2
    135

    136
    137     Ready Set, Inc.                                                   14,000         23%          8/31/2010
    138
    139
    140
    141     Joe's Grill VII                                                    4,200         19%         12/14/2006
    142     JH Apparel, Inc d/b/a TNT Fashion                                  5,000         13%          2/2/2011
    143
    144
    145
    146     Coweta Family Chiropractic (Dr. Robert Debease)                    4,623         18%          9/30/2007
    147
    148
    149
    150
    151
    152
    153     LESCO, Inc.                                                        7,098         29%          7/31/2009
    154
    155
    156     Einstein Acquisition Corp. aka Einstein Bros. Bagels               2,960         16%          10/1/2010
    157
    158     Red Brick Pizza                                                    1,687         19%          6/30/2012
    159
    160

=======================================================================================================================

                                                                                           THIRD
                                                                                  THIRD   LARGEST    THIRD
                                                                                 LARGEST   TENANT   LARGEST
                                                                                 TENANT     % OF     TENANT
                                                                                 LEASED    TOTAL     LEASE                   % OF
SEQUENCE   THIRD LARGEST TENANT                                                    SF        SF    EXPIRATION  % OF GROUP    POOL
--------   --------------------                                                    --        --    ----------  ----------    ----

    1      UBS Financial Services, Inc.                                          56,199      6%    12/31/2015     8.2%       7.6%
    2      SM Newco                                                              60,010      8%    2/28/2009      6.7%       6.2%
    3      Steve Wyrick Theater                                                  22,398      5%    12/31/2015     5.2%       4.9%

   4.1                                                                                                            0.7%       0.6%
   4.2                                                                                                            0.6%       0.6%
   4.3                                                                                                            0.5%       0.5%
   4.4                                                                                                            0.5%       0.4%
   4.5                                                                                                            0.4%       0.4%
   4.6                                                                                                            0.4%       0.4%
   4.7                                                                                                            0.4%       0.4%
   4.8                                                                                                            0.4%       0.4%
   4.9                                                                                                            0.4%       0.4%
  4.10                                                                                                            0.3%       0.3%
  4.11                                                                                                            0.3%       0.3%
  4.12                                                                                                            0.3%       0.3%
    4                                                                                                             5.2%       4.8%

    5      First New York Securities                                             18,480      6%    9/30/2007      4.0%       3.7%

   6.1     GSA-Social Security Administration                                    26,086     13%    9/30/2011      2.3%       2.1%
   6.2     NYC Health and Hospitals Corp.                                        29,764     18%     6/1/2011      1.6%       1.5%
    6                                                                                                             3.9%       3.6%

    7      Crate & Barrel                                                        13,451      4%    1/31/2010      3.9%       3.6%
    8                                                                                                             3.3%       3.1%
    9                                                                                                             3.0%       2.8%
   10      Bank of Hampton Roads                                                 23,979      6%    9/30/2016      2.5%       2.4%
   11                                                                                                             2.4%       2.2%
   12                                                                                                             2.2%       2.0%
   13      ContiGroup                                                            46,110      3%    2/28/2015      2.0%       1.9%
   14      Peebles                                                               42,090     11%       MTM         1.9%       1.8%
   15      Old Navy                                                              25,016      9%    9/30/2010      1.7%       1.6%
   16      Ulta                                                                  10,250      4%    1/31/2014      1.7%       1.6%
   17      L. C. Service Company, Inc.                                           14,421      5%    1/31/2012      1.6%       1.5%
   18                                                                                                             1.4%       1.3%
   19      Novare Events LLC                                                     21,518      8%    1/31/2013      1.4%       1.3%
   20      La-Z-Boy                                                              20,000     13%    11/30/2015     1.3%       1.2%
   21                                                                                                             15.8%      1.1%

  22.1                                                                                                            11.2%      0.8%
  22.2                                                                                                            3.8%       0.3%
   22                                                                                                             15.0%      1.0%

   23      Big O Tires                                                           12,972      4%    5/31/2011      1.1%       1.0%
   24                                                                                                             1.1%       1.0%
   25                                                                                                             1.1%       1.0%

  26.1     Entercom Wichita, LLC                                                 12,920      6%    3/31/2015      0.5%       0.5%
  26.2     Whole Foods                                                            4,230      5%    11/30/2011     0.3%       0.3%
  26.3     The First Place                                                        7,453     13%    10/30/2006     0.2%       0.2%
   26                                                                                                             1.0%       1.0%

  27.1     Mayfair Market                                                        19,930     11%    10/31/2006     0.4%       0.4%
  27.2     China Olive                                                            6,217     11%    12/14/2008     0.3%       0.3%
  27.3     Delta Cafe                                                             6,371      7%    9/30/2006      0.2%       0.2%
   27                                                                                                             1.0%       0.9%

   28                                                                                                             1.0%       0.9%
   29                                                                                                             0.9%       0.8%
   30                                                                                                             0.8%       0.8%
   31      Aleks Corporation                                                     15,546     11%    11/30/2012     0.8%       0.7%
   32                                                                                                             0.7%       0.7%
   33      O'Neil Surf Shop                                                       4,856      5%    2/28/2010      0.7%       0.7%
   34                                                                                                             9.7%       0.7%
   35                                                                                                             0.7%       0.6%
   36      Boston Sports Club                                                    15,250     20%    1/31/2016      0.6%       0.6%
   37      Hollywood Video                                                        7,820      8%    1/11/2009      0.6%       0.6%
   38      Dollar Tree                                                           10,214      7%    2/28/2008      0.6%       0.6%
   39                                                                                                             7.7%       0.5%
   40                                                                                                             0.6%       0.5%
   41                                                                                                             0.6%       0.5%
   42                                                                                                             0.5%       0.5%

  43.1                                                                                                            0.3%       0.2%
  43.2     Becker Enterprizes                                                     9,000      9%    10/31/2007     0.3%       0.2%
   43                                                                                                             0.5%       0.5%

   44      Fashion Bug                                                            6,000     10%    8/31/2009      0.5%       0.5%
   45                                                                                                             7.0%       0.5%
   46                                                                                                             0.5%       0.5%
   47      Wells Fargo & Co.                                                      5,000      6%     2/1/2021      0.5%       0.5%
   48                                                                                                             0.5%       0.5%
   49      Late Night Urgent Care                                                 3,696      5%    1/31/2016      0.5%       0.5%
   50                                                                                                             0.4%       0.4%
   51      Fallas Paredes                                                        10,800     11%    7/28/2008      0.4%       0.4%
   52      Grove / Atlantic Inc                                                  10,700      5%    3/31/2008      0.4%       0.4%
   53      Taco Bell                                                              2,095      3%    1/31/2019      0.4%       0.4%
   54                                                                                                             5.6%       0.4%
   55                                                                                                             0.4%       0.4%
   56                                                                                                             0.4%       0.4%
   57      The Cementworks LLC                                                   10,952      8%    3/31/2007      0.4%       0.4%
   58      Staples                                                               24,049     17%    6/30/2014      0.4%       0.4%
   59                                                                                                             0.4%       0.4%
   60                                                                                                             0.4%       0.4%

   61      Little Gym                                                             4,200      6%    6/30/2009      0.3%       0.3%
   62                                                                                                             0.1%       0.1%
                                                                                                                  0.4%       0.4%

   63       Freehold CPL Partners, L.L.C                                         17,856     15%    11/29/2025     0.4%       0.4%
   64                                                                                                             0.4%       0.3%
   65      Great Links                                                            6,159      6%    4/30/2009      0.4%       0.3%
   66                                                                                                             0.3%       0.3%
   67                                                                                                             0.3%       0.3%
   68      K. Abrehem                                                             2,575      6%    3/31/2011      0.3%       0.3%

  69.1                                                                                                            0.1%       0.1%
  69.2                                                                                                            0.1%       0.1%
  69.3                                                                                                            0.1%       0.0%
   69                                                                                                             0.3%       0.3%
   70      Planning Group                                                         1,427     13%    10/31/2006     0.0%       0.0%

   71      Oregon HotSpring Spa                                                   5,063      7%    9/30/2006      0.3%       0.3%
   72      Annie's Hallmark                                                       3,000      2%    12/31/2006     0.3%       0.3%

   73                                                                                                             3.4%       0.2%
   74                                                                                                             1.0%       0.1%

   75      New Orchard Bar                                                        1,200     14%    5/31/2016      0.3%       0.3%
   76      Nspired Natural Foods Inc                                              9,225      4%    9/30/2009      0.3%       0.3%
   77                                                                                                             0.3%       0.3%
   78      Master Lease - Hancock Memorial Hospital  (Hancock Regional Hospital)  8,083     12%    5/31/2015      0.3%       0.3%
   79                                                                                                             0.3%       0.3%
   80                                                                                                             0.3%       0.3%
   81                                                                                                             3.9%       0.3%

  82.1     The Grapevine Restaurant                                               3,000     13%    9/20/2007      0.1%       0.1%
  82.2     Mexican Pizza Restaurant                                               1,200     11%    8/30/2011      0.1%       0.1%
  82.3     Clark Realty                                                           1,000     14%     7/1/2007      0.1%       0.1%
   82                                                                                                             0.3%       0.3%

   83                                                                                                             3.8%       0.3%
   84                                                                                                             0.3%       0.3%
   85                                                                                                             0.3%       0.2%
   86                                                                                                             3.6%       0.2%
   87                                                                                                             0.3%       0.2%

   88                                                                                                             0.2%       0.2%
   89                                                                                                             0.1%       0.1%

   90      Aurora Pharmacy                                                        4,200      6%     6/1/2013      0.2%       0.2%
   91                                                                                                             0.2%       0.2%
   92                                                                                                             3.3%       0.2%

  93.1                                                                                                            0.2%       0.1%
  93.2                                                                                                            0.1%       0.1%
   93                                                                                                             0.2%       0.2%

   94                                                                                                             0.2%       0.2%
   95      Panther's Martial Arts                                                 5,568     10%    6/30/2010      0.2%       0.2%
   96                                                                                                             0.2%       0.2%
   97                                                                                                             0.2%       0.2%
   98                                                                                                             0.2%       0.2%

   99      Rainbow Leasing, Inc                                                   4,000      6%    11/30/2008     0.1%       0.1%
   100     Cabanas Restaurant                                                     2,650      8%    8/31/2009      0.1%       0.1%

   101                                                                                                            0.2%       0.2%
   102                                                                                                            2.8%       0.2%
   103     Blockbuster Video                                                      3,280      5%    5/31/2010      0.2%       0.2%
   104                                                                                                            2.8%       0.2%
   105                                                                                                            2.8%       0.2%
   106                                                                                                            0.2%       0.2%

  107.1                                                                                                           0.1%       0.1%
  107.2    University Donuts                                                      1,100     15%    3/31/2011      0.1%       0.1%
  107.3                                                                                                           0.1%       0.0%
   107                                                                                                            0.2%       0.2%

   108     279 - Sillwater Sciences                                               2,160      3%    8/14/2007      0.2%       0.2%
   109                                                                                                            2.7%       0.2%
   110                                                                                                            0.2%       0.2%
   111     Rent- A- Center                                                        2,595      9%    9/30/2008      0.2%       0.2%
   112                                                                                                            0.2%       0.2%
   113                                                                                                            0.2%       0.2%
   114     Blockbuster Video                                                      5,500      8%    11/30/2006     0.2%       0.2%
   115                                                                                                            0.2%       0.2%
   116                                                                                                            0.2%       0.2%
   117                                                                                                            0.2%       0.2%
   118     Cottonwood Internal Medicine                                           4,773     16%    2/19/2013      0.2%       0.2%
   119                                                                                                            0.2%       0.2%
   120     Jack's Furniture Center                                               23,280     25%    12/31/2016     0.2%       0.2%
   121     Simba International                                                   12,915     12%    5/30/2007      0.2%       0.1%
   122     Miramar Cafe                                                           3,000     10%    12/31/2015     0.2%       0.1%
   123     M&T Bank                                                               1,600      9%    11/30/2015     0.1%       0.1%
   124                                                                                                            0.1%       0.1%
   125     Sherwin Williams                                                       5,600     12%    8/31/2010      0.1%       0.1%
   126                                                                                                            0.1%       0.1%
   127                                                                                                            1.9%       0.1%
   128     General Motors                                                         5,500     12%    4/30/2010      0.1%       0.1%
   129     7-Eleven                                                               3,233     11%    3/31/2008      0.1%       0.1%
   130                                                                                                            0.1%       0.1%
   131                                                                                                            0.1%       0.1%
   132     Patelco Credit Union                                                   2,200     12%    2/28/2008      0.1%       0.1%
   133                                                                                                            1.7%       0.1%
   134                                                                                                            0.1%       0.1%

  135.1                                                                                                           0.1%       0.1%
  135.2                                                                                                           0.0%       0.0%
   135                                                                                                            0.1%       0.1%

   136                                                                                                            0.1%       0.1%
   137     Steve Woodwork Corp.                                                  13,500     22%    12/31/2010     0.1%       0.1%
   138                                                                                                            0.1%       0.1%
   139                                                                                                            0.1%       0.1%
   140                                                                                                            1.5%       0.1%
   141     El Rodeo #20, LLC                                                      2,800     13%    9/30/2010      0.1%       0.1%
   142     Queen Nails                                                            1,520      4%    6/30/2011      0.1%       0.1%
   143                                                                                                            0.1%       0.1%
   144                                                                                                            0.1%       0.1%
   145                                                                                                            1.4%       0.1%
   146     Milano's                                                               2,552     10%    4/30/2013      0.1%       0.1%
   147                                                                                                            0.1%       0.1%
   148                                                                                                            0.1%       0.1%
   149                                                                                                            0.1%       0.1%
   150                                                                                                            0.1%       0.1%
   151                                                                                                            0.1%       0.1%
   152                                                                                                            1.1%       0.1%
   153     West Publishing Corp                                                   5,600     23%    9/30/2010      0.1%       0.1%
   154                                                                                                            0.1%       0.1%
   155                                                                                                            0.1%       0.1%
   156     Martial Arts Systems, Inc.                                             2,100     11%    11/1/2009      0.1%       0.1%
   157                                                                                                            0.9%       0.1%
   158     Sterling Developoment                                                  1,351     15%    5/31/2010      0.1%       0.1%
   159                                                                                                            0.7%       0.1%
   160                                                                                                            0.0%       0.0%

====================================================================================================================================

Footnotes to Annex A

1)	Rates are to full precision in the ‘‘BACM2006_2.xls’’ file located on the computer diskette.

2)	Administrative Fee Rate includes the rates at which the master servicing fee (and any sub-servicing fee) and trustee fee accrue.

3)	For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

4)	Loan No. 45591 has scheduled amortization.

5)	Loan Nos. 45591, 44743 and 46162 have periods where the borrower has the option to either defease all or part of the related Mortgage Loan with defeasance collateral or prepay such Mortgage Loan with a yield maintenance premium.

6)	The yield maintenance premium for Loan No. 20061403 is calculated using a discount rate of treasury constant maturities less 200 basis points for any prepayment prior to May 11, 2010 and treasury constant maturities flat for any prepayment on or after May 11, 2010.

7)	Occupancy for Loan No. 59264 is based on the physical occupancy, however the property is 94.6% leased.

8)	Occupancy for the Raymond Crossed Pool Rollup line is weighted by Cut-off Balance, not units.

9)	Loan No. 59083 has a $2,248,000 recourse carveout from the Borrower Principals - Mitchell Rice and Michael Leeds. The $2,248,000 represents the difference in loan proceeds at which the loan achieves a minimum 1.20x DSC based upon tenants in occupancy at closing. If after six months from the closing of the proposed loan, the income from tenants open for business and paying rent does not support a 1.20x, the carveout will be resized, and that amount will be due and utilized to pay down the loan, subject to yield maintenance.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and the schedules and tables in this Annex A will be qualified by such definitions.

PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Jun-06	Jun-07	Jun-08	Jun-09	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14	Jun-15	Jun-16	Jun-17	Jun-18	Jun-19	Jun-20
Locked Out(4)	98.55%	98.54%	91.61%	84.23%	82.61%	82.26%	82.29%	81.33%	81.32%	78.57%	99.56%	99.03%	0.00%	0.00%	0.00%
Yield Maintenance(4)	1.45	1.46	8.39	15.77	17.39	17.34	17.31	18.24	18.24	17.22	0.44	0.97	100.00	100.00	100.00
Open	0.00	0.00	0.00	0.00	0.00	0.40	0.40	0.43	0.44	4.21	0.00	0.00	0.00	0.00	0.00
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Balance (in millions)(5)	$2,699.08	$2,684.59	$2,668.11	$2,647.07	$2,622.42	$2,501.88	$2,469.47	$2,304.95	$2,263.45	$2,200.73	$107.73	$40.07	$0.30	$0.20	$0.10
Percent of Mortgage Pool Balance(2)	100.00%	99.46%	98.85%	98.07%	97.16%	92.69%	91.49%	85.40%	83.86%	81.54%	3.99%	1.48%	0.01%	0.01%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD loan will be repaid on the related anticipated repayment date, if any.

(2)	As of the Cut-off Date.

(3)	Numbers may not total to 100% due to rounding.

(4)	As of the Cut-off Date, 29 of the Mortgage Loans, representing 13.0% of the Initial Pool Balance (26 Mortgage Loans representing 12.6% of the Group 1 Balance and three Mortgage Loans representing 18.6% of the Group 2 Balance), (a) have an initial lock-out period, (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity. One Mortgage Loan, representing 1.0% of the initial pool balance and 1.1% of the Group 1 Balance has no lockout period but permits prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge prior to its maturity. Two Mortgage Loans, representing 0.5% of the Initial Pool Balance (0.5% of the Group 1 Balance), are not subject to an initial lockout period but permit prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium for an initial period of time after which either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance is permitted followed by an open period. One Mortgage Loan, representing 3.6% of the Initial Pool Balance (3.9% of the Group 1 Balance), is after a lockout period (a) subject to defeasance or (b) subject to the greater of a yield maintenance charge or a 1% prepayment premium, and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(5)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Retail	79	$1,067,799,442	39.6%	1.35x	1.18x/3.53x	71.7%	31.1%/80.0%	5.747%
Anchored	54	941,558,824	34.9	1.35x	1.20x / 3.53x	72.1%	31.1%/80.0%	5.724%
Unanchored	18	78,833,116	2.9	1.33x	1.20x / 1.91x	68.0%	43.2%/79.9%	6.183%
ShadowAnchored	7	47,407,502	1.8	1.32x	1.18x / 1.74x	70.5%	42.1%/78.3%	5.484%
Office	31	911,915,946	33.8	1.42x	1.03x/5.23x	67.6%	15.6%/79.7%	5.777%
Hotel	14	282,966,205	10.5	1.46x	1.21x/1.86x	68.9%	57.9%/75.0%	5.962%
Multifamily	27	199,477,561	7.4	1.46x	1.20x/4.75x	69.3%	15.5%/80.0%	5.668%
Industrial	13	76,874,827	2.8	1.33x	1.15x/1.95x	70.0%	51.5%/80.0%	5.939%
Other	1	59,675,588	2.2	1.79x	1.79x/1.79x	83.3%	83.3%/83.3%	6.480%
Mixed Use	6	53,142,244	2.0	1.26x	1.21x/1.43x	73.3%	54.9%/77.9%	5.908%
Self Storage	15	47,232,644	1.7	1.49x	1.23x/2.09x	61.2%	43.9%/79.4%	5.960%
Total:	186	$2,699,084,458	100.0%	1.40x	1.03x / 5.23x	69.9%	15.5%/83.3%	5.802%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 565,000 — $ 999,999	1	$565,000	0.0%	1.21	x	59.9%	5.719%
$ 1,000,000 — $ 1,999,999	8	13,476,690	0.5	1.37	x	64.4%	5.985%
$ 2,000,000 — $ 2,999,999	19	47,420,513	1.8	1.39	x	67.9%	6.045%
$ 3,000,000 — $ 3,999,999	17	56,665,419	2.1	1.38	x	65.4%	5.909%
$ 4,000,000 — $ 4,999,999	16	71,159,858	2.6	1.42	x	65.6%	5.980%
$ 5,000,000 — $ 7,499,999	25	150,889,739	5.6	1.39	x	68.9%	5.867%
$ 7,500,000 — $ 9,999,999	15	125,857,637	4.7	1.56	x	64.9%	5.904%
$ 10,000,000 — $ 14,999,999	22	264,180,344	9.8	1.67	x	65.3%	5.696%
$ 15,000,000 — $ 19,999,999	7	122,770,059	4.5	1.41	x	69.3%	5.688%
$ 20,000,000 — $ 29,999,999	10	253,638,209	9.4	1.26	x	71.9%	5.779%
$ 30,000,000 — $ 49,999,999	7	275,215,735	10.2	1.31	x	70.1%	5.736%
$ 50,000,000 — $ 99,999,999	8	581,703,535	21.6	1.56	x	66.8%	5.725%
$100,000,000 — $206,000,000	5	735,541,719	27.3	1.24	x	75.4%	5.879%
Total:	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Illinois	15	$408,852,621	15.1%	1.20x	69.7%	5.916%
California	30	334,072,614	12.4	1.45x	69.2%	5.870%
New York	17	326,576,034	12.1	1.78x	64.7%	5.628%
Indiana	7	207,258,782	7.7	1.34x	78.3%	5.773%
Georgia	7	176,256,339	6.5	1.35x	74.4%	6.089%
Virginia	5	136,289,862	5.0	1.25x	71.4%	5.862%
Nevada	2	133,883,333	5.0	1.29x	72.4%	5.471%
Massachusetts	4	129,508,441	4.8	1.69x	56.4%	5.606%
Florida	11	94,463,212	3.5	1.36x	67.8%	5.976%
Maryland	2	81,100,000	3.0	1.48x	66.4%	5.386%
Washington	7	66,244,631	2.5	1.27x	65.0%	5.688%
Colorado	3	52,150,000	1.9	1.29x	67.8%	5.932%
North Carolina	5	51,976,613	1.9	1.55x	66.7%	5.688%
Michigan	7	49,093,455	1.8	1.36x	72.5%	6.078%
Minnesota	4	45,540,866	1.7	1.25x	77.5%	6.241%
Oregon	5	45,204,223	1.7	1.48x	70.9%	5.175%
Pennsylvania	6	44,392,226	1.6	1.26x	75.3%	5.738%
Wisconsin	4	35,963,178	1.3	1.50x	70.3%	5.914%
Texas	7	33,574,695	1.2	1.28x	75.2%	6.015%
Iowa	6	32,859,766	1.2	1.33x	75.6%	6.249%
Ohio	8	32,561,122	1.2	1.40x	68.8%	5.992%
South Carolina	4	30,346,113	1.1	1.39x	68.8%	5.974%
Kansas	3	26,000,000	1.0	1.28x	79.8%	5.497%
New Jersey	3	25,785,117	1.0	1.30x	71.0%	5.873%
Oklahoma	3	24,080,000	0.9	1.28x	79.3%	5.732%
Tennessee	1	20,540,849	0.8	1.44x	68.9%	5.824%
Arizona	2	17,185,000	0.6	1.30x	71.2%	5.627%
New Hampshire	1	10,850,000	0.4	1.21x	79.2%	5.697%
Louisiana	2	7,816,439	0.3	1.28x	76.7%	5.755%
Kentucky	1	7,680,000	0.3	1.21x	80.0%	5.781%
Mississippi	1	4,173,650	0.2	1.52x	66.2%	5.900%
West Virginia	1	4,157,802	0.2	1.39x	70.5%	5.866%
New Mexico	1	1,555,000	0.1	1.20x	70.7%	6.454%
Connecticut	1	1,092,474	0.0	1.26x	49.7%	5.816%
Total:	186	$2,699,084,458	100.0%	1.40x	69.9%	5.802%

The Mortgaged Properties are located throughout 34 states.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.02x — 1.19x	11	$424,370,518	15.7%	1.13	x	70.9%	5.908%
1.20x — 1.24x	49	634,872,520	23.5	1.22	x	72.5%	5.906%
1.25x — 1.29x	23	458,259,506	17.0	1.28	x	75.5%	5.709%
1.30x — 1.34x	9	112,144,564	4.2	1.34	x	72.0%	5.714%
1.35x — 1.39x	15	273,295,298	10.1	1.36	x	74.8%	5.812%
1.40x — 1.49x	20	312,183,486	11.6	1.44	x	69.2%	6.004%
1.50x — 1.59x	9	149,751,533	5.5	1.58	x	59.3%	5.495%
1.60x — 1.69x	8	65,463,784	2.4	1.66	x	61.4%	5.738%
1.70x — 1.79x	5	143,042,322	5.3	1.75	x	69.9%	5.883%
1.80x — 1.89x	1	12,724,228	0.5	1.86	x	59.2%	5.546%
1.90x — 1.99x	3	13,809,882	0.5	1.94	x	53.6%	5.857%
2.00x — 2.99x	3	59,166,818	2.2	2.64	x	43.8%	4.611%
3.00x — 5.23x	4	40,000,000	1.5	4.33	x	21.4%	5.505%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
15.5% — 29.9%	3	$30,000,000	1.1%	4.59	x	18.2%	5.510%
30.0% — 49.9%	10	91,862,999	3.4	2.48	x	41.3%	5.002%
50.0% — 59.9%	21	237,032,082	8.8	1.51	x	57.4%	5.711%
60.0% — 64.9%	15	156,605,469	5.8	1.45	x	63.5%	5.755%
65.0% — 69.9%	37	776,746,327	28.8	1.29	x	67.6%	5.817%
70.0% — 74.9%	28	427,726,661	15.8	1.26	x	73.1%	5.740%
75.0% — 79.9%	40	851,355,331	31.5	1.30	x	78.3%	5.922%
80.0% — 83.3%	6	127,755,588	4.7	1.49	x	81.6%	6.000%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Maturity Date LTV Ratio(1)	Weighted Average Mortgage Rate
Fully Amortizing	1	$1,092,474	0.0%	1.26	x	0.0%	5.816%
15.5% — 24.9%	3	30,000,000	1.1	4.59	x	18.2%	5.510%
25.0% — 49.9%	22	193,643,119	7.2	1.96	x	43.4%	5.391%
50.0% — 59.9%	43	491,069,918	18.2	1.40	x	55.2%	5.669%
60.0% — 64.9%	38	862,710,109	32.0	1.26	x	63.1%	5.994%
65.0% — 69.9%	35	663,633,523	24.6	1.35	x	66.4%	5.811%
70.0% — 74.9%	15	174,785,315	6.5	1.24	x	72.1%	5.680%
75.0% — 79.6%	3	282,150,000	10.5	1.33	x	79.3%	5.819%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	62.9%	5.802%

(1) Excludes the fully amortizing Mortgage Loan.

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
4.495% — 4.999%	1	$50,000,000	1.9%	2.73	x	41.7%	4.495%
5.000% — 5.249%	4	70,572,220	2.6	1.52	x	66.8%	5.031%
5.250% — 5.499%	13	320,645,723	11.9	1.49	x	68.7%	5.425%
5.500% — 5.749%	41	600,356,776	22.2	1.52	x	64.5%	5.618%
5.750% — 5.999%	49	839,699,348	31.1	1.30	x	73.9%	5.847%
6.000% — 6.249%	31	643,531,454	23.8	1.24	x	71.7%	6.125%
6.250% — 6.499%	18	162,082,514	6.0	1.52	x	75.0%	6.397%
6.500% — 6.920%	3	12,196,423	0.5	1.38	x	66.2%	6.670%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	7	$94,775,000	3.5%	1.30	x	70.1%	6.051%
84 — 99	8	151,333,244	5.6	1.48	x	61.6%	5.686%
100 — 120	142	2,334,383,739	86.5	1.40	x	70.6%	5.804%
121 — 179	2	117,500,000	4.4	1.37	x	66.6%	5.712%
180	1	1,092,474	0.0	1.26	x	49.7%	5.816%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	16	$519,035,000	19.2%	1.79	x	67.0%	5.615%
180 — 239	1	1,092,474	0.0	1.26	x	49.7%	5.816%
240 — 299	4	20,310,850	0.8	1.38	x	58.3%	5.738%
300 — 359	15	326,578,478	12.1	1.41	x	74.8%	6.079%
360	124	1,832,067,655	67.9	1.29	x	70.0%	5.807%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
52 — 59	3	$64,685,000	2.4%	1.30	x	66.9%	5.974%
60 — 79	5	44,020,553	1.6	1.35	x	73.8%	6.117%
80 — 99	7	137,402,691	5.1	1.49	x	61.0%	5.664%
100 — 109	4	118,987,220	4.4	1.56	x	66.3%	5.193%
110 — 119	119	1,683,164,110	62.4	1.41	x	69.4%	5.795%
120 — 139	20	607,232,409	22.5	1.35	x	74.2%	5.923%
140 — 159	1	42,500,000	1.6	1.23	x	68.0%	5.950%
160 — 178	1	1,092,474	0.0	1.26	x	49.7%	5.816%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	16	$519,035,000	19.2%	1.79	x	67.0%	5.615%
178 — 224	1	1,092,474	0.0	1.26	x	49.7%	5.816%
225 — 274	4	20,310,850	0.8	1.38	x	58.3%	5.738%
275 — 299	11	231,378,478	8.6	1.42	x	77.8%	6.259%
300 — 324	3	82,200,000	3.0	1.43	x	66.5%	5.681%
325 — 349	2	46,570,735	1.7	1.29	x	68.0%	5.153%
350 — 360	123	1,798,496,920	66.6	1.29	x	70.1%	5.821%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	142	$2,302,618,401	85.3%	1.38	x	70.3%	5.893%
5 — 8	14	317,213,761	11.8	1.53	x	67.0%	5.316%
9 — 17	4	79,252,296	2.9	1.41	x	69.0%	5.131%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2004	2	$30,816,484	1.1%	1.57	x	69.3%	5.000%
2005	16	365,649,572	13.5	1.50	x	67.2%	5.303%
2006	142	2,302,618,401	85.3	1.38	x	70.3%	5.893%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2010	1	$6,185,000	0.2%	2.22	x	61.2%	5.010%
2011	6	88,590,000	3.3	1.24	x	70.7%	6.124%
2013	7	143,765,489	5.3	1.49	x	60.6%	5.684%
2014	1	7,567,755	0.3	1.26	x	79.7%	5.709%
2015	13	384,934,503	14.3	1.54	x	66.6%	5.244%
2016	129	1,949,449,236	72.2	1.38	x	71.4%	5.915%
2017	1	75,000,000	2.8	1.44	x	65.8%	5.577%
2018	1	42,500,000	1.6	1.23	x	68.0%	5.950%
2021	1	1,092,474	0.0	1.26	x	49.7%	5.816%
Total/Wtd Avg	160	$2,699,084,458	100.0%	1.40	x	69.9%	5.802%

MORTGAGE POOL LOAN PURPOSE

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	105	$1,671,700,860	61.9%	1.47x	68.3%	5.742%
Purchase	55	1,027,383,598	38.1	1.29x	72.6%	5.901%
Total	160	$2,699,084,458	100.0%	1.40x	69.9%	5.802%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Retail	79	$1,067,799,442	42.5%	1.35x	1.18x/3.53x	71.7%	31.1%/80.0%	5.747%
Anchored	54	941,558,824	37.4	1.35x	1.20x / 3.53x	72.1%	31.1%/80.0%	5.724%
Unanchored	18	78,833,116	3.1	1.33x	1.20x / 1.91x	68.0%	43.2%/79.9%	6.183%
Shadow Anchored	7	47,407,502	1.9	1.32x	1.18x / 1.74x	70.5%	42.1%/78.3%	5.484%
Office	31	911,915,946	36.3	1.42x	1.03x/5.23x	67.6%	15.6%/79.7%	5.777%
Hotel	14	282,966,205	11.3	1.46x	1.21x/1.86x	68.9%	57.9%/75.0%	5.962%
Industrial	13	76,874,827	3.1	1.33x	1.15x/1.95x	70.0%	51.5%/80.0%	5.939%
Other	1	59,675,588	2.4	1.79x	1.79x/1.79x	83.3%	83.3%/83.3%	6.480%
Mixed Use	6	53,142,244	2.1	1.26x	1.21x/1.43x	73.3%	54.9%/77.9%	5.908%
Self Storage	15	47,232,644	1.9	1.49x	1.23x/2.09x	61.2%	43.9%/79.4%	5.960%
Multifamily	3	15,533,557	0.6	3.26x	1.21x/4.75x	34.2%	15.5%/59.9%	5.572%
Total/Wtd Avg	162	$2,515,140,454	100.0%	1.41x	1.03x / 5.23x	69.7%	15.5%/83.3%	5.812%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 565,000 — $ 999,999	1	$565,000	0.0%	1.21	x	59.9%	5.719%
$ 1,000,000 — $ 1,999,999	5	8,631,112	0.3	1.45	x	58.5%	5.863%
$ 2,000,000 — $ 2,999,999	16	40,088,271	1.6	1.42	x	66.8%	6.044%
$ 3,000,000 — $ 3,999,999	15	50,096,072	2.0	1.40	x	63.8%	5.924%
$ 4,000,000 — $ 4,999,999	15	66,242,206	2.6	1.43	x	65.3%	6.027%
$ 5,000,000 — $ 7,499,999	17	102,510,965	4.1	1.44	x	65.7%	5.855%
$ 7,500,000 — $ 9,999,999	15	125,857,637	5.0	1.56	x	64.9%	5.904%
$ 10,000,000 — $ 14,999,999	19	226,746,605	9.0	1.72	x	63.8%	5.690%
$ 15,000,000 — $ 19,999,999	6	104,876,616	4.2	1.38	x	69.9%	5.806%
$ 20,000,000 — $ 29,999,999	8	197,064,982	7.8	1.27	x	72.8%	5.833%
$ 30,000,000 — $ 49,999,999	7	275,215,735	10.9	1.31	x	70.1%	5.736%
$ 50,000,000 — $ 99,999,999	8	581,703,535	23.1	1.56	x	66.8%	5.725%
$100,000,000 — $206,000,000	5	735,541,719	29.2	1.24	x	75.4%	5.879%
Total/Wtd Avg	137	$2,515,140,454	100.0%	1.41	x	69.7%	5.812%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Illinois	15	$408,852,621	16.3%	1.20x	69.7%	5.916%
California	30	334,072,614	13.3	1.45x	69.2%	5.870%
New York	17	326,576,034	13.0	1.78x	64.7%	5.628%
Indiana	7	207,258,782	8.2	1.34x	78.3%	5.773%
Georgia	5	164,555,537	6.5	1.36x	74.4%	6.110%
Virginia	4	134,917,560	5.4	1.25x	71.3%	5.858%
Nevada	2	133,883,333	5.3	1.29x	72.4%	5.471%
Massachusetts	4	129,508,441	5.1	1.69x	56.4%	5.606%
Maryland	2	81,100,000	3.2	1.48x	66.4%	5.386%
Florida	9	78,902,515	3.1	1.38x	66.6%	5.974%
Colorado	3	52,150,000	2.1	1.29x	67.8%	5.932%
North Carolina	5	51,976,613	2.1	1.55x	66.7%	5.688%
Minnesota	4	45,540,866	1.8	1.25x	77.5%	6.241%
Michigan	5	41,425,803	1.6	1.38x	72.5%	6.160%
Washington	6	37,271,404	1.5	1.31x	70.4%	5.771%
Wisconsin	4	35,963,178	1.4	1.50x	70.3%	5.914%
Iowa	6	32,859,766	1.3	1.33x	75.6%	6.249%
Ohio	6	26,896,923	1.1	1.42x	67.7%	6.000%
Kansas	3	26,000,000	1.0	1.28x	79.8%	5.497%
New Jersey	3	25,785,117	1.0	1.30x	71.0%	5.873%
Oklahoma	3	24,080,000	1.0	1.28x	79.3%	5.732%
Tennessee	1	20,540,849	0.8	1.44x	68.9%	5.824%
Arizona	2	17,185,000	0.7	1.30x	71.2%	5.627%
South Carolina	3	16,196,113	0.6	1.37x	60.3%	5.856%
Texas	2	11,502,070	0.5	1.26x	70.1%	6.066%
Oregon	2	10,932,590	0.4	1.32x	73.7%	5.509%
New Hampshire	1	10,850,000	0.4	1.21x	79.2%	5.697%
Pennsylvania	3	9,697,798	0.4	1.35x	68.6%	5.780%
Kentucky	1	7,680,000	0.3	1.21x	80.0%	5.781%
Mississippi	1	4,173,650	0.2	1.52x	66.2%	5.900%
West Virginia	1	4,157,802	0.2	1.39x	70.5%	5.866%
New Mexico	1	1,555,000	0.1	1.20x	70.7%	6.454%
Connecticut	1	1,092,474	0.0	1.26x	49.7%	5.816%
Total/Wtd Avg	162	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

The Mortgaged Properties are located throughout 33 states.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.02x — 1.19x	10	$420,915,369	16.7%	1.13x	70.9%	5.910%
1.20x — 1.24x	39	542,677,015	21.6	1.22x	72.8%	5.931%
1.25x — 1.29x	17	432,128,134	17.2	1.28x	75.4%	5.709%
1.30x — 1.34x	9	112,144,564	4.5	1.34x	72.0%	5.714%
1.35x — 1.39x	12	256,099,803	10.2	1.36x	74.9%	5.798%
1.40x — 1.49x	19	298,033,486	11.8	1.44x	68.7%	5.999%
1.50x — 1.59x	7	118,935,049	4.7	1.58x	56.8%	5.623%
1.60x — 1.69x	8	65,463,784	2.6	1.66x	61.4%	5.738%
1.70x — 1.79x	5	143,042,322	5.7	1.75x	69.9%	5.883%
1.80x — 1.89x	1	12,724,228	0.5	1.86x	59.2%	5.546%
1.90x — 1.99x	3	13,809,882	0.5	1.94x	53.6%	5.857%
2.00x — 2.99x	3	59,166,818	2.4	2.64x	43.8%	4.611%
3.00x — 5.23x	4	40,000,000	1.6	4.33x	21.4%	5.505%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
15.5% — 29.9%	3	$30,000,000	1.2%	4.59x	18.2%	5.510%
30.0% — 49.9%	10	91,862,999	3.7	2.48x	41.3%	5.002%
50.0% — 59.9%	20	208,058,854	8.3	1.55x	57.3%	5.730%
60.0% — 64.9%	15	156,605,469	6.2	1.45x	63.5%	5.755%
65.0% — 69.9%	34	749,208,456	29.8	1.28x	67.6%	5.833%
70.0% — 74.9%	23	392,671,475	15.6	1.25x	73.2%	5.756%
75.0% — 79.9%	28	791,777,611	31.5	1.30x	78.3%	5.919%
80.0% — 83.3%	4	94,955,588	3.8	1.58x	82.1%	6.131%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio(1)	Weighted Average Mortgage Rate
Fully Amortizing	1	$1,092,474	0.0%	1.26x	0.0%	5.816%
15.5% — 24.9%	3	30,000,000	1.2	4.59x	18.2%	5.510%
25.0% — 49.9%	21	164,669,892	6.5	2.09x	42.5%	5.358%
50.0% — 59.9%	39	464,008,384	18.4	1.40x	55.1%	5.695%
60.0% — 64.9%	29	807,865,651	32.1	1.26x	63.2%	6.008%
65.0% — 69.9%	30	640,268,737	25.5	1.35x	66.4%	5.811%
70.0% — 74.9%	12	139,235,315	5.5	1.24x	72.1%	5.685%
75.0% — 79.6%	2	268,000,000	10.7	1.32x	79.3%	5.803%
Total	137	$2,515,140,454	100.0%	1.41x	62.8%	5.812%

(1)	Excludes the fully amortizing Mortgage Loan.

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
4.495% — 4.999%	1	$50,000,000	2.0%	2.73x	41.7%	4.495%
5.000% — 5.249%	2	39,755,735	1.6	1.47x	64.9%	5.054%
5.250% — 5.499%	12	315,728,070	12.6	1.49x	68.7%	5.427%
5.500% — 5.749%	36	529,012,400	21.0	1.56x	63.6%	5.619%
5.750% — 5.999%	42	808,199,761	32.1	1.30x	73.8%	5.847%
6.000% — 6.249%	24	599,537,851	23.8	1.23x	71.5%	6.122%
6.250% — 6.499%	17	160,710,212	6.4	1.53x	74.9%	6.398%
6.500% — 6.920%	3	12,196,423	0.5	1.38x	66.2%	6.670%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	6	$80,625,000	3.2%	1.28x	68.6%	6.041%
84 — 99	8	151,333,244	6.0	1.48x	61.6%	5.686%
100 — 120	120	2,164,589,735	86.1	1.41x	70.5%	5.817%
121 — 179	2	117,500,000	4.7	1.37x	66.6%	5.712%
180	1	1,092,474	0.0	1.26x	49.7%	5.816%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	15	$504,885,000	20.1%	1.80x	66.7%	5.602%
180 — 239	1	1,092,474	0.0	1.26x	49.7%	5.816%
240 — 299	4	20,310,850	0.8	1.38x	58.3%	5.738%
300 — 359	12	321,732,900	12.8	1.41x	74.8%	6.077%
360	105	1,667,119,230	66.3	1.29x	69.8%	5.825%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
52 — 59	3	$64,685,000	2.6%	1.30x	66.9%	5.974%
60 — 79	4	29,870,553	1.2	1.32x	71.5%	6.121%
80 — 99	7	137,402,691	5.5	1.49x	61.0%	5.664%
100 — 109	2	88,170,735	3.5	1.56x	65.2%	5.260%
110 — 119	99	1,544,186,590	61.4	1.43x	69.2%	5.796%
120 — 139	20	607,232,409	24.1	1.35x	74.2%	5.923%
140 — 159	1	42,500,000	1.7	1.23x	68.0%	5.950%
160 — 178	1	1,092,474	0.0	1.26x	49.7%	5.816%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	15	$504,885,000	20.1%	1.80x	66.7%	5.602%
175 — 224	1	1,092,474	0.0	1.26x	49.7%	5.816%
225 — 274	4	20,310,850	0.8	1.38x	58.3%	5.738%
275 — 299	8	226,532,900	9.0	1.42x	77.9%	6.260%
300 — 324	3	82,200,000	3.3	1.43x	66.5%	5.681%
325 — 349	2	46,570,735	1.9	1.29x	68.0%	5.153%
350 — 360	104	1,633,548,495	64.9	1.29x	69.9%	5.841%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	123	$2,160,524,534	85.9%	1.39x	70.2%	5.896%
5 — 8	12	306,180,108	12.2	1.54x	66.7%	5.309%
9 — 11	2	48,435,811	1.9	1.31x	68.8%	5.214%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2005	14	$354,615,919	14.1%	1.51x	67.0%	5.296%
2006	123	2,160,524,534	85.9	1.39x	70.2%	5.896%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2010	1	$6,185,000	0.2%	2.22x	61.2%	5.010%
2011	5	74,440,000	3.0	1.21x	69.2%	6.127%
2013	7	143,765,489	5.7	1.49x	60.6%	5.684%
2014	1	7,567,755	0.3	1.26x	79.7%	5.709%
2015	10	349,200,366	13.9	1.54x	66.3%	5.264%
2016	110	1,815,389,369	72.2	1.39x	71.3%	5.924%
2017	1	75,000,000	3.0	1.44x	65.8%	5.577%
2018	1	42,500,000	1.7	1.23x	68.0%	5.950%
2021	1	1,092,474	0.0	1.26x	49.7%	5.816%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 1 LOAN PURPOSE

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	90	$1,527,313,150	60.7%	1.49x	68.0%	5.755%
Purchase	47	987,827,304	39.3	1.28x	72.4%	5.899%
Total	137	$2,515,140,454	100.0%	1.41x	69.7%	5.812%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	24	$183,944,004	100.0%	1.31x	1.20x/1.57x	72.2%	57.9%/80.0%	5.676%
Total	24	$183,944,004	100.0%	1.31x	1.20x / 1.57x	72.2%	57.9%/80.0%	5.676%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$1,372,302 — $1,999,999	3	$4,845,579	2.6%	1.23x	74.9%	6.204%
$2,000,000 — $2,999,999	3	7,332,243	4.0	1.26x	74.1%	6.046%
$3,000,000 — $3,999,999	2	6,569,347	3.6	1.27x	77.8%	5.794%
$4,000,000 — $4,999,999	1	4,917,653	2.7	1.27x	70.3%	5.347%
$5,000,000 — $7,499,999	8	48,378,774	26.3	1.29x	75.6%	5.892%
$10,000,000 — $14,999,999	3	37,433,739	20.4	1.41x	74.7%	5.732%
$15,000,000 — $19,999,999	1	17,893,443	9.7	1.57x	66.3%	5.000%
$20,000,000 — $28,973,228	2	56,573,228	30.8	1.21x	68.7%	5.591%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Pennsylvania	3	$34,694,428	18.9%	1.24x	77.2%	5.726%
Oregon	3	34,271,633	18.6	1.53x	69.9%	5.068%
Washington	1	28,973,228	15.8	1.22x	57.9%	5.580%
Texas	5	22,072,625	12.0	1.28x	77.9%	5.989%
Florida	2	15,560,697	8.5	1.25x	74.0%	5.986%
South Carolina	1	14,150,000	7.7	1.40x	78.6%	6.110%
Georgia	2	11,700,801	6.4	1.23x	74.6%	5.792%
Louisiana	2	7,816,439	4.2	1.28x	76.7%	5.755%
Michigan	2	7,667,653	4.2	1.28x	72.5%	5.639%
Ohio	2	5,664,198	3.1	1.29x	74.1%	5.955%
Virginia	1	1,372,302	0.7	1.22x	76.2%	6.277%
Total	24	$183,944,004	100.0%	1.31x	72.2%	5.676%

The Mortgaged Properties are located throughout 11 states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Less than 1.20x	1	$3,455,149	1.9%	1.20x	75.9%	5,675%
1.20x — 1.24x	10	92,195,505	50.1	1.22x	70.5%	5.764%
1.25x — 1.29x	6	26,131,372	14.2	1.28x	77.3%	5.703%
1.35x — 1.39x	3	17,195,494	9.3	1.36x	73.3%	6.025%
1.40x — 1.49x	1	14,150,000	7.7	1.40x	78.6%	6.110%
1.50x — 1.57x	2	30,816,484	16.8	1.57x	69.3%	5.000%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
57.9% — 59.9%	1	$28,973,228	15.8%	1.22x	57.9%	5.580%
65.0% — 69.9%	3	27,537,871	15.0	1.49x	66.3%	5.402%
70.0% — 74.9%	5	35,055,186	19.1	1.36x	72.0%	5.552%
75.0% — 79.9%	12	59,577,720	32.4	1.31x	77.8%	5.955%
80.00%	2	32,800,000	17.8	1.22x	80.0%	5.618%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
48.7% — 49.9%	1	$28,973,228	15.8%	1.22x	48.7%	5.580%
50.0% — 59.9%	4	27,061,534	14.7	1.47x	57.2%	5.226%
60.0% — 64.9%	9	54,844,457	29.8	1.32x	62.7%	5.792%
65.0% — 69.9%	5	23,364,785	12.7	1.31x	67.4%	5.809%
70.0% — 74.9%	3	35,550,000	19.3	1.22x	71.8%	5.660%
75.0% — 78.6%	1	14,150,000	7.7	1.40x	78.6%	6.110%
Total	23	$183,944,004	100.0%	1.31x	63.3%	5.676%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.000% — 5.249%	2	$30,816,484	16.8%	1.57x	69.3%	5.000%
5.250% — 5.499%	1	4,917,653	2.7	1.27x	70.3%	5.347%
5.500% — 5.749%	5	71,344,376	38.8	1.22x	70.7%	5.609%
5.750% — 5.999%	7	31,499,587	17.1	1.28x	76.4%	5.847%
6.000% — 6.249%	7	43,993,602	23.9	1.31x	74.0%	6.156%
6.250% — 6.277%	1	1,372,302	0.7	1.22x	76.2%	6.277%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	1	$14,150,000	7.7%	1.40x	78.6%	6.110%
100 — 120	22	169,794,004	92.3	1.31x	71.7%	5.640%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	1	$14,150,000	7.7%	1.40x	78.6%	6.110%
300 — 359	3	4,845,579	2.6	1.23x	74.9%	6.204%
360	19	$164,948,426	89.7	1.31x	71.6%	5.624%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 79	1	$14,150,000	7.7%	1.40x	78.6%	6.110%
100 — 109	2	30,816,484	16.8	1.57x	69.3%	5.000%
110 — 119	20	138,977,520	75.6	1.25x	72.3%	5.782%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	1	$14,150,000	7.7%	1.40x	78.6%	6.110%
296 — 299	3	4,845,579	2.6	1.23x	74.9%	6.204%
350 — 360	19	164,948,426	89.7	1.31x	71.6%	5.624%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	19	$142,093,867	77.2%	1.26x	72.7%	5.835%
5 — 8	2	11,033,653	6.0	1.28x	74.5%	5.518%
9 — 17	2	30,816,484	16.8	1.57x	69.3%	5.000%
Total	23	$183,944,044	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2004	2	$30,816,484	16.8%	1.57x	69.3%	5.000%
2005	2	11,033,653	6.0	1.28x	74.5%	5.518%
2006	19	142,093,867	77.2	1.26x	72.7%	5.835%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	1	$14,150,000	7.7%	1.40x	78.6%	6.110%
2015	3	35,734,137	19.4	1.53x	69.4%	5.048%
2016	19	134,059,867	72.9	1.25x	72.3%	5.798%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

LOAN GROUP 2 LOAN PURPOSE

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	15	$144,387,710	78.5%	1.31x	70.8%	5.605%
Purchase	8	39,556,294	21.5	1.32x	77.4%	5.938%
Total	23	$183,944,004	100.0%	1.31x	72.2%	5.676%

                                     ANNEX B
          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*

             LOAN                                                                             INITIAL DEPOSIT TO CAPITAL
 SEQUENCE   NUMBER  PROPERTY NAME                                            PROPERTY TYPE      IMPROVEMENT RESERVES
-------------------------------------------------------------------------------------------------------------------------

    1      3400002  181 West Madison Street                                     Office
    2      3219704  Eastland Mall                                               Retail
    3       59264   Desert Passage                                              Retail
    4       59814   BON-TON DEPARTMENT STORES PORTFOLIO (ROLLUP)                Retail
    5       59729   150 East 52nd Street                                        Office
    6       45591   55 & 215 WEST 125TH STREET (ROLLUP)                         Office
    7      3400081  Faneuil Hall                                                Retail
    8      3400077  Savannah Marriott                                           Hotel                  $2,813
    9       45806   Embassy Suites Chicago                                      Hotel
    10      59816   Dominion Tower                                              Office
    11      59603   Sports Club LA                                              Other
    12      59711   2 Rockledge Centre                                          Office
    13      59147   277 Park Avenue                                             Office
    14     3219706  Valley Mall                                                 Retail
    15      59807   Lakewood City Commons                                       Retail                 47,500
    16     20061306 The Glen Town Center                                        Retail
    17      17917   Peachtree Street Office                                     Office
    18      59741   Belk Headquarters                                           Office
    19     20051406 The Biltmore                                                Office
    20      58693   Laguna Gateway Phase II                                     Retail
    21      59736   Summit at Madison Park                                   Multifamily
    22      59666   SHERWOOD APARTMENTS & WINDING WOOD APARTMENTS (ROLLUP)   Multifamily
    23      59820   The Junction                                              Mixed Use
    24      44827   1151 Seven Locks Plaza                                      Office                 15,000
    25     20061403 Nortel Networks Building                                    Office
    26      45772   WICHITA RETAIL PORTFOLIO (ROLLUP)                           Retail                 31,313
    27      46147   OKLAHOMA RETAIL CENTER PORTFOLIO (ROLLUP)                   Retail
    28     20061440 Doubletree Hotel - Palm Beach Gardens                       Hotel
    29      59740   THQ Headquarters                                            Office
    30      59570   Courtyard by Marriott Nashville                             Hotel
    31      59790   Northpointe Office Building                                 Office                 23,319
    32     3400063  East Lansing Marriott                                       Hotel
    33      59760   Cooper House                                              Mixed Use
    34      58608   Columbia Trails Apartments                               Multifamily
    35      59724   Anaheim Desert Palms Hotel & Suites                         Hotel
    36      59779   361 Newbury Street                                          Office
    37      46523   Lawndale Plaza                                              Retail
    38      58148   Twin City Town Center                                       Retail
    39     20061614 Polos at Hudson Corners                                  Multifamily               15,750
    40      59727   Fortunoffs of Paramus                                       Retail
    41     20051493 GSA - Milwaukee                                             Office
    42      59664   Parkway Woods                                               Office
    43      17801   BROOKFIELD-PELHAM (ROLL UP)                                 Office
    44      59266   Falcon Gateway                                              Retail
    45      58607   Avalon Apartments                                        Multifamily
    46      59723   Anaheim Desert Inn & Suites                                 Hotel
    47      59614   Heritage Marketplace                                        Retail
    48      44713   8600 Allisonville Road                                      Retail
    49      59083   Summerfield Crossings                                       Retail
    50      59434   Ford - Princeton Park                                     Industrial
    51      59668   North Broadway Plaza                                        Retail                 95,125
    52      59749   841-853 Broadway                                            Office
    53      46414   Manchester Run                                              Retail
    54      10289   Carib Villas                                             Multifamily               50,000
    55      59803   National Association of Letter Carriers Building            Office
    56     20061601 Gander Mountain-Minnesota                                   Retail
    57      59647   250 Park Avenue South                                       Office
    58      59721   Myles Standish Plaza                                        Retail
    59     20061456 Raymour & Flanigan - Middletown, NY                         Retail                 6,250
    60     20061411 26211 Enterprise Way                                        Office
    61      59781   Hoods Crossroads                                            Retail
    62      59782   Long Shoals                                              Self Storage
    63      17438   Freehold Business Park                                    Industrial               50,000
    64      59748   160 East 84th Street                                     Multifamily
    65      17160   Gateway Retail Center                                       Retail                 52,262
    66      59810   Point 360 Media Center                                    Industrial
    67     20061362 SpringHill Suites Sacramento Natomas                        Hotel
    68      17465   Arden Medical Office Building                               Office                 12,500
    69      59649   RAYMOND APARTMENTS (ROLLUP)                                Various
    70      59648   Raymond - 222 Northfield Rd                                 Office
    71      13139   Greenhouse Square                                           Retail                 3,750
    72      43800   Riverglen Square                                            Retail                 2,813
    73      17886   Solon Place Apartment Homes                              Multifamily               5,000
    74      17890   Kaufman Place                                            Multifamily               15,000
    75     20051335 Houston & Orchard Retail                                    Retail                 65,500
    76      16072   Titan Facility                                            Industrial               60,000
    77      17742   FedEx Warehouse Building                                  Industrial               2,500
    78      14875   Parkway Medical Center                                      Office
    79     20061602 Gander Mountain-Illinois                                    Retail
    80     20061538 Green Meadows                                             Industrial
    81      14954   Eastland Communities                                     Multifamily
    82      59467   Manthey Road-Sterling                                       Retail
    83       9633   Chelsea Lane Apartments                                  Multifamily               26,000
    84      44743   Home Depot - Westminster                                    Retail
    85      17824   GE Warehouse Building                                     Industrial
    86      17821   Donnelly Gardens                                         Multifamily              125,375
    87      59733   Crossroads - TJ Maxx                                        Retail
    88      59202   Marriott Residence Inn-Troy                                 Hotel                   625
    89      59203   Marriott Fairfield Inn Suites-Troy                          Hotel                  2,500
    90      44462   NorthGate Shopping Center                                   Retail
    91     20061603 Gander Mountain-Texas                                       Retail
    92      15779   River Oaks                                               Multifamily               20,625
    93      46162   Rite Aid Atco & Rite Aid Lynden                             Retail
    94     20061405 Fed Ex Ground Packaging                                   Industrial
    95      59352   100 Route 59                                                Office
    96     20061253 Holiday Inn Express Coralville                              Hotel                  73,766
    97      59667   Bank of America at Avenue U                                 Retail
    98      59651   Walgreens - Dallas                                          Retail
    99      15830   Northway Shopping Center                                    Retail
   100      16734   Centro Cubano Shopping Center                               Retail                 64,200
   101      59642   Atlas Self Storage                                       Self Storage
   102      59778   Club at Lake Jackson Apartments                          Multifamily              253,125
   103      59788   East Brooke Commons                                         Retail
   104      59705   Ridgewood Apartments                                     Multifamily               6,250
   105      59720   University Club Apartments                               Multifamily
   106     20061604 Gander Mountain-Wisconsin                                   Retail
   107     20061261 Brooklyn / Bronx Retail Portfolio                         Mixed Use                10,375
   108      16366   Cousteau Place                                              Office
   109      15599   High Pointe 2                                            Multifamily
   110     20061346 Fairfield Inn & Suites-Tifton                               Hotel
   111      14233   Broadway Festival Plaza                                     Retail                 5,500
   112     20051522 Everett Mall Mini Storage                                Self Storage
   113      59732   Crossroads - Linens N Things                                Retail
   114     20061304 Paw Creek Crossing Shopping Center                          Retail                 10,700
   115      17207   Lockaway Storage-Riverside                               Self Storage
   116      59734   Crossroads - Best Buy                                       Retail
   117      14898   Alico Storage                                            Self Storage
   118     20061523 Manzanita Medical Plaza                                     Office
   119     20051520 Hampton Inn Tupelo                                          Hotel                 136,500
   120      16886   Emily Drive Retail                                          Retail                 43,813
   121      44681   Pomona Industrial Center                                  Industrial               21,875
   122      15908   Miramar Galleria                                            Retail
   123      59482   TGI Friday's Plaza                                          Retail
   124      59730   Crossroads - Staples                                        Retail
   125      17935   Regency Plaza Central Ave.                                  Retail
   126     20061509 MOTM Self Storage Huntington                             Self Storage              8,438
   127      16949   Venture Plaza Apartments                                 Multifamily
   128      16980   Cranberry Business Center                                   Office
   129      14237   Archer and Central Plaza                                    Retail                 2,500
   130      59731   Crossroads - PetSmart                                       Retail
   131     20051487 Holiday Inn Express - Ft. Mill, SC                          Hotel
   132      59693   North Broadway Retail Center                                Retail                116,813
   133      17989   Broadmoor Trotwood                                       Multifamily
   134     20061367 Strack & Van Til                                            Retail
   135     20061327 Jacobson Portfolio                                        Industrial
   136      17648   North Wake Mini Storage                                  Self Storage
   137      17447   Sutton Street                                             Industrial               4,875
   138      16300   Westgate Self Storage                                    Self Storage
   139     20061406 DeVry University Center                                     Office
   140     20051494 North Pointe Apartments                                  Multifamily
   141      18072   Heathrow Center                                             Retail
   142     20061287 Munhall Square II                                           Retail
   143      18045   National Storage Center-Vancouver                        Self Storage
   144      59709   Gresham Mini Storage                                     Self Storage              13,000
   145     20051420 Pleasant Townhomes                                       Multifamily
   146      16548   Thomas Grace Plaza                                          Retail                 7,875
   147      17816   Clearwater Self Storage                                  Self Storage
   148      59656   West Park Apartments & Self-Storage                       Mixed Use
   149     20061288 3530 Ellsworth Road                                       Mixed Use
   150      16498   Windmill Center                                          Self Storage
   151      17997   Super Storage                                            Self Storage
   152      17505   University Woods Apartments                              Multifamily
   153      17749   Novi Industrial                                           Industrial
   154      17897   Secured Storage Vegas                                    Self Storage
   155      17750   Discount Mini Storage North                              Self Storage              18,125
   156      16858   Kendall Square Mall                                         Retail
   157      17326   Oak Meadows Apartments                                   Multifamily               31,250
   158      14800   The Shops on Sedona Row                                     Retail
   159      17124   Suffolk Tower                                            Multifamily               9,750
   160      17779   Sovereign Bank-Newington                                    Retail
-------------------------------------------------------------------------------------------------------------------------
                    TOTALS                                                                           $1,570,249

                                                                                INITIAL            ANNUAL              % OF
             INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO        TAX AND          DEPOSIT TO         DEPOSIT TO     LOAN   LOAN    % OF
SEQUENCE    REPLACEMENT RESERVES  REPLACEMENT RESERVES   INSURANCE ESCROW    TI/LC ESCROW       TI/LC ESCROW    GROUP  GROUP   POOL
------------------------------------------------------------------------------------------------------------------------------------

    1                                   $366,763             Tax Only         $6,920,524                          1    8.2%    7.6%
    2                                                           No                                                1    6.7%    6.2%
    3                                    133,376             Tax Only         8,333,824                           1    5.2%    4.9%
    4                                                           No                                                1    5.2%    4.8%
    5                                    47,736                Yes                                $300,000        1    4.0%    3.7%
    6              $7,711                92,530                Yes              26,217            314,604         1    3.9%    3.6%
    7                                                           No                                                1    3.9%    3.6%
    8                                    891,192             Tax Only                                             1    3.3%    3.1%
    9              73,789                885,466             Tax Only                                             1    3.0%    2.8%
   10                                    64,524                Yes             757,449                            1    2.5%    2.4%
   11                                    720,000               Yes                                                1    2.4%    2.2%
   12                                    51,900              Tax Only                                             1    2.2%    2.0%
   13                                                           No                                                1    2.0%    1.9%
   14                                                           No                                                1    1.9%    1.8%
   15                                    42,297                Yes             700,000                            1    1.7%    1.6%
   16              19,814                40,188                Yes            1,099,326            91,187         1    1.7%    1.6%
   17                                    45,180                Yes                                392,700         1    1.6%    1.5%
   18                                                           No                                                1    1.4%    1.3%
   19                                    56,832                Yes             650,000            309,828         1    1.4%    1.3%
   20                                    15,652              Tax Only                                             1    1.3%    1.2%
   21                                    42,350                Yes                                                2    15.8%   1.1%
   22                                    62,060              Tax Only                                             2    15.0%   1.0%
   23                                    51,204                Yes                                 75,000         1    1.1%    1.0%
   24              2,040                 24,476                Yes                                                1    1.1%    1.0%
   25                                                           No                                                1    1.1%    1.0%
   26              4,968                 59,620              Tax Only           8,333             100,000         1    1.0%    1.0%
   27              4,152                 49,827                Yes              10,000            120,000         1    1.0%    0.9%
   28                                                          Yes                                                1    1.0%    0.9%
   29                                                          Yes                                 50,040         1    0.9%    0.8%
   30                                    256,395               Yes                                                1    0.8%    0.8%
   31              88,000                47,450                Yes                                198,000         1    0.8%    0.7%
   32                                    223,392             Tax Only                                             1    0.7%    0.7%
   33                                    19,137              Tax Only                             230,000         1    0.7%    0.7%
   34                                    52,800                Yes                                                2    9.7%    0.7%
   35                                                        Tax Only                                             1    0.7%    0.6%
   36                                    15,919                Yes                                                1    0.6%    0.6%
   37              1,303                 15,636                Yes              3,000              36,000         1    0.6%    0.6%
   38                                    11,438                Yes                                                1    0.6%    0.6%
   39                                    77,714                Yes                                                2    7.7%    0.5%
   40                                                           No                                                1    0.6%    0.5%
   41                                    20,376                Yes              80,000                            1    0.6%    0.5%
   42                                    20,407              Tax Only                                             1    0.5%    0.5%
   43                                                          Yes                                100,000         1    0.5%    0.5%
   44                                     5,922              Tax Only           14,000             20,004         1    0.5%    0.5%
   45                                    45,000                Yes                                                2    7.0%    0.5%
   46                                                        Tax Only                                             1    0.5%    0.5%
   47                                                          Yes                                                1    0.5%    0.5%
   48                                                           No                                                1    0.5%    0.5%
   49                                                        Tax Only          110,000                            1    0.5%    0.5%
   50                                                           No                                                1    0.4%    0.4%
   51              70,000                39,022              Tax Only          100,000             15,000         1    0.4%    0.4%
   52                                                        Tax Only                                             1    0.4%    0.4%
   53              1,317                 15,808                Yes             100,000             12,000         1    0.4%    0.4%
   54                                    118,344               Yes                                                2    5.6%    0.4%
   55                                                        Tax Only                                             1    0.4%    0.4%
   56              20,130                                       No                                131,544         1    0.4%    0.4%
   57                                                        Tax Only                                             1    0.4%    0.4%
   58                                                        Tax Only                                             1    0.4%    0.4%
   59                                                        Tax Only                                             1    0.4%    0.4%
   60                                     8,820           Insurance Only                           36,708         1    0.4%    0.4%
   61                                    25,501                Yes                                                1    0.3%    0.3%
   62                                    13,219                Yes                                                1    0.1%    0.1%
   63                                    11,556                Yes                                 20,640         1    0.4%    0.4%
   64                                                        Tax Only                                             1    0.4%    0.3%
   65                                    22,980                Yes             300,000                            1    0.4%    0.3%
   66                                                           No                                                1    0.3%    0.3%
   67                                    113,537               Yes                                                1    0.3%    0.3%
   68              50,000                 6,336                Yes              80,000             98,856         1    0.3%    0.3%
   69              23,000                16,500              Tax Only                                             1    0.3%    0.3%
   70              6,750                                     Tax Only           10,590                            1    0.0%    0.0%
   71                                    11,093                Yes              40,000             54,426         1    0.3%    0.3%
   72                                                           No                                                1    0.3%    0.3%
   73                                    30,000                Yes                                                2    3.4%    0.2%
   74                                    14,004                Yes                                                2    1.0%    0.1%
   75                                     1,668                Yes              55,000             18,302         1    0.3%    0.3%
   76                                    34,260                Yes                                 82,092         1    0.3%    0.3%
   77                                     5,828                 No                                                1    0.3%    0.3%
   78                                    10,212                Yes             374,000             93,108         1    0.3%    0.3%
   79              20,040                                       No                                 97,536         1    0.3%    0.3%
   80                                    15,684                Yes              15,000             15,684         1    0.3%    0.3%
   81                                    21,600                Yes                                                2    3.9%    0.3%
   82                                     6,028                Yes                                                1    0.3%    0.3%
   83                                    52,008                Yes                                                2    3.8%    0.3%
   84                                                           No             150,000                            1    0.3%    0.3%
   85                                     9,180                 No                                                1    0.3%    0.2%
   86                                    68,952                Yes                                                2    3.6%    0.2%
   87                                     4,692                Yes                                 19,550         1    0.3%    0.2%
   88                                    52,476                Yes                                                1    0.2%    0.2%
   89                                    37,740                Yes                                                1    0.1%    0.1%
   90                                                           No                                                1    0.2%    0.2%
   91              19,824                                       No                                 78,540         1    0.2%    0.2%
   92                                    56,400                Yes                                                2    3.3%    0.2%
   93                                                           No                                                1    0.2%    0.2%
   94                                     6,672                 No                                                1    0.2%    0.2%
   95              50,000                14,964              Tax Only          600,000                            1    0.2%    0.2%
   96                                    94,987              Tax Only                                             1    0.2%    0.2%
   97                                                           No              90,330                            1    0.2%    0.2%
   98                                                           No                                                1    0.2%    0.2%
   99                                                          Yes                                                1    0.1%    0.1%
   100                                                       Tax Only                                             1    0.1%    0.1%
   101                                    2,984                Yes                                                1    0.2%    0.2%
   102             12,750                51,840                Yes                                                2    2.8%    0.2%
   103                                                          No                                                1    0.2%    0.2%
   104             25,000                59,352                Yes                                                2    2.8%    0.2%
   105             15,000                88,200                Yes                                                2    2.8%    0.2%
   106             13,797                                       No                                 64,944         1    0.2%    0.2%
   107                                                         Yes                                 24,348         1    0.2%    0.2%
   108                                                         Yes                                                1    0.2%    0.2%
   109                                   33,000                Yes                                                2    2.7%    0.2%
   110                                   65,592                Yes                                                1    0.2%    0.2%
   111                                    4,108                Yes                                 21,876         1    0.2%    0.2%
   112             28,000                                      Yes                                                1    0.2%    0.2%
   113                                    3,530                Yes                                                1    0.2%    0.2%
   114                                    9,924                Yes                                 33,072         1    0.2%    0.2%
   115                                    7,675                Yes                                                1    0.2%    0.2%
   116                                    4,520                Yes                                                1    0.2%    0.2%
   117                                   10,920                Yes                                 8,724          1    0.2%    0.2%
   118                                                          No                                                1    0.2%    0.2%
   119                                   75,960                Yes                                                1    0.2%    0.2%
   120             72,000                27,924                Yes                                 29,940         1    0.2%    0.2%
   121             1,245                 14,940                Yes              40,000             23,000         1    0.2%    0.1%
   122                                    4,476                Yes                                 25,828         1    0.2%    0.1%
   123                                    1,692                Yes             115,000                            1    0.1%    0.1%
   124                                    3,146                Yes                                                1    0.1%    0.1%
   125                                                         Yes                                 24,060         1    0.1%    0.1%
   126                                   13,248                Yes                                                1    0.1%    0.1%
   127                                   13,500                Yes                                                2    1.9%    0.1%
   128                                                         Yes                                 68,182         1    0.1%    0.1%
   129             61,000                 6,388                Yes              15,000             21,213         1    0.1%    0.1%
   130                                    3,134                Yes                                                1    0.1%    0.1%
   131                                   51,300                Yes                                                1    0.1%    0.1%
   132                                    7,396              Tax Only                                             1    0.1%    0.1%
   133             15,000                31,248                Yes                                                2    1.7%    0.1%
   134                                   10,188                 No                                 17,580         1    0.1%    0.1%
   135                                   16,752              Tax Only                                             1    0.1%    0.1%
   136                                                         Yes                                                1    0.1%    0.1%
   137                                                         Yes                                                1    0.1%    0.1%
   138                                                         Yes                                                1    0.1%    0.1%
   139                                    1,752                 No                                                1    0.1%    0.1%
   140                                   31,200                Yes                                                2    1.5%    0.1%
   141                                    5,148                Yes              20,000             16,428         1    0.1%    0.1%
   142                                    5,664                Yes                                 9,432          1    0.1%    0.1%
   143                                    3,348                Yes                                                1    0.1%    0.1%
   144                                    6,633                Yes                                                1    0.1%    0.1%
   145                                    8,004                Yes                                                2    1.4%    0.1%
   146                                    3,783                Yes              40,000                            1    0.1%    0.1%
   147                                    7,960                Yes                                                1    0.1%    0.1%
   148                                   11,825                Yes                                                1    0.1%    0.1%
   149                                   12,300                Yes                                 9,228          1    0.1%    0.1%
   150                                    5,772                Yes                                 6,657          1    0.1%    0.1%
   151                                    8,106                Yes                                                1    0.1%    0.1%
   152                                    6,000                Yes                                                2    1.1%    0.1%
   153                                    4,940                Yes                                 13,640         1    0.1%    0.1%
   154             25,000                 7,939                Yes                                                1    0.1%    0.1%
   155             12,500                 7,836                Yes                                                1    0.1%    0.1%
   156                                    6,189                Yes                                 15,989         1    0.1%    0.1%
   157                                   30,000                Yes                                                2    0.9%    0.1%
   158                                    1,332                Yes                                 6,840          1    0.1%    0.1%
   159             10,000                28,025                Yes                                                2    0.7%    0.1%
   160                                                          No                                                1    0.0%    0.0%
------------------------------------------------------------------------------------------------------------------------------------
                  $754,130             $6,321,522                            $20,857,593         $3,552,330

           * Certain monthly reserves may be subject to caps.

                                     ANNEX B
                              MULTIFAMILY SCHEDULE

              LOAN    LOAN
 SEQUENCE    NUMBER  GROUP  LOAN ORIGINATOR  PROPERTY NAME                                                       CUT-OFF BALANCE
----------------------------------------------------------------------------------------------------------------------------------

    21       59736     2    BofA             Summit at Madison Park                                                $28,973,228
   22.1      59666     2    BofA             Sherwood Apartments                                                    20,635,514
   22.2      59666     2    BofA             Winding Wood Apartments                                                6,964,486
                                                                                                                 -----------------
    22       59666     2    BofA             SHERWOOD APARTMENTS & WINDING WOOD APARTMENTS (ROLLUP)                 27,600,000
    34       58608     2    BofA             Columbia Trails Apartments                                             17,893,443
    39      20061614   2    Barclays         Polos at Hudson Corners                                                14,150,000
    45       58607     2    BofA             Avalon Apartments                                                      12,923,042
    54       10289     2    Bridger          Carib Villas                                                           10,360,697
    64       59748     1    BofA             160 East 84th Street                                                   9,000,000
   69.1      59649     1    BofA             Raymond Apartments - 1700 Hinman                                       3,639,781
   69.2      59649     1    BofA             Raymond Apartments - 1740 Hinman Ave                                   2,893,776
   69.3      59649     1    BofA             Raymond Apartments - 2114 Central Street                               1,281,443
                                                                                                                 -----------------
    69       59649     1    BofA             RAYMOND APARTMENTS (ROLLUP)                                            7,815,000
    73       17886     2    Bridger          Solon Place Apartment Homes                                            6,165,200
    74       17890     2    Bridger          Kaufman Place                                                          1,772,838
    81       14954     2    Bridger          Eastland Communities                                                   7,094,428
    83        9633     2    Bridger          Chelsea Lane Apartments                                                6,986,868
    86       17821     2    Bridger          Donnelly Gardens                                                       6,547,446
    92       15779     2    Bridger          River Oaks                                                             6,116,000
    102      59778     2    BofA             Club at Lake Jackson Apartments                                        5,200,000
    104      59705     2    BofA             Ridgewood Apartments                                                   5,153,355
    105      59720     2    BofA             University Club Apartments                                             5,115,477
    109      15599     2    Bridger          High Pointe 2                                                          4,917,653
    127      16949     2    Bridger          Venture Plaza Apartments                                               3,455,149
    133      17989     2    Bridger          Broadmoor Trotwood                                                     3,114,198
    140     20051494   2    Barclays         North Pointe Apartments                                                2,750,000
    145     20051420   2    Barclays         Pleasant Townhomes                                                     2,550,000
    148      59656     1    BofA             West Park Apartments & Self-Storage                                    2,493,063
    152      17505     2    Bridger          University Woods Apartments                                            2,032,243
    157      17326     2    Bridger          Oak Meadows Apartments                                                 1,700,439
    159      17124     2    Bridger          Suffolk Tower                                                          1,372,302
----------------------------------------------------------------------------------------------------------------------------------
                                             TOTAL MULTIFAMILY LOANS                                               $203,252,067

                                                STUDIO            1 BEDROOM          2 BEDROOM          3 BEDROOM
                                               ----------------------------------------------------------------------------
                                                 # OF      AVG      # OF      AVG      # OF      AVG      # OF      AVG
 SEQUENCE         UTILITIES TENANT PAYS          UNITS     RENT     UNITS     RENT     UNITS     RENT     UNITS     RENT
---------------------------------------------------------------------------------------------------------------------------

    21            Electric, Water, Sewer          65       $925      83      $1,250     89      $1,650      5      $2,300
   22.1                  Electric                                    126      757       142      832       52      1,034
   22.2                  Electric                 12       626       48       713       48       787
    22                   Electric                 12       626       174      745       190      821       52      1,034
    34         Electric, Gas, Water, Sewer                           96       882       108     1,139      60      1,233
    39                   Electric                                    112      595       148      705       32       835
    45         Electric, Gas, Water, Sewer        36       611       42       764       146      912        1       990
    54                   Electric                 53       462       38       515       274      612
    64         Electric, Gas, Water, Sewer        36      1,357      79      1,724      36      1,980      33      2,885
   69.1               Electric, Gas                                   2      1,495      15      1,974       5      2,287
   69.2               Electric, Gas                                   3      1,303      15      1,732       3      2,052
   69.3               Electric, Gas                                   2      1,180       5      1,193
    69                Electric, Gas                                   7      1,322      35      1,759       8      2,199
    73            Electric, Water, Sewer                             24       581       80       689       16       852
    74                   Electric                                    16       494       24       587       16       688
    81             Electric, Gas, Water                               4       720       72       741       32       838
    83         Electric, Gas, Water, Sewer                           32       432       131      555       45       741
    86                Electric, Gas                8       425       176      472       65       580        1       630
    92                   Electric                 32       412       104      515       48       596        4       718
    102           Electric, Water, Sewer                             24       542       80       641       16       764
    104        Electric, Gas, Water, Sewer                           24       568       88       667       32       718
    105              Electric, Sewer               2       375       101      409       140      473        9       704
    109                  Electric                                    30       564       102      662
    127                  Electric                                    40       648       14       781
    133               Electric, Gas                                  53       436       59       564
    140               Electric, Gas                                  28       536       68       623
    145            Electric, Gas, Water                                                                    32       988
    148                  Electric                                                       48       567
    152            Electric, Gas, Water                                                                    20      1,290
    157               Electric, Gas                                  112      365        8       495
    159                    None                   18       407       39       486        2       532
---------------------------------------------------------------------------------------------------------------------------

               4 BEDROOM AND LARGER
               ----------------------
                 # OF       AVG                  % OF LOAN    % OF
   SEQUENCE     UNITS       RENT     ELEVATORS     GROUP      POOL
---------------------------------------------------------------------

      21                                Yes        15.8%      1.1%
     22.1                                No        11.2%      0.8%
     22.2                                No         3.8%      0.3%
      22                                 No        15.0%      1.0%
      34                                Yes         9.7%      0.7%
      39                                 No         7.7%      0.5%
      45                                 No         7.0%      0.5%
      54                                Yes         5.6%      0.4%
      64                                Yes         0.4%      0.3%
     69.1                               Yes         0.1%      0.1%
     69.2                               Yes         0.1%      0.1%
     69.3                               Yes         0.1%      0.0%
      69                                Yes         0.3%      0.3%
      73                                 No         3.4%      0.2%
      74                                 No         1.0%      0.1%
      81                                 No         3.9%      0.3%
      83                                 No         3.8%      0.3%
      86                                 No         3.6%      0.2%
      92                                 No         3.3%      0.2%
     102                                 No         2.8%      0.2%
     104                                 No         2.8%      0.2%
     105                                 No         2.8%      0.2%
     109                                 No         2.7%      0.2%
     127                                Yes         1.9%      0.1%
     133                                 No         1.7%      0.1%
     140                                 No         1.5%      0.1%
     145                                 No         1.4%      0.1%
     148                                 No         0.1%      0.1%
     152                                 No         1.1%      0.1%
     157                                 No         0.9%      0.1%
     159                                Yes         0.7%      0.1%
---------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C

CLASS A-AB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance

Period	Date	Ending Balance

Period	Date	Ending Balance

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex D-1

Amortization Schedule
of the Desert Passage Note A-3 Mortgage Loan

Period	Date	Ending Balance	Principal
0	11/1/2005	$131,883,333.00	—
1	12/1/2005	$131,883,333.00	—
2	1/1/2006	$131,883,333.00	—
3	2/1/2006	$131,883,333.00	—
4	3/1/2006	$131,883,333.00	—
5	4/1/2006	$131,883,333.00	—
6	5/1/2006	$131,883,333.00	—
7	6/1/2006	$131,883,333.00	—
8	7/1/2006	$131,883,333.00	—
9	8/1/2006	$131,883,333.00	—
10	9/1/2006	$131,883,333.00	—
11	10/1/2006	$131,883,333.00	—
12	11/1/2006	$131,883,333.00	—
13	12/1/2006	$131,883,333.00	—
14	1/1/2007	$131,883,333.00	—
15	2/1/2007	$131,883,333.00	—
16	3/1/2007	$131,883,333.00	—
17	4/1/2007	$131,883,333.00	—
18	5/1/2007	$131,883,333.00	—
19	6/1/2007	$131,883,333.00	—
20	7/1/2007	$131,883,333.00	—
21	8/1/2007	$131,883,333.00	—
22	9/1/2007	$131,883,333.00	—
23	10/1/2007	$131,883,333.00	—
24	11/1/2007	$131,883,333.00	—
25	12/1/2007	$131,883,333.00	—
26	1/1/2008	$131,883,333.00	—
27	2/1/2008	$131,883,333.00	—
28	3/1/2008	$131,883,333.00	—
29	4/1/2008	$131,883,333.00	—
30	5/1/2008	$131,883,333.00	—
31	6/1/2008	$131,883,333.00	—
32	7/1/2008	$131,883,333.00	—
33	8/1/2008	$131,883,333.00	—
34	9/1/2008	$131,883,333.00	—
35	10/1/2008	$131,883,333.00	—
36	11/1/2008	$131,883,333.00	—
37	12/1/2008	$131,744,121.93	$139,211.07
38	1/1/2009	$131,625,081.45	$119,040.48
39	2/1/2009	$131,505,457.48	$119,623.97
40	3/1/2009	$131,322,867.54	$182,589.94
41	4/1/2009	$131,201,762.23	$121,105.31
42	5/1/2009	$131,059,318.13	$142,444.10
43	6/1/2009	$130,936,921.00	$122,397.13
44	7/1/2009	$130,793,220.62	$143,700.38

D-1-1

Period	Date	Ending Balance	Principal
45	8/1/2009	$130,669,519.18	$123,701.44
46	9/1/2009	$130,545,211.41	$124,307.77
47	10/1/2009	$130,399,652.96	$145,558.45
48	11/1/2009	$130,274,022.41	$125,630.55
49	12/1/2009	$130,127,177.57	$146,844.84
50	1/1/2010	$130,000,211.45	$126,966.12
51	2/1/2010	$129,872,622.99	$127,588.46
52	3/1/2010	$129,682,804.06	$189,818.93
53	4/1/2010	$129,553,659.79	$129,144.27
54	5/1/2010	$129,403,397.91	$150,261.88
55	6/1/2010	$129,272,884.10	$130,513.81
56	7/1/2010	$129,121,290.36	$151,593.74
57	8/1/2010	$128,989,393.76	$131,896.60
58	9/1/2010	$128,856,850.66	$132,543.10
59	10/1/2010	$128,703,283.47	$153,567.19
60	11/1/2010	$128,569,337.96	$133,945.51
61	12/1/2010	$128,414,406.95	$154,931.01
62	1/1/2011	$128,279,045.48	$135,361.47
63	2/1/2011	$128,143,020.52	$136,024.96
64	3/1/2011	$127,945,544.18	$197,476.34
65	4/1/2011	$127,807,884.53	$137,659.65
66	5/1/2011	$127,649,341.56	$158,542.97
67	6/1/2011	$127,510,230.04	$139,111.52
68	7/1/2011	$127,350,275.15	$159,954.89
69	8/1/2011	$127,209,697.72	$140,577.43
70	9/1/2011	$127,068,431.23	$141,266.49
71	10/1/2011	$126,906,380.67	$162,050.56
72	11/1/2011	$126,763,627.44	$142,753.23
73	12/1/2011	$126,600,131.04	$163,496.40
74	1/1/2012	$126,455,876.69	$144,254.35
75	2/1/2012	$126,310,915.26	$144,961.43
76	3/1/2012	$126,125,299.56	$185,615.70
77	4/1/2012	$125,978,717.77	$146,581.79
78	5/1/2012	$125,811,498.15	$167,219.62
79	6/1/2012	$125,663,378.22	$148,119.93
80	7/1/2012	$125,494,662.79	$168,715.43
81	8/1/2012	$125,344,989.86	$149,672.93
82	9/1/2012	$125,194,583.29	$150,406.57
83	10/1/2012	$125,023,644.13	$170,939.16
84	11/1/2012	$124,871,662.44	$151,981.69
85	12/1/2012	$124,699,191.51	$172,470.93
86	1/1/2013	$124,545,619.48	$153,572.03
87	2/1/2013	$124,391,294.70	$154,324.78
88	3/1/2013	$124,177,208.47	$214,086.23
89	4/1/2013	$124,021,077.88	$156,130.59
90	5/1/2013	$123,844,572.20	$176,505.68
91	6/1/2013	$123,686,811.16	$157,761.04
92	7/1/2013	$123,508,719.88	$178,091.28
93	8/1/2013	$123,349,312.61	$159,407.27

D-1-2

Period	Date	Ending Balance	Principal
94	9/1/2013	$123,189,123.99	$160,188.62
95	10/1/2013	$123,008,671.94	$180,452.05
96	11/1/2013	$122,846,813.63	$161,858.31
97	12/1/2013	$122,664,737.83	$182,075.80
98	1/1/2014	$122,501,193.69	$163,544.14
99	2/1/2014	$122,336,847.92	$164,345.77
100	3/1/2014	$122,113,666.10	$223,181.82
101	4/1/2014	$121,947,420.82	$166,245.28
102	5/1/2014	$121,761,078.75	$186,342.07
103	6/1/2014	$121,593,105.22	$167,973.53
104	7/1/2014	$121,405,082.45	$188,022.77
105	8/1/2014	$121,235,363.96	$169,718.49
106	9/1/2014	$121,064,813.58	$170,550.38
107	10/1/2014	$120,874,284.86	$190,528.72
108	11/1/2014	$120,701,964.60	$172,320.26
109	12/1/2014	$120,509,714.70	$192,249.90
110	1/1/2015	$120,335,607.46	$174,107.24
111	2/1/2015	$120,160,646.82	$174,960.64
112	3/1/2015	$119,927,830.38	$232,816.44
113	4/1/2015	$119,750,870.97	$176,959.41
114	5/1/2015	$119,554,109.56	$196,761.41
115	6/1/2015	$119,375,318.31	$178,791.25
116	7/1/2015	$119,176,775.47	$198,542.84
117	8/1/2015	$118,996,134.67	$180,640.80
118	9/1/2015	$118,814,608.44	$181,526.23
119	10/1/2015	$118,613,405.87	$201,202.57
120	11/1/2015	—	$118,613,405.87

D-1-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex D-2

Amortization Schedule
of the 55 & 215 West 125th Street Mortgage Loan

Period	Date	Ending Balance	Principal
0	2/1/2006	$98,250,000.00	—
1	3/1/2006	$98,250,000.00	—
2	4/1/2006	$98,250,000.00	—
3	5/1/2006	$98,250,000.00	—
4	6/1/2006	$98,250,000.00	—
5	7/1/2006	$98,250,000.00	—
6	8/1/2006	$98,250,000.00	—
7	9/1/2006	$98,250,000.00	—
8	10/1/2006	$98,250,000.00	—
9	11/1/2006	$98,250,000.00	—
10	12/1/2006	$98,250,000.00	—
11	1/1/2007	$98,250,000.00	—
12	2/1/2007	$98,250,000.00	—
13	3/1/2007	$98,250,000.00	—
14	4/1/2007	$98,250,000.00	—
15	5/1/2007	$98,250,000.00	—
16	6/1/2007	$98,250,000.00	—
17	7/1/2007	$98,250,000.00	—
18	8/1/2007	$98,250,000.00	—
19	9/1/2007	$98,250,000.00	—
20	10/1/2007	$98,250,000.00	—
21	11/1/2007	$98,250,000.00	—
22	12/1/2007	$98,250,000.00	—
23	1/1/2008	$98,250,000.00	—
24	2/1/2008	$98,250,000.00	—
25	3/1/2008	$98,135,030.06	$114,969.94
26	4/1/2008	$98,051,953.51	$83,076.55
27	5/1/2008	$97,952,242.70	$99,710.81
28	6/1/2008	$97,868,229.46	$84,013.24
29	7/1/2008	$97,767,607.53	$100,621.93
30	8/1/2008	$97,682,648.13	$84,959.40
31	9/1/2008	$97,597,253.36	$85,394.77
32	10/1/2008	$97,495,287.62	$101,965.74
33	11/1/2008	$97,408,932.73	$86,354.89
34	12/1/2008	$97,306,033.07	$102,899.66
35	1/1/2009	$97,218,708.35	$87,324.72
36	2/1/2009	$97,130,936.13	$87,772.22
37	3/1/2009	$96,994,545.28	$136,390.85
38	4/1/2009	$96,905,624.35	$88,920.93
39	5/1/2009	$96,800,228.70	$105,395.65
40	6/1/2009	$96,710,312.00	$89,916.70
41	7/1/2009	$96,603,947.77	$106,364.23
42	8/1/2009	$96,513,025.23	$90,922.54
43	9/1/2009	$96,421,636.76	$91,388.47
44	10/1/2009	$96,313,840.94	$107,795.82

D-2-1

Period	Date	Ending Balance	Principal
45	11/1/2009	$96,221,431.76	$92,409.18
46	12/1/2009	$96,112,643.09	$108,788.67
47	1/1/2010	$96,019,202.88	$93,440.21
48	2/1/2010	$95,925,283.84	$93,919.04
49	3/1/2010	$95,783,312.56	$141,971.28
50	4/1/2010	$95,688,184.70	$95,127.86
51	5/1/2010	$95,576,751.57	$111,433.13
52	6/1/2010	$95,480,565.19	$96,186.38
53	7/1/2010	$95,368,102.44	$112,462.75
54	8/1/2010	$95,270,846.84	$97,255.60
55	9/1/2010	$95,173,092.86	$97,753.98
56	10/1/2010	$95,059,105.30	$113,987.56
57	11/1/2010	$94,960,266.26	$98,839.04
58	12/1/2010	$94,845,223.26	$115,043.00
59	1/1/2011	$94,745,288.19	$99,935.07
60	2/1/2011	$94,644,841.01	$100,447.18
61	3/1/2011	$94,496,943.13	$147,897.88
62	4/1/2011	$94,395,223.30	$101,719.83
63	5/1/2011	$94,277,378.16	$117,845.14
64	6/1/2011	$94,174,533.18	$102,844.98
65	7/1/2011	$94,055,593.60	$118,939.58
66	8/1/2011	$93,951,612.09	$103,981.51
67	9/1/2011	$93,847,097.73	$104,514.36
68	10/1/2011	$93,726,534.34	$120,563.39
69	11/1/2011	$93,620,866.58	$105,667.76
70	12/1/2011	$93,499,181.27	$121,685.31
71	1/1/2012	$93,392,348.44	$106,832.83
72	2/1/2012	$93,284,968.14	$107,380.30
73	3/1/2012	$93,146,196.53	$138,771.61
74	4/1/2012	$93,037,554.84	$108,641.69
75	5/1/2012	$92,912,976.80	$124,578.04
76	6/1/2012	$92,803,139.98	$109,836.82
77	7/1/2012	$92,677,399.43	$125,740.55
78	8/1/2012	$92,566,355.40	$111,044.03
79	9/1/2012	$92,454,742.33	$111,613.07
80	10/1/2012	$92,327,274.02	$127,468.31
81	11/1/2012	$92,214,435.78	$112,838.24
82	12/1/2012	$92,085,775.75	$128,660.03
83	1/1/2013	$91,971,699.96	$114,075.79
84	2/1/2013	$91,857,039.60	$114,660.36
85	3/1/2013	$91,696,238.22	$160,801.38
86	4/1/2013	$91,580,166.26	$116,071.96
87	5/1/2013	$91,448,360.78	$131,805.48
88	6/1/2013	$91,331,018.57	$117,342.21
89	7/1/2013	$91,197,977.53	$133,041.04
90	8/1/2013	$91,079,352.24	$118,625.29
91	9/1/2013	$90,960,119.06	$119,233.18
92	10/1/2013	$90,825,238.67	$134,880.39
93	11/1/2013	$90,704,703.30	$120,535.37

D-2-2

Period	Date	Ending Balance	Principal
94	12/1/2013	$90,568,556.25	$136,147.05
95	1/1/2014	$90,446,705.51	$121,850.74
96	2/1/2014	$90,324,230.35	$122,475.16
97	3/1/2014	$90,156,334.28	$167,896.07
98	4/1/2014	$90,032,371.12	$123,963.16
99	5/1/2014	$89,892,889.87	$139,481.25
100	6/1/2014	$89,767,576.70	$125,313.17
101	7/1/2014	$89,626,782.28	$140,794.42
102	8/1/2014	$89,500,105.45	$126,676.83
103	9/1/2014	$89,372,779.47	$127,325.98
104	10/1/2014	$89,230,027.19	$142,752.28
105	11/1/2014	$89,101,317.20	$128,709.99
106	12/1/2014	$88,957,218.69	$144,098.51
107	1/1/2015	$88,827,110.70	$130,107.99
108	2/1/2015	$88,696,335.97	$130,774.73
109	3/1/2015	$88,520,905.10	$175,430.87
110	4/1/2015	$88,388,561.23	$132,343.87
111	5/1/2015	$88,240,928.05	$147,633.18
112	6/1/2015	$88,107,149.45	$133,778.60
113	7/1/2015	$87,958,120.70	$149,028.75
114	8/1/2015	$87,822,892.86	$135,227.84
115	9/1/2015	$87,686,972.05	$135,920.81
116	10/1/2015	$87,535,859.57	$151,112.48
117	11/1/2015	$87,398,467.87	$137,391.70
118	12/1/2015	$87,245,924.65	$152,543.22
119	1/1/2016	$87,107,047.18	$138,877.47
120	2/1/2016	—	$87,107,047.18

D-2-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX E

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             181 WEST MADISON STREET
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

181 WEST MADISON STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
ORIGINAL NOTE PRINCIPAL
  BALANCE:                           $206,000,000
FIRST PAYMENT DATE:                  June 1, 2006
TERM/AMORTIZATION:                   120/360 months
INTEREST ONLY PERIOD:                48 months
MATURITY DATE:                       May 1, 2016
EXPECTED NOTE MATURITY
  BALANCE:                           $189,948,806
BORROWING ENTITY:                    181 West Madison CF
                                     Borrower, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     117 payments
                                     Open: 3 payments
FUTURE MEZZANINE DEBT:               Yes
UP-FRONT RESERVES:
  TAX RESERVE:                       Yes
  TENANT                             $6,920,524
     IMPROVEMENT/LEASING
     RESERVE:
OTHER RESERVE(1):                    $986,796
ONGOING MONTHLY RESERVES:
  TAX RESERVE:                       Yes
  REPLACEMENT RESERVE:               $30,564
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

(1)  Borrower has established the "Free Rent Account" in the amount of $986,796 of which $276,940 represents the remaining free rent period under the
     "Geneva Lease" and $709,856 represents the free rent period under the
     "Quantitative Lease".

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $206,000,000
CUT-OFF DATE LTV:                            69.6%
MATURITY DATE LTV:                           64.2%
UNDERWRITTEN DSCR(1):                        1.10x
INTEREST ONLY DSCR(2):                       1.29x
MORTGAGE RATE(3):                           6.033%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  Underwritten DSCR during partial interest only period.

(3)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Office
PROPERTY SUB TYPE:                   CBD
LOCATION:                            Chicago, IL
YEAR BUILT/RENOVATED:                1990/NAP
NET RENTABLE SQUARE FEET:            940,639
CUT-OFF BALANCE PSF:                 $219
OCCUPANCY AS OF 03/31/2006:          84.9%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 MB Real Estate Services, LLC
U/W NET CASH FLOW:                   $16,316,662
APPRAISED VALUE:                     $296,000,000
--------------------------------------------------------------------------------

                                       E-1

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             181 WEST MADISON STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                           FULL YEAR          FULL YEAR          FULL YEAR
                                         (12/31/2003)       (12/31/2004)       (12/31/2005)       UNDERWRITTEN
                                         ------------       ------------       ------------       ------------

Effective Gross Income .............     $ 32,423,720       $ 31,823,868       $ 33,780,931       $ 33,658,327
Total Expenses .....................     $ 15,446,326       $ 15,605,082       $ 16,048,406       $ 16,578,606
Net Operating Income (NOI) .........     $ 16,977,394       $ 16,218,786       $ 17,732,525       $ 17,079,721
Cash Flow (CF) .....................     $ 12,994,921       $ 16,218,786       $ 17,732,525       $ 16,316,662
DSCR on NOI ........................             1.14x              1.09x              1.19x              1.15x
DSCR on CF .........................             0.87x              1.09x              1.19x              1.10x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                        RATINGS      TOTAL       % OF       RENT     POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                            FITCH/S&P   TENANT SF   TOTAL SF     PSF         RENT          RENT       EXPIRATION
------------------------------------   ---------   ---------   --------   -------   -----------   -----------   -----------

The Northern Trust Company .........    AA-/AA-     318,446       33.9%   $ 22.75   $ 7,245,634       35.7%     12/31/2020
LaSalle National Bank ..............     AA-/A+     153,207       16.3    $ 14.17     2,171,599       10.7      01/31/2008
UBS Financial Services, Inc. .......    AA+/AA+      56,199        6.0    $ 33.77     1,897,840        9.4      12/31/2015
Quantitative Risk Management .......   Not Rated     47,348        5.0    $ 22.50     1,065,330        5.3      12/31/2012
                                                    -------       ----              -----------       ----
TOTAL ..............................                575,200       61.1%             $12,380,403       61.1%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF      EXPIRING
--------------------    -----------     --------     --------     ----------     -------------     ----------

2006 ...............          2          18,323          1.9%        18,323            1.9%        $  471,834
2007 ...............          4          17,498          1.9         35,821            3.8%        $  725,029
2008 ...............          4         153,207         16.3        189,028           20.1%        $2,171,599
2009 ...............          1           3,595          0.4        192,623           20.5%        $   64,854
2010 ...............          6          39,706          4.2        232,329           24.7%        $1,171,345
2011 ...............          1          13,826          1.5        246,155           26.2%        $  424,735
2012 ...............          3          83,366          8.9        329,521           35.0%        $1,452,524
2013 ...............          1          44,960          4.8        374,481           39.8%        $  921,680
2014 ...............          2          21,839          2.3        396,320           42.1%        $  473,906
2015 ...............          4          80,937          8.6        477,257           50.7%        $2,580,268
2016 ...............          1          13,227          1.4        490,484           52.1%        $  221,552
2020 ...............          5         317,525         33.8        808,009           85.9%        $6,764,250
Vacant .............         --         132,630         14.1        940,639          100.0%        $2,830,021
                            ---         -------        -----
TOTAL ..............         34         940,639        100.0%

(1)  Information obtained from underwritten rent roll.

                                       E-2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             181 WEST MADISON STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 61.1% of the total net rentable square feet, are:

o    THE NORTHERN TRUST COMPANY ("Northern Trust") (NASDAQ: "NTRS") (rated "AA-"
     by Fitch and "AA-" by S&P) occupies a total of 318,446 square feet (33.9%
     of square feet, 35.7% of rental income) under four leases. Lease expiration dates range from June 30, 2007 to December 31, 2020, with 306,100 of the space expiring on December 31, 2020, 7,446 square feet expiring on June 30,
     2007 and the remaining 4,900 square feet expiring on September 30, 2020.
     The current blended rental rate per square foot of $22.75 increases annually by 3%. There are two five-year options to renew the leases with the rental rate per square foot determined at 95% of the then fair market.
     Northern Trust has three contraction options for one full floor on each contraction date of July 1, 2007, July 1, 2011 and July 1, 2015 with 15 months written notice. Northern Trust also has three expansion options for any floors between 17 and 38 on each expansion date of February 1, 2008,
     November 1, 2012 and August 1, 2015 with 12 months written notice. Northern
     Trust provides asset management and related services to corporate and public entity retirement funds, foundation and endowment clients, fund managers, insurance companies and government funds. In addition, Northern
     Trust provides personal trust, custody and investment management services, individual retirement accounts, guardianship and estate administration, qualified retirement plans, banking, personal lending and residential real estate mortgage lending. Northern Trust Corporation employs approximately
     9,000 people. As of the fiscal year ended December 31, 2005, Northern Trust
     Corporation reported revenue of approximately $3.6 billion, net income of
     $584.4 million and stockholder equity of $3.6 billion.

o    LASALLE NATIONAL BANK ("LaSalle") (rated "AA-" by Fitch and "A+" by S&P)
     occupies a total of 153,207 square feet (16.3% of square feet, 10.7% of rental income) under four leases. Lease expiration dates range from January
     31, 2008 to December 31, 2008, with 131,487 square feet of the space expiring on January 31, 2008 and the remaining 21,720 expiring on December
     31, 2008. The current blended rental rate per square foot of $14.17 increases annually by 3%. There are two five-year options to renew the leases with the rental rate per square foot determined at 95% of the then fair market. LaSalle is one of the largest banks in the Midwest and second largest in Chicago. LaSalle serves individuals, small businesses, middle-market companies and institutions to meet the scope of customer financial needs. LaSalle operates more than 140 branches and 500 ATMs located throughout Chicago and in the neighboring suburbs. LaSalle is a subsidiary of Netherlands-based ABN AMRO Bank N.V. ("ABN AMRO") (NYSE:
     "ABN") (rated "AA-" by Fitch and "AA-" by S&P). ABN AMRO operates more than
     3,500 branches located in 58 countries and territories and employs approximately 97,000 people. As of the fiscal year ended December 31, 2005,
     ABN AMRO reported revenue of approximately $54.0 billion, net income of
     $3.4 billion and stockholder equity of $33.7 billion.

o    UBS FINANCIAL SERVICES, INC. ("UBS") (NYSE: "UBS") (rated "AA+" by Fitch and "AA+" by S&P) occupies 56,199 square feet (6.0% of square feet, 9.4% of rental income) under a 25-year lease expiring on December 31, 2015. The current rental rate per square foot of $33.77 increases annually by 3%.
     There is one five-year option to renew the lease with the rental rate per square foot determined at the then fair market. UBS has an early lease termination option effective December 31, 2010 with 15 months written notice and payment of a cancellation fee of $2,724,796. UBS has the right of first offer for space on the 41st and 45th floors. UBS is a subsidiary of UBS AG. UBS AG provides financial services worldwide. UBS conducts wealth management, asset management and investment banking and securities businesses. The investment banking and securities business offers equity, equity-linked and equity derivative products to primary and secondary markets. In addition, UBS offers comprehensive banking and securities services for corporations, institutional investors, public entities and foundations, and financial institutions worldwide. UBS AG employs approximately 70,000 people. As of the fiscal year ended December 31, 2005,
     UBS AG reported revenue of approximately $76.3 billion, net income of $10.7 billion and stockholder equity of $39.5 billion.

o    QUANTITATIVE RISK MANAGEMENT ("Quantitative") (not rated) occupies 47,348 square feet (5.0% of square feet, 5.3% of rental income) under a ten-year lease expiring on December 31, 2012. The current rental rate per square foot of $22.50 increases annually by 1.0%. There is one five-year option to renew the lease with the rental rate per square foot determined at the then fair market. Quantitative is one of the world's leading enterprise risk management and consulting firms. Quantitative specializes in providing advisory services for credit risk management, market risk management, asset/liability management, funds transfer pricing/profitability analysis, and mortgage banking risk management. Founded in 1987 and headquartered in
     Chicago, Quantitative has additional offices located in London and
     Singapore. Through the expertise of over 150 financial industry professionals, Quantitative provides sophisticated option-based pricing, hedging and forecasting analyses to clients.

                                       E-3

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             181 WEST MADISON STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The 181 West Madison Street Mortgage Loan is a $206.0 million, ten-year fixed rate loan secured by a first mortgage on a "Class A" office building located in Chicago, Illinois. The 181 West Madison Street Mortgage Loan is
     interest only for the first four years of the loan term, amortizes over a
     30 year period, matures on May 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 6.033%.

THE BORROWER:

o    The 181 West Madison Street Borrower is 181 West Madison CF Borrower, LLC,
     a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the 181 West
     Madison Street Borrower's counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by 181 West Madison CF Owner, LLC, a
     Delaware limited liability company. Through a series of intermediate ownership levels, equity ownership is eventually held 50% each by the
     General Electric Pension Trust and UBS Wealth Management -- North American
     Property Funds Limited.

o    General Electric Pension Trust has $46.7 billion in assets and $2.8 billion invested in real estate. The advisor is GE Asset Management, a wholly owned subsidiary of the General Electric Company. GE Asset Management currently manages investment funds in excess of $192 billion. GE Asset Management and affiliated entities have been managing investments for General Electric's employee pension and benefit plans since the 1920s.

o    UBS Wealth Management -- North American Property Funds Limited has invested approximately $600 million in North American commercial and residential real estate on behalf of foreign investors since October 2004.

THE PROPERTY:

o    The 181 West Madison Street Mortgaged Property consists of a fee simple interest in a Class "A" office building built in 1990. The 50-story improvements contain 940,639 net rentable square feet, of which 931,297 square feet is office space and 9,342 is retail space, and is situated on
     0.79 acres. Additional improvements consist of an underground parking garage containing 56 parking spaces. The 181 West Madison Street Mortgaged
     Property is currently occupied by 18 office tenants ranging in size from
     3,042 to 318,446 square feet and five retail tenants ranging in size from
     210 to 3,406 square feet.

o    The181 West Madison Street Mortgaged Property is located at the southeast corner of Madison Street and Wells Street in Chicago's Central Loop
     submarket. Its located within a few blocks of Chicago's main government buildings, the Mercantile Exchange and the Chicago headquarters for numerous financial institutions. The property is accessible by commuter train, elevated and subway train, bus and car.

o    The 181 West Madison Street Borrower is generally required at its sole cost and expense to keep the 181 West Madison Street Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    MB Real Estate Services, LLC manages the 181 West Madison Street Mortgaged
     Property. MB Real Estate Services, a third party independent company founded in 1982 and headquartered in Chicago, currently manages approximately 16.0 million square feet of corporate and government properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

                                       E-4

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             181 WEST MADISON STREET
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 181 West Madison Street Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance acceptable to the rating agencies and reasonably satisfactory to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the 181 West Madison Street Mortgage Loan, results in a maximum loan-to-value ratio (as reasonably calculated by the mortgagee) greater than 75% and a minimum debt service coverage ratio (as reasonably calculated by the mortgagee) less than 1.09x; and (e) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the 181 West Madison Street Mortgage Loan.

                                       E-5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  EASTLAND MALL
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

EASTLAND MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America
ORIGINAL NOTE PRINCIPAL BALANCE:   $168,000,000
FIRST PAYMENT DATE:                July 1, 2006
TERM/AMORTIZATION:                 120/0 months
INTEREST ONLY PERIOD:              120 months
MATURITY DATE:                     June 1, 2016
EXPECTED NOTE MATURITY BALANCE:    $168,000,000
BORROWING ENTITY:                  SM Eastland Mall, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   113 payments
                                   Open: 7 payments

FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $168,000,000
CUT-OFF DATE LTV:                          79.6%
MATURITY DATE LTV:                         79.6%
UNDERWRITTEN DSCR(1):                      1.35x
MORTGAGE RATE:                            5.794%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Retail
PROPERTY SUB TYPE:                 Anchored
LOCATION:                          Evansville, IN
YEAR BUILT/RENOVATED:              1978/1996
NET RENTABLE SQUARE FEET:          709,820
CUT-OFF BALANCE PSF:               $237
OCCUPANCY AS OF 03/09/2006:        96.7%
OWNERSHIP INTEREST:                Fee/Leasehold
PROPERTY MANAGEMENT:               Simon Management
                                   Associates, LLC
U/W NET CASH FLOW:                 $ 13,336,092
APPRAISED VALUE:                   $211,000,000
--------------------------------------------------------------------------------

                                       E-6

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  EASTLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                           FULL YEAR        FULL YEAR        FULL YEAR
                                         (12/31/2003)     (12/31/2004)     (12/31/2005)     UNDERWRITTEN
                                         ------------     ------------     ------------     ------------

Effective Gross Income .............     $ 17,086,686     $ 17,992,920     $ 18,608,781     $ 19,785,046
Total Expenses .....................     $  4,897,989     $  5,438,922     $  5,247,286     $  5,822,893
Net Operating Income (NOI) .........     $ 12,188,697     $ 12,553,998     $ 13,361,495     $ 13,962,153
Cash Flow (CF) .....................     $ 12,188,697     $ 12,553,998     $ 13,361,495     $ 13,336,092
DSCR on NOI ........................             1.24x            1.27x            1.35x            1.41x
DSCR on CF .........................             1.24x            1.27x            1.35x            1.35x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                                          % OF
                                  RATINGS      TOTAL      TOTAL    RENT     POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                      FITCH/S&P   TENANT SF     SF       PSF       RENT          RENT      EXPIRATION
-----------------------------    ---------   ---------    -----   ------   ----------   -----------   ----------

J.C. Penney .................    BBB-/BBB-    158,385      22.3%  $ 3.40   $  538,679       4.2%      02/28/2011
Toys R Us/Kids R Us .........       B/B-       66,699       9.4   $ 2.23      148,500       1.1       01/31/2013
SM Newco ....................    Not Rated     60,010       8.5   $ 3.15      189,000       1.5       02/28/2009
Marshalls ...................       NR/A       35,150       5.0   $ 7.92      278,388       2.1       01/31/2010
                                              -------      ----            ----------       ---
TOTAL .......................                 320,244      45.1%           $1,154,567       8.9%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF      EXPIRING
--------------------    -----------     --------     --------     ----------     -------------     ----------

2007 ..............          17          57,015          8.0%        57,015            8.0%        $1,231,767
2008 ..............          12          26,363          3.7         83,378           11.7%        $  800,500
2009 ..............          11          99,758         14.1        183,136           25.8%        $1,170,509
2010 ..............          11          83,605         11.8        266,741           37.6%        $1,587,584
2011 ..............          11         181,821         25.6        448,562           63.2%        $1,455,123
2012 ..............          14          42,330          6.0        490,892           69.2%        $1,427,903
2013 ..............           4          73,909         10.4        564,801           79.6%        $  367,560
2014 ..............           5          14,748          2.1        579,549           81.6%        $  612,202
2015 ..............           9          23,428          3.3        602,977           84.9%        $1,003,432
2016 ..............           7          29,631          4.2        632,608           89.1%        $  933,366
2020 ..............           1           8,670          1.2        641,278           90.3%        $   60,500
2021 ..............           1           8,000          1.1        649,278           91.5%        $   85,000
MTM ...............          15          39,284          5.5        688,562           97.0%        $1,293,271
Vacant ............          --          21,258          3.0        709,820          100.0%        $  943,910
                            ---         -------        -----
TOTAL .............         118         709,820        100.0%

(1)  Information obtained from underwritten rent roll.

                                       E-7

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  EASTLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 45.1% of the total net rentable square feet, are:

o    J.C. PENNEY (NYSE: "JCP") (rated "BBB-" by Fitch and "BBB-" by S&P)
     occupies 158,385 square feet (22.3% of square feet, 4.2% of rental income)
     under a five-year lease renewal option period expiring on February 28,
     2011. The rental rate per square foot of $3.40 remains constant during the remaining lease term. There are three five-year options remaining to renew the lease. J.C. Penney is a multi-line retailer selling family apparel, jewelry, shoes, accessories and home furnishings. J.C. Penney operates
     1,019 department stores located in 49 states and Puerto Rico. J.C. Penney employs approximately 151,000 people. As of the fiscal year ended January
     28, 2006, J.C. Penney reported revenue of approximately $18.8 billion, net income of $1.1 billion and stockholder equity of $4.0 billion.

o    TOYS R US / KIDS R US ("Toys R Us") (rated "B" by Fitch and "B-" by S&P)
     occupies 66,699 square feet (9.4% of square feet, 1.1% of rental income)
     under a 25-year lease expiring on January 31, 2013. The current rental rate per square foot of $2.23 increases by 10% in lease year 20 and remains constant during the remaining lease term. There are two five-year options to renew the lease with the rental rate per square foot increasing by 10%
     for each renewal period. Toys R Us is a specialty retailer of toys, children's apparel and baby products operating 1,469 stores worldwide. Toys
     R Us operates 1,237 stores under the Toys R Us brand name (including 587 domestically and 650 internationally) and operates 232 stores
     (domestically) under the Babies R Us brand name. Toys R Us employs approximately 157,000 people. Toys R Us was purchased in July 2005 for approximately $6.6 billion by an investment group consisting of entities advised by or affiliated with Bain Capital Partners, Kohlberg Kravis
     Roberts & Co. and Vornado Realty Trust.

o    SM NEWCO (not rated) leases 60,010 square feet (8.5% of square feet, 1.5%
     of rental income) under a 30-year lease expiring on February 28, 2009. The rental rate per square foot of $3.15 remains constant. There are two five-year options to renew the lease. SM Newco is the successor to Service
     Merchandise after bankruptcy. The space is subleased to Bed Bath & Beyond
     (31,600 square feet) and David's Bridal (10,200 square feet). The remaining
     18,210 square feet is vacant, but SM Newco is paying rent under the lease.

     Bed Bath & Beyond (NASDAQ: "BBBY") (not rated by Fitch and rated "BBB" by
     S&P) sells domestic merchandise and home furnishings, giftware, household items, and health and beauty care items. Bed Bath & Beyond operates 809 stores located in the United States and Puerto Rico and employs approximately 33,000 people. As of the fiscal year ended February 25, 2006,
     Bed Bath & Beyond reported revenue of approximately $5.8 billion, net income of $572.9 million and stockholder equity of $2.3 billion.

     David's Bridal is the country's largest retailer of bridal gowns and other bridal party-related merchandise and currently operates more than 250 stores nationwide. David's Bridal is an operating division of Federated
     Department Stores ("Federated") (NYSE: "FD") (rated "BBB+" by Fitch and
     "BBB" by S&P). Federated sells men's, women's and children's apparel and accessories, cosmetics and home furnishings. Federated operates 868 stores located in 45 states, Washington D.C., Puerto Rico and Guam under the
     Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's,
     Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May,
     Strawbridge's and The Jones Store brand names. Federated employs approximately 232,000 people. As of the fiscal year ended January 28, 2006,
     Federated reported revenue of approximately $22.4 billion, net income of
     $1.4 billion and stockholder equity of $13.5 billion.

o    MARSHALLS (not rated by Fitch and rated "A" by S&P) occupies 35,150 square feet (5.0% of square feet, 2.1% of rental income) under a 25-year lease expiring on January 31, 2010. The rental rate per square foot of $7.92 remains constant during the remaining lease term. There are three five-year options to renew the lease. Marshalls is also required to pay percentage rent equal to the amount by which 2% of sales exceeds the annual rent.
     Marshalls is one of the largest off-price family apparel and home fashions retailers in the United States. Marshalls operates 715 stores located in 42 states and Puerto Rico. Marshalls is an operating division of TJX Companies
     Inc. ("TJX") (NYSE: "TJX") (not rated by Fitch and rated "A" by S&P). TJX is an off-price retailer of apparel and home fashions through the Marshalls
     (715 stores), TJ Maxx (799 stores), AJ Wright (152 stores), HomeGoods (251 stores) and Bob's Stores (35 stores) chains in the United States, the
     Winners (174 stores) and HomeSense (58 stores) chains in Canada, and the TK
     Maxx (198 stores) chain in the United Kingdom and Ireland. TJX employs approximately 119,000 people worldwide. As of the fiscal year ended January
     28, 2006, TJX reported revenue of approximately $16.1 billion, net income of $690.4 million and stockholder equity of $1.9 billion.

                                       E-8

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  EASTLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Eastland Mall Mortgage Loan is a $168.0 million, ten-year fixed rate loan secured by a first mortgage on a regional mall located in Evansville,
     Vanderburgh County, Indiana. The Eastland Mall Mortgage Loan is interest only for the entire loan term, matures on June 1, 2016 and accrues interest at an annual rate of 5.794%.

THE BORROWER:

o    The Eastland Mall Borrower is SM Eastland Mall, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent members for which the Eastland Mall Borrower's counsel has delivered a non-consolidation opinion. Through a series of intermediate ownership levels, equity ownership is eventually held 50% each by The Macerich Partnership, L.P. and Simon Property Group, L. P.

o    The Macerich Company ("Macerich") (NYSE: "MAC") (not rated) is a real estate investment trust engaged in the acquisition, ownership, development, redevelopment, management and leasing of regional malls and community shopping centers. Macerich owns or holds an interest in 98 properties consisting of 76 regional malls, 20 community shopping centers and two development/redevelopment projects containing a total of 80.0 million square feet located throughout the United States. Macerich employs approximately 4,500 people. As of the fiscal year ended December 31, 2005,
     Macerich reported revenue of approximately $767.4 million, net income of
     $71.7 million and stockholder equity of $827.1 million.

o    Simon Property Group, Inc. ("Simon") (NYSE: "SPG") (rated "BBB+" by Fitch and "A--" by S&P), the largest publicly traded real estate investment trust in North America, is engaged in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties, primarily regional malls, outlet centers and community shopping centers. Simon owns or holds an interest in 296 properties consisting of
     172 regional malls, 30 outlet centers, 71 community shopping centers and 23 other properties containing a total of approximately 200 million square feet located in 39 states and Puerto Rico. Simon also has interests in 12 parcels of land held in the United States for future development, 51
     European shopping centers located in France, Italy, Poland and Portugal, four outlet centers located in Japan, one outlet center located in Mexico and one community shopping center located in Canada. Simon provides leasing, management and development services to its properties. Simon employs approximately 3,000 people. As of the fiscal year ended December
     31, 2005, Simon reported revenue of approximately $3.2 billion, net income of $475.7 million and stockholder equity of $4.3 billion.

THE PROPERTY:

o    The Eastland Mall Mortgaged Property consists of a fee/leasehold interest in a regional mall built in 1978 and most recently expanded and renovated in 1996. The collateral improvements consist of the J.C. Penney anchor tenant building and the in-line mall stores containing a total of 709,820 gross leasable square feet situated on 51.89 acres.

o    There are more than 100 in-line/kiosk tenants ranging in size from nine to
     66,699 square feet. In-line tenants over 8,000 square feet are Toys R Us /
     Kids R Us, SM Newco (subleased to Bed Bath & Beyond and David's Bridal),
     Marshalls, Old Navy, fye, Express Women and Talbot's / Talbot's Petites.
     The in-line/kiosk tenants together occupy 67.3% of the total square feet and contribute 85.5% of the gross potential rental income. Macy's (159,068 square feet) and Famous Barr (180,000 square feet) are non-collateral, ground leased shadow anchor tenants. Including Macy's and Famous Barr, there is a total of 1,048,888 square feet in the Eastland Mall. Following
     Federated Department Stores, Inc.'s acquisition of May Department Stores, the Famous Barr at Eastland Mall was closed by Federated. Federated already owns and operates the Macy's at Eastland Mall.

o    The enclosed mall and convenience center is located in Evansville, Indiana which is located in the southwest corner of the state approximately 100 miles west of Louisville, Kentucky, 170 miles east of St. Louis, Missouri, and 180 miles south of Indianapolis, Indiana. The primary trade area of five miles has a population of 115,936 and 49,564 households that have an average income of $50,023. Eastland Mall is located two miles west of
     Interstate 164 which intersects with Interstate 64 approximately 15 miles to the north. Interstate 64 is the major east-west interstate highway in southern Indiana.

o    The Eastland Mall Borrower is generally required at its sole cost and expense to keep the Eastland Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a special cause of loss insurance policy.

                                       E-9

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  EASTLAND MALL
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    Simon Management Associates, LLC manages the Eastland Mall Mortgaged
     Property. Simon Management Associates, an Eastland Mall Borrower related entity founded in 1960 and headquartered in Indianapolis, currently manages
     285 retail properties containing a total of approximately 200 million square feet located in 39 states and Puerto Rico.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Eastland Mall Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee;
     (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Eastland Mall Mortgage
     Loan, results in a maximum loan-to-value ratio greater than 80% and a minimum debt service coverage ratio less than 1.25x; and (e) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Eastland Mall Mortgage Loan.

COLLATERAL SUBSTITUTION:

o    The Eastland Mall Borrower may, on a one-time basis, obtain a release of the lien of the mortgage encumbering Eastland Mall Mortgaged Property
     ("Release Property") by substituting therefore another retail property of like kind and quality acquired by the Eastland Mall Borrower (the "New
     Property"). In addition, any such substitution is subject to, without limitation, the following conditions precedent: (a) the related sponsor or an affiliate controls the Eastland Mall Borrower; (b) no event of default exists (other than an event of default which would be cured by the substitution of the New Property); (c) receipt by the mortgagee of a FIRREA appraisal of the New Property dated no more than 180 days prior to the substitution by a national appraisal firm, indicating that the fair market value of the New Property is not less than one hundred ten percent of the greater of (i) the appraised value of the Release Property and (ii) the fair market value of the Release Property as of the date immediately preceding the substitution; and (d) the mortgagee will receive confirmation from the rating agencies that such substitution will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Eastland Mall
     Mortgage Loan.

                                      E-10

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DESERT PASSAGE
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

DESERT PASSAGE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
ORIGINAL NOTE A-3 PRINCIPAL
 BALANCE:                            $131,883,333
FIRST PAYMENT DATE:                  December 1, 2005
TERM/AMORTIZATION:                   120/360 months
INTEREST ONLY PERIOD:                36 months
MATURITY DATE:                       November 1, 2015
EXPECTED NOTE A-3 MATURITY
 BALANCE:                            $118,613,406
BORROWING ENTITY:                    Boulevard Invest LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     116 payments
                                     Open: 4 payments
PARI PASSU DEBT:                     $131,883,334 Note A-1 and
                                     $131,883,333 Note A-2
EXISTING MEZZANINE DEBT:             $40,000,000 mezzanine loan
UP-FRONT RESERVES:
  TAX RESERVE:                       Yes
  TI/LC RESERVE:                     $8,333,824
  PERFORMANCE RESERVE:               $40,000,000
  OTHER RESERVE:                     $15,000,000
ONGOING MONTHLY RESERVES:
  TAX RESERVE:                       Yes
  REPLACEMENT RESERVE:               $11,115
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:     $395,650,000
NOTE A-1 CUT-OFF DATE BALANCE:       $131,883,334
NOTE A-2 CUT-OFF DATE BALANCE:       $131,883,333
NOTE A-3 CUT-OFF DATE BALANCE:       $131,883,333
CUT-OFF DATE LTV:                    72.6%
MATURITY DATE LTV:                   65.3%
UNDERWRITTEN DSCR(1):                1.29x
INTEREST ONLY DSCR(2):               1.56x
MORTGAGE RATE(3):                    5.464%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  Underwritten DSCR during partial interest only period.

(3)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Retail
PROPERTY SUB TYPE:                   Anchored
LOCATION:                            Las Vegas, NV
YEAR BUILT/RENOVATED:                2000/NAP
NET RENTABLE SQUARE FEET:            493,984
CUT-OFF BALANCE PSF:                 $801
OCCUPANCY AS OF 06/15/2006:          88.7%
LEASED AS OF 06/15/2006:             94.6%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Related Urban Management
                                     Company, LLC
U/W NET CASH FLOW:                   $ 34,229,639
APPRAISED VALUE:                     $545,000,000
--------------------------------------------------------------------------------

                                      E-11

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DESERT PASSAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                           FULL YEAR        FULL YEAR        FULL YEAR
                                         (12/31/2003)     (12/31/2004)     (12/31/2005)     UNDERWRITTEN
                                         ------------     ------------     ------------     ------------

Effective Gross Income .............     $ 34,413,018     $ 35,687,401     $ 40,607,009     $ 51,084,787
Total Expenses .....................     $ 13,495,805     $ 15,414,804     $ 17,249,004     $ 15,931,397
Net Operating Income (NOI) .........     $ 20,917,213     $ 20,272,597     $ 23,358,005     $ 35,153,390
Cash Flow (CF) .....................     $ 20,917,213     $ 19,435,950     $ 22,424,385     $ 34,229,639
DSCR on NOI(1) .....................             0.79x            0.76x            0.88x            1.32x
DSCR on CF(1) ......................             0.79x            0.73x            0.84x            1.29x

(1)  Based on an aggregate principal balance of $395,650,000 (the original whole loan principal balance).

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                   RATINGS      TOTAL       % OF       RENT    POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                       FITCH/S&P   TENANT SF   TOTAL SF     PSF        RENT          RENT      EXPIRATION
-------------------------------   ---------   ---------   --------   -------   ----------   -----------   ----------

V Theater .....................   Not Rated   30,883       6.3%      $ 42.00   $1,297,086       3.5%      12/31/2013
Planet Hollywood ..............   Not Rated   23,029       4.7       $ 47.17    1,086,192       2.9       08/31/2014
Steve Wyrick Theater ..........   Not Rated   22,398       4.5       $ 32.52      728,383       2.0       12/31/2015
Gap/Gap Kids/Baby Gap .........   BBB-/BBB-   20,872       4.2       $ 45.51      949,885       2.6       08/31/2010
                                              ------      ----                 ----------      ----
TOTAL .........................               97,182      19.7%                $4,061,545      11.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                              # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION              EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------------   -------------   ----------   ----------   ------------   ---------------   -------------

2006 .....................         38          12,999          2.6%        12,999            2.6%        $2,737,268
2007 .....................          6          13,372          2.7         26,371            5.3%        $  558,848
2008 .....................          5          29,382          5.9         55,753           11.3%        $1,555,080
2010 .....................         43         112,152         22.7        167,905           34.0%        $8,528,809
2011 .....................         17          62,582         12.7        230,487           46.7%        $3,322,110
2012 .....................         13          39,054          7.9        269,541           54.6%        $2,345,209
2013 .....................          6          37,526          7.6        307,067           62.2%        $1,738,831
2014 .....................          5          28,633          5.8        335,700           68.0%        $1,250,042
2015 .....................         18          52,233         10.6        387,933           78.5%        $4,131,547
2016 .....................         13          43,884          8.9        431,817           87.4%        $2,727,600
2021 .....................          1          13,035          2.6        444,852           90.1%        $1,380,015
2025 .....................          4           3,842          0.8        448,694           90.8%        $  353,440
2097 (Parking) ...........          1              --          0.0        448,694           90.8%        $3,438,540
MTM ......................          9          14,562          2.9        463,256           93.8%        $  681,264
Vacant ...................         --          30,728          6.2        493,984          100.0%        $2,304,892
                                  ---         -------        -----
TOTAL ....................        179         493,984        100.0%

(1)  Information obtained from underwritten rent roll.

                                      E-12

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DESERT PASSAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The two largest tenants representing 19.7% of the total net rentable square feet are:

o    V THEATER (not rated) occupies 30,883 square feet (6.3% of square feet,
     3.5% of rental income) under a ten-year lease expiring on December 31,
     2013. The current rental rate per square foot of $42.00 increases to $44.00 on January 1, 2010 for the remainder of the lease term. There are two five-year options to renew the lease with the rental rate per square foot increasing to $46.00 and $48.00 during the two lease renewal periods, respectively. V Theater is an entertainment and dining center providing shows and/or dining. Each section, or the entire facility, can be specifically tailored to meet group needs. The facility can accommodate groups of 20 to 2,000 people. The V Theater also holds up to 500 people in theater-style seating for meetings, concerts and promotional shows. A built in stage and sound system is available for all presentations, shows or entertainment. The catering facilities can provide both on or off-site dining.

o    PLANET HOLLYWOOD (not rated) occupies 23,029 square feet (4.7% of square feet, 2.9% of rental income) under one ten-year lease expiring on August,
     31, 2014 and three 20-year leases all expiring on July 31, 2025. The current rental rates are $36.48 per square foot for the 19,187 square foot space, $80.00 per square foot for the 1,310 square foot space and $120.00 per square foot for the 1,202 square foot space and the 870 square foot space.

o    STEVE WYRICK THEATER (not rated) occupies 22,398 square feet (4.5% of square feet, 2.0% of rental income) under a ten year lease expiring on
     December 31, 2015. The initial rental rate per square foot of $31.07 increases to $32.52 on December 1, 2006, to $33.08 on December 1, 2007, to
     $35.41 on December 1, 2008, to $35.90 on December 1, 2009 and to $42.64 on
     December 1, 2010 through to the expiration date of December 31, 2015. The rental rate increases to $46.77 during the first five-year extension period and to $50.90 during the second five-year extension period.

o    GAP/GAP KIDS/BABY GAP ("The Gap") (NYSE: "GPS") (rated "BBB-" by Fitch and
     "BBB--" by S&P) occupies 20,872 square feet (4.2% of square feet, 2.6% of rental income) under a five-year lease renewal period expiring on August
     31, 2010. The current rental rate per square foot of $45.51 remains constant during the remaining lease renewal period. There remains one
     5-year option to renew the lease with the rental rate per square foot increasing by the lesser of 12% or the sum of the aggregate percentage increase in the consumer price index for the current lease renewal period plus 4.5%. The Gap is a global specialty retailer selling casual apparel, accessories and personal care products for men, women and children under
     The Gap, Banana Republic and Old Navy brand names. The Gap operates 3,050 stores located in the United States, Canada, United Kingdom, France and
     Japan. The Gap employs approximately 152,000 people. As of the fiscal year ended January 29, 2005, The Gap reported revenue of approximately $16.3 billion, net income of $1.2 billion and stockholder equity of $4.9 billion.
     At the end of the fiscal year ended January 28, 2006 the Gap reported revenue of $16.0 billion, net income of $1.1 billion and stockholder equity of $5.4 billion.

                                      E-13

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DESERT PASSAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Desert Passage Mortgage Loan is a $131.9 million, ten-year fixed rate loan secured by a first mortgage on an anchored retail and entertainment center located in Las Vegas, Clark County, Nevada. The Desert Passage
     Mortgage Loan is interest only for the first three years of the loan term, amortizes over a 30 year period, matures on November 1, 2015 and accrues interest at an annual rate, rounded to three decimal places, of 5.464%.

THE BORROWER:

o    The Desert Passage Borrower is Boulevard Invest LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Desert Passage Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Desert Passage Mezz LLC, a Delaware limited liability company, as the Sole Member of the Desert Passage Borrower. The borrower principals are Aby Rosen, Michael Fuchs, David Edelstein and Robert
     Futterman.

o    Aby Rosen and Michael Fuchs hold significant equity interests in RFR
     Holding LLC and RFR Realty LLC. Both companies, located in New York City, are involved in real estate investment, development and management. The
     Rosen and Fuchs families, from Frankfurt, Germany, have been involved in real estate investment and development throughout Europe for the past 50 years. The RFR Holding LLC companies started in the United States in 1991 and, through various affiliates, presently own approximately 5.0 million square feet of office and retail space, plus approximately 2,500 apartment units.

o    Mr. Edelstein is the head of Tristar Capital, a Manhattan based real estate firm that invests in both commercial and residential properties. Mr.
     Edelstein has operated in the New York metropolitan region for over 20 years. Mr. Futterman is the founder and CEO of Robert K. Futterman &
     Associates, a Manhattan based real estate firm specializing in retail leasing, investment sales and advisory services for retailers and owners and developers.

THE PROPERTY:

o    The Desert Passage Mortgaged Property consists of a fee simple interest in an anchored retail and entertainment center constructed in 2000. The improvements consist of an enclosed one- and part two-story building containing 493,984 net rentable square feet situated on 18.49 acres.

o    The Desert Passage Mortgaged Property is currently occupied by 174 tenants ranging in size from kiosk to 30,883 square feet, of which 112 are retail tenants, 16 are restaurant/entertainment tenants and 40 are kiosks or wall stores. Retail tenants over 10,000 square feet include The Gap, Urban
     Outfitters, Prana and Z Gallerie. Restaurant/entertainment tenants over
     10,000 square feet include V Theater, Planet Hollywood, Steve Wyrick
     Theater, Krave, Cheeseburger Las Vegas, Trader Vic's, Commander's Palace
     and Todai Japanese Seafood Buffet. Additional improvements include an attached 11-level parking structure.

o    The Desert Passage Mortgaged Property is located in Las Vegas, Nevada on
     Las Vegas Boulevard ("The Strip") and is built around the Aladdin Resort and Casino and a 7,000 seat performing arts center. In September 2004, a joint venture between Planet Hollywood and Starwood purchased the Aladdin
     Resort and Casino. The Aladdin Resort and Casino, after significant renovations, is expected to be renamed "Planet Hollywood Resort & Casino"
     in late 2006. Adjacent properties include the following casinos: Paris
     Resort and Bally's to the north, Caesar's Palace to the northwest, Bellagio to the west, Monte Carlo and New York, New York to the southeast, and MGM
     Grand Hotel to the south.

o    The Desert Passage Borrower is generally required at its sole cost and expense to keep the Desert Passage Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Related Urban Management Company, LLC manages the Desert Passage Mortgaged
     Property. Related Urban Management Company, LLC, founded in 1972 and headquartered in New York City, currently manages approximately 1.0 million square feet of commercial real estate and 21,000 apartment units located in nine states.

                                      E-14

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DESERT PASSAGE
--------------------------------------------------------------------------------

RESERVES:

o    The Desert Passage Borrower made the following reserve account deposits at loan closing: $396,837 for Real Estate Tax Reserve, $15,000,000 for
     Renovations, $8,333,824 for Tenant Improvements/Leasing Commissions and
     $40,000,000 for Upfront Performance. In addition to the reserve deposited by the Desert Passage Borrower at closing, Desert Passage Borrower is required to make monthly Real Estate Tax and Replacement Reserve deposits in the amount of $198,418 and $11,115, respectively.

     Funds in the Renovations reserve account represent the anticipated costs of all renovations in connection with renovating the property's entrances and facade and repositioning the Desert Passage Mortgaged Property in the Las
     Vegas market. This work has commenced and is expected to be completed by
     October 2006. In addition, the Desert Passage Borrower is required to deposit into the Tenant Improvements/Leasing Commissions reserve account any termination fee payable to the Desert Passage Borrower in connection with any tenant's election to exercise any early termination option contained in its respective lease. Funds in the Tenant Improvements/Leasing
     Commissions reserve account may be drawn from time to time to reimburse
     Borrower for the actual costs in connection with leases entered into in accordance with the loan documents.

     The $40 million Upfront Performance reserve may be released subject to the following criteria: (1) upon the Desert Passage Borrower's written request, which may be made (x) on up to four occasions during the first 12 months of the loan term (provided not more frequently than every 60 days) and (y) not more than once every 90 days thereafter through and including the 24th month of the loan term. After the 24th month, any monies remaining on reserve shall not be subject to further disbursement and (2) Borrower's written request must be subject to the underwritten net cash flow, as calculated by the mortgagee with consideration only to signed leases with tenants in occupancy and paying unabated rent, meeting the cash flow levels as shown in the chart below (based on a trailing two-month basis):

UNDERWRITTEN NET CASH FLOW   RELEASE AMOUNT
--------------------------   --------------
$30,100,000                    $10,000,000
$31,400,000                    $10,000,000
$32,700,000                    $10,000,000
$35,050,000                    $10,000,000

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $40,000,000 mezzanine piece held outside the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Following the scheduled payment date in October 2007, the Desert Passage
     Borrower is permitted to incur mezzanine financing ("Permitted Junior
     Mezzanine Loan") on a one-time basis only upon the satisfaction of the following terms and conditions including, without limitation, (a) no event of default has occurred and is continuing; (b) the amount of such Permitted
     Junior Mezzanine Loan will not exceed an amount which, when added to the outstanding principal balance of the Desert Passage Mortgage Loan and the
     Borrower mezzanine loan, results in a maximum loan-to-value ratio (based on a then current appraisal reasonably acceptable to the mortgagee) greater than 75% and a minimum debt service coverage ratio of 1.25x based on underwritten net income; (c) the loan term of the Permitted Junior
     Mezzanine financing shall be co-terminus with or no longer than the term of the Desert Passage Mortgage Loan; (d) the mezzanine lender will have executed a subordination and intercreditor agreement reasonably satisfactory to the mortgagee, (e) the Permitted Junior Mezzanine Loan will be secured by an equity pledge encumbering direct and indirect ownership interests in the Desert Passage Borrower (and will not be secured by any other collateral); (f) the Permitted Junior Mezzanine Lender will at all times comply with standard rating agency criteria for a qualified mezzanine lender; (g) the mortgagee will receive written confirmation from the rating agencies that the making of Permitted Junior Mezzanine Loan will not result in a downgrade, withdrawal or qualification of the then current ratings of any securities secured by the Desert Passage Whole Loan or a portion thereof; (h) the underwritten net cash flow will not be less than
     $42,000,000; and (i) the Desert Passage Borrower will have previously qualified for the release of all funds held in the Upfront Performance
     Reserve Account.

                                      E-15

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       BON-TON DEPARTMENT STORES PORTFOLIO
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

BON-TON DEPARTMENT STORES PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bank of America
ORIGINAL NOTE PRINCIPAL
 BALANCE:                     $130,000,000
FIRST PAYMENT DATE:           May 1, 2006
TERM/AMORTIZATION:            120/300 months
MATURITY DATE:                April 1, 2016
EXPECTED NOTE MATURITY
 BALANCE:                     $101,720,106
BORROWING ENTITY:             Bonstores Realty Two,
                              LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout: 24 payments
                              GRTR 1% PPMT or Yield
                              Maintenance:
                              95 payments
                              Open: 1 payment
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $129,658,386
CUT-OFF DATE LTV:             79.2%
MATURITY DATE LTV:            62.1%
UNDERWRITTEN DSCR(1):         1.23x
MORTGAGE RATE(2):             6.213%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Retail
PROPERTY SUB TYPE:            Anchored
LOCATION:                     Various
YEAR BUILT/RENOVATED:         Various/Various
NET RENTABLE SQUARE FEE:      1,664,479
CUT-OFF BALANCE PSF:          $78
OCCUPANCY AS OF 06/01/2006:   100.0%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Borrower/Owner Managed
U/W NET CASH FLOW:            $12,588,420
APPRAISED VALUE:              $163,740,000
--------------------------------------------------------------------------------

                                      E-16

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       BON-TON DEPARTMENT STORES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                UNDERWRITTEN
                                ------------
Effective Gross Income ......   $ 12,967,770
Total Expenses ..............   $    129,678
Net Operating Income (NOI) ..   $ 12,838,092
Cash Flow (CF) ..............   $ 12,588,420
DSCR on NOI .................           1.25x
DSCR on CF ..................           1.23x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                                                                 % OF
                                                TOTAL       % OF      RENT    POTENTIAL     YEAR BUILT/      LEASE
TENANTS                        LOCATION       TENANT SF   TOTAL SF     PSF       RENT     YEAR RENOVATED   EXPIRATION
---------------------   -------------------   ---------   --------   ------   ---------   --------------   ----------

Herberger's .........   Saint Cloud, MN         168,755      10.1%   $ 6.50       8.3%      1985 / 2003    03/05/2021
Younkers ............   Des Moines, IA          165,000       9.9    $ 6.25       7.8       1994 / NAP     03/05/2021
Younkers ............   West Des Moines, IA     165,000       9.9    $ 4.25       5.3       2004 / NAP     03/05/2021
Carson Pirie Scott ..   Wilmette, IL            155,000       9.3    $10.75      12.6       1959 / 1994    03/05/2021
Younkers ............   Grandville, MI          150,081       9.0    $ 8.50       9.6       2001 / NAP     03/05/2021
Herberger's .........   Roseville, MN           149,908       9.0    $ 10.0      11.3       1978 / 2002    03/05/2021
Younkers ............   Duluth, MN              140,999       8.5    $ 7.00       7.5       1973 / NAP     03/05/2021
Carson Pirie Scott ..   West Dundee, IL         128,000       7.7    $ 7.75       7.5       1981 / 1994    03/05/2021
Bergner's ...........   Springfield, IL         125,000       7.5    $ 7.00       6.6       1976 / NAP     03/05/2021
Carson Pirie Scott ..   Vernon Hills, IL        112,121       6.7    $12.00      10.2       1989 / NAP     03/05/2021
Boston Store ........   Racine, WI              106,157       6.4    $10.25       8.2       1981 / 1997    03/05/2021
Younkers ............   Coralville, IA           98,458       5.9    $ 6.85       5.1       1998 / NAP     03/05/2021
                                              ---------     -----               -----
TOTAL ...............                         1,664,479     100.0%              100.0%

(1)  Information obtained from underwritten rent roll unless otherwise stated.
     Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                                               2005        SALES/   RENT AS %
TENANTS                      LOCATION      SALES(1)(2)      SF(2)    OF SALES
------------------   -------------------   -----------   --------   ---------

Herberger's          Saint Cloud, MN        $ 13,077     $ 131.66      8.4%
Younkers             Des Moines, IA         $ 18,999     $ 115.15      5.4%
Younkers             West Des Moines, IA    $ 19,748     $ 119.68      3.6%
Carson Pirie Scott   Wilmette, IL           $ 28,344     $ 182.86      5.9%
Younkers             Grandville, MI         $ 25,047     $ 166.89      5.1%
Herberger's          Roseville, MN          $ 31,737     $ 211.71      4.7%
Younkers             Duluth, MN             $ 20,469     $ 145.17      4.8%
Carson Pirie Scott   West Dundee, IL        $ 19,135     $ 149.49      5.2%
Bergner's            Springfield, IL        $ 15,801     $ 126.41      5.5%
Carson Pirie Scott   Vernon Hills, IL       $ 21,543     $ 192.14      6.2%
Boston               Racine, WI             $ 18,514     $ 174.40      5.9%
Younkers             Coralville, IA         $ 13,855     $ 140.72      4.9%
TOTAL                                       $246,269           --       --
AVERAGE                                     $ 20,522     $ 154.40      5.4%

                       2004       2003         2005       4-WALL CF/      2004            2003
TENANTS              SALES(2)    SALES(2)   4-WALL CF(2)    RENT(2)    4-WALL CF(2)   4-WALL CF(2)
------------------   --------   ---------   ------------  ----------   ------------   ------------

Herberger's          $ 13,076   $12,547        $ 3,093       2.82        $ 3,171         $2,975
Younkers             $ 20,791   $22,694        $ 2,394       2.32        $ 2,289         $2,762
Younkers             $ 12,776        --(3)     $ 1,207       1.72        $   835             --(3)
Carson Pirie Scott   $ 26,326   $25,577        $ 4,426       2.66        $ 3,906         $4,133
Younkers             $ 23,264   $22,347        $ 4,095       3.21        $ 3,643         $3,381
Herberger's          $ 30,332   $26,964        $ 4,704       3.14        $ 4,676         $3,829
Younkers             $ 19,480   $18,521        $ 3,787       3.84        $ 3,524         $3,255
Carson Pirie Scott   $ 19,930   $20,429        $ 3,235       3.26        $ 3,697         $4,098
Bergner's            $ 15,826   $15,615        $ 2,544       2.91        $ 2,502         $2,590
Carson Pirie Scott   $ 21,319   $20,237        $ 4,147       3.08        $ 4,268         $4,034
Boston               $ 17,909   $17,866        $ 3,475       3.19        $ 2,911         $2,723
Younkers             $ 13,252   $13,048        $ 2,670       3.96        $ 2,424         $2,436
TOTAL                $234,281   $215,845       $39,777        --         $37,846         $36,216
AVERAGE              $ 19,523   $19,622        $ 3,315       3.01        $ 3,441         $3,292

(1)  12 months of sales includes projected sales for January 2006.

(2)  In thousands.

(3)  Store opened in 2004.

                                      E-17

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       BON-TON DEPARTMENT STORES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SUMMARY OF TENANTS
--------------------------------------------------------------------------------

The Bon-Ton Department Stores Portfolio Mortgaged Property consists of 12 retail properties that are operated under the following brands: (1) Herberger's; (2)
Younkers; (3) Carson Pirie Scott; (4) Boston Store and (5) Bergner's.

o    HERBERGER'S (not rated) operates 40 department stores and has been in business for over 100 years with locations in Colorado, Iowa, Minnesota,
     Montana, Nebraska, North Dakota, South Dakota, Wisconsin and Wyoming. They
     feature apparel and accessories for men, women, teens, children and special sizes, in addition to home furnishings.

o    YOUNKERS (not rated) operates 47 department stores and has been in business for nearly 150 years with locations in Illinois, Iowa, Michigan, Minnesota,
     Nebraska, South Dakota and Wisconsin. Younkers carry a large retail product type assortment of apparel and accessories for men, women, teens, and children, and their selection features both famous designers and exclusive collections. Additionally, their furniture departments offer furniture for every home setting and budget.

o    CARSON PIRIE SCOTT (not rated) operates 31 department stores and has been in business for over 150 years with locations in Illinois and Indiana.
     Founded in 1854, Carson Pirie Scott was bought in 1989 by P.A. Bergner &
     Co., operator of the Bergner's and Boston Store chains. Carson Pirie Scott was later acquired in 1998 by Proffitt's, which was later renamed Saks Inc.

o    BOSTON STORE (not rated) operates 10 department stores and has been in business for over 100 years with locations throughout Wisconsin. Their merchandise consists of a large assortment of apparel and accessories for men, women, teens, children and special sizes, plus a full line of home furnishings.

o    BERGNER'S (not rated) operates 14 department stores and has been in business for over 100 years with locations throughout Illinois. Its merchandise consists of a large assortment of apparel and accessories for men, women, teens, children and special sizes, plus a full line of home furnishings.

                                      E-18

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       BON-TON DEPARTMENT STORES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Bon-Ton Department Stores Portfolio Mortgage Loan is a $130 million ten-year fixed rate loan secured by a first mortgage on a portfolio of 12 department stores containing a total of 1,664,479 square feet located in five midwestern states. The Bon-Ton Department Stores Portfolio Mortgage
     Loan amortizes over 300 months, matures on April 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 6.213%.

THE BORROWER:

o    The Bon-Ton Department Stores Portfolio Borrower is Bonstores Realty Two,
     LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Bon-Ton
     Department Stores Portfolio Borrower's legal counsel has delivered a non-consolidation opinion. The borrower principal is Bonstores Holdings
     Two, LLC.

o    Bon-Ton Stores, founded in 1898, currently operates 137 department stores located in 16 northeastern and midwestern states under the Bon-Ton and
     Elder-Beerman brand names. Bon-Ton Stores acquired the Northern Department
     Store Group ("NDSG") of Saks Incorporated in March 2006 for approximately
     $1.05 billion. NDSG Saks currently operates 142 department stores located in the Midwest and Great Plains regions under the Carson Pirie Scott,
     Younkers, Herberger's, Boston Store and Bergner's brand names. The combined
     Bon-Ton/NDSG Saks entity operates a total of 279 stores located in 23 states.

o    Bon-Ton Stores sells an assortment of branded and private label apparel and accessories for women, men and children; intimate apparel, footwear, cosmetics and home furnishings. Branded apparel names include Calvin Klein,
     Estee Lauder, Liz Claiborne and Nautica. Bon-Ton Stores employs approximately 33,500 people. Bon-Ton Stores is rated "B-" by Fitch and "B+"
     by S&P. As of the fiscal year ended January 28, 2006, Bon-Ton Stores reported revenue of approximately $1.3 billion, net income of $26.0 million and stockholder equity of $292.1 million.

THE PROPERTY:

o    The Bon-Ton Department Stores Portfolio Mortgaged Property consists of a fee simple interest in a portfolio of 12 department stores containing a total of 1,664,479 square feet located in five Midwestern states. The
     Bon-Ton Stores owned properties were built between 1959 and 2004, range in size from 98,458 to 168,755 square feet and are situated on 1.23 to 13.74 acres. Five of the properties were most recently renovated between 1994 and
     2003.

o    The Bon-Ton Department Stores Portfolio Borrower has executed new 15-year triple net leases at market rents as determined by recent appraisals on each property. The rental rates per square foot for the 12 department stores range from $4.25 to $12.00. The leases are guaranteed by The Bon-Ton
     Stores, Inc.

o    The Bon-Ton Department Stores Portfolio Borrower is generally required at its sole cost and expense to keep the Bon-Ton Department Stores Portfolio
     Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Bon-Ton Department Stores Portfolio is self-managed by the Bon-Ton
     Department Stores Portfolio Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      E-19

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                       BON-TON DEPARTMENT STORES PORTFOLIO
--------------------------------------------------------------------------------

COLLATERAL RELEASE:

o    After the related lockout period and provided that no event of default exists, the Bon-Ton Department Stores Portfolio Borrower may obtain the release of an Individual Property (as defined in the related loan agreement) from the lien of the mortgage and the release of the Bon-Ton
     Department Stores Portfolio Borrower's obligations under the related loan documents with respect to such property, upon the satisfaction of certain conditions, including without limitation: (a) payment of the Release
     Amount, which will be deemed a voluntary prepayment of a portion of the
     Bon-Ton Department Stores Portfolio Mortgage Loan, and will include any applicable prepayment premium; (b) after giving effect to such Individual
     Property release, the debt service coverage ratio for the properties then remaining will be equal to or exceed the greater of (i) the debt service coverage ratio as of the closing date or (ii) the debt service coverage ratio immediately prior to the release; and (c) the applicable Allocated
     Loan Amount of such Individual Property when added to the Allocated Loan
     Amounts of all properties released prior to or simultaneously with such
     Individual Property may not exceed 15% of the original principal amount of the Bon-Ton Department Stores Portfolio loan in any given twelve consecutive month period and the aggregate amount of the released
     Individual Properties may not exceed 40% of the original principal amount of such loan over the life of the loan.

     "Release Amount" means the product of the "Allocated Loan Amount" (set forth in Schedule III of the loan agreement) and (a) 110% if the applicable
     Allocated Loan Amount of such Individual Property when added to the
     Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual Property is equal to 25% or less of the original principal amount of the Bon-Ton Department Stores Portfolio Loan as of the closing date and (b) 115% if the applicable Allocated Loan Amount when added to the Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual Property is greater than 25% and less than or equal to 50% inclusive of the original principal amount of the
     Bon-Ton Department Stores Portfolio Loan as of the closing date. If the applicable Allocated Loan Amount when added to the Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual
     Property is greater than 50% inclusively of the original principal amount of the Bon-Ton Department Stores Portfolio Loan as of the closing date, no property release is permitted.

COLLATERAL SUBSTITUTION:

o    The Bon-Ton Department Stores Portfolio Borrower may obtain a release of the lien of the mortgage encumbering an Individual Property ("Substituted
     Property") by substituting its interest in one or more properties of like kind and quality acquired by the Bon-Ton Department Stores Portfolio
     Borrower (individually, a "Substitute Property" and collectively, the
     "Substitute Properties"), provided that no such substitution may occur after the date that is three months prior to the maturity date of the
     Bon-Ton Department Stores Portfolio Mortgage Loan. In addition, any such substitution is subject to, without limitation, the following conditions precedent: (a) the Substitute Property must be a property as to which the
     Bon-Ton Department Stores Portfolio Borrower will hold indefeasible fee or ground leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances, leases and easements, restrictive covenants and other title exceptions which do not have a material adverse effect (as would be determined by a prudent mortgage lender) on the utility or value of such property for its current use; (b) receipt by the mortgagee of and the applicable rating agencies of an MAI appraisal of the Substitute
     Property dated no more than 90 days prior to the substitution by a nationally recognized and independent appraiser, indicating an appraised value of the Substitute Property that is at least equal to or greater than the appraised value of the Substituted Property determined by the mortgagee as of the closing date of the Bon-Ton Department Stores Portfolio Mortgage
     Loan; (c) (except with respect to a substitution where the Substituted
     Property and Substitute Property are both retail operations at the same shopping center at Vernon Hills, Illinois) receipt by the mortgagee of historical calculations of EBITDA and proforma calculations of EBITDA, each certified by an officer of the Bon-Ton Department Stores Portfolio
     Borrower, reflecting that the proforma annualized EBITDA for the Substitute
     Property is equal to or greater than the higher of (i) EBITDA for the trailing 12 month period for the Substituted Property as of the closing date and (ii) EBITDA for the trailing 12 month period for the Substituted
     Property immediately prior to the substitution thereof; and (d) (except with respect to a substitution where the Substituted Property and
     Substitute Property are both retail operations at the same shopping center at Vernon Hills, Illinois) the applicable Allocated Loan Amount of such
     Individual Property when added to the Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual
     Property is less than 15% of the original principal amount of the Bon-Ton
     Department Stores Portfolio Mortgage Loan in any given twelve consecutive month period and the aggregate amount of the Substituted Properties is less than 25% of the original principal amount of such loan over the life of the
     Bon-Ton Department Stores Portfolio Mortgage Loan.

                                      E-20

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              150 EAST 52ND STREET
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

150 EAST 52ND STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America
ORIGINAL NOTE PRINCIPAL BALANCE:   $100,000,000
FIRST PAYMENT DATE:                May 1, 2006
TERM/AMORTIZATION:                 120/0 months
INTEREST ONLY PERIOD:              120 months
MATURITY DATE:                     April 1, 2016
EXPECTED NOTE MATURITY BALANCE:    $100,000,000
BORROWING ENTITY:                  Plaza 52, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   113 payments
                                   Open: 7 payments
FUTURE MEZZANINE DEBT:             Yes
UP-FRONT RESERVES:
 TAX/INSURANCE RESERVE:            Yes
OTHER RESERVE:                     $668,998(1)
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  REPLACEMENT RESERVE:             $3,978
  TENANT IMPROVEMENT RESERVE:      $25,000
LOCKBOX:                           Hard

(1)  The 150 East 52nd Street Borrower has established the "Free Rent Account"
     in the amount of $668,998 of which $541,620 represents free rent under the
     "Dominick & Dominick Lease" and $127,378 represents free rent under the
     "Multi Packaging Lease".

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $100,000,000
CUT-OFF DATE LTV:                  78.7%
MATURITY DATE LTV:                 78.7%
UNDERWRITTEN DSCR(1):              1.28x
MORTGAGE RATE(2):                  5.819%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Office
PROPERTY SUB TYPE:                 CBD
LOCATION:                          New York, NY
YEAR BUILT/RENOVATED:              1984/NAP
NET RENTABLE SQUARE FEET:          298,337
CUT-OFF BALANCE PSF:               $335
OCCUPANCY AS OF 03/01/2006:        96.0%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Princeton International Properties Corp.
U/W NET CASH FLOW:                 $7,542,130
APPRAISED VALUE:                   $127,000,000
--------------------------------------------------------------------------------

                                      E-21

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              150 EAST 52ND STREET
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                  FULL YEAR      FULL YEAR
                                (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                ------------   ------------   ------------
Effective Gross Income ......   $12,127,276    $11,982,727    $14,277,870
Total Expenses ..............   $ 6,747,671    $ 6,995,972    $ 6,161,451
Net Operating Income (NOI) ..   $ 5,379,605    $ 4,986,755    $ 8,116,419
Cash Flow (CF) ..............   $ 5,379,605    $ 4,986,755    $ 7,542,130
DSCR on NOI .................          0.91x          0.85x          1.38x
DSCR on CF ..................          0.91x          0.85x          1.28x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                                 RATINGS     TOTAL      % OF     RENT    POTENTIAL  % POTENTIAL    LEASE
TOP TENANTS                                     FITCH/S&P  TENANT SF  TOTAL SF    PSF      RENT         RENT     EXPIRATION
----------------------------------------------  ---------  ---------  --------  ------  ----------- -----------  ---------

Dominick & Dominick ..........................  Not Rated    22,009      7.4%   $42.96  $  945,574      7.2%     04/29/2014
Fujisankei Communications ....................  Not Rated    20,384      6.8    $43.00     876,512      6.7      09/30/2013
First New York Securities ....................  Not Rated    18,480      6.2    $44.19     816,625      6.2      09/30/2007
Fidelity Investments Institutional Services ..    NR/AA      15,950      5.3    $32.56     519,258      4.0      12/31/2006
                                                             ------     ----            ----------     ----
TOTAL ........................................               76,823     25.8%           $3,157,969     24.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                     # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------   -----------   --------   --------   ----------   -------------   ----------

2006 .............         6         33,151     11.1%       33,151         11.1%      $1,239,869
2007 .............        11         66,205     22.2        99,356         33.3%      $2,879,052
2008 .............        10         41,135     13.8       140,491         47.1%      $1,818,621
2009 .............         2         12,720      4.3       153,211         51.4%      $  523,035
2010 .............         6         29,398      9.9       182,609         61.2%      $1,518,856
2011 .............         3         11,998      4.0       194,607         65.2%      $  510,850
2012 .............         3          7,837      2.6       202,444         67.9%      $  398,293
2013 .............         1         20,384      6.8       222,828         74.7%      $  876,512
2014 .............         5         37,283     12.5       260,111         87.2%      $1,635,906
2015 .............         1          7,975      2.7       268,086         89.9%      $  382,800
2016 .............         3          8,740      2.9       276,826         92.8%      $  432,491
2019 .............         1          2,275      0.8       279,101         93.6%      $  190,000
MTM ..............         2          2,885      1.0       281,986         94.5%      $  124,055
Office/Storage ...         2          3,728      1.2       285,714         95.8%      $   61,695
Vacant ...........        --         12,623      4.2       298,337        100.0%      $  547,988
                         ---        -------    -----
TOTAL ............        56        298,337    100.0%

(1)  Information obtained from underwritten rent roll.

                                      E-22

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                              COLLATERAL TERM SHEET
                              150 EAST 52ND STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 25.8% of the total net rentable square feet, are:

o    DOMINICK & DOMINICK (not rated) occupies 22,009 square feet (7.4% of square feet, 7.2% of rental income) under a ten-year lease expiring on April 29,
     2014. The current blended rental rate per square foot of $42.96 increases to $47.29 on May 1, 2010. Dominick & Dominick, founded in 1870, is a historic name on Wall Street and one of the early firms to join the New
     York Stock Exchange. The company offers wealth management services, alternative investment opportunities, fixed income investing, investment banking, corporate finance, and equity and debt capital markets research.
     Dominick & Dominick has offices in New York City, Miami and Switzerland.
     The 150 East 52nd Street Mortgaged Property is Dominick & Dominick's global headquarters.

o    FUJISANKEI COMMUNICATIONS ("FCI TV") (not rated) occupies 20,384 square feet (6.8% of square feet, 6.7% of rental income) under a ten-year lease expiring on September 30, 2013. The current rental rate per square foot of
     $43.00 increases to $47.00 on October 1, 2008. FCI TV is a popular Japanese language network in the United States that reaches more than 400,000 viewers at least once a week. FCI TV is available on UHF TV stations in seven major markets in the United States and via cable and/or satellite elsewhere. FCI has offices in New York City, Washington, D.C., Los Angeles,
     Honolulu, London, Paris and Cairo.

o    FIRST NEW YORK SECURITIES ("FNYS") (not rated) occupies 18,480 square feet
     (6.2% of square feet, 6.2% of rental income) under a seven-year lease expiring on September 30, 2007. The rental rate per square foot of $44.19 remains constant during the lease term. FNYS, founded in 1985 as a NASD member with one trading desk, currently has 12 domestic equity trading desks and 150 traders located in offices in New York City, Wayne, New
     Jersey and London.

o    FIDELITY INVESTMENTS INSTITUTIONAL SERVICES ("Fidelity") (not rated by
     Fitch and "AA" by S&P) occupies 15,950 square feet (5.3% of square feet,
     4.0% of rental income) under a 12-year lease expiring on December 31, 2006.
     The blended rental rate per square foot of $32.56 remains constant during the lease term. Fidelity is one of the largest mutual fund company in the
     United States and one of the world's largest providers of financial services for approximately 21 million individuals. Fidelity offers 300 mutual funds, as well as discount brokerage services, retirement services, estate planning, wealth management, securities execution and clearance, and life insurance. Customer assets totaled $2.5 trillion as of January 31,
     2006. Fidelity is headquartered in Boston and employs approximately 36,500 people located in eight regional operation centers across the United States and Canada.

                                      E-23

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                              COLLATERAL TERM SHEET
                              150 EAST 52ND STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The 150 East 52nd Street Mortgage Loan is a $100.0 million, ten-year fixed rate loan secured by a first mortgage on an office building located in New
     York City. The 150 East 52nd Street Mortgage Loan is interest only for the entire loan term of 120 months, matures on April 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 5.819%.

THE BORROWER:

o    The 150 East 52nd Street Borrower is Plaza 52, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the 150 East 52nd Street
     Borrower's counsel has delivered a non-consolidation opinion. Equity ownership is held 50% each by Sunshine Holdings 52nd, LLC, a Delaware limited liability company, and Giulio Ventures Inc., a New York corporation. Sunshine Holdings 52nd, LLC is owned by various members and trusts of the Tawfik family. Giulio Ventures Inc. is owned by Guglielmo
     Tabacchi. The borrower principal is David Tawfik.

o    Mr. Tawfik joined Helmsley Spear in 1983, responsible for managing, sales and leasing of commercial real estate in midtown Manhattan. Mr. Tawfik joined Princeton International Properties Corp. in 1985, responsible for the acquisition, management and sale of various large commercial and residential properties, primarily in the New York metropolitan area. Mr.
     Tabacchi functions solely as an equity partner. Mr. Tabacchi and his family own Safilo Group, one of the world's largest companies in the production and sale of glass and eyewear.

THE PROPERTY:

o    The 150 East 52nd Street Mortgaged Property consists of a fee simple interest in a Class "A" office building built in 1984. The 35-story improvements contain 298,337 net rentable square feet and are situated on
     0.35 acres. There is 6,329 square feet of retail space located on the first floor. The 150 East 52nd Street Mortgaged Property is currently occupied by more than 50 office tenants ranging in size from 976 to 22,009 square feet and three retail tenants ranging in size from 1,416 to 2,638 square feet.

o    The subject is located at 150 East 52nd Street, which is on the south side of East 52nd Street, approximately 150 feet east of Lexington Avenue in the
     Midtown office district of Manhattan. Midtown comprises the area between
     34th Street and 57th Street and is the economic heart of metropolitan New
     York, containing major corporate headquarters, retail businesses, financial services industries and world class hotels. The subject's neighborhood includes many popular attractions, including Radio City Music Hall, the
     Rockefeller Center Plaza and Promenade and St. Patrick's Cathedral.

o    The 150 East 52nd Street Mortgaged Property has access to all forms of mass transportation, including Grand Central Terminal at Park Avenue and 42nd
     Street, the cross-town bus service along 57th Street as well as excellent access to subway service across the street at Lexington and 52nd.

o    The 150 East 52nd Street Borrower is generally required at its sole cost and expense to keep the 150 East 52nd Street Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Princeton International Properties Corp. manages the 150 East 52nd Street
     Mortgaged Property. Princeton International Properties Corp., a 150 East
     52nd Street Borrower related entity founded in 1982 and headquartered in
     New York City, currently manages six office buildings and condominiums containing a total of approximately 800,000 square feet.

                                      E-24

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                              COLLATERAL TERM SHEET
                              150 EAST 52ND STREET
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 150 East 52nd Street Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing;
     (b) a permitted mezzanine lender originates such mezzanine financing; (c)
     the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably satisfactory to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the 150 East 52nd Street Mortgage Loan, results in a maximum loan-to-value ratio greater than 85% and a minimum debt service coverage ratio less than 1.10x; and (e) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the
     150 East 52nd Street Mortgage Loan.

                                      E-25

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                               COLLATERAL TERM SHEET
                           55 & 215 WEST 125TH STREET
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

55 & 215 WEST 125TH STREET
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bear Stearns
ORIGINAL PRINCIPAL BALANCE:        $98,250,000
FIRST PAYMENT DATE:                March 1, 2006
TERM/AMORTIZATION:                 120/360 months
INTEREST ONLY PERIOD:              24 months
MATURITY DATE:                     February 1, 2016
EXPECTED MATURITY BALANCE:         $87,107,047
BORROWING ENTITY:                  215 Fee LLC & 55 Fee LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout: 28 payments
                                   Defeasance or GRTR1%
                                   PPMT or YM: 88 payments
                                   Open: 4 payments
ADDITIONAL FINANCING:              $4,750,000 in existing
                                   mezzanine indebtedness
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  REPLACEMENT RESERVE:             $ 7,711
  TI/LC RESERVE:                   $26,217
  GROUND LEASE RESERVE:            $27,500
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  REPLACEMENT RESERVE:             $ 7,711
  TI/LC RESERVE:                   $26,217
  GROUND LEASE RESERVE:            $27,500
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $98,250,000
CUT-OFF DATE LTV:                         74.9%
MATURITY DATE LTV:                        66.4%
UNDERWRITTEN DSCR(1):                     1.18x
INTEREST ONLY DSCR(2):                    1.40x
MORTGAGE RATE(3):                        5.815%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  Underwritten DSCR during partial interest only period.

(3)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Office
PROPERTY SUB TYPE:                 CBD
LOCATION:                          New York, NY
YEAR BUILT/RENOVATED:
         55 WEST 125TH STREET:     1974/2000
        215 WEST 125TH STREET:     1971/2001
NET RENTABLE SQUARE FEET:          370,140
CUT-OFF BALANCE PSF:               $265
OCCUPANCY AS OF 02/13/2006:
         55 WEST 125TH STREET:     100.0%
        215 WEST 125TH STREET:     99.1%
OWNERSHIP INTEREST:
         55 WEST 125TH STREET:     Fee
        215 WEST 125TH STREET:     Leasehold
PROPERTY MANAGEMENT:               CRG Management, LLC
U/W NET CASH FLOW:                 $8,113,348
APPRAISED VALUE:                   $131,100,000

                                      E-26

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                              COLLATERAL TERM SHEET
                           55 & 215 WEST 125TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                         FULL YEAR        FULL YEAR        FULL YEAR
                                       (12/31/2003)     (12/31/2004)     (12/31/2005)     UNDERWRITTEN
                                       ------------     ------------     ------------     ------------

Effective Gross Income .............   $ 12,888,022     $ 15,876,309     $ 15,202,188     $ 15,502,847
Total Expenses .....................   $  6,350,274     $  6,856,848     $  7,188,522     $  6,948,292
Net Operating Income (NOI) .........   $  6,537,748     $  9,019,461     $  8,013,666     $  8,554,555
Cash Flow (CF) .....................   $  6,537,748     $  9,019,461     $  8,013,666     $  8,113,348
DSCR on NOI ........................           0.95x            1.31x            1.16x            1.24x
DSCR on CF .........................           0.95x            1.31x            1.16x            1.18x

--------------------------------------------------------------------------------
                  TENANT INFORMATION -- 55 WEST 125TH STREET(1)
--------------------------------------------------------------------------------

                                           RATINGS      TOTAL       % OF      RENT     POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                               FITCH/S&P   TENANT SF   TOTAL SF    PSF         RENT          RENT      EXPIRATION
---------------------------------------   ---------   ---------   --------   -------   ----------   -----------   ----------

Administration for Children's
 Services(2) ..........................    A+/A+        64,496      31.0%    $ 29.82   $1,923,091      27.1%      05/14/2017
NYC Housing Authority .................    A+/A+        29,931      14.4     $ 22.77      681,432       9.6       09/12/2009
GSA-Social Security Administration ....   AAA/AAA       26,086      12.5     $ 38.92    1,015,267      14.3       09/30/2011
                                                       -------      ----               ----------      ----
TOTAL .................................                120,513      57.9%              $3,619,790      50.9%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  14,306 square feet of the Administration for Children's Services space expires on April 30, 2017.

--------------------------------------------------------------------------------
                 TENANT INFORMATION -- 215 WEST 125TH STREET(1)
--------------------------------------------------------------------------------

                                           RATINGS      TOTAL       % OF      RENT    POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                               FITCH/S&P   TENANT SF   TOTAL SF    PSF        RENT          RENT      EXPIRATION
---------------------------------------   ---------   ---------   --------   ------   ----------   -----------   ----------

NYS Department of Labor(2) ............    AA-/AA       76,432      47.2%    $34.31   $2,622,118        46.8%    09/30/2011
Columbia University ...................    NR/AAA       33,068      20.4     $36.98    1,222,861        21.8     05/31/2018
NYC Health and Hospitals Corp. ........    A+/A+        29,764      18.4     $31.52      938,161        16.8     06/30/2011
                                                       -------      ----              ----------        ----
TOTAL .................................                139,264      86.0%             $4,783,140        85.4%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  25,546 square feet of the NYS Department of Labor space expires on August
     30, 2011.

                                      E-27

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                              COLLATERAL TERM SHEET
                           55 & 215 WEST 125TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               LEASE ROLLOVER SCHEDULE -- 55 WEST 125TH STREET(1)
--------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
-------------------     -----------     --------     --------     ----------     -------------     ----------

MTM ...............           3            1,000         0.5%         1,000            0.5%        $    2,140
2006 ..............           2            4,213         2.0          5,213            2.5%        $  110,876
2007 ..............           3            6,787         3.3         12,000            5.8%        $  208,946
2009 ..............           5           57,634        27.7         69,634           33.4%        $1,445,215
2010 ..............           2           16,823         8.1         86,457           41.5%        $  525,281
2011 ..............           4           42,481        20.4        128,938           61.9%        $1,905,006
2012 ..............           1            3,051         1.5        131,989           63.4%        $  198,315
2013 ..............           2           11,725         5.6        143,714           69.0%        $  564,919
2017 ..............           3           64,496        31.0        208,210          100.0%        $1,923,091
2021 ..............           1                0         0.0        208,210          100.0%        $  225,000
Vacant ............          --                0         0.0        208,210          100.0%        $        0
                            ---          -------       -----
TOTAL .............          26          208,210       100.0%

(1)  Information obtained from underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate tenant lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------
               LEASE ROLLOVER SCHEDULE -- 215 WEST 125TH STREET(1)
--------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
-------------------     -----------     --------     --------     ----------     -------------     ----------

MTM ...............           1               0          0.0%             0            0.0%        $    1,200
2006 ..............           1           6,000          3.7          6,000            3.7%        $   12,000
2007 ..............           1           5,127          3.2         11,127            6.9%        $  118,755
2008 ..............           1           2,056          1.3         13,183            8.1%        $  173,547
2009 ..............           1           1,126          0.7         14,309            8.8%        $   38,025
2011 ..............           3         106,196         65.6        120,505           74.4%        $3,560,279
2012 ..............           2           4,849          3.0        125,354           77.4%        $  427,137
2018 ..............           3          35,126         21.7        160,480           99.1%        $1,269,454
Vacant ............          --           1,450          0.9        161,930          100.0%        $  145,000
                            ---         -------        -----
TOTAL .............          13         161,930        100.0%

(1)  Information obtained from underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate tenant lease even if multiple tenant spaces were covered under the same lease.

                                      E-28

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                              COLLATERAL TERM SHEET
                           55 & 215 WEST 125TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

55 WEST 125TH STREET

55 West 125th Street comprises a total of 208,210 square feet and is currently
100.0% leased to over 20 tenants. Approximately 74% of the net rentable area of
55 West 125th Street is leased to investment grade rated tenants or their affiliates. The three largest tenants, representing 57.9% of the total net rentable square feet of 55 West 125th Street are:

o    ADMINISTRATION FOR CHILDREN'S SERVICES ("ACS") (City of New York rated "A+"
     by Fitch and S&P) occupies a total of 64,496 square feet (31.0% of net rentable area) under leases expiring in April 2017 and May 2017. ACS is New
     York City's child welfare agency. ACS services include protecting children by investigating an average of 50,000 reports of abuse or neglect each year, helping families in need through counseling, providing referrals to drug rehabilitation programs and other preventive services and recruiting and training foster parents.

o    NYC HOUSING AUTHORITY ("NYCHA") (City of New York rated "A+" by Fitch and
     S&P) occupies a total of 29,931 square feet (14.4% of net rentable area)
     under a lease expiring on September 12, 2009. NYCHA provides decent and affordable housing in a safe and secure living environment for low and moderate income residents throughout the five boroughs in New York City.
     NYCHA is the largest public housing authority in North America. As of March
     7, 2006, NYCHA's Conventional Public Housing Program had 179,315 apartments in 344 developments throughout New York City. NYCHA has approximately
     13,500 employees serving about 174,927 families and approximately 413,817 authorized residents.

o    GSA-SOCIAL SECURITY ADMINISTRATION ("SSA") (United States Federal
     Government rated "AAA" by Fitch and S&P) occupies a total of 26,086 square feet (12.5% of net rentable area) under a lease expiring on September 30,
     2011. For 70 years, the SSA has served the American people, providing a major source of income for senior citizens. The SSA pays benefits to disabled workers and their dependents as well as the families of deceased workers. The SSA administers the Supplemental Security Income program, a program based on need for people age 65 or older and people with disabilities, regardless of age. The office at 55 West 125 Street is a field office that provides Social Security services to the local community.

215 WEST 125TH STREET

215 West 125th Street comprises a total of 161,930 square feet and is currently
99.1% leased to over 10 tenants. Approximately 93% of the net rentable area of
215 West 125th Street is leased to investment grade rated tenants or their affiliates. The three largest tenants, representing 86.0% of the total net rentable square feet of 215 West 125th Street are:

o    NYS DEPARTMENT OF LABOR ("DOL") (State of New York rated "AA-" by Fitch and
     "AA" by S&P) occupies a total of 76,432 square feet (47.2% of net rentable area) under leases expiring in August 2011 and September 2011. The DOL supports the economic interests of the people and businesses in New York
     State. They connect people to jobs, assist the unemployed, develop workplace skills, and protect the public and the workforce. The offices at
     215 West 125th Street include a Workforce 1 center, which provide jobseekers with a full array of employment services including job placement, career advisement, job search counseling, and skills training.

o    COLUMBIA UNIVERSITY ("Columbia") (not rated by Fitch and rated "AAA" by
     S&P) occupies a total of 33,068 square feet (20.4% of net rentable area)
     under a lease expiring on May 31, 2018. Columbia uses its space for The
     Children's Health Fund, a not-for-profit affiliate of Columbia that provides comprehensive health care to some of the nation's most medically underserved children through the development and support of innovative primary care medical programs and the promotion of guaranteed access to appropriate health care for all children.

o    NYC HEALTH AND HOSPITALS CORP. ("HHC") (City of New York rated "A+" by
     Fitch and S&P) occupies a total of 29,764 square feet (18.4% of net rentable area) under a lease expiring on June 30, 2011. HHC was created in
     1970 as a public benefit corporation, governed by a Board of Directors, to oversee New York City's public health care system in all five boroughs. The corporation consists of 11 acute care hospitals (including Bellevue, the nation's oldest public hospital), six Diagnostic and Treatment Centers, four long-term care facilities, a certified home health care agency, and more than 80 community health clinics, including Communicare Centers and
     Child Health Clinics.

                                      E-29

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                              COLLATERAL TERM SHEET
                           55 & 215 WEST 125TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The 55 & 215 West 125th Street Mortgage Loan is a $98.25 million, 120-month fixed rate loan secured by a first mortgage on two office buildings located in New York, New York. The 55 & 215 West 125th Street Mortgage Loan bears interest at an annual interest rate, rounded to three decimal places, of
     5.815%. The loan is interest-only for the first two years of its term and matures on February 1, 2016.

THE BORROWERS:

o    The 55 & 215 West 125th Street Borrowers are 215 Fee LLC & 55 Fee LLC, each a Delaware limited liability company and a single purpose bankruptcy remote entity. The sponsors of the 55 & 215 West 125th Street Mortgage Loan are a
     joint venture between The City Investment Fund (90%) and Cogswell Realty
     Group (10%).

o    The City Investment Fund ("CIF") is an investment vehicle designed to pursue opportunistic real estate investment activities exclusively within the five boroughs of the City of New York. The CIF is co-sponsored by
     Fisher Brothers and the Morgan Stanley Real Estate Fund IV, LP ("Morgan
     Stanley"). The CIF is capitalized with $770 million of capital commitments, including approximately $100 million in capital provided by Fisher Brothers and Morgan Stanley. Cogswell Realty Group ("CRG") is a full service real estate company that was formed in 1996. Currently, CRG has over five million square feet under property and asset management in New York City,
     Long Island and New Jersey and owns and/or manages over 1,000 residential units in the Northeast.

THE PROPERTY:

o    The 55 & 215 West 125th Street Mortgaged Properties consist of two cross-collateralized, cross-defaulted, Class "A" office buildings comprising 370,140 square feet located on 125th Street in New York City.
     125th Street is a major commercial and retail hub for Upper Manhattan. The
     55 & 215 West 125th Street Mortgaged Properties are accessible by mass transit, with major subway hubs at both its eastern and western ends, and service from multiple bus lines. The properties are primarily tenanted by city, state, and federal agencies that provide critical services and support to the residents of Upper Manhattan. Former U.S. President Bill
     Clinton maintains his personal offices as well as the offices of the
     William Jefferson Clinton Foundation in the 55 West 125th Street building.

o    55 West 125th Street is a 14-story, Class "A" office building located on
     125th Street between Fifth Avenue and Lenox Avenue. The property is visible along the length of 125th Street and has 360 degree panoramic views of greater Manhattan. The property also has an underground parking garage with
     70 spaces which are accessible from 126th Street. The property was built in
     1974 and most recently renovated in 2000. The property comprises 208,210 square feet and was 100% leased to over 20 tenants as of February 13, 2006.
     Approximately 74% of the net rentable area of the 55 West 125th Street
     Property is leased to investment grade rated tenants or their affiliates.

o    215 West 125th Street is a 6-story, Class "A" office building located on
     125th Street between Frederick Douglass Boulevard and 7th Avenue. The property has an underground parking garage with 60 spaces which are accessible from 126th Street. The property was built in 1971 and most recently renovated in 2001. The property comprises 161,930 square feet and was 99.1% leased to over 10 tenants as of February 13, 2006. Approximately
     93% of the net rentable area of 215 West 125th Street is leased to investment grade rated tenants or their affiliates. The property is subject to a ground lease that expires in 2030, with two, 30-year renewal options and one, nine-year renewal option.

o    CRG acquired 55 West 125th Street in 1998 and 215 West 125th Street in 2001
     and has spent approximately $20 million in total renovations to both buildings since acquisition.

PROPERTY MANAGEMENT:

o    CRG Management, LLC, an affiliate of the borrower, manages the 55 & 215
     West 125th Street Mortgaged Properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 55 & 215 West 125th Street Borrower has incurred mezzanine debt in the amount of $4.75 million which is held outside the trust. This additional debt is subject to an intercreditor agreement. The term of the 55 & 215
     West 125th Street Mezzanine Loan is coterminous with the 55 & 215 West
     125th Street Mortgage Loan.

                                      E-30

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                           55 & 215 WEST 125TH STREET
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

RELEASE OF PROPERTY:

o    The 55 & 215 West 125th Street Borrower is permitted to obtain a release of any property during the term of the mortgage loan subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, but not limited to: (a) payment of 115% of the allocated loan amount (b)
     the debt service coverage ratio of the remaining properties after the release shall be equal to or greater than 1.05x and (c) the loan-to-value of the remaining properties after the release does not exceed 80%.

                                      E-31

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  FANEUIL HALL
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

FANEUIL HALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America
ORIGINAL NOTE PRINCIPAL BALANCE:   $98,000,000
FIRST PAYMENT DATE:                May 1, 2006
TERM/AMORTIZATION:                 84/360 months
MATURITY DATE:                     April 1, 2013
EXPECTED NOTE MATURITY BALANCE:    $87,951,527
BORROWING ENTITY:                  Faneuil Hall Marketplace,
                                   LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   77 payments
                                   Open: 7 payments
FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $97,802,947
CUT-OFF DATE LTV:                  56.8%
MATURITY DATE LTV:                 51.1%
UNDERWRITTEN DSCR(1):              1.58x
MORTGAGE RATE(2):                  5.570%
SHADOW RATING (FITCH/S&P):         BBB-/BBB-
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Retail
PROPERTY SUB TYPE:                 Anchored
LOCATION:                          Boston, MA
YEAR BUILT/RENOVATED:              1826/1976
NET RENTABLE SQUARE FEET:          371,630
CUT-OFF BALANCE PER PSF:           $263
OCCUPANCY AS OF 03/21/2006:        90.3%
OWNERSHIP INTEREST:                Leasehold
PROPERTY MANAGEMENT:               General Growth Properties,
                                   Inc.
U/W NET CASH FLOW:                 $ 10,643,599
APPRAISED VALUE:                   $172,200,000
--------------------------------------------------------------------------------

                                      E-32

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  FANEUIL HALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                         FULL YEAR        FULL YEAR        FULL YEAR
                                       (12/31/2003)     (12/31/2004)     (12/31/2005)     UNDERWRITTEN
                                       ------------     ------------     ------------     ------------

Effective Gross Income .............   $ 20,385,393     $ 19,689,050     $ 21,933,476     $ 25,591,739
Total Expenses .....................   $ 12,107,194     $ 12,003,934     $ 12,861,567     $ 14,358,181
Net Operating Income (NOI) .........   $  8,278,199     $  7,685,116     $  9,071,909     $ 11,233,558
Cash Flow (CF) .....................   $  8,278,199     $  7,685,116     $  9,071,909     $ 10,643,599
DSCR on NOI ........................           1.23x            1.14x            1.35x            1.67x
DSCR on CF .........................           1.23x            1.14x            1.35x            1.58x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                   RATINGS      TOTAL       % OF     RENT    POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                       FITCH/S&P   TENANT SF   TOTAL SF   PSF        RENT          RENT      EXPIRATION
-------------------------------   ---------   ---------   --------  ------   ----------   -----------   ----------

WinnResidential ...............   Not Rated     23,834       6.4%   $31.47   $  750,159        5.2%     12/31/2010
Urban Outfitters ..............   Not Rated     15,695       4.2    $40.96      642,874        4.4      01/31/2015
Crate & Barrel ................   Not Rated     13,451       3.6    $33.45      449,936        3.1      01/31/2010
McCormick & Schmick's .........   Not Rated     12,711       3.4    $40.00      508,440        3.5      09/30/2016
                                                ------      ----             ----------       ----
TOTAL .........................                 65,691      17.7%            $2,351,409       16.1%

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                        # OF LEASES    EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
-------------------     -----------    --------     --------     ----------     -------------     ----------

2006 ..............         16           30,688         8.3%        30,688            8.3%        $1,308,906
2007 ..............         21           23,005         6.2         53,693           14.4%        $  877,444
2008 ..............         31           52,935        14.2        106,628           28.7%        $1,735,806
2009 ..............         29           25,428         6.8        132,056           35.5%        $1,621,374
2010 ..............         25           66,591        17.9        198,647           53.5%        $2,431,080
2011 ..............         15           23,529         6.3        222,176           59.8%        $1,077,450
2012 ..............         17           22,519         6.1        244,695           65.8%        $1,203,366
2013 ..............          2            7,099         1.9        251,794           67.8%        $  103,411
2014 ..............          6           28,063         7.6        279,857           75.3%        $  751,073
2015 ..............          4           19,782         5.3        299,639           80.6%        $  895,684
2016 ..............          3           20,433         5.5        320,072           86.1%        $  810,631
2017 ..............          2            7,262         2.0        327,334           88.1%        $  516,060
MTM ...............         14           16,854         4.5        344,188           92.6%        $  497,131
Vacant ............         --           27,442         7.4        371,630          100.0%        $  734,692
                           ---          -------       -----
TOTAL .............        185          371,630       100.0%

(1)  Information obtained from underwritten rent roll.

                                      E-33

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  FANEUIL HALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 17.7% of the total net rentable square feet, are:

o    WINNRESIDENTIAL (not rated) occupies 23,834 square feet (6.4% of square feet, 5.2% of rental income) under several different leases that expire
     December 31, 2010. The current weighted average rental rate of $31.47 per square foot increases to $34.00 per square foot on January 1, 2009.
     Headquartered in Faneuil Hall, WinnCompanies, the parent company of
     WinnResidential, develops, acquires and manages multi-family and mixed income properties throughout the United States. Since 1971, WinnCompanies, through its subsidiary WinnDevelopment, has acquired and developed real estate holdings valued in excess of $1.5 billion and, through its subsidiary WinnCommercial, is involved in the development and management of office, retail, parking, hotel, marina and mixed-use properties throughout
     New England. WinnResidential the management company arm of WinnCompanies has a multi-family portfolio under management that includes over 65,000 units across the country. WinnResidential has been in occupancy at the
     Faneuil Hall Mortgaged Property for over 25 years.

o    URBAN OUTFITTERS (NASDAQ: "URBN") (not rated) occupies 15,695 square feet
     (4.2% of square feet, 4.4% of rental income) on two 10-year leases expiring
     January 31, 2015 (11,695 square feet of retail space and 4,000 square feet of storage space). The current rental rate is $54.97 per square foot and there is one five-year renewal option at $66.89 per square foot. Urban
     Outfitters, Inc. is a specialty retailer and wholesaler which offers a variety of lifestyle merchandise through more than 90 Urban Outfitters retail stores in the United States, Canada and Europe; an Urban Outfitters
     catalog and web site; more than 79 Anthropologie stores in the United
     States; an Anthropologie catalog and web site; and Free People, the wholesale division for Urban Outfitters, which sells its product to approximately 1,500 specialty stores, department stores and catalogs, as well as through Free People stores and web site.

o    CRATE & BARREL (not rated) occupies 13,451 square feet (3.6% of square feet, 3.1% of rental income) under a 15-year lease expiring January 31,
     2010. The current rental rate is $33.45 per square foot. Crate & Barrel, who opened its first store in 1962, is a retailer that specializes in cookware and contemporary housewares. It operates 145 stores throughout the
     United States, with its flagship store on Michigan Avenue in Chicago. Crate
     & Barrel also maintains a large mail-order and wedding registry business.

o    MCCORMICK & SCHMICK'S (not rated) occupies 12,711 square feet (3.4% of square feet, 3.5% of rental income) under a 15-year lease expiring on
     September 30, 2016 with one five-year renewal option. The current rental rate of $40.00 per square foot increases to $45.00 per square foot on
     August 4, 2011. There are no renewal options. In 1979, the original
     McCormick & Schmick's Seafood Restaurant was opened in Portland, Oregon, and since that time McCormick & Schmick's has expanded to more than 50 restaurants across the country.

                                      E-34

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  FANEUIL HALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Faneuil Hall Loan is a $98.0 million, seven-year fixed rate loan secured by a first mortgage on a retail and office complex located in
     Boston, Massachusetts. The Faneuil Hall Loan amortizes over a 30 year period, matures on April 1, 2013 and accrues interest at an annual interest rate, rounded to three decimal places, of 5.570%.

THE BORROWER:

o    Faneuil Hall Marketplace, LLC is a newly formed Delaware limited liability company and single purpose bankruptcy remote entity for which the Faneuil
     Hall Borrower's legal counsel has delivered a non-consolidation opinion.
     Faneuil Hall Marketplace, LLC is indirectly owned and controlled by General
     Growth Properties, Inc. ("GGP").

o    GGP is the second-largest owner/operator of malls in the United States with a market capitalization of $10.6 billion as of May 25, 2006. GGP owns, develops, operates and/or manages shopping malls in 44 states. As of March
     2004, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls throughout the United States, encompassing over 200 million square feet of retail space and housing some
     24,000 retail tenants. GGP has grown as a buyer, seller, developer, and manager of real estate since 1954. In August of 2004, GGP announced the merger with The Rouse Company which added 37 regional shopping malls, four community centers, and six mixed-use projects totaling 40 million square feet to GGP's portfolio of owned shopping centers. GGP fully owns more than
     90 of its properties, has partial interests in approximately 45, and manages the balance of properties for institutional owners.

THE PROPERTY:

o    The Faneuil Hall Mortgaged Property consists of a leasehold interest in a retail and office complex with three main buildings containing 371,630 net rentable square feet, built in 1826 with renovations in 1976. There are three main buildings, oriented parallel in an east-west direction. The central two-story building is known as Quincy Market, which is flanked by the five-story North Market and South Market buildings. Over 18 million shoppers a year visit the Faneuil Hall's marquee retailers, including Urban
     Outfitters, Crate and Barrel, Ann Taylor and Coach.

o    The Faneuil Hall Mortgaged Property is located on the southwest corner of
     Commercial Street and Clinton Street in Boston, Massachusetts. The Faneuil
     Hall Mortgaged Property is adjacent to historic Faneuil Hall and is bordered by the financial district, the waterfront, the North End,
     Government Center and Haymarket.

o    The Faneuil Hall Borrower is generally required at its sole cost and expense to keep the Faneuil Hall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

MASTER LEASE:

o    The Rouse Company Operating Partnership LP (which had a reported net worth of $5.4 billion as of year end 2005) will provide a 7-year Master Lease for
     $1,019,453 per annum. The payment under the Master Lease will be decreased based upon a certified rent roll showing actual economic rent in place from signed leases satisfactory to the mortgagee (having a minimum three-year term) with tenants in occupancy and paying unabated base rent.

PROPERTY MANAGEMENT:

o    General Growth Management, Inc. manages the Faneuil Hall Mortgaged
     Property. General Growth Management, Inc., founded in 1954 and headquartered in Chicago, IL currently manages more than 200 retail properties located in 44 states containing approximately 200 million square feet and housing 24,000 tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

                                      E-35

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                  FANEUIL HALL
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Faneuil Hall Borrower is permitted to incur mezzanine financing only upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing;
     (b) a permitted mezzanine lender originates such mezzanine financing; (c)
     the mezzanine lender will have executed an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably satisfactory to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the
     Faneuil Hall Mortgage Loan, results in a maximum loan-to-value ratio (based on an appraisal acceptable to the mortgagee) greater than 75% and a minimum debt service coverage ratio less than 1.25x (on an actual basis); and (e)
     the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Faneuil Hall Mortgage Loan.

COLLATERAL RELEASE AND SUBSTITUTION:

o    The Faneuil Hall Borrower may obtain the release of an individual parcel subject to, without limitation, the following conditions: (a) the released parcel is not necessary for the Faneuil Hall Borrower's operation or use of the remaining portion of the Faneuil Hall Mortgaged Property; (b) no event of default exists; (c) after giving effect to the release, the absence of any adverse effect on the debt-service-coverage ratio; and (d) the released parcel is non-income producing and (i) vacant and unimproved or (ii)
     improved, upon prior written consent by the mortgagee (subject to the delivery of a REMIC opinion). The substitution of another parcel in conjunction with such a release is permitted subject to, without limitation, satisfaction of the conditions required for a release with respect to the released parcel and the substitute parcel.

                                      E-36

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                SAVANNAH MARRIOTT
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

SAVANNAH MARRIOTT

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
ORIGINAL PRINCIPAL BALANCE:          $82,725,000
FIRST PAYMENT DATE:                  July 1, 2006
TERM/AMORTIZATION:                   120/360 months
MATURITY DATE:                       June 1, 2016
EXPECTED MATURITY BALANCE:           $70,772,600
BORROWING ENTITY:                    Columbia Properties
                                     Savannah, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/Defeasance:
                                     117 payments
                                     Open: 3 payments
UP-FRONT RESERVES:
  TAX RESERVE:                       Yes
  IMMEDIATE REPAIR RESERVE:          $2,813
ONGOING MONTHLY RESERVES:
  TAX RESERVE:                       Yes
  REPLACEMENT RESERVE:               $74,266
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $82,725,000
CUT-OFF DATE LTV:                           75.0%
MATURITY DATE LTV:                          64.2%
UNDERWRITTEN DSCR(1):                       1.43x
MORTGAGE RATE:                             6.232%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Hotel
PROPERTY SUB TYPE:                 Full Service
LOCATION:                          Savannah, GA
YEAR BUILT/RENOVATED:              1992/2006
NUMBER OF KEYS:                    387
CUT-OFF BALANCE PER KEY:           $213,760
OCCUPANCY AS OF 02/28/2006:        72.5%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Columbia Sussex
                                   Corporation
U/W NET CASH FLOW:                 $8,738,052
APPRAISED VALUE:                   $110,300,000
--------------------------------------------------------------------------------

                                      E-37

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                SAVANNAH MARRIOTT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                       FULL YEAR      FULL YEAR      FULL YEAR
                                     (12/31/2003)   (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                     ------------   ------------   ------------   ------------

Effective Gross Income ...........   $ 17,422,713   $ 17,985,377   $ 20,595,931   $ 21,978,697
Total Expenses ...................   $  8,720,340   $  9,579,060   $ 11,296,284   $ 12,352,364
Net Operating Income (NOI) .......   $  8,702,373   $  8,406,317   $  9,299,647   $  9,626,333
Cash Flow (CF) ...................   $  8,693,240   $  8,396,954   $  9,290,514   $  8,738,052
DSCR on NOI ......................           1.43x          1.38x          1.52x          1.58x
DSCR on CF .......................           1.42x          1.38x          1.52x          1.43x

--------------------------------------------------------------------------------
                            OPERATIONAL STATISTICS
-------------------------------------------------------------------------------

                                       2003      2004      2005       U/W
                                     -------   -------   -------   --------
Average Daily Rate (ADR) .........   $126.87   $132.11   $146.81   $ 152.00
Occupancy ........................      74.4%     74.0%     72.5%      75.0%
RevPAR ...........................   $ 94.40   $ 97.71   $106.41   $ 114.00
Penetration Rate(1)...............      98.0%     93.0%    102.3%       NAP

(1)  RevPAR Penetration Rate based on a January 31, 2006 Smith Travel Research report.

                                      E-38

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                SAVANNAH MARRIOTT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Savannah Marriott Mortgage Loan is an $82.7 million, ten-year fixed rate loan secured by a first mortgage on a full service Marriott hotel located in Savannah, Chatham County, Georgia. The Savannah Marriott Loan
     amortizes over a 30 year period, matures on June 1, 2016 and accrues interest at an annual rate of 6.232%.

THE BORROWER:

o    The Savannah Marriott Borrower is Columbia Properties Savannah, LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Savannah
     Marriott Borrower's counsel has delivered a non-consolidation opinion.
     Equity ownership is held 1% by the Columbia Sussex Corporation, a Kentucky corporation (the managing member), and 99% by the 1998 William J. Yung and
     Martha A. Yung Family Trust. The borrower principal is Columbia Sussex
     Corporation.

o    Columbia Sussex Corporation is one of the largest privately held hotel owners in the United States. Founded in 1972 by Mr. Yung, Columbia Sussex
     Corporation initially owned Days Inns and Holiday Inns, which were eventually sold. Currently, Columbia Sussex Corporation owns and operates
     81 full service hotels located in the United States, Canada, Grand Caymans and the Virgin Islands totaling 26,943 rooms under the Marriott family
     (41), Holiday Inn/Crowne Plaza (13), Wyndham (10) and other brand names
     (19). Columbia Sussex Corporation is the largest Marriott franchisee in the
     United States and operates the top ranked Marriott hotel located in Myrtle
     Beach, South Carolina and the top ranked Westin hotel located in Las Vegas,
     Nevada in terms of customer satisfaction.

THE PROPERTY:

o    The Savannah Marriott Mortgaged Property consists of a fee simple interest in a 387-room full service Marriott hotel built in 1992 and most recently renovated in 2006. The eight-story improvements contain 178,300 net rentable square feet and are situated on 3.80 acres. The room mix is 222 kings, 123 double/doubles and 42 suites.

o    Room furnishings include desk with chair, lounge chair, dresser, nightstands and lamps. Room amenities include remote control cable television, telephone and high-speed Internet access. Property amenities include a full-service restaurant, bar lounge, 18 meeting rooms containing a total of 24,528 square feet of flexible space, outdoor patio pool and whirlpool, business center, fitness room and one concierge level.

o    Access to the Savannah Marriott Mortgaged Property is very good, with major thoroughfares including Interstate 16, Bay Street, East Broad Street,
     Liberty, MLK, Oglethorpe, and River Street surrounding the Savannah
     Marriott Mortgaged Property. Interstate 16 terminates in the southwest quadrant of the neighborhood, providing good regional access. Most of
     Savannah's popular squares, historic homes, and attractions are within walking distance from the Savannah Marriott Mortgaged Property. The subject is located along General McIntosh Boulevard, just outside the Historic
     Riverfront District, and is connected to River Street via the Riverwalk.
     Savannah Marriott Mortgaged Property's neighborhood is considered to be
     Savannah's Historic District.

o    The Savannah Marriott Borrower is generally required at its sole cost and expense to keep the Savannah Marriott Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Savannah Marriott Mortgaged Property is self-managed by Columbia Sussex
     Corporation.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      E-39

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             EMBASSY SUITES CHICAGO
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

EMBASSY SUITES CHICAGO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  Bear Stearns
ORIGINAL PRINCIPAL BALANCE:   $75,000,000
FIRST PAYMENT DATE:           April 1, 2006
TERM/AMORTIZATION:            132/300 months
INTEREST ONLY PERIOD:         60 months
MATURITY DATE:                March 1, 2017
EXPECTED MATURITY BALANCE:    $65,755,662
BORROWING ENTITY:             Sunstone North State, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance:
                              129 payments
                              Open: 3 payments
UP-FRONT RESERVES:
  TAX RESERVE:                Yes
  REPLACEMENT RESERVE:        $73,789
ONGOING MONTHLY RESERVES:

  TAX:                        Yes
  INSURANCE RESERVE(1):       Springing

  REPLACEMENT RESERVE(2):     $73,789

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

(1)  An ongoing insurance escrow springs if the borrower fails to provide (i)
     lender evidence of payment of the insurance premiums and (ii) valid insurance certificates.

(2)  The ongoing monthly replacement reserve shall be an amount equal to 4% of gross income from operations from the property for the calendar month occurring two calendar months prior to the calendar month of the payment date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $75,000,000
CUT-OFF DATE LTV:                    65.8%
MATURITY DATE LTV:                   57.7%
UNDERWRITTEN DSCR(1):                1.44x
INTEREST ONLY DSCR(2):               1.89x
MORTGAGE RATE(3):                   5.577%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  Underwritten DSCR during partial interest only period.

(3)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Hotel
PROPERTY SUB TYPE:            Full Service
LOCATION:                     Chicago, IL
YEAR BUILT/RENOVATED:         1991/2005
NUMBER OF KEYS:               366
CUT-OFF BALANCE PER KEY:      $204,918
OCCUPANCY AS OF 03/31/2006:   75.9%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Sunstone Hotel
                              Properties, Inc.
U/W NET CASH FLOW:            $8,034,749
APPRAISED VALUE:              $114,000,000
--------------------------------------------------------------------------------

                                      E-40

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             EMBASSY SUITES CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                         FULL YEAR      FULL YEAR     TRAILING 12
                                       (12/31/2004)   (12/31/2005)   (03/31/2006)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............   $ 18,833,686   $ 22,136,649   $ 22,496,979   $ 23,234,263
Total Expenses .....................   $ 12,486,115   $ 13,849,295   $ 13,973,468   $ 14,270,143
Net Operating Income (NOI) .........   $  6,347,571   $  8,287,354   $  8,523,511   $  8,964,120
Cash Flow (CF) .....................   $  6,126,818   $  7,401,888   $  7,623,632   $  8,034,749
DSCR on NOI ........................           1.14x          1.49x          1.53x          1.61x
DSCR on CF .........................           1.10x          1.33x          1.37x          1.44x

--------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
--------------------------------------------------------------------------------

                                         FULL YEAR      FULL YEAR     TRAILING 12
                                       (12/31/2004)   (12/31/2005)   (03/31/2006)   UNDERWRITTEN
                                       -------------  -------------  -------------  -------------

Average Daily Rate (ADR) ...........   $     171.96   $     187.55   $     191.57   $     197.59
Occupancy ..........................           73.5%          76.1%          75.9%          75.9%
RevPAR .............................   $     126.42   $     142.66   $     145.43   $     150.00
ADR Penetration Rate(1) ............          119.5%         116.7%         115.7%       NAP
Occupancy Penetration Rate(1) ......           97.5%         100.7%          99.9%       NAP
RevPAR Penetration Rate(1) .........          116.3%         117.4%         115.5%       NAP

(1)  Based on Smith Travel Research reports.

                                      E-41

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             EMBASSY SUITES CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Embassy Suites Chicago Mortgage Loan is a $75.0 million, 132-month fixed rate loan secured by a first mortgage on a 366-room, full service hotel located in Chicago, Illinois. The Embassy Suites Chicago Mortgage
     Loan bears interest at an annual interest rate, rounded to three decimal places, of 5.577%. The loan is interest-only for the first five years of its term and matures on March 1, 2017.

THE BORROWER:

o    The Embassy Suites Chicago Borrower is Sunstone North State, LLC, a
     Delaware limited liability company and a single purpose entity. The sponsor of the Embassy Suites Chicago Mortgage Loan is Sunstone Hotel Investors,
     Inc.

o    Sunstone Hotel Investors, Inc. ("Sunstone") (NYSE: "SHO"), is a southern
     California-based real estate investment trust that owns hotels throughout the United States. As of December 31, 2005, Sunstone owned 60 hotels, comprising 17,333 rooms, located in 17 states in the United States.
     Sunstone's hotels are operated under a number of flags, including Marriott,
     Hilton, Hyatt, Renaissance and Wyndham.

THE PROPERTY:

o    The Embassy Suites Chicago Mortgaged Property is an 11-story, 366-key, full service hotel located in downtown Chicago, Illinois. The property is situated at the intersection of North State Street and West Ohio Street, three blocks from the Magnificent Mile, a major shopping corridor and tourist destination.

o    Amenities at the Embassy Suites Chicago Mortgaged Property include 5,732 square feet of flexible meeting space, an indoor pool, a gift shop, a fitness center and two food and beverage outlets. Each guestroom is a two room suite which features a bed, two televisions, sofa, wet bar, a table with four chairs, a refrigerator, microwave oven, coffee maker, two telephones with data ports, high speed internet access, a well lit dining/work table and sleeper sofa in the living room.

o    The Embassy Suites Chicago Mortgaged Property was built in 1991 and has been continually upgraded to maintain its condition. From 2003-2005,
     Sunstone invested approximately $9.2 million ($25,137 per key) in physical improvements to the hotel including extensive guestroom and common area upgrades, the addition of a new restaurant, and fitness center and swimming pool renovations.

PROPERTY MANAGEMENT:

o    Sunstone Hotel Properties, Inc., an affiliate of the borrower, manages the
     Embassy Suites Chicago Mortgaged Property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      E-42

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DOMINION TOWER
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

DOMINION TOWER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     Bank of America
ORIGINAL NOTE PRINCIPAL
   BALANCE:                      $63,650,000
FIRST PAYMENT DATE:              June 1, 2006
TERM/AMORTIZATION:               120/360 months
INTEREST ONLY PERIOD:            60 months
MATURITY DATE:                   May 1, 2016
EXPECTED NOTE MATURITY
   BALANCE:                      $59,555,865
BORROWING ENTITY:                Dominion Tower Financial
                                 Associates, LLC; Four Bees-DT,
                                 LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/Defeasance:
                                 117 payments
                                 Open: 3 payments
FUTURE MEZZANINE DEBT:           Yes
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:         Yes
  TI/LC RESERVE:                 $757,449
OTHER RESERVE(1):                $795,515
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:         Yes

  REPLACEMENT RESERVE:           $5,377
LOCKBOX:                         Hard

(1)  Borrower has established the "Wolcott Reserve Account" in the amount of
     $457,506 which represents two years of rent and reimbursements payable by
      Wolcott under the Wolcott Lease.

     Borrower also established the "Free Rent Reserve Account" in the amount of
     $338,009 which represents the aggregate rent that would otherwise be payable during the free rent periods.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:            $63,650,000
CUT-OFF DATE LTV:                66.3%
MATURITY DATE LTV:               62.0%
UNDERWRITTEN DSCR(1):            1.21x
MORTGAGE RATE:                   5.894%

(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                   Office
PROPERTY SUB TYPE:               CBD
LOCATION:                        Norfolk, VA
YEAR BUILT/RENOVATED:            1988/NAP
NET RENTABLE SQUARE FEET:        403,276
CUT-OFF BALANCE PSF:             $158
OCCUPANCY AS OF 03/06/2006:      89.8%
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Harbor Group Management Co.
U/W NET CASH FLOW:               $ 5,482,512
APPRAISED VALUE:                 $96,000,000

                                      E-43

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DOMINION TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                         FULL YEAR
                                        (12/31/2005)   UNDERWRITTEN
                                        ------------   ------------
Effective Gross Income .............    $  8,367,876   $  9,456,562
Total Expenses .....................    $  3,286,635   $  3,430,368
Net Operating Income (NOI) .........    $  5,081,241   $  6,026,194
Cash Flow (CF) .....................    $  5,081,241   $  5,482,512
DSCR on NOI ........................            1.12x          1.33x
DSCR on CF .........................            1.12x          1.21x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                      RATINGS      TOTAL       % OF     RENT      POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                          FITCH/S&P   TENANT SF   TOTAL SF    PSF         RENT         RENT      EXPIRATION
----------------------------------   ---------   ---------   --------  -------   ----------   -----------   -----------

CACI International ...............     NR/BB       41,282       10.2%  $ 21.33   $  880,545       10.4%     01/31/2011
Hofheimer aka Williams Mullen ....   Not Rated     31,990        7.9%  $ 22.67      725,213        8.6      01/31/2013
Bank of Hampton Roads ............   Not Rated     23,979        5.9%  $ 22.15      531,135        6.3      09/30/2016
KPMG .............................   Not Rated     22,164        5.5%  $ 21.12      468,104        5.5      10/31/2010
                                                  -------       ----             ----------       ----
TOTAL ............................                119,415       29.6%            $2,604,997       30.8%

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------    -----------     --------     --------    -----------     -------------     ----------

2006 ...............          5           4,939          1.2%         4,939            1.2%        $   77,185
2007 ...............          3           6,379          1.6         11,318            2.8%        $  155,379
2008 ...............         13          58,550         14.5         69,868           17.3%        $1,133,758
2009 ...............          6          68,816         17.1        138,684           34.4%        $1,419,083
2010 ...............          8          35,515          8.8        174,199           43.2%        $  715,453
2011 ...............          9          87,546         21.7        261,745           64.9%        $1,868,365
2012 ...............          3          31,689          7.9        293,434           72.8%        $  685,276
2013 ...............          5          51,450         12.8        344,884           85.5%        $1,180,875
2015 ...............          1           2,939          0.7        347,823           86.2%        $   63,923
2016 ...............          1          23,979          5.9        371,802           92.2%        $  531,135
2020 ...............          4           4,489          1.1        376,291           93.3%        $       --
Vacant .............         --          26,985          6.7        403,276          100.0%        $  620,655
                            ---         -------        -----
TOTAL ..............         58         403,276        100.0%

(1) Information obtained from underwritten rent roll.

                                      E-44

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DOMINION TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 29.6% of the total net rentable square feet, are:

o    CACI INTERNATIONAL (NYSE: "CAI") (rated "BB" by S&P) occupies 41,282 square feet (10.2% of square feet, 10.4% of rental income) under a five-year lease expiring on January 31, 2011. The current rental rate per square foot of
     $21.33 increases 3.0% annually. CACI was founded in 1962 with a focus on simulation technology and the computer industry. Since that time it has grown from a two-person operation to a multifaceted solutions provider with over 10,000 employees in more than 130 offices around the world. Their clients include the Department of Defense and all the Armed Services; the
     Departments of Homeland Security, Justice, State, and Veterans Affairs; and
     the Federal Aviation and Social Security Administrations. CACI delivers the information technology applications and infrastructures their clients use to improve communications and collaboration, secure network and systems information, enhance data collection and analysis, and increase efficiency and mission effectiveness. Headquartered in Arlington Virginia, CACI has been publicly owned since 1968. CACI reported 2005 revenues for the fiscal year ending June 30, 2005 of $1.62 billion.

o    HOFHEIMER ("Williams Mullen") (not rated) occupies 31,990 square feet (7.9%
     of square feet, 8.6% of income) on one 25-year lease and one seven-year lease, both expiring on January 31, 2013. The current rental rate per square foot of $22.67 increases 3.0% annually. There is one five-year renewal option to renew the lease with a rental rate per square foot determined at the then fair market. Williams & Mullen was founded in 1909 by two Richmond, Virginia attorneys, Lewis C. Williams and James Mullen. In
     1961, a merger brought Stuart G. Christian to the firm, creating Williams,
     Mullen & Christian and in 2004, Williams Mullen & Christian merged with the
     Norfolk firm, Hofheimer Nusbaum. Williams Mullen provides comprehensive legal services to companies whose businesses range from regional and national to global. Williams Mullen has offices in Virginia, Washington,
     D.C. and London and represents a diverse group of clients.

o    BANK OF HAMPTON ROADS (not rated) occupies 23,979 square feet (5.9% of square feet, 6.3% of rental income) under an 11-year lease expiring on
     September 30, 2016. The current rental rate per square foot of $22.15 increases 3.0% annually after the first 24 months. There is one 7-year renewal option to renew the lease with the rental rate per square foot determined at the then fair market. Bank of Hampton Roads was founded in the 1980's when a number of mergers and acquisitions left Chesapeake without a community bank. The founders, a group of local business owners and community leaders, created the Bank of Hampton Roads. Since December
     1987, the Bank has grown from one location into seventeen locations in
     Southside Hampton Roads. The Bank of Hampton Roads continues to be locally owned and operated. The Dominion Tower Mortgaged Property is home to Bank of Hampton Roads corporate headquarters.

o    KPMG (not rated) occupies 22,164 square feet (5.5% of square feet, 5.5% of rental income) under a seven-year lease expiring on October 31, 2010. The current rental rate per square foot of $21.12 increases 3.0% annually.
     There are two 5-year renewal options to renew the lease with the base rent during the renewal term being 95% of the then fair market value. KPMG was formed in 1987 with the merger of Peat Marwick International and Klynveld
     Main Goerdeler, and their respective member firms. KPMG is a global network of professional firms providing Audit, Tax and Advisory services. KPMG operates in 144 countries and has over 6,700 partners, 76,000 client service professionals, and 21,000 administration and support staff working in member firms around the world.

                                      E-45

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 DOMINION TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Dominion Tower Loan is a $63.65 million ten-year fixed rate loan secured by a first mortgage on a 26 story Class A office building and an
     8-level parking garage located in Norfolk, Virginia. The Dominion Tower
     Loan is interest-only for the first five years of the loan term, amortizes over a 30 year period, matures on May 1, 2016 and accrues interest at an annual interest rate of 5.894%.

THE BORROWER:

o    The borrowing entity is Dominion Tower Financial Associates, LLC & Four
     Bees-DT, LLC as tenants in common. The borrower principal is HGGP Capital
     II, LLC, a Virginia multi-member LLC. HGGP Capital is an affiliate of
     Harbor Group International.

o    Harbor Group, established in 1985, is one of the fastest growing real estate investment and operating firms in the Southeast. Headquartered in
     Norfolk, Virginia, Harbor Group controls more than $1.3 billion worth of investment properties in the United States.

THE PROPERTY:

o    The Dominion Tower Mortgaged Property consists of a fee simple interest in a Class "A" office building built in 1988. The improvements consist of a
     26-story office building totaling 403,276 net rentable square feet and an eight-story parking garage containing 1,255 parking spaces.

o    The Dominion Tower Mortgaged Property is located in the central business district of Norfolk, Virginia. The City of Norfolk is situated south of the
     Hampton Roads harbor in the Southside region of the Norfolk-Virginia Beach metropolitan statistical area. The City of Norfolk is bordered by
     Chesapeake Bay and Newport News to the north, Virginia Beach to the east,
     Chesapeake to the south and Portsmouth to the west.

o    The Dominion Tower Borrower is generally required at its sole cost and expense to keep the Dominion Tower Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Harbor Group Management Company manages the Dominion Tower Mortgaged
     Property. Harbor Group, established in 1985, is one of the fastest growing real estate investment and operating firms in the Southeast. Headquartered in Norfolk, Virginia, Harbor Group's current portfolio includes investments in commercial, office and retail, industrial and multi-family residential properties. Harbor Group International currently owns approximately 5.6 million square feet of office space, approximately 835,000 square feet of retail space and approximately 9,000 apartment units in 18 markets.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    After two years the Dominion Tower Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the
     Dominion Tower Mortgage Loan, results in a maximum loan-to-value ratio greater than 80% and a minimum debt service coverage ratio less than 1.15x;
     and (e) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Dominion Tower Mortgage Loan.

                                      E-46

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

June     , 2006

(This Page Intentionally Left Blank)

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘Glossary’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on—

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may—

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that—

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates—

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include—

•	guaranteed investment contracts

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘Description of Credit Support’’ and ‘‘Cash Flow Agreements’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either—

•	’’regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘Certain Federal Income Tax Consequences’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘Legal Investment’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Certificates.

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including—

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that—

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets.

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates.

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘The Pooling and Servicing Agreements — Rights Upon Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield.

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment.

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘Description of the Certificates’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans.

Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that—

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by—

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower's equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse to Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self-Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject to Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans — Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation to Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. See ‘‘—Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss’’ below and in the accompanying prospectus supplement. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool.

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain—

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘Glossary’’ attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include—

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of—

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear—

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property's projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may—

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available—

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘The Pooling and Servicing Agreements— Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘Description of Credit Support’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors— The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘Description of Credit Support’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘Description of Credit Support—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘Risk Factors—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation—

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that—

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from—

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor's securitization program principally is used to fund Bank of America's commercial real estate business unit's self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor's securitization program is a material funding source for Bank of America's portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and growth of the Sponsor's commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

ORIGINATION VOLUME
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2002	2003	2004	2005
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683
Office	$989,530,644	$2,519,410,500	$4,554,682,199	$4,707,688,429
Retail	$967,447,740	$1,675,580,125	$2,693,464,540	$3,934,548,928
Industrial	$95,233,700	$244,734,000	$442,700,000	$383,918,812
Manufactured Housing	$0	$604,559,638	$827,847,923	$87,612,439
Self Storage	$17,500,000	$127,118,000	$411,710,000	$294,366,598
Lodging	$130,000,000	$346,350,000	$2,465,433,338	$4,087,452,198
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘Method of Distribution’’ in the applicable prospectus supplement.

Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘The Mortgage Loan Program,’’ ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ for more information about the Sponsor's solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24,

2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor's telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor's credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America's underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor's credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America's compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor's repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions—In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance—Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance—The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA's are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (ASTM).

Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America's portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
Commercial Mortgage Loans
By Number	8,747	10,349	10,481
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167

As of January 31, 2006, Bank of America's portfolio consisted of 9,286 commercial mortgage loans with an unpaid principal balance of approximately $61,624,448,330 of which 4,314 commercial mortgage loans with an unpaid principal balance of approximately $47,653,278,750 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer's determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower's payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer's determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer's advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor's as a primary servicer, master servicer and special servicer. Bank of America's ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor's
Primary Servicer	CPS 2	Above Average
Master Servicer	CMS 2	Above Average
Special Servicer	CSS 3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility.

The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

Bank of America's servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of American as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America's loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America's policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America's collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower's financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘Risk Factors—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘Description of Credit Support’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party's estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party's determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘The Pooling and Servicing Agreements—
Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘The Pooling and Servicing Agreements—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘The Depositor’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example—

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of—

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘Description of Credit Support’’.

A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement—

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes—

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will—

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,—

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components—

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as to Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’, an officer's certificate stating that (i) a review of the servicer's or master servicer's activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor's annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation—

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee's gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of—

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘Risk Factors—Credit Support Limitations’’.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘—Cash Flow Agreements’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

CASH FLOW AGREEMENTS

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans’’.) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘Risk Factors—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘— Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘State and Other Tax Consequences’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘Description of the Trust Funds—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences — REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under

Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing

Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Taxation of Owners of Grantor Trust Fractional Interest Certificates —Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate's share of reasonable servicing fees and other expenses. See ‘‘—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—Taxation of Owners of REMIC Regular Interests—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (‘‘Plans’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and certain employee benefit plans not subject to ERISA) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions, each an ‘‘Exemption’’, for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘Legal Matters’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘Description of the Certificates—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

’’401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

’’Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

’’Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

’’ADA’’ means the Americans with Disabilities Act of 1990, as amended.

’’Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

’’Bankruptcy Code’’ means the U.S. Bankruptcy Code.

’’CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

’’Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

’’Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

’’Certificate Owner’’ means the actual purchaser of a book-entry certificate.

’’Closing Date’’ means date of the initial issuance of the certificates of a given series.

’’Code’’ means the Internal Revenue Code of 1986, as amended.

’’Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

’’Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

’’Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

’’Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

’’CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

’’Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

’’Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of—

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

’’Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

’’Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

’’Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

’’DOL’’ means the United States Department of Labor.

’’DTC’’ means The Depository Trust Company.

’’Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

’’Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

’’Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

’’ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

’’Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent—

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

’’Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

’’Fannie Mae’’ means Federal National Mortgage Association.

’’Freddie Mac’’ means Federal Home Loan Mortgage Corporation.

’’Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

’’Ginnie Mae’’ means Governmental National Mortgage Association.

’’Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

’’Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

’’Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

’’Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

’’Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

’’Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

’’IRS’’ means the Internal Revenue Service.

’’Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

’’Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

’’Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of—

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

’’Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

’’MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

’’MERS’’ means Mortgage Electronic Registration Systems, Inc.

’’Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

’’Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

’’Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

’’Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than—

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

’’NCUA’’ means the National Credit Union Administration.

’’Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either—

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

’’OCC’’ means the Office of the Comptroller of the Currency.

’’OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

’’OTS’’ means the Office of Thrift Supervision.

’’Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

’’Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

’’Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

’’Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

’’Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

’’Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

’’Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

’’Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

’’Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

’’PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

’’Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

’’Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

’’Relief Act’’ means the Servicemembers Relief Act.

’’REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

’’REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

’’REMIC Provisions’’ means Sections 860A through 860G of the Code.

’’REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

’’REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

’’REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

’’REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

’’REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

’’RICO’’ means the Racketeer Influenced and Corrupt Organizations statute.

’’Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

’’SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

’’SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

’’Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

’’Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

’’Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

’’Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

’’Treasury Department’’ means the United States Treasury Department.

’’UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

’’U.S. Person’’ means—

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which—

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

’’Voting Rights’’ means the voting rights evidenced by each series of certificates.

’’Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

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NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘BACM2006_2.xls’’ The file ‘‘BACM2006_2.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL SEPTEMBER     , 2006.

Until September     , 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,452,793,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2006-2

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A,
Class A-M, Class A-J,
Class B and Class C

Banc of America
Commercial Mortgage Inc.
Commercial Mortgage
Pass-Through Certificates
Series 2006-2

FREE WRITING PROSPECTUS

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Barclays Capital

Goldman, Sachs & Co.

Morgan Stanley

RBS Greenwich Capital

June     , 2006